    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2007


                                                     REGISTRATION NO. 333-131736
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                          PRE-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                      COMMONWEALTH INCOME & GROWTH FUND VI
        (Exact name of registrant as specified in governing instruments)

       PENNSYLVANIA                    7394                    20-4115433
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification   Identification Number)
     organization)                 Code Number)

               Brandywine Office Park, 2 Christy Drive, Suite 200,
                         Chadds Ford, Pennsylvania 19317
                                 (800) 249-3700
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                KIMBERLY A. SPRINGSTEEN, CHIEF EXECUTIVE OFFICER
                      Commonwealth Capital Securities Corp.
                         400 Cleveland Street, 7th Floor
                              Clearwater, FL 33755
                                 (800) 249-3700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Michael B. Pollack, Esq.
                                 Reed Smith LLP
                             2500 One Liberty Place
                             Philadelphia, PA 19103
                                 ---------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

  Title Of Each Class Of           Amount To Be       Proposed Maximum          Proposed Maximum              Amount Of
Securities To Be Registered         Registered     Offering Price Per Unit     Aggregate Offering          Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Limited Partnership Units           2,500,000               $20.00                $50,000,000                $5,350.00
===========================================================================================================================

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            Subject to completion. Prospectus Dated January 30, 2007


                                  COMMONWEALTH
[LOGO OMITTED]              INCOME & GROWTH FUND VI
         --------------------------------------------------------------
        MINIMUM OFFERING OF 57,500 UNITS OF LIMITED PARTNERSHIP INTEREST

         We, together with selected securities brokers, will sell the units on a best efforts basis, and will close the offering no later than the second anniversary of the effective date of the registration statement of which this prospectus is a part.

         MINIMUM NUMBER OF UNITS:     57,500    OFFERING SIZE (MINIMUM):  $ 1,150,000
         MAXIMUM NUMBER OF UNITS:  2,500,000                  (MAXIMUM):  $50,000,000
         PRICE PER UNIT:          $    20.00    NET PROCEEDS (PER UNIT):  $     18.40


THIS OFFERING INVOLVES SIGNIFICANT RISKS, INCLUDING:

          o THERE WILL BE NO PUBLIC MARKET FOR THE UNITS AND YOU MAY BE UNABLE TO SELL OR TRANSFER YOUR UNITS AT A TIME AND PRICE OF YOUR CHOOSING.

          o ALL OR A SUBSTANTIAL PORTION OF CASH DISTRIBUTIONS WILL BE A RETURN OF CAPITAL, MEANING IT IS A RETURN OF YOUR INITIAL INVESTMENT, AND NOT A RETURN ON YOUR INVESTMENT.

          o OUR ASSETS ARE TECHNOLOGY EQUIPMENT THAT WILL BE FULLY DEPRECIATED IN FIVE YEARS OR LESS AND MAY HAVE NO RESIDUAL VALUE.

          o YOU WILL HAVE LIMITED VOTING RIGHTS AND PARTICIPATION IN MANAGEMENT, AND MUST RELY SOLELY ON THE GENERAL PARTNER'S MANAGEMENT ABILITY.

          o   WE PAY SIGNIFICANT FEES TO OUR GENERAL PARTNER.

          o WE WILL ENGAGE IN TRANSACTIONS WITH AFFILIATES, SUCH AS OUR DEALER-MANAGER, COMMONWEALTH CAPITAL SECURITIES CORP., WHICH WILL RECEIVE COMMISSIONS IN CONNECTION WITH THE OFFERING.

          o   OUR GENERAL PARTNER WILL HAVE CONFLICTS OF INTEREST.

          o   WE WILL USE LEVERAGE TO ACQUIRE EQUIPMENT.

          o ONLY TWO OF OUR GENERAL PARTNER'S FIVE PRIOR PUBLIC FUNDS HAVE GONE FULL CYCLE TO LIQUIDITY, AND LOSSES AMONG ALL OF OUR PRIOR PUBLIC FUNDS HAVE BEEN COMMON, SO OUR GENERAL PARTNER HAS A LIMITED TRACK RECORD OF PROVIDING INCOME OR LIQUIDITY TO PUBLIC FUND INVESTORS. THE TWO LIQUIDATED FUNDS HAVE ONLY RECENTLY COMPLETED THEIR LIQUIDATION PHASE.

          o   THERE ARE MATERIAL TAX RISKS ASSOCIATED WITH THIS OFFERING.

          o WE HAVE NOT YET IDENTIFIED ANY OF OUR INVESTMENTS IN EQUIPMENT, AND AS A RESULT, INVESTORS CANNOT EVALUATE THE RISKS OF, OR POTENTIAL RETURNS FROM, ANY INVESTMENTS.

          o THE LENGTH OF OUR OFFERING, WHICH MAY BE OPEN FOR UP TO TWO YEARS BEFORE WE RAISE THE MINIMUM AMOUNT, MAY DELAY OR REDUCE RETURNS TO INVESTORS.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS", BEGINNING ON PAGE 11.

                                Price to Public     Selling Commissions(1)     Proceeds to the Partnership(2)
         Per Share                $        20           $     1.60                    $     18.40
         Total Minimum            $ 1,150,000           $   92,000                    $ 1,058,000
         Total Maximum            $50,000,000           $4,000,000                    $46,000,000

(1) The price to the public and the selling commissions may be reduced by volume discounts. See "Plan of Distribution" for details.

(2) This amount represents proceeds to the partnership before deducting (i) the general partner's organizational fee, which is equal to three percent of the limited partners' capital contributions up to $25,000,000 and two percent of the limited partners' capital contributions thereafter, and (ii) a dealer manager fee of two percent of capital contributions, out of which the dealer manager will pay offering and marketing expenses and due diligence reimbursements. See "Compensation to the General Partner and Affiliates," beginning on page 32. Proceeds actually invested in equipment are also reduced by an Equipment Acquisition Fee and other offering costs. See "Estimated Use of Proceeds" on page 9.

Investor funds will be held in escrow until the minimum offering amount is reached. If the minimum amount has not been reached during the offering period, or if your investment is rejected or withdrawn prior to our initial escrow closing, the escrow agent will return your investment promptly, with interest and without deduction. Interest will be paid on funds in escrow prior to our first escrow closing, but will not be paid on accepted investments thereafter, as any such interest is expected to be nominal.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. THEY HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

                      COMMONWEALTH CAPITAL SECURITIES CORP.
                       400 CLEVELAND STREET, SEVENTH FLOOR
                            CLEARWATER, FLORIDA 33755
                                 1-877-654-1500

                         INVESTOR SUITABILITY STANDARDS

         Units are suitable only as a long-term investment for persons of adequate financial means. Please see the net worth and income tests set forth below to determine if an investment in units is suitable for you. The suitability standards imposed by us will also apply to transferees of an investor's units. For fiduciary accounts, theses standards shall be met by the account or by the beneficiary, or by the donor or grantor who supplies the funds to purchase units if the donor or grantor is the beneficiary. The Dealer Manager must make every reasonable effort to determine that the purchase of Units is a suitable investment for you based on information you provide to your broker. Your broker also has a regulatory duty to find that any investment he or she sells to you is suitable for your investing needs. We and/or the dealer manager will maintain records for at least six years of the information used to determine suitability. Please note that investors should not invest funds unless they are prepared to have their investment remain illiquid for at least ten years.

         Except with respect to qualified plans and Tax Exempt Entities, units will be sold only to an investor who represents that he has either:

    o a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 AND an annual gross income of at least $45,000, OR

    o a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or that he is purchasing in a fiduciary capacity for a person who meets such conditions.

         If the investor is a qualified plan or an IRA, such investor must represent:

    o that the IRA owner or the participant in the self-directed qualified plan satisfies the foregoing standards, or

    o if other than a self-directed qualified plan, that the qualified plan satisfies the foregoing suitability standards.

         By signing a subscription agreement for the purchase of units, each investor attests to the general partner that he or she meets the applicable net worth requirements or financial suitability requirements. Although the general partner believes that units may represent suitable investments for individuals, qualified plans, tax exempt entities, and many different types of entities, due to tax rules of particular application to certain types of entities, units may not be suitable investments for such entities. See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities." Prospective investors should consult their tax advisors with respect to the tax consequences of an investment in units as it may affect their particular tax situations.

         Certain state securities commissions have established net worth requirements or financial suitability requirements or minimum investment amounts for the offer and sale of securities, which are different than those set forth above. Units will be sold only to investors in these states who meet the net worth and other financial requirements set forth below (net worth in all cases excludes home, home furnishings and automobiles):

         CALIFORNIA, IOWA, MASSACHUSETTS, MICHIGAN, MISSOURI, NEW JERSEY, NORTH CAROLINA, PENNSYLVANIA AND TENNESSEE - Net worth of at least $225,000 or current annual income of at least $60,000 and a net worth of at least $60,000. Missouri, Michigan and Pennsylvania investors must have a net worth of at least ten times their investment in CIGF6.

         MAINE - Net worth of at least $200,000 or current annual income of at least $50,000 and a net worth of at least $50,000.

         OHIO - Minimum annual income of $70,000 and a minimum net worth of $70,000; or a minimum net worth of $250,000. Also, in no event shall the aggregate purchase price of units in CIGF6 and its affiliated funds exceed 10% of an investor's net worth.

         NEBRASKA - In no event shall the aggregate purchase price of units exceed 10% of net worth. The minimum initial investment amount for Nebraska residents is $5,000 for individuals and $1,000 for IRA/Keogh plans.

         MINNESOTA - Minimum investment amount for IRAs or qualified plans (but not Tax Exempt Entities) is $2,000; for individuals the minimum investment amount is $2,500.

                                TABLE OF CONTENTS

                                                                                                                PAGE
PROSPECTUS SUMMARY................................................................................................6
OUR COMPANY.......................................................................................................6
GENERAL PARTNER...................................................................................................6
RISK FACTORS......................................................................................................7
THE OFFERING......................................................................................................8
ESTIMATED USE OF PROCEEDS.........................................................................................9
COMPENSATING OUR GENERAL PARTNER AND ITS AFFILIATES..............................................................10
WE MAY BORROW FUNDS..............................................................................................10
RISK FACTORS.....................................................................................................11
THERE WILL BE NO PUBLIC MARKET FOR THE UNITS, AND YOU MAY BE UNABLE TO SELL OR TRANSFER YOUR UNITS AT A TIME
AND PRICE OF YOUR CHOOSING.......................................................................................11
DURING THE LIFE OF COMMONWEALTH INCOME & GROWTH FUND VI, ALL OR A PORTION OF THE DISTRIBUTIONS YOU RECEIVE WILL
BE A RETURN OF CAPITAL, RATHER THAN INCOME, MEANING IT WILL BE A RETURN OF YOUR INITIAL INVESTMENT, RATHER THAN
A RETURN ON YOUR INVESTMENT......................................................................................11
YOU WILL NOT BE ABLE TO PARTICIPATE IN MANAGEMENT DECISIONS WHICH MAY AFFECT THE RETURN ON YOUR INVESTMENT, AND
MUST RELY SOLELY ON THE GENERAL PARTNER'S MANAGEMENT ABILITY.....................................................12
CIGF6 WILL FACE CONFLICTS OF INTEREST ARISING OUT OF ITS RELATIONSHIPS WITH THE GENERAL PARTNER AND ITS
AFFILIATES, WHICH COULD ADVERSELY AFFECT OUR PERFORMANCE AND YOUR RETURNS........................................12
OUR USE OF LEVERAGE TO FINANCE EQUIPMENT ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW.......................13
ONLY TWO OF OUR GENERAL PARTNER'S FIVE PRIOR PUBLIC FUNDS HAVE GONE FULL CYCLE TO LIQUIDITY, AND LOSSES AMONG
ALL OF OUR PRIOR PUBLIC FUNDS HAVE BEEN COMMON, SO OUR GENERAL PARTNER HAS A LIMITED TRACK RECORD OF PROVIDING
INCOME OR LIQUIDITY TO PUBLIC FUND INVESTORS. THE TWO LIQUIDATED FUNDS HAVE ONLY RECENTLY COMPLETED THEIR
LIQUIDATION PHASE................................................................................................13
THE LOSS OF CERTAIN KEY PERSONNEL UPON WHOM WE DEPEND FOR OUR MANAGEMENT COULD ADVERSELY AFFECT OUR SUCCESS AND
YOUR INVESTMENT RETURN...........................................................................................13
THE ASSETS THAT CIGF6 WILL ACQUIRE WILL NOT BE DIVERSIFIED BY ASSET CLASS, WHICH MAY ADVERSELY AFFECT THE
PERFORMANCE OF CIGF6.............................................................................................13
THE SIZE OF OUR OFFERING MAY PREVENT GEOGRAPHIC, INDUSTRY OR OTHER DIVERSIFICATION OF LESSEES, WHICH MAY
ADVERSELY AFFECT THE PERFORMANCE OF CIGF6........................................................................13
IF WE ARE UNABLE TO ARRANGE PROMPTLY FOR THE RELEASING OR SALE OF THE EQUIPMENT WHEN A LESSEE DEFAULTS OR WHEN
EQUIPMENT IS RETURNED BY A LESSEE, OUR REVENUE WILL BE REDUCED...................................................13
THE GENERAL PARTNER HAS MADE A LIMITED CONTRIBUTION TO COMMONWEALTH INCOME & GROWTH FUND VI, CAUSING YOU AND
THE OTHER LIMITED PARTNERS TO COLLECTIVELY BEAR SUBSTANTIALLY GREATER RISK THAN THE GENERAL PARTNER..............14
YOUR LEGAL RIGHTS OF ACTION AGAINST THE GENERAL PARTNER ARE LIMITED..............................................14
CIGF6 WAS FORMED ON JANUARY 6, 2006 AND HAS A LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE YOUR
INVESTMENT IN UNITS..............................................................................................14
YOU MAY BE LIABLE FOR PARTNERSHIP OBLIGATIONS IF YOU TAKE AN ACTIVE PART IN THE CONTROL OF THE BUSINESS OF
CIGF6............................................................................................................14
YOU MAY BE OBLIGATED TO RETURN DISTRIBUTIONS FROM CIGF6 IN CERTAIN CIRCUMSTANCES.................................15
THE BUSINESS OF LEASING AND INVESTING IN EQUIPMENT IS SUBJECT TO MANY RISKS WHICH COULD IMPACT YOUR RETURNS.
THE RISKS OF INVESTING IN EQUIPMENT INCLUDE THE FOLLOWING:.......................................................15
WE INTEND TO INVEST PRIMARILY IN EQUIPMENT SUBJECT TO OPERATING LEASES, AND THEREFORE MAY NOT RECOVER OUR
INVESTMENT IN THE EQUIPMENT......................................................................................15
WE HAVE NOT YET IDENTIFIED ANY OF OUR INVESTMENTS IN EQUIPMENT, WHICH PREVENTS YOU FROM EVALUATING, OR HAVING
ANY INPUT INTO OUR PORTFOLIO OF EQUIPMENT LEASES.................................................................15
ANY DELAY IN ACQUIRING EQUIPMENT WILL DIMINISH OUR RETURNS.......................................................16
OUR INABILITY TO REPAY NON-RECOURSE DEBT COULD CAUSE A LOSS OF OUR INVESTMENT IN FINANCED EQUIPMENT..............16
IN LEASING THE EQUIPMENT TO LESSEES, WE MAY BE EXPOSED TO LIABILITY FOR DAMAGES RESULTING FROM THEIR ACTIONS
OR INACTION, INDEPENDENT OF CONTRACT TERMS, WHICH CAN REDUCE CASH AVAILABLE FOR DISTRIBUTIONS....................16
THE EQUIPMENT LEASING INDUSTRY IS HIGHLY COMPETITIVE, AND OUR INABILITY TO COMPETE EFFECTIVELY IN THIS MARKET
WILL REDUCE YOUR RETURNS AND THE VALUE OF YOUR UNITS.............................................................16
OUR ABILITY TO RELEASE OR SELL THE EQUIPMENT AT THE END OF THE LEASE TERM, AND THEREFORE RETURNS TO INVESTORS,
COULD BE ADVERSELY AFFECTED BY THE ACTIONS OF THE EQUIPMENT MANUFACTURER OR OTHERS HIRED TO PERFORM SERVICES
ON THE EQUIPMENT.................................................................................................16
THE LENGTH OF OUR OFFERING, WHICH MAY BE OPEN FOR UP TO TWO YEARS BEFORE WE RAISE THE MINIMUM AMOUNT, MAY DELAY
OR REDUCE RETURNS TO INVESTORS...................................................................................16

OUR SPONSOR, COMMONWEALTH CAPITAL CORP., DEPENDS UPON THE PROFITABILITY OF AFFILIATED PRIOR PROGRAMS IN ORDER
TO BE IN A POSITION TO REPAY A $1,000,000 PROMISSORY NOTE TO OUR GENERAL PARTNER, THEREBY PUTTING OUR GENERAL
PARTNER'S CAPITALIZATION AT RISK IF THE PRIOR PROGRAMS BECOME UNPROFITABLE.......................................17
TAX RISKS........................................................................................................17
A RULING FROM THE IRS HAS NOT BEEN OBTAINED, AND THE GENERAL PARTNER DOES NOT PRESENTLY INTEND TO APPLY FOR A
RULING, WITH RESPECT TO THE TAX CONSIDERATIONS ASSOCIATED WITH AN INVESTMENT IN UNITS, AND A SUCCESSFUL
CHALLENGE OF OUR INTERPRETATIONS BY THE IRS COULD CAUSE THE ACTUAL TAX CONSEQUENCES TO YOU TO DIFFER FROM
THOSE STATED IN THIS PROSPECTUS..................................................................................17
ANY ADJUSTMENT TO A TAX RETURN OF CIGF6 AS A RESULT OF AN AUDIT BY THE IRS MAY RESULT IN ADJUSTMENT TO YOUR
TAX RETURN.......................................................................................................18
SOME DISTRIBUTIONS WILL BE A RETURN OF CAPITAL, IN WHOLE OR IN PART, WHICH WILL COMPLICATE YOUR TAX REPORTING
AND COULD CAUSE UNEXPECTED TAX CONSEQUENCES AT LIQUIDATION.......................................................18
YOUR TAX LIABILITIES MAY EXCEED CASH DISTRIBUTIONS OR CASH PROCEEDS FROM THE SALE OR OTHER DISPOSITION OF
EQUIPMENT OR UNITS...............................................................................................18
THE IRS MAY CHALLENGE OUR PARTNERSHIP STATUS WHICH, IF SUCCESSFUL, COULD SIGNIFICANTLY REDUCE CASH AVAILABLE
FOR DISTRIBUTIONS................................................................................................18
THE IRS MAY CHALLENGE CERTAIN PARTNERSHIP ALLOCATIONS, WHICH COULD CAUSE YOU TO RECOGNIZE ADDITIONAL TAXABLE
INCOME...........................................................................................................19
THE IRS MAY CONSIDER CIGF6 TO BE A SECURED LENDER WITH RESPECT TO CERTAIN EQUIPMENT, WHICH COULD INCREASE
YOUR TAX LIABILITIES.............................................................................................19
YOU MAY INCUR STATE TAX AND FOREIGN TAX LIABILITIES..............................................................19
TAX BENEFITS ASSOCIATED WITH AN INVESTMENT IN UNITS COULD BE LOST AND/OR SUBSTANTIAL TAX LIABILITIES INCURRED
BY REASON OF CHANGES IN THE TAX LAWS.............................................................................19
INVESTMENT IN CIGF6 BY A TAX EXEMPT ENTITY, INCLUDING A QUALIFIED EMPLOYEE PENSION OR PROFIT SHARING TRUST OR
AN INDIVIDUAL RETIREMENT ACCOUNT, WILL RESULT IN THE RECEIPT OF UBTI.............................................20
Investment in CIGF6 by a tax exempt entity, such as a Charitable Remainder Trust, may result in the receipt of UBTI. If a charitable remainder trust realizes UBTI, it may be disqualified for tax incentives. Please consult your tax professional for details........................................................................20
INVESTMENT IN CIGF6 BY CERTAIN BENEFIT PLANS MAY IMPOSE ADDITIONAL BURDENS ON CIGF6..............................20
OUR INDUSTRY AND OUR COMPANY.....................................................................................21
MANAGEMENT.......................................................................................................23
COMMITTEES OF OUR BOARD OF DIRECTORS.............................................................................26
RESPONSIBILITIES OF THE GENERAL PARTNER..........................................................................26
INVESTMENT OBJECTIVES AND POLICIES...............................................................................27
PRINCIPAL INVESTMENT POLICIES....................................................................................27
INFORMATION TECHNOLOGY EQUIPMENT.................................................................................29
OTHER EQUIPMENT RESTRICTIONS.....................................................................................29
DIVERSIFICATION..................................................................................................29
DESCRIPTION OF LEASES............................................................................................30
BORROWING POLICIES...............................................................................................31
REFINANCING POLICIES.............................................................................................31
LIQUIDATION POLICIES.............................................................................................32
MANAGEMENT OF EQUIPMENT..........................................................................................32
COMPETITION......................................................................................................32
PRELIMINARY INVESTMENTS..........................................................................................33
RESERVES.........................................................................................................33
GENERAL RESTRICTIONS.............................................................................................34
COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES...............................................................35
CONFLICTS OF INTEREST............................................................................................38
COMPETITION FOR GENERAL PARTNER'S TIME...........................................................................39
COMPETITION WITH AFFILIATES......................................................................................39
ACQUISITIONS.....................................................................................................39
RECEIPT OF COMPENSATION BY THE GENERAL PARTNER AND ITS AFFILIATES................................................40
LACK OF INDEPENDENT INVESTIGATION BY UNDERWRITER.................................................................40
LOANS FROM THE GENERAL PARTNER...................................................................................40
NON-ARMS-LENGTH AGREEMENTS.......................................................................................40
JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNER............................................................40
OFF-BALANCE SHEET ARRANGEMENTS...................................................................................41
ORGANIZATION OF GENERAL PARTNER..................................................................................41
REFERRALS OF LEASES TO OTHERS....................................................................................41
PRIOR OFFERINGS BY AFFILIATES....................................................................................42
TRANSFERABILITY OF UNITS.........................................................................................44

GENERAL LIMITATIONS..............................................................................................44
REDEMPTION PROVISION.............................................................................................44
EXEMPT TRANSFERS.................................................................................................45
ADDITIONAL RESTRICTIONS ON TRANSFER..............................................................................46
DISTRIBUTIONS AND ALLOCATIONS....................................................................................46
BETWEEN THE GENERAL PARTNER AND THE LIMITED PARTNERS.............................................................46
INCOME AND RETURN OF CAPITAL.....................................................................................48
DISTRIBUTION REINVESTMENT........................................................................................48
ALLOCATION OF PROFITS AND LOSSES AND DISTRIBUTIONS OF CASH AMONG THE LIMITED PARTNERS............................48
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..................................................................49
CLASSIFICATION AS A PARTNERSHIP..................................................................................50
CERTAIN PRINCIPLES OF PARTNERSHIP TAXATION.......................................................................51
ALLOCATION OF PARTNERSHIP INCOME, GAINS, LOSSES, DEDUCTIONS AND CREDITS..........................................52
LIMITATIONS ON UTILIZATION OF PARTNERSHIP LOSSES.................................................................54
CASH DISTRIBUTIONS...............................................................................................56
DISTRIBUTION REINVESTMENT........................................................................................56
FEES AND REIMBURSEMENTS TO THE GENERAL PARTNER AND AFFILIATES....................................................57
OWNERSHIP OF EQUIPMENT...........................................................................................57
COST RECOVERY AND DEPRECIATION...................................................................................58
INTEREST DEDUCTION LIMITATIONS...................................................................................58
SALE OF EQUIPMENT................................................................................................59
DISPOSITION OF UNITS.............................................................................................59
TERMINATION OF THE PARTNERSHIP FOR TAX PURPOSES..................................................................60
NO SECTION 754 ELECTION..........................................................................................61
INVESTMENT BY TAX EXEMPT ENTITIES................................................................................61
INVESTMENT BY NONRESIDENT ALIEN INDIVIDUALS AND FOREIGN CORPORATIONS.............................................62
ALTERNATIVE MINIMUM TAX..........................................................................................62
PARTNERSHIP TAX RETURNS AND TAX INFORMATION......................................................................63
IRS AUDIT OF THE PARTNERSHIP.....................................................................................63
TAX SHELTER REGISTRATIONS........................................................................................63
INTEREST AND PENALTIES...........................................................................................64
FOREIGN TAX CONSIDERATIONS.......................................................................................64
PARTNERSHIP ANTI-ABUSE RULES.....................................................................................65
FUTURE FEDERAL INCOME TAX CHANGES................................................................................65
STATE TAXES......................................................................................................65
ERISA CONSIDERATIONS.............................................................................................66
FIDUCIARIES UNDER ERISA..........................................................................................66
PROHIBITED TRANSACTIONS UNDER ERISA AND THE CODE.................................................................67
"PLAN ASSETS"....................................................................................................67
OTHER ERISA CONSIDERATIONS.......................................................................................68
MANAGEMENT'S DISCUSSION OF CERTAIN FINANCIAL DATA................................................................69
PARTNERSHIP AGREEMENT SUMMARY....................................................................................70
THE UNITS........................................................................................................70
NON-ASSESSABILITY OF UNITS.......................................................................................70
LIABILITY OF LIMITED PARTNERS....................................................................................70
ALLOCATIONS AND DISTRIBUTIONS....................................................................................70
RESPONSIBILITIES OF THE GENERAL PARTNER..........................................................................70
RECORDS AND REPORTS..............................................................................................71
MEETINGS OF THE PARTNERS.........................................................................................71
VOTING RIGHTS OF LIMITED PARTNERS................................................................................71
ROLL-UPS AND CONVERSIONS.........................................................................................71
POWER OF ATTORNEY................................................................................................72
PARTNERSHIP TERM.................................................................................................73
PLAN OF DISTRIBUTION.............................................................................................73
GENERAL..........................................................................................................73
OFFERING OF UNITS................................................................................................74
ESCROW ARRANGEMENTS AND FUNDING..................................................................................75
SUBSCRIPTION FOR UNITS...........................................................................................75
SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES......................................................................76
SPECIAL LIMIT ON OWNERSHIP OF UNITS BY BENEFIT PLANS.............................................................76
SALES MATERIAL...................................................................................................76

REPORTS TO LIMITED PARTNERS......................................................................................77
LEGAL MATTERS....................................................................................................78
EXPERTS..........................................................................................................78
WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................78

                               PROSPECTUS SUMMARY

         THE FOLLOWING IS A SUMMARY WHICH HIGHLIGHTS THE MATERIAL INFORMATION CONTAINED IN THIS PROSPECTUS. IT MAY NOT INCLUDE ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND THE FINANCIAL STATEMENTS.

OUR COMPANY

         Commonwealth Income & Growth Fund VI is a Pennsylvania limited partnership that will own and lease information technology equipment. Our office is located at Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317. Our phone number is 1-800-249-3700. We refer to Commonwealth Income & Growth Fund VI as "CIGF6" in this prospectus. Our business strategy is as follows:

         o We will use a substantial portion of the proceeds of the offering to acquire information technology and other similar equipment, which will be leased to U.S. corporations and other institutions.

         o We will make distributions to investors after the general partner has determined that there is sufficient cash flow from lease payments to make distributions. Sufficient cash flow will be available for distributions if income for a distribution period exceeds both expenses for that period and any existing lease acquisition commitments for that period.

         o We will also use excess cash flow, sale proceeds and the proceeds of debt financing to purchase additional equipment from time to time throughout our operational phase. We expect that most of the equipment will be placed on operating leases (short term leases under which we will normally receive total rental payments in an amount less than the purchase price of the equipment). We also do not intend to use more than 30% leverage overall in the portfolio.

         o We intend to purchase only equipment which will be leased at the same time we acquire the equipment.

         o We intend to dispose of all our assets approximately 10 years after the termination of this offering and distribute any available proceeds of the sale of assets to our investors.

         o We generally depreciate our assets using the straight-line depreciation method. However, we may make exceptions in specific cases, such as early lease terminations or for leases of 24 months or less, where we believe an accelerated method of depreciation is more appropriate.

         o The partnership will terminate on December 31, 2018, unless extended by one-year increments by the General Partner solely in order to complete an orderly liquidation of the partnership beyond such date, which extention will not require investor apporoval.

GENERAL PARTNER

         Our general partner is Commonwealth Income & Growth Fund, Inc., located at Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317 (telephone number is 1-800-249-3700). The general partner is responsible for managing our affairs on a day-to-day basis. The general partner is also responsible for identifying and making investments on our behalf. Our general partner is owned by Commonwealth of Delaware, Inc., which is owned by Commonwealth Capital Corp., which we may refer to as "Com Cap Corp." Affiliates, who are individuals or entities considered to be in control of, controlled by, or under common control with a specified person or entity, of our general partner have sponsored several prior equipment leasing programs. Kimberly A. Springsteen, acting through the general partner, and in conjunction with the general partner's management team, makes our investment decisions. See "Conflicts of Interest," "Management" and "Table II -- Prior Performance Tables."

RISK FACTORS (PAGE 11)

         AN INVESTMENT IN CIGF6 HAS MANY RISKS. THE "RISK FACTORS" SECTION OF THIS PROSPECTUS CONTAINS A DETAILED DISCUSSION OF THE MOST IMPORTANT RISKS. PLEASE REFER TO THE "RISK FACTORS" SECTION FOR A MORE DETAILED DISCUSSION OF THE RISKS SUMMARIZED BELOW:

         o There is currently no public trading market for the units, and it is unlikely that one will develop. An investment in units will be highly illiquid and it may be difficult for you to sell your units at the time and for the price you desire. We do not intend to list the units in any securities market, and do not intend to assist in the development of any secondary market or to provide qualified matching services.

         o We will purchase information technology equipment that will fully depreciate in value in five years and/or become obsolete over time, and may have no residual value.

         o We pay significant fees to the general partner and affiliates, which reduce cash available for distributions. We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.

         o During the life of CIGF6, a substantial portion of the distributions you receive will be a return of capital, rather than income, meaning it will be a return of your initial investment, rather than a return on your investment.


         o Only two of our general partner's five prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors. The two liquidated funds have only recently completed their liquidation phase. Therefore, our general partner has only a limited track record of providing income or liquidity to public fund investors. You therefore will have little basis to evaluate the general partner's ability to provide returns over the life cycle of CIGF6.


         o There are material tax risks associated with this offering. CIGF6 is not intended to be a "tax shelter" and you should not expect a tax benefit from substantial tax deductions or losses from CIGF6. Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI.

         o You will not have the opportunity to participate in management decisions or evaluate the terms of the investments made by CIGF6, and must rely solely on the general partner's management ability.

         o The general partner and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the general partner and affiliates will provide to us.

         o We will concentrate on acquiring information technology equipment and other similar capital equipment and will not diversify the assets in which we invest beyond those classes of equipment.

         o The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.

         o The length of our offering may delay or reduce returns to investors, especially if we do not raise the minimum amount needed to break escrow in a timely manner.

         o We will use leverage to acquire equipment. Debt service will increase the expenses incurred by the partnership, and will therefore decrease funds available for distribution. Further, the use of leverage increases the amount of equipment we can acquire, and therefore increases the equipment acquisition fees payable to our general partner.

Certain of our investments may be financed with non-recourse debt. In connection with such borrowing, we will likely grant security interests in the financed property, which would put us at risk of losing that asset if we are unable to pay that debt.

PLAN OF DISTRIBUTION (PAGE 73)



Offering Size (maximum).................    $50,000,000
              (minimum).................    $ 1,150,000
Minimum Investments*....................    Individuals - $2,500
                                            IRA, Keogh and other qualified plans - $1,000
Suitability Standards...................    Net worth of at least $45,000 and annual gross income of at least $45,000;

                                            OR

                                            Net worth of at least $150,000 (For this purpose, net worth excludes home, furnishings and personal automobiles). Suitability standards may vary from state to state. Please See the "Investor Suitability Standards" section on page 1.
Unit Price..............................    $20.00
Escrow..................................    Proceeds will be placed in an escrow account until the minimum amount of $1,150,000 in units has been purchased by investors, at which time we will hold our first escrow closing and admit limited partners. No commissions will be paid until the minimum amount is reached. If the minimum amount has not been reached during the offering period, offering proceeds will be promptly returned to investors.
Holding Period of Units.................    Units cannot be transferred without consent of the general partner, which may be withheld in order to limit the number of transfers to satisfy certain tax requirements. Beginning 30 months after the completion of this offering, the general partner may, in its discretion, redeem a limited number of units upon request. Other transfer restrictions may apply.
Our General Partner.....................    Commonwealth Income & Growth Fund Inc. will administer our day-to-day operations and select our information technology equipment investments.
Estimated Proceeds......................    If the maximum number of units are sold:
                                                     86.34% - to acquire equipment
                                                     13.66% - for commissions, fees and expenses
                                            If the minimum number of units are sold:
                                                     87.0% - to acquire equipment
                                                     13.0% - for commissions, fees and expenses



         * We may waive the minimum investment amount for investors in Commonwealth Income & Growth Fund IV ("CIGF4") or investors in Commonwealth Income & Growth Fund V ("CIGF5"), two prior programs also sponsored by the general partner, who wish to reinvest their CIGF4 or CIGF5 distributions in CIGF6 units. CIGF4 or CIGF5 investors who wish to take advantage of this opportunity should contact their broker or the general partner. The laws of your state may prohibit an investment in CIGF6 of less than a minimum amount (see "Investor Suitability Standards") and/or may aggregate all of your CIGF4, CIGF5 and CIGF6 holdings in determining whether you meet applicable suitability standards. The general partner has absolute discretion in granting any waiver of the minimum investment amount.

ESTIMATED USE OF PROCEEDS

         The following table explains the estimated use of proceeds of the offering of units. Except as otherwise disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates and all items of compensation are disclosed in the table below or under the caption "Compensation of General Partner and Affiliates."


                                                             Minimum Proceeds               Maximum Proceeds
                                                              (57,500 Units)               (2,5000,000 units)
                                                       -----------------------------   ---------------------------
                                                           Amount         Percent         Amount        Percent
                                                       ---------------  ------------   -------------- ------------
Gross Offering Proceeds                                    $1,150,000        100.0%      $50,000,000      100.00%
Selling Commissions (1)                                        92,000          8.0%        4,000,000        8.00%
Dealer Manager Fee                                             23,000          2.0%        1,000,000        2.00%
Organizational and Offering Expenses (2)                       34,500          3.0%        1,830,850        3.66%
                                                       ---------------  ------------   -------------- ------------
Total Offering Expenses                                       149,500         13.0%        6,830,850       13.66%
Net Proceeds to Partnership Available
for Investment                                              1,000,500         87.0%       43,169,150       86.34%
Equipment Acquisition Fees (3)                                 39,100          3.4%        1,750,000        3.50%
Proceeds to be Invested in Equipment (4)                      961,400         83.6%       41,419,150       82.84%


(1) The amount of the underwriting commissions (which include the selling commissions and dealer manager fees) will range between four percent and eight percent of capital contributions based upon the quantity of units sold to a single investor. Gross proceeds of the offering are calculated as if all units are sold at $20.00 per unit and do not take into account any reduction in selling commissions. See "Plan of Distribution" for a description of commission discounts available for certain large volume purchases of units and for purchases by certain employees of the general partner, dealer manager, participating brokers and their affiliates.


(2) These expenses consist of estimated legal, accounting and printing expenses, registration fees and other expenses related to the formation of the partnership and costs incurred in connection with the preparation of sales literature. See "Plan of Distribution." These expenses will be paid by the general partner using funds it receives as an organizational fee, which is equal to three percent of capital contributions up to $25,000,000, and two percent of capital contributions in excess of $25,000,000 up to a maximum of $1,250,000. Any expenses above $1,250,000 will be paid by CIGF6 out of offering proceeds.


(3) An equipment acquisition fee of four percent of the purchase price of equipment we purchase will be payable by us to the general partner. Equipment acquisition fees are capitalized, and are considered a part of the purchase price of equipment acquired.

(4) Represents the amount of investor funds CIGF6 expects to invest in equipment, excluding the equipment acquisition fees. This does not include equipment acquired with leverage or with undistributed proceeds from the sale of equipment, because such monies are not "offering proceeds." Because CIGF6's leases are expected to be on a "triple-net" basis (meaning all maintenance, insurance and taxes must be paid by the lessee), we will not establish any permanent reserve for maintenance and repairs. However, the general partner, in its sole discretion, may retain a portion of either the offering proceeds, cash flow or net equipment sale proceeds for maintenance, repairs and for any other currently unanticipated working capital needs, if such a need arises. In addition, the general partner and Com Cap Corp. have agreed that the general partner or Com Cap Corp. may lend or contribute to CIGF6 an amount up to 1.01% of the net offering proceeds, solely if needed, to meet CIGF6's expenses. The maximum front-end fees (which include fees and expenses incurred by any person in connection with the organization of CIGF6 and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $8,678,570 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds).

         The units are being offered to the public through Commonwealth Capital Securities Corp., which will receive selling commissions of up to eight percent on all sales of units, and will act as dealer manager for which it will receive a dealer manager fee of two percent on all sales of units. Other broker dealers may be engaged as participating brokers to sell units and will be re-allowed selling commissions of up to eight percent with respect to units they sell. In addition, all or a portion of the dealer manager fee may be re-allowed to certain participating brokers for expenses incurred by them in selling the units, including reimbursement for bona fide expenses incurred in connection with due diligence activities. See "Plan of Distribution" for a more complete description of this fee.

COMPENSATING OUR GENERAL PARTNER AND ITS AFFILIATES (PAGE 35)

         Our general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees and compensation from the offering of units and from our operations regardless of profitability and, in some cases, prior to any distributions to you. Outlined below are the most significant items of compensation.

o We will pay Commonwealth Capital Securities Corp., as the dealer manager, an underwriting commission of up to 10.0% of the capital contributions received in this offering, but only if a minimum $1,150,000 in units are sold. A portion of this commission may be re-allowed by the dealer manager to other participating brokers.

o As compensation for organizing CIGF6, we will pay the general partner an organizational fee equal to 3% of the first $25,000,000 of capital contributions and 2% of capital contributions in excess of $25,000,000.

o As compensation for the negotiation of equipment acquisitions and related leases, we will pay the general partner an equipment acquisition fee of 4% of the purchase price of each item of equipment purchased.

o When equipment is sold, we will pay the general partner equipment liquidation fees equal to the lesser of 50% of the sales commission applicable to the sale, or 3% of the sale price of the equipment. Payment of the fee is subordinated to the receipt by the limited partners of a return of their capital contributions plus a 10% cumulative return, meaning that we will not pay this fee unless the limited partners have received distributions totaling the amount they initially invested in units, plus 10%, during the time they have held their units.

     The general partner will also receive one percent of cash available for distribution until the limited partners have received distributions equal to their capital contributions plus a cumulative return of 10%, and thereafter, the general partner will receive 10% of cash available for distribution. Other fees will be paid to the general partner or its affiliates in connection with the reimbursement of expenses (up to $40,000), debt placements with a term over twelve months (up to 1% of such debt), and equipment management (up to 5% of lease revenues). See "Compensation to the General Partner and Affiliates."

WE MAY BORROW FUNDS (PAGE 31)

         We may borrow a portion of the cost of the equipment which we purchase. Our total amount of indebtedness will be limited to 30% of the total cost of the equipment in the portfolio. We may not borrow to acquire equipment unless, at the time of any such leveraged acquisition, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment. There are no borrowing limits for any particular item of equipment. All of our borrowings will be non-recourse to us, which means that upon any default, a lender may seek payment only by foreclosing on the item of equipment that is the subject of the loan, and may not recover any of our other assets. Up to one percent of the amount of such indebtedness may be payable to the general partner as a debt placement fee.

                                  RISK FACTORS

         AN INVESTMENT IN OUR PARTNERSHIP INVOLVES VARIOUS RISKS, WHICH ARE DESCRIBED BELOW. YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR UNITS.

THERE WILL BE NO PUBLIC MARKET FOR THE UNITS, AND YOU MAY BE UNABLE TO SELL OR TRANSFER YOUR UNITS AT A TIME AND PRICE OF YOUR CHOOSING.

         There exists no public market for the units, and the general partner does not expect a public market for units to develop. The units cannot be pledged or transferred without the consent of the general partner. The units should be purchased as a long-term investment only. The general partner intends to limit the number of transfers to no more than that number permitted by one of the safe harbors available under the tax laws and regulations to prevent CIGF6 from being taxed as a corporation. Generally, these safe harbors require that all nonexempt transfers and redemptions of units in any calendar year not exceed two percent of the outstanding interests in the capital or profits of CIGF6.

         The general partner has sole discretion in deciding whether we will redeem units in the future. Consequently, you may not be able to liquidate your investment in the event of an emergency. You must be prepared to hold your units for the life of CIGF6. CIGF6's life cycle will last approximately 10 to 12 years, which term may be extended by our General Partner only if the General Partner reasonably believes an extension is necessary to complete the orderly and efficient liquidation of CIGF6. You may be able to resell your units, if at all, only at a discount to the offering price, which may be significant, and the redemption or sale price may be less than the price you originally paid for your units. See "Transferability of Units - Redemption Provision."

DURING THE LIFE OF COMMONWEALTH INCOME & GROWTH FUND VI, ALL OR A PORTION OF THE DISTRIBUTIONS YOU RECEIVE WILL BE A RETURN OF CAPITAL, RATHER THAN INCOME, MEANING IT WILL BE A RETURN OF YOUR INITIAL INVESTMENT, RATHER THAN A RETURN ON YOUR INVESTMENT.

         As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income. As your capital in the units is reduced over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might if you purchased a bond. Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

         As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. You will have to wait until you receive your annual Schedule K-1 statement to determine the amounts of capital and income received for tax purposes. For purposes of determining whether you have received a return of 10%, we first treat all distributions as income and then we treat payments made upon liquidation of equipment as returns of capital, although each distribution will be partially a return of capital for all other purposes. Therefore, you will not know which portion of the distributions will constitute a return of capital for preferred return and fee subordination purposes until the liquidation phase has begun.

INFORMATION TECHNOLOGY EQUIPMENT WILL BE FULLY DEPRECIATED IN FIVE YEARS AND MAY HAVE NO RESIDUAL VALUE, WHICH CAN REDUCE THE VALUE OF YOUR UNITS AND YOUR ULTIMATE CASH RETURN

         Residual value is the amount realized upon the sale or release of equipment when the original lease has expired. The residual value of our equipment may decline if technological advancements make it obsolete or change market preferences. The residual value depends on, among other factors, the condition of the equipment, the cost of comparable new equipment, the technological obsolescence of the equipment and supply and demand for the equipment.

         In either of these events, the equipment we purchased may have little or no residual value. This will result in insufficient assets for us to distribute cash in a total amount equal to the invested capital of the limited partners over the term of our existence. Also, such an occurrence may reduce the value of the units. Although currently we expect CIGF6 to acquire predominantly new equipment, CIGF6 may purchase used equipment. There is no limitation on the amount of used equipment which CIGF6 may acquire. The acquisitions of used equipment may increase the risk that such equipment will become obsolete so that it will have little or no residual value.

YOU WILL NOT BE ABLE TO PARTICIPATE IN MANAGEMENT DECISIONS WHICH MAY AFFECT THE RETURN ON YOUR INVESTMENT, AND MUST RELY SOLELY ON THE GENERAL PARTNER'S MANAGEMENT ABILITY.

         You will have limited voting rights on matters affecting our business. CIGF6's management may make decisions which you believe will diminish your returns, and you will have little opportunity to influence or take part in such decisions. For any matter submitted to a vote of the limited partners, the affirmative vote of the holders of at least a majority of the outstanding units is required for approval. See "Partnership Agreement Summary -- Voting Rights of Limited Partners."

WE PAY SIGNIFICANT FEES TO THE GENERAL PARTNER, WHICH REDUCE CASH AVAILABLE FOR DISTRIBUTIONS. WE WILL ALSO ENGAGE IN TRANSACTIONS WITH AFFILIATES, SUCH AS OUR DEALER-MANAGER, COMMONWEALTH CAPITAL SECURITIES CORP., WHICH WILL RECEIVE COMMISSIONS IN CONNECTION WITH THE OFFERING.

         The general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees. Some fees will be paid without regard to the amount of distributions paid or the success or profitability of CIGF6's operations and investments, such as equipment acquisition fees or debt placement fees. Additionally, an increase in portfolio turnover or the amount of leverage used to purchase equipment may increase the acquisition and debt placement fees we pay to the general partner. We will also pay a dealer-manager fee and commissions to our affiliate, Commonwealth Capital Securities Corp. Such compensation and fees were established by the general partner and are not based on arm's-length negotiations. See "Compensation to the General Partner and Affiliates."


         For example, if an investor invests $10,000.00 in Units, an $800.00 commission (8%) will be paid to our affilliate, the Dealer Manager, who will in turn pass the commission on to your broker. The Dealer Manager will also take a Dealer Manager fee of $200.00 (2%). The General Partner is also entitled to an Organizational Fee of either $200.00 or $300.00, depending on the amount raised in the offering at the time an investment is made (the fee is 3% of capital contributions for the first $25,000,000 raised in the offering, and 2% of capital contributions thereafter). If offering expenses exceed the amount the general partner will pay using its Organizational Fee ($1,250,000), then any additional fees will be paid by CIGF6 out of offering proceeds. We estimate that total offering expenses will not exceed an additional 1.66%, for a total of $1,830,850. Therefore, at least $8,634.00 of the investment (assuming a 3% Organizational Fee and maximum allowable expenses) will be available for investment in equipment, of which a 4% equipment acquisiton fee of $348.00 will also be paid to the General Partner, which fee is considered to be part of the cost of the equipment.


CIGF6 WILL FACE CONFLICTS OF INTEREST ARISING OUT OF ITS RELATIONSHIPS WITH THE GENERAL PARTNER AND ITS AFFILIATES, WHICH COULD ADVERSELY AFFECT OUR PERFORMANCE AND YOUR RETURNS. SEE "CONFLICTS OF INTEREST."

     o The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with CIGF6, and will compete for the time and attention of management. The general partner and its affiliates may also form additional investor programs, which may be competitive with CIGF6.

     o If one or more investor programs and CIGF6 are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment.

     o Com Cap Corp. and the general partner or other affiliates of the general partner may acquire equipment for CIGF6 under certain circumstances. Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner's or affiliate's own cost of funds.

     o Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates. Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of equipment and the terms and conditions thereof may be less advantageous to CIGF6 and more advantageous to the general partner. For example, shorter lease terms will lead to a higher rate of equipment turnover throughout the life of the fund, which will generate additional acquisition fees for the general partner. This may influence the general partner's negotiation of lease terms and renewal periods.

     o Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, CIGF6 will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

     o Any agreements and arrangements relating to compensation between CIGF6 and the general partner or any of its affiliates will not be the result of arm's-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arm's-length.

     o CIGF6 may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including persons controlled by the general partner. Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF6 and, through such affiliates, the affiliated co-venturer.

OUR USE OF LEVERAGE TO FINANCE EQUIPMENT ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW.

         After the net proceeds of the offering received at the time of a purchase are fully invested, or committed to investment in equipment, we may incur debt in an amount of up to 30% of the total cost of the equipment in the portfolio. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment. If we are unable to make our debt payments as required, a lender could foreclose on the equipment securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the units and distributions to you to be reduced. We only borrow on a non-recourse basis to limit our exposure on any item of equipment to the amount of equity invested in that item.


ONLY TWO OF OUR GENERAL PARTNER'S FIVE PRIOR PUBLIC FUNDS HAVE GONE FULL CYCLE TO LIQUIDITY, AND LOSSES AMONG ALL OF OUR PRIOR PUBLIC FUNDS HAVE BEEN COMMON, SO OUR GENERAL PARTNER HAS A LIMITED TRACK RECORD OF PROVIDING INCOME OR LIQUIDITY TO PUBLIC FUND INVESTORS. THE TWO LIQUIDATED FUNDS HAVE ONLY RECENTLY COMPLETED THEIR LIQUIDATION PHASE.

         The general partner intends to maintain the value of our portfolio at a relatively constant level, while distributing partnership income or loss, together with returned capital, to you throughout the life of the fund. Therefore, we do not expect that capital appreciation will provide any meaningful return on your units throughout our lifecycle. While some capital appreciation may in fact occur when the fund is liquidated and the proceeds are distributed to you, you may also experience a capital loss. The total amounts of income and capital appreciation, if any, you receive will not be determinable until we liquidate our portfolio. Because only two of the prior public funds sponsored by our sponsor have completed their lifecycle and been liquidated, the general partner has a limited track record upon which you can rely in assessing the general partner's ability to ultimately provide income or a positive return on your investment. Two of our prior funds, Fund I and Fund II, completed their liquidations in December 2006, and final returns to investors have not yet been determined. Losses have been common in our prior funds, and prior funds have not always been able to make distributions at their targeted rate. See "Prior Offerings By Affiliates" on page 42.


THE LOSS OF CERTAIN KEY PERSONNEL UPON WHOM WE DEPEND FOR OUR MANAGEMENT COULD ADVERSELY AFFECT OUR SUCCESS AND YOUR INVESTMENT RETURN.

         Our success, to a large extent, will depend on the quality of our management, particularly as it relates to equipment acquisition, releasing and disposition. The general partner is dependent on its key personnel. The loss of any key personnel could therefore have a detrimental effect on CIGF6's ability to continue to effectively manage its portfolio, and the expense of replacing key personnel could reduce cash available for distributions. See "Management," and "Investment Objectives and Policies."

THE ASSETS THAT CIGF6 WILL ACQUIRE WILL NOT BE DIVERSIFIED BY ASSET CLASS, WHICH MAY ADVERSELY AFFECT THE PERFORMANCE OF CIGF6.

         Adverse developments in the market for information technology equipment will have a more significant adverse consequence to CIGF6 than if it had acquired a portfolio that included a greater variety of asset classes. The general partner currently expects that a substantial portion of our equipment will be compatible with equipment manufactured by IBM. Thus, adverse developments in the business or prospects of IBM may have a significantly greater impact on CIGF6 than if equipment compatible with that made by a more diverse group of manufacturers were acquired.

THE SIZE OF OUR OFFERING MAY PREVENT GEOGRAPHIC, INDUSTRY OR OTHER DIVERSIFICATION OF LESSEES, WHICH MAY ADVERSELY AFFECT THE PERFORMANCE OF CIGF6.

         To the extent that this offering results in the sale of significantly less than the maximum number of units offered, the ability to diversify our portfolio across geographic areas, industries and types of lessees will be reduced, and a default by any lessee would have a more significant adverse effect than if greater diversification had been achieved.

IF WE ARE UNABLE TO ARRANGE PROMPTLY FOR THE RELEASING OR SALE OF THE EQUIPMENT WHEN A LESSEE DEFAULTS OR WHEN EQUIPMENT IS RETURNED BY A LESSEE, OUR REVENUE WILL BE REDUCED.

         While the creditworthiness of potential lessees will be reviewed, lease defaults may occur. A default may cause us to lose anticipated revenues and limit our ability to recover our investment in the equipment. The general partner has not established minimum standards for lessees to whom it will lease equipment and there is no investment restriction prohibiting CIGF6 from doing business with any lessees.

         The default by a lessee under a lease may cause equipment to be returned to us at a time when the general partner or its agents may be unable to arrange promptly for the releasing or sale of the equipment.

         If any indebtedness is secured by the returned equipment, its return will hinder our ability to make scheduled debt payments with respect to such equipment. In such case, the lender may foreclose on and acquire ownership of the returned equipment. In addition, lessees of equipment encountering financial difficulties may voluntarily or involuntarily become subject to the provisions of the Bankruptcy Code which could delay or prevent us from taking the equipment back upon default. Even if a bankrupt lessee elects to accept and continue its lease with us, we may be forced to renegotiate such lease at lower rates, which could cause us to lose anticipated revenues. See "Investment Objectives and Policies -- Description of Leases."

         Our general partner experienced difficulties related to the return of equipment in connection with a prior equipment fund, Commonwealth Income & Growth Fund I. Fund 1's returns were reduced by 50% for years 1999 and 2000 due to litigation with one significant lessee. This lessee failed to properly return leased equipment to Fund I at the end of its lease term. Therefore, Fund I was unable to resell such equipment and reinvest the proceeds in new equipment. The General Partner deemed it advisable to reduce distributions during 1999, 2000, and 2001, and suspend distributions in 2002, 2003, and 2004 pending the outcome of litigation and due to the reduced cash flow resulting from the delay in the return of the equipment, and the resulting delay in reinvestment of funds. See "Prior Offerings By Affiliates."

THE GENERAL PARTNER HAS MADE A LIMITED CONTRIBUTION TO COMMONWEALTH INCOME & GROWTH FUND VI, CAUSING YOU AND THE OTHER LIMITED PARTNERS TO COLLECTIVELY BEAR SUBSTANTIALLY GREATER RISK THAN THE GENERAL PARTNER.

         We have received $1,000 from the general partner as a capital contribution for its interest in CIGF6. Therefore, contributions by you and other limited partners and the economic risks borne by you and the other limited partners, collectively, will be substantially greater, in proportion to the interests owned and benefits received by you, than the contribution by the General Partner, in proportion to the interest owned and benefits received by the General Partner. Approximately 12.5% (assuming the maximum amount of units are raised) to 13% of the proceeds from the sale of the units will be used to pay organization and offering fees and expenses to the General Partner.
See "Prospectus Summary -- Estimated Use of Proceeds."

YOUR LEGAL RIGHTS OF ACTION AGAINST THE GENERAL PARTNER ARE LIMITED.

         Generally, our general partner and its affiliates will not be personally liable for the return of any of your capital contributions, it being expressly stated in the partnership agreement that any such return shall be made solely from partnership assets. The general partner and its affiliates shall have no liability to the partnership or to any partner for any loss suffered by the partnership which arises out of any action or inaction by the general partner of its affiliates if they, in good faith, determined that their course of conduct was reasonable and in our best interest and such course of conduct did not constitute negligence or misconduct of our general partner or its affiliates.

CIGF6 WAS FORMED ON JANUARY 6, 2006 AND HAS A LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE YOUR INVESTMENT IN UNITS.

         Our operations may not ultimately be successful and we may be unable to meet our stated investment objectives. Specifically, sufficient cash may ultimately not be available for distribution to investors. Our general partner has previously sponsored four public equipment leasing programs with investment objectives similar to CIGF6, whose financial and operating results are set forth in Table II. The general partner has also sponsored several privately held equipment leasing programs. Results for these prior public and private programs have in some cases been lower than originally anticipated. See "Prior Offerings by Affiliates" below for a more complete description of these prior programs.

YOU MAY BE LIABLE FOR PARTNERSHIP OBLIGATIONS IF YOU TAKE AN ACTIVE PART IN THE CONTROL OF THE BUSINESS OF CIGF6.

         In general, limited partners in a partnership are not liable for partnership obligations unless they take an active part in the control of the business of the partnership. Our partnership agreement provides certain rights to the limited partners to remove and replace the general partner, to amend the partnership agreement, to approve or disapprove the sale or other disposition at one time of all CIGF6's property, to dissolve CIGF6 and to take certain other actions. While Pennsylvania law would not impose liability for these activities, there is uncertainty as to which state's partnership laws may be applicable to partnerships that are organized under the laws of one state and that own property and have partners residing in other states. Thus it is conceivable that the existence or the exercise of these rights under certain circumstances could possibly cause you to be deemed to be liable as a general partner under the laws of states other than Pennsylvania. If you were judged to be liable as a general partner, you would be personally liable for all partnership obligations, and your personal assets, beyond the amount of your investment in CIGF6, could be at risk.

YOU MAY BE OBLIGATED TO RETURN DISTRIBUTIONS FROM CIGF6 IN CERTAIN
CIRCUMSTANCES.

         Circumstances could exist in which you would be obligated to return distributions you receive from CIGF6. You could be required to return a distribution if, after giving effect to the distribution, all liabilities of CIGF6 (other than non-recourse liabilities and liabilities to partners on account of their interests in CIGF6) exceed the fair value of CIGF6's assets, including assets serving as security for non-recourse liabilities. In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution, to the extent that the distribution includes a return of the partner's contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act. See "Partnership Agreement Summary -- Liability of Limited Partners."

THE BUSINESS OF LEASING AND INVESTING IN EQUIPMENT IS SUBJECT TO MANY RISKS WHICH COULD IMPACT YOUR RETURNS. THE RISKS OF INVESTING IN EQUIPMENT INCLUDE THE
FOLLOWING:

    o The unavailability of satisfactory equipment may cause a delay in investing our offering proceeds, or reduce the amount of equipment we acquire, or both, each of which can diminish our revenues and funds available for distribution.

    o The increasing rate at which equipment of the type in which CIGF6 intends to invest becomes obsolete, thereby reducing the residual value of our portfolio and your units.

    o The potential inability of CIGF6 to lease equipment coming off lease or following a default by the lessee will reduce cash flows and cash available for distribution.

    o Defaults by lessees cause us added expense to collect payment or foreclose on the equipment, and reduce our cash flows. We also may not be able to release returned equipment on terms as favorable as the original lease, causing our revenues to be less than originally anticipated.

WE INTEND TO INVEST PRIMARILY IN EQUIPMENT SUBJECT TO OPERATING LEASES, AND THEREFORE MAY NOT RECOVER OUR INVESTMENT IN THE EQUIPMENT.

         Operating leases typically will have terms of 12 to 36 months and provide that we will receive total payments from the lessee in an amount that is less than our purchase price of the equipment. In order to recover our purchase price on termination of an operating lease, we must:

    o    obtain a satisfactory renewal from the original lessee;

    o    lease the equipment to a new lessee or other user; or

    o sell the equipment for a price which, when combined with previous lease payments, equals or exceeds the purchase price.

         We may not successfully accomplish any of these alternatives and, as a result, we may not realize anticipated revenues and may fail to recover our investment in the equipment. Shorter-term operating leases may increase these risks. See "Investment Objectives and Policies."

WE HAVE NOT YET IDENTIFIED ANY OF OUR INVESTMENTS IN EQUIPMENT, WHICH PREVENTS YOU FROM EVALUATING, OR HAVING ANY INPUT INTO OUR PORTFOLIO OF EQUIPMENT LEASES.

         We have not identified any of the equipment for acquisition by CIGF6. Until equipment is identified in supplements to this prospectus or in quarterly and/or annual investor reports, you will have no information about any equipment to be purchased by us and you must rely solely upon the judgment and ability of the general partner with respect to the selection and evaluation of equipment. Because our offering will be open for up to two years, and we then have an additional year within which to invest offering proceeds, your invested funds may not be put to use for up to three years. This potentially substantial delay in investing offering proceeds could delay or reduce returns on investment to investors.

         Except for the investment objectives and policies described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.

ANY DELAY IN ACQUIRING EQUIPMENT WILL DIMINISH OUR RETURNS.

         Due to competition with other lessors, we may experience difficulty in obtaining and leasing appropriate equipment. Our ability to acquire and lease equipment may also be adversely affected by interest rates, the availability of capital or increases in corporate liquidity, since prospective lessees may prefer to raise capital, incur debt or use internally-generated cash to purchase equipment rather than enter the leasing market.

         Delays in acquiring equipment will delay or reduce the anticipated benefits to you from the acquisition of units.

OUR INABILITY TO REPAY NON-RECOURSE DEBT COULD CAUSE A LOSS OF OUR INVESTMENT IN FINANCED EQUIPMENT.

         Borrowing increases the risks of investment in CIGF6 because, in the case of non-recourse debt, if debt service payments are not made when due, we may sustain a loss of our investment in the equipment which secures that debt and the limited partners may experience adverse tax consequences. Borrowing can also lead to increased losses or the imposition of restrictions on our ability to borrow further amounts. See "United States Federal Income Tax Considerations -- Allocation of Partnership Income, Gains, Losses, Deductions and Credits."

         Money market fluctuations have affected the availability and cost of loans that may finance the purchase of equipment. The general partner will be unable to predict the nature of the money market at times when we may seek financing and any future tightening of credit controls will make obtaining financing more difficult and more costly. In such event, we may be forced to purchase equipment using only or mostly the cash proceeds from this offering, with little or no borrowings. This would make it more difficult for us to achieve the desired diversification of equipment and would prevent us from spreading the risk of unproductive investments over a greater number of items of equipment. In addition, future credit restrictions may adversely affect the ability for us to sell or refinance equipment and may affect the terms of equipment sales.

IN LEASING THE EQUIPMENT TO LESSEES, WE MAY BE EXPOSED TO LIABILITY FOR DAMAGES RESULTING FROM THEIR ACTIONS OR INACTION, INDEPENDENT OF CONTRACT TERMS, WHICH CAN REDUCE CASH AVAILABLE FOR DISTRIBUTIONS.

         Lessees' use of the equipment may cause damages to third parties or their property for which CIGF6, as owner of the equipment, may be held liable, whether or not CIGF6 caused the damage. Although we will use our best efforts to minimize the possibility and exposure of such tort liability, CIGF6's assets may not always be protected against such claims.

THE EQUIPMENT LEASING INDUSTRY IS HIGHLY COMPETITIVE, AND OUR INABILITY TO COMPETE EFFECTIVELY IN THIS MARKET WILL REDUCE YOUR RETURNS AND THE VALUE OF YOUR UNITS.

         CIGF6's competitors include independent leasing companies, affiliates of banks and insurance companies and other partnerships. Many of these entities may have larger equipment inventories, greater financial resources and more experience in the industry than CIGF6 or the general partner. See "Investment Objectives and Policies -- Competition."

OUR ABILITY TO RELEASE OR SELL THE EQUIPMENT AT THE END OF THE LEASE TERM, AND THEREFORE RETURNS TO INVESTORS, COULD BE ADVERSELY AFFECTED BY THE ACTIONS OF THE EQUIPMENT MANUFACTURER OR OTHERS HIRED TO PERFORM SERVICES ON THE EQUIPMENT.

         The failure of an equipment manufacturer to honor its product warranties or to provide necessary parts and servicing, the decline of the manufacturer's reputation in the industry, the discontinuance of the manufacture of such equipment or the termination of the manufacturer's business may also hinder our ability to release or sell the equipment.

         We may enter into contracts with manufacturers or others in which such parties may perform certain services related to equipment, including refurbishing and storing equipment and performing related services. Our ability to meet our investment objectives would be partially dependent on the satisfactory performance of these functions by such parties. See "Investment Objectives and Policies -- Information technology equipment."

THE LENGTH OF OUR OFFERING, WHICH MAY BE OPEN FOR UP TO TWO YEARS BEFORE WE RAISE THE MINIMUM AMOUNT, MAY DELAY OR REDUCE RETURNS TO INVESTORS.

         This offering will be open to investors until the first to occur of (i) the sale of all of the units being offered, (ii) the date that is two years after the effective date of the registration statement, or (iii) any earlier date, at the discretion of the general partner. Because the minimum offering amount must be reached before we can invest any offering proceeds in equipment, a delay in raising the minimum amount will delay our ability to make any distributions to investors. Further, if the minimum offering amount is not reached before the second anniversary of effectiveness, we may not break escrow and all investor funds will be returned to investors, with interest and without deduction. The interest paid on returned funds may be less than investors would have received if their money had been invested in equipment.


OUR SPONSOR, COMMONWEALTH CAPITAL CORP., DEPENDS UPON THE PROFITABILITY OF AFFILIATES IN ORDER TO BE IN A POSITION TO REPAY A $1,000,000 PROMISSORY NOTE TO OUR GENERAL PARTNER, THEREBY PUTTING OUR GENERAL PARTNER'S CAPITALIZATION AT RISK IF THE PRIOR PROGRAMS BECOME UNPROFITABLE.

          Our general partner is required by law and by our partnership agreement to maintain a minimum net worth of at least $1,000,000. Commonwealth Capital Corp. has provided capital to the general partner by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the general partner and the demand note receivable from Commonwealth Capital Corp.) of at least $1,000,000. While we believe the note to be collectible on demand based upon the representations of Ms. Springsteen and the performance of the sponsor's prior programs, the continued collectibility of the note is dependent in part upon the profitability of the prior programs, as well as CIGF6, and in part on the net worth of Kimberly Springsteen. Ms. Springsteen has issued a demand note to Commonwealth Capital Corp., also in the amount of $1 million, to provide what is essentially a personal guaranty for the general partner's net worth. Failure to maintain a sufficient net worth could cause us to treated as an association taxable as a corporation for federal income tax purposes, which would reduce funds available for distribution. See "Tax Risks - The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions."


TAX RISKS

         In view of the complexity of the tax aspects of investing in a partnership that may invest in many different types of equipment, and particularly in view of the fact that the tax situation of each investor will not be the same, you are urged to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF6. CIGF6 is not intended to be a "tax shelter" and you should not expect a tax benefit from substantial tax deductions or losses from CIGF6. The general partner anticipates, however, that CIGF6 may distribute cash periodically to you, a portion of which may not be taxable to you upon receipt. Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI. See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities" and "ERISA Considerations" below. Together with your tax advisor, you should carefully consider all of the tax aspects of an investment in CIGF6, including, specifically, the risks discussed below.

A RULING FROM THE IRS HAS NOT BEEN OBTAINED, AND THE GENERAL PARTNER DOES NOT PRESENTLY INTEND TO APPLY FOR A RULING, WITH RESPECT TO THE TAX CONSIDERATIONS ASSOCIATED WITH AN INVESTMENT IN UNITS, AND A SUCCESSFUL CHALLENGE OF OUR INTERPRETATIONS BY THE IRS COULD CAUSE THE ACTUAL TAX CONSEQUENCES TO YOU TO DIFFER FROM THOSE STATED IN THIS PROSPECTUS.

         Availability of the tax treatment described in this prospectus may be challenged by the IRS upon audit of the tax return of either CIGF6 or a partner. It should be noted that the determination of items of partnership income, gain, loss, deduction and credit will be made at the partnership level rather than in separate proceedings with the limited partners, and limited partners generally will be required to report partnership items consistent with CIGF6's tax returns.

         For any year in which CIGF6 has income in excess of deductions, each limited partner will be required to report his share of such income on his federal and state tax returns and will be responsible for the payment of taxes thereon. Such taxes may be greater than cash distributions received by the limited partner from CIGF6 in one or more taxable years.

         The primary tax benefits associated with an investment in units are the "tax-deferred" distributions (that is, distributions which are not subject to current taxation), which may be available as a result of cost recovery or depreciation deductions. The availability of tax-deferred distributions may be reduced by the alternative minimum tax. The IRS may successfully challenge the amount or timing of the depreciation deductions claimed by CIGF6, with the result that the depreciation deductions of CIGF6 may be reduced and partnership income may be increased (or loss may be decreased) for a taxable year. The tax considerations associated with an investment in CIGF6 could be affected by a number of different factors, which are described in detail under the caption "United States Federal Income Tax Considerations."

ANY ADJUSTMENT TO A TAX RETURN OF CIGF6 AS A RESULT OF AN AUDIT BY THE IRS MAY RESULT IN ADJUSTMENT TO YOUR TAX RETURN.

         Any such adjustment may result in an examination of other items in your returns unrelated to the partnership, or an examination of prior years' tax returns. You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome. Further, because you will become limited partner in a partnership by investing in CIGF6, an audit of CIGF6's tax return could potentially lead to an audit of your individual tax return.

SOME DISTRIBUTIONS WILL BE A RETURN OF CAPITAL, IN WHOLE OR IN PART, WHICH WILL COMPLICATE YOUR TAX REPORTING AND COULD CAUSE UNEXPECTED TAX CONSEQUENCES AT LIQUIDATION.

         As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. As your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond. Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

         As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.

YOUR TAX LIABILITIES MAY EXCEED CASH DISTRIBUTIONS OR CASH PROCEEDS FROM THE SALE OR OTHER DISPOSITION OF EQUIPMENT OR UNITS.

         Because we will incur loans to finance the purchase of some of its equipment, it is possible that your tax liability for a given year will exceed your cash distributions for that year because of the need to pay down the principal on such loans. A sale or other disposition of equipment or of your interest in CIGF6 may result in a tax liability to you in excess of any cash proceeds you receive. To the extent your federal tax liabilities exceed cash proceeds, such excess would be a nondeductible cost to you.

THE IRS MAY CHALLENGE OUR PARTNERSHIP STATUS WHICH, IF SUCCESSFUL, COULD SIGNIFICANTLY REDUCE CASH AVAILABLE FOR DISTRIBUTIONS.

         Treasury Regulations generally allow newly formed unincorporated entities (such as CIGF6) to choose whether to be taxed as a partnership or a corporation for federal income tax purposes. However, Section 7704 of the Code treats certain partnerships, the interests of which are deemed to be "publicly traded," as corporations. While the general partner will use its best efforts to limit the type and number of transfers of units to those which will allow CIGF6 to satisfy at least one of the safe harbors under Treasury Regulation Section 1.7704-1, we may not in fact satisfy one of these safe harbors. Certain transfers of units could occur which would cause CIGF6 to fall outside these safe harbors.

         While the failure to meet a safe harbor will not create a presumption that a partnership is publicly-traded, if the amount and type of trading in the units were to fall outside the safe harbors, the IRS may claim that CIGF6 was a "publicly-traded partnership" taxable as a corporation. See "Transferability of Units" and "United States Federal Income Tax Considerations -- Classification as a Partnership."

         If the IRS were successful in characterizing CIGF6 as a "publicly traded" partnership taxable as a corporation, then CIGF6 would be subject to tax on its net income (without deductions for cash distributions to limited partners), you would be subject to tax on the distributions irrespective of your tax basis in your units, and such distributions would be re-characterized as portfolio income to you. If the IRS successfully recharacterized CIGF6 as a corporation, the maximum federal corporate income tax rate that could currently be imposed on CIGF6 is 35%. The maximum federal income tax rate that currently could be imposed on your distributions is 39.6%. If the distributions were considered dividends, however, they are currently taxed at the maximum rate on net capital gains of 15%. This rate is set to expire after 2008 and, if it does, may increase. Thus, CIGF6, if recharacterized as a "publicly traded" partnership taxable as a corporation, could be required to pay 35% federal income tax on its net income and you could be taxed at your marginal income tax rate on distributions made to you as portfolio income, the maximum rate on dividends presently being 15%.

THE IRS MAY CHALLENGE CERTAIN PARTNERSHIP ALLOCATIONS, WHICH COULD CAUSE YOU TO RECOGNIZE ADDITIONAL TAXABLE INCOME.

         If the allocations of partnership net profits and net losses to the limited partners made pursuant to the partnership agreement were successfully challenged by the IRS, you may be required to recognize additional taxable income without any corresponding increase in distributions of cash from CIGF6.

         You may not be able currently to deduct partnership net losses as a result of limitations on the current utilization of passive activity losses. In addition, any portfolio income generated by CIGF6 may not be netted against partnership tax losses. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations." Finally, in the event that interests in CIGF6 are deemed to be "publicly traded," otherwise passive income will be treated as portfolio income which may not be netted against partnership tax losses or other passive losses, deductions, or credits of the limited partner.

THE IRS MAY CONSIDER CIGF6 TO BE A SECURED LENDER WITH RESPECT TO CERTAIN EQUIPMENT, WHICH COULD INCREASE YOUR TAX LIABILITIES.

         CIGF6 intends to structure each lease transaction so that the lease will be treated as a lease rather than as a financing arrangement for tax purposes. If, however, the IRS were successful in challenging the status of a lease by treating the lessee as the owner of the equipment and CIGF6 as a secured creditor, among other items, CIGF6 would not be entitled to cost recovery or depreciation deductions with respect to that item of equipment. The unavailability of such cost recovery or deductions will cause your tax liabilities to increase. See "United States Federal Income Tax Considerations -- Ownership of Equipment -- Tax Treatment of Leases."

YOU MAY INCUR STATE TAX AND FOREIGN TAX LIABILITIES.

         You may be required to file tax returns and pay state or local taxes, such as income, franchise or personal property taxes, as a result of an investment in CIGF6. We do not plan to finance, and our prior programs have not financed, equipment outside of the United States. When we sell equipment, we may sell it outside of the United States, and any sale of equipment into a country other than the United States may subject you to sales or other taxes in such country. See "United States Federal Income Tax Considerations -- State Taxes", and "United States Federal Income Tax Considerations -- Foreign Tax Considerations."

TAX BENEFITS ASSOCIATED WITH AN INVESTMENT IN UNITS COULD BE LOST AND/OR SUBSTANTIAL TAX LIABILITIES INCURRED BY REASON OF CHANGES IN THE TAX LAWS.

         There is presently pending before Congress legislation that could affect the tax benefits available to investments in these units. This legislation would codify the "economic substance" doctrine and apply sanctions to "noneconomic transactions" that the IRS could attempt to apply to the partnership and/or investors. Also the recently enacted Gulf Opportunity Zone Act of 2005 contains provisions that could affect the tax benefits available to investments in these units if they are made by taxpayers in affected areas. Tax reform proposals may lead to legislative proposals that may affect many areas of the tax law, including the tax benefits available to investment in these units. Furthermore, changes in the interpretation of applicable tax laws may be made by administrative or judicial action which could adversely affect the tax consequences of an investment in units. Administrative or judicial changes may or may not be retroactive with respect to transactions entered into prior to the date on which they occur. Such changes could reduce or eliminate the deductions from the partnership's investments and operations that you may claim and/or increase the income from the partnership that you must include. In either case, your income tax liability may be increased.

INVESTMENT IN CIGF6 BY A TAX EXEMPT ENTITY, INCLUDING A QUALIFIED EMPLOYEE PENSION OR PROFIT SHARING TRUST OR AN INDIVIDUAL RETIREMENT ACCOUNT, WILL RESULT IN THE RECEIPT OF UBTI.

         If a tax exempt entity realizes Unrelated Business Taxable Income, or UBTI, from all sources in excess of $1,000 per year net of deductions attributable to such UBTI, it will incur federal income tax liability with respect to such UBTI. Furthermore, if a tax exempt entity has at least $1,000 of gross income that is included in the calculation of UBTI for any year, the tax exempt entity will be obligated to file a tax return for such year. See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities."

         Investment in CIGF6 by a tax exempt entity, such as a Charitable Remainder Trust, may result in the receipt of UBTI. If a charitable remainder trust realizes UBTI, it may be disqualified for tax incentives. Please consult your tax professional for details.

INVESTMENT IN CIGF6 BY CERTAIN BENEFIT PLANS MAY IMPOSE ADDITIONAL BURDENS ON CIGF6.

         If more than 25% of the value of our outstanding units is held by investors that are benefit plans or certain other tax exempt entities, then we will be considered to be a fiduciary of those benefit plans. A pro-rata portion of our assets would be considered assets of the benefit plan, or "plan assets." To avoid classification of a pro rata portion of our underlying assets as "plan assets," and the fiduciary responsibilities that would accompany such a classification, we intend to restrict the ownership of units by "benefit plan investors" to less than 25% of the total value of outstanding units at all times. See "ERISA Considerations -- `Plan Assets.'" Neither the general partner nor CIGF6 shall have any liability or responsibility to any tax exempt limited partner or any other limited partner for any tax, penalty, sanction, costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt limited partner, or as a result of there being a transaction prohibited by a plan fiduciary.

                          OUR INDUSTRY AND OUR COMPANY

WHAT IS AN EQUIPMENT LEASING FUND?

         Equipment leasing funds enable individuals to pool their resources and receive a direct share in the profits and losses generated by leases purchased with this pool of assets. Leasing funds, as an alternative investment, making up part of a broadly diversified portfolio, may contribute to improved asset allocation and balance.

         Publicly registered direct investment programs raised over $6 billion in 2005 (Robert Stanger & Co.). These types of investments are typically not directly correlated with the stock and bond markets, because they are illiquid, non-traded securities, and the programs invest in tangible assets. Alternative investments may help enhance overall returns in a diversified portfolio. Developing a sound portfolio strategy for uncertain times may include utilizing one or more of the four most common types of alternative investments - tax credit programs, equipment leasing programs, real estate investment trusts, and oil and gas programs.

         Alternative investments are not suitable for everyone. There are risks associated with an investment in this fund, including those discussed in the Risk Factors section, beginning on page 11. There is no guarantee of performance or overall returns. Equipment leasing may be appropriate for a small percentage of an investor's portfolio in order to balance risk and provide income and diversification. Your financial consultant can discuss suitability factors and appropriateness with you.

         According the US Dept. of Commerce, over $200 billion of equipment was leased last year, as reflected in the chart below:

TRENDS AND FORECASTS FOR EQUIPMENT LEASING IN THE U.S. (dollars are in billions)


         Equipment Leasing
Year     Volume
----     -----------------
1990           $124.3
1991           $120.2
1992           $121.7
1993           $130.5
1994           $140.2
1995           $151.4
1996           $169.9
1997           $179.0
1998           $207.0
1999           $234.0
2000           $247.0
2001           $216.0
2002           $206.0
2003           $194.0
2004           $199.0
2005           $203.0





SOURCE: US DEPT OF COMMERCE, ECONOMICS & STATISTICS, BUREAU OF ECONOMICAL
ANALYSIS





         o   In 2005, over $200 billion of equipment was leased in the United
             States


         o   8 out of 10 companies lease all or some of their equipment

         o Every $1 billion in equipment Leasing creates approximately 30,000 jobs


Source: ELFA online, 1/11/07 (Equipment Leasing Association)

WHY WE BELIEVE COMPANIES LEASE

         We believe that companies lease business-essential equipment because leasing can provide many benefits to a corporation. The number one benefit that we see of leasing for a corporation is there is no large outlay of cash required. Companies can preserve their working capital, lease equipment which is an expense item, have the flexibility to upgrade the equipment when needed, and have no risk of obsolescence. Eighty percent of U.S. companies lease all or some of their equipment. (Source: Equipment Leasing Association, October 2005.)

            LESSOR BENEFITS                              LESSEE BENEFITS
           (LEASING COMPANY)                          (RENTER OF EQUIPMENT)
--------------------------------------------------------------------------------
Monthly payment for a fixed item.               No large outlay of cash.

Equipment owner retains value.                  No risk of obsolescence.

Can release or sell equipment at lease end to   Flexibility.
same or different lessee.

Leases are triple-net. (taxes, maintenance,     Expense item, not an asset or a
insurance paid by lessee)                       liability.

WHO IS COMMONWEALTH CAPITAL?

         Founded in 1978 and under the same ownership since its founding, Commonwealth Capital Corp. has acquired more than $400 million of leases in 46 states. We focus on information technology equipment because it represents a niche market in which we've been operating since inception. Our 12- to 36-month leases often end with renewal or outright purchase by the owners of the equipment. From our two office locations in Pennsylvania and Florida, Commonwealth has grown slowly over the years, according to plan, with a focus on lessee credit and investor service, rather than quantity. To date, Commonwealth has offered more than 23 investment programs to thousands of investors.

         Commonwealth's management team consists of men and women with backgrounds in all facets of the leasing and securities industries, from acquisitions, finance, portfolio management, residual value forecasting and asset remarketing, due diligence and compliance. This team, possessing a combined 100+ years of experience, manages the entire lease acquisition, operation and liquidation process.

PRIOR LESSEES & EQUIPMENT

         Commonwealth's portfolio manager attempts to diversify each of our equipment leasing funds through different types of equipment, staggered lease maturities, various lessees, businesses located throughout the U.S., and industries served. These are some of the types of equipment that could be acquired for this fund:

         o   Servers           o   Workstations               o   Digital Storage Devices

         o   Routers           o   Tape Drives                o   Optical Storage

         o   Printers          o   Engineering Workstations   o   Communication Controllers

         o   Wi Fi Equipment   o   Multi Function Printers    o   Tape Libraries

         These are typical industry sectors in which we will seek to purchase leases:

         o   Medical           o   Manufacturing              o   Automotive

         o   Electric          o   Technology                 o   National Food Services

         o   Investment        o   National Retail            o   Banking

         o   Chemical          o   Pharmaceutical             o   Office Services

         o   Construction      o   Insurance

         o   Energy            o   Communications

         The above lists are examples of the types of equipment and the industries that may be involved with CIGF6, but we do not guaranty that we will purchase any particular type of equipment or serve any particular industry listed above.

                                   MANAGEMENT

                  The Commonwealth organization (our General Partner, its parent companies and affiliates) is a fully-integrated high technology investment and management firm which has been investing in high technology equipment assets and providing acquisition, development, financing, portfolio management, leasing and disposition services for since 1978, through several general partner entities. Since inception, Commonwealth's general partner entities have acquired lease transactions, representing in excess of $450 million in purchase price. The General Partner developed for the first public and subsequent funds is Commonwealth Income & Growth Fund Inc., a Pennsylvania corporation. The General Partner was incorporated in 1993. The General Partner's office is located at Brandywine Corporate Center, 2 Christy Drive, Building One, Chadds Ford, PA 19317 and its telephone number is 1-800-249-3700. Since its organization in 1993, Commonwealth has been active in several areas within the equipment leasing industry, including: (a) financing leveraged and single investor lease transactions and (b) organization and managing several lease transactions for a number of public & equipment leasing programs. The officers and directors of the General Partner and their positions with the parent and its affiliates are as follows:


NAME                            POSITION
----                            --------
Kimberly A. Springsteen         Chairman of the Board, Treasurer & Secretary, CCC, CCSC & CIGF Inc., Chief Executive Officers
                                & Chief Operations Officer of CCC, CCSC & CIGF Inc. Chief Compliance Officer of CCSC.

Henry J. Abbott                 Director of CCC, CCSC & CIGF Inc., President, CCC & CIGF Inc. & Portfolio Director of CCC & CIGF
                                Inc., Executive Vice President of CCSC.

Lynn A. Franceschina            Director, CCC & CIGF Inc., Controller & Executive Vice President of CCC, CIGF Inc., Senior
                                Vice President of CCSC.

Katrina M. Mason                Director, CCC & CCSC, President of CCSC, Senior Vice President of CCC & CIGF Inc., Due
                                Diligence Officer & Broker Relations Manager

Jay M. Dugan                    Director, CCC, Chief Technology Officer, Executive Vice President of CCC, &  Senior Vice
                                President of CIGF Inc.

Peter Daley                     Director of CCC




Mark Hershenson                 Vice President of CCC, CCSC & CIGF Inc., Broker Services Manager

James Green                     Vice President of CCC & CIGF Inc., Manager, Portfolio Management

James Pruett                    Vice President, CCC, CCSC & CIGF Inc. & Compliance Officer of CCSC

Donnamarie D. Abbott            Vice President of CCC, CCSC & CIGF Inc., Manager, Investor Services

         KIMBERLY A. SPRINGSTEEN, Kimberly A. Springsteen, age 47, is the Chief Executive Officer and Chairman of the Board of Directors of Commonwealth Capital Corp., the parent corporation, Commonwealth Capital Securities Corp., its affiliated broker/dealer and Commonwealth Income & Growth Fund, Inc., the general partner. Ms. Springsteen has over 27 years of experience in the financial services industry, more specifically the real estate, energy and leasing sectors of Alternative Investments. Since 1997, she has served as Executive Vice President, COO and elected to the Board of Directors of the parent. In 1997, Ms. Springsteen also founded its broker/dealer arm, Commonwealth Capital Securities Corp., when she was appointed President, COO and Chief Compliance Officer of the broker/dealer and elected to the Board of Directors. Her responsibilities included business strategy, product development, broker/dealer relations development, due diligence and compliance. From 1980 through 1997, she was employed with Wheat First Butcher Singer, a regional broker/dealer located in Richmond, Virginia. At Wheat, she served as Senior Vice President & Marketing Manager for the Alternative Investments Division. Ms. Springsteen is the sole shareholder of Commonwealth Capital Corp. and subsidiaries. Ms. Springsteen holds her Series 7, 63 and 39 NASD licenses. She is a member of the Equipment Leasing Association, the Financial Planners Association, the National Association of Equipment Leasing Brokers and serves on the Board of Trustees for the Investment Program Association. Ms. Springsteen also oversees the Portfolio Advisory Committee, the Audit Committee, the Disaster Recovery Committee and the Executive Committee of the Board.

         HENRY J. ABBOTT, age 55, joined Commonwealth in 1998, as a Portfolio Manager. Mr. Abbott serves as a Director, President and Portfolio Director of the parent and its general partner affiliate. Mr. Abbott is also Executive Vice President and a registered principal of the broker/dealer. Mr. Abbott is responsible for lease acquisitions, equipment dispositions and portfolio review. Additionally, Mr. Abbott is also responsible for oversight of residual valuation, due diligence, equipment inspections, negotiating renewal and purchase options and remarketing off lease equipment. Mr. Abbott serves as senior member on the Portfolio Advisory Committee, the Audit Committee, the Disaster Recovery Committee and the Facilities Committee. Prior to Commonwealth, Mr. Abbott has been active in the commercial lending industry, working primarily on asset-backed transactions for more than 30 years. Mr. Abbott attended St. John's University and holds his NASD Series 7, 63 and 24 licenses. Mr. Abbott was a founding partner of Westwood Capital LLC in New York, a Senior Vice President for IBJ Schroeder Leasing Corporation and has managed a group specializing in the provision of operating lease finance programs in the high technology sector. Mr. Abbott brings extensive knowledge and experience in leasing and has managed over $1.5 billion of secured transactions. Mr. Abbott is a member of the Equipment Leasing Association and the Investment Program Association.

         LYNN FRANCESCHINA, age 33, joined Commonwealth in 2001 and serves as Director Executive Vice President and Controller of the parent and its general partner affiliate. Ms. Franceschina is also Senior Vie President of CCSC. Ms. Franceschina is responsible for the oversight of all accounting, cash management, financial reporting and audit and tax preparation functions. During the period of March 2004 to October 2004, Ms. Franceschina was employed with Wilmington Trust Corp., where she played a part in the development of policies and procedures related to the Sarbanes Oxley Act and its documentation. Prior to Commonwealth, in 1994 until 1999, Ms. Franceschina served as a Senior Accountant with Duquesne University, and from 1999 to 2000, a Senior Financial Analyst for Environ Products. Ms. Franceschina attended Robert Morris University and holds a Bachelor of Science in Accounting. Ms. Franceschina serves on the Portfolio Advisory Committee, the Audit Committee and the Disaster Recovery Committee, as well as a member of the Equipment Leasing Association, the Investment Program Association and the Institute of Management Accountants.

         KATRINA MASON, age 33, joined Commonwealth in 2002 and serves as Director and Senior Vice President of the parent and the general partner and Director and President of the broker/dealer affiliate, as well as Broker/Dealer Relations Manager and Due Diligence Manager of CCSC. Ms. Mason is a registered principal of the broker/dealer. Ms. Mason is responsible for managing due diligence and broker/dealer development, as well as coordination of the national sales and marketing effort, syndication and product development. Ms. Mason serves on the Disaster Recovery Committee and the Website Committee. Prior to Commonwealth, Ms. Mason worked at ICON Securities, an equipment leasing sponsor, from 1997 to 2002 and served as President from 2001 to 2002. Prior to that, Ms. Mason served as a Regional Marketing Director of Textainer Capital, an equipment-leasing sponsor. Ms. Mason attended the University of California at Santa Barbara and holds a Bachelor of Arts and also attended University of San Francisco and holds an MBA. Ms Mason holds her NASD Series 7, 22, 63 & 24 licenses. Ms. Mason is a member of the Equipment Leasing Association, the Financial Planners Association and the Investment Program Association.

         JAY DUGAN, age 58, joined Commonwealth in 2002 and serves as Executive Vice President and Chief Technology Officer of the parent and Senior Vice President of its general partner affiliate. Mr. Dugan is responsible for the information technology vision, security and operation and ongoing development, including network configurations, protection of corporate assets and maximizing security and efficiency of information flow. Prior to Commonwealth, Mr. Dugan founded First Securities USA, an NASD member firm, in 1988 and operated that firm through 1998. From 1999 until 2002, Mr. Dugan was an independent due diligence consultant until he came to Commonwealth to develop that area of the firm. Mr. Dugan attended St. Petersburg College and holds an AS Degree in Computer Networking Technology. Mr. Dugan is a Microsoft Certified Systems Engineer, Microsoft Certified Database Administrator and Comp-Tia Certified Computer Technician. Mr. Dugan is a senior member of the Disaster Recovery Committee, as well as oversight member of the Website Committee.


         PETER DALEY, age 67, joined the board of directors of CCC in 2005. Mr. Daley has been in the computer business since 1965, first with IBM as a computer broker/lessor and then with Daley Marketing Corporation (DMC), a firm he founded in July 1980 to publish reports about computer equipment, including "Market Value Reports" and "Residual Value Reports." Mr. Daley is president of DMC Consulting Group, a separate company that specializes in writing Appraisals, Portfolio Analysis and Property Tax Valuation from Fair Market Value (FMV) to Residual Value (RV) valuations. While at DMC, from 1980 to the present, Mr. Daley developed a database of "Fair Market Value" equipment values utilizing a variety of reports and publications along with the DMC and CEI Market Value Reports. Mr. Daley has also previously testified in California, Minnesota, Michigan, New York and the Virginia Courts as an expert in the field of valuation of computer equipment. Mr. Daley attended Cal State Northridge and holds his Bachelor of Science degree in Business Administration and also attended Pepperdine University and holds an MBA. Mr. Daley is an Accredited Senior Appraiser through the American Society of Appraisers.


         MARK HERSHENSON, age 40, joined Commonwealth in 2002 and serves as Vice President and Broker Services Manager of the parent and its affiliates. Mr. Hershenson is responsible for management of all custodial relationships, broker services in the areas of product education and production goals, wholesaler scheduling/support and internal sales staff. Prior to Commonwealth, Mr. Hershenson served as part of a financial planning practice at American United Life from 1999 through 2002. He has written a book for the Florida Insurance Commissioner on how to sell insurance products. Additionally, in 1991 through 1998, Mr. Hershenson served as sales trainer at MetLife for over 100 registered representatives. Mr. Hershenson attended Stonehill College and holds a Bachelor's in Psychology, with a concentration in Marketing/Organizational Behaviorism and Master's level coursework in Financial Planning though American College. Mr. Hershenson holds his NASD Series 6, 7 and 63 licenses. Mr. Hershenson is a member of the Equipment Leasing Association and the Investment Program Association.

         JAMES GREEN, age 31, joined Commonwealth in 2005 and serves as Vice President and Portfolio Manager of CCC and CIGF, Inc. Mr. Green is responsible for lease acquisitions, lease contract administration, portfolio analysis, and the sale of off-lease equipment. Previously, Mr. Green was employed at GATX Technology Services from 2001-2004. GATX was one of the largest independent IT Leasing Lessors in the country, and Mr. Green was responsible for pricing and structuring of all PC/Client Server, Datacom and Telecom leases, worth approximately $200 Million annually. Mr. Green was also responsible for the management of an acquired banking machine portfolio, lease workouts, and contributing to GATX's initial Sarbanes-Oxley compliance testing. Mr. Green attended the University of Michigan and Northeastern University. Mr. Green is currently studying for his NASD Series 22 License, is a member of the Equipment Leasing Association, and has completed their Advanced Principals of Leasing training.

         JAMES PRUETT, age 40, joined Commonwealth in 2002 and serves as Vice President and Compliance Officer of the parent and its affiliates. Mr. Pruett is responsible for management of regulatory policies and procedures, assisting in compliance internal audit, associate regulatory filings, broker/dealer registrations, state and broker/dealer financial regulatory reporting requirements. Mr. Pruett assists in the management of shareholder records and updates. Mr. Pruett is a member of the Website Committee. Mr. Pruett holds his NASD Series 22 and 63 licenses. Prior to joining Commonwealth, Mr. Pruett served as Managing Editor/Associate Publisher for Caliber Entertainment, a publishing and entertainment licensing company. Mr. Pruett's responsibilities included oversight of production of publishing library, as well as serving as Editor-in-Chief for all publications and additionally served as Media Relations Liaison. Mr. Pruett is a member of the Equipment Leasing Association and the Investment Program Association.

         DONNAMARIE D. ABBOTT, age 46, joined Commonwealth in 2001 and serves as Vice President and Investor Services Manager of the parent and its general partner affiliates. Ms. Abbott is responsible for management of daily operations in Investor Services, from pre-formation stage through issuance of investors' final distribution, communication, audited financial report, including fund masters, blue sky coordination, subscription processing, distributions, transfers of interest, redemptions, reporting and tax reporting. Ms. Abbott is a member of the Office Development Committee, the Website Committee and the Disaster Recovery Committee. Ms. Abbott holds her NASD Series 22 and 63 licenses. Prior to joining Commonwealth, Ms. Abbott served as a Pennsylvania licensed realtor. Ms. Abbott is a member of the Equipment Leasing Association and a member of the Investment Program Association.

         The directors and officers of the General Partner are required to spend only such time on CIGF6's affairs as is necessary for the proper conduct of CIGF6's business. Under certain circumstances, such directors and officers are entitled to indemnification from CIGF6. See "Conflicts of Interest" and "Responsibilities of the General Partner." The individuals listed above represent all of CIGF6's and the general partner's key management. They are the individuals responsible for making all of CIGF6's investment decisions, and will be responsible for the performance of your investment. The Partnership Agreement gives the general partner complete and exclusive control over the management of CIGF6, so the general partner can change those responsible for the management of CIGF6 at its discretion.

COMMITTEES OF OUR BOARD OF DIRECTORS

         Audit Committee. Our board has established an Audit Committee. This Committee will make recommendations concerning the engagement of an independent registered public accounting firm, review the plans and results of the audit engagement with the independent registered public accounting firm, consider the range of audit and non-audit fees and consult with the independent registered public accounting firm regarding the adequacy of our internal accounting controls. The members of the Audit Committee are Kimberly A. Springsteen (Chairman), Henry J. Abbott and Lynn Franceschina.

         Executive Committee. Our board has established an executive committee, which would exercise the powers of the Board in the management of the business affairs of our company, except for those which require action by all directors under our articles of incorporation or by-laws. Currently, Kimberly A. Springsteen is the sole member of the Executive Committee.

         Our board may establish such additional committees as the board believes appropriate.

                     RESPONSIBILITIES OF THE GENERAL PARTNER

         The general partner is accountable to CIGF6 as a fiduciary and, consequently, must exercise good faith and integrity in handling partnership affairs. Certain provisions of the partnership agreement may relieve the general partner and its affiliates from an aspect of their state common law fiduciary duties to act solely in the partnership's best interest by permitting the allocation of investment opportunities among other programs sponsored by Com Cap Corp. These duties are specifically limited by the provisions of our limited partnership agreement, and the limitation is not generally applicable to all limited partnerships. This limitation benefits the general partner by allowing it to serve as general partner for multiple programs and to seek more investment opportunities simultaneously. A potential detriment the general partner may face due to this limitation is that it could face conflicts in trying to allocate opportunities that would be beneficial to more than one of the limited partnerships. General partners are held to a duty of good faith in conducting partnership affairs.

         Since the general partner and certain programs it has sponsored will acquire and lease equipment in the same manner as CIGF6, the general partner may be deemed to have a conflict of interest with CIGF6. This conflict arises because the partnership agreement states that, if two or more investor programs are in a position to acquire the same equipment, the general partner will decide which program or entity will purchase the equipment. The general partner generally affords priority to the program that has had funds available to purchase equipment for the longest period of time. If two or more investor programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser, the general partner will generally give priority to the equipment which has been available for lease or sale for the longest period of time. The general partner may also allocate equipment to other programs based on the cash/borrowing available, the equipment type, the term of the lease, and the percentage that each lessee represents to the total assets of the funds or programs. This allocation of equipment may relieve the general partner and its affiliates from an aspect of their fiduciary duty to CIGF6 that would otherwise require them to secure investment opportunities to the partnership without regard to the interest of other entities.

         Without modifying the general partner's fiduciary duties, the general partner might not be able to serve as the general partner for CIGF6 and other investor programs acquiring and leasing equipment at the same time. This modification may operate as a detriment to limited partners because there may be business opportunities that will not be made available to CIGF6 that otherwise would have been made available if the general partner was not also the general partner of other programs.

         The partnership agreement provides that the general partner will not be liable to CIGF6 or to any limited partner for any loss or damage caused by the general partner's actions or omissions, if made in good faith in connection with CIGF6. An act or omission giving rise to a loss will be considered made in good faith if the general partner has determined such course of conduct to be in the best interest of CIGF6. The partnership agreement also provides that CIGF6 will indemnify and hold harmless the general partner, its affiliates and its successors and assigns against any liability, loss or damage incurred by reason of any act or omission performed or omitted in good faith in connection with the activities of CIGF6 or in dealing with third parties on behalf of CIGF6 (including reasonable costs and reasonable attorneys' fees).

         If such act or omission constitutes fraud, negligence, or breach of fiduciary duty, this indemnification will not be available. If such liability, loss, or damage arose out of any act or omission on the part of the general partner, the general partner must have acted in the good faith belief that such course of conduct was in the best interest of CIGF6 in order to be indemnified, and any such indemnification shall be recoverable only from the assets of CIGF6 and not from the holders of units. A successful claim for indemnification could deplete the assets of CIGF6.

         Based upon the present state of the law, a limited partner may institute legal action on behalf of himself and all other limited partners (a class action) to recover damages for a breach by the general partner of its fiduciary duty, or on behalf of CIGF6 (a partnership derivative action) to recover damages from third parties. In addition, (i) investors may bring partnership class actions in federal courts to enforce their rights under the federal and state securities laws. Investors who have suffered losses in connection with the purchase or sale of their units may be able to recover such losses from the general partner where the losses result from a violation by the general partner of the antifraud provisions of federal or state securities laws.

         The fiduciary duty owed by a general partner to its partners is similar in many respects to the fiduciary duty owed by the directors of a corporation to its shareholders and is subject to the same rule commonly referred to as the "business judgment rule." Directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. Accordingly, the general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

         If indemnification provisions purport to include indemnification for liabilities under the Securities Act of 1933, CIGF6 has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable. CIGF6 will not indemnify the general partner and its successors and assigns against liabilities arising under the Securities Act of 1933 unless the indemnified party is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law. CIGF6 will not pay for any insurance covering the liability of the general partner or its successors or assigns for any act or omission whether or not indemnification is permitted by the partnership agreement.

                       INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT POLICIES

We intend to use a substantial portion of the proceeds of this offering, retained proceeds and debt (not to exceed 30% of the total cost of the equipment owned by CIGF6) to purchase information technology equipment. We intend to acquire equipment which is leased to U.S. corporations through operating leases. We retain the flexibility to enter into "full payout net leases" (in which the non-cancelable rental payments due are at least sufficient to recover the purchase price of the equipment) and "conditional sales contracts" but have not and do not anticipate doing so. See "-- Description of Leases," below.

Our principal investment objectives are to:

         o provide cash distributions to limited partners through the acquisition, lease and sale of information technology equipment;

         o    preserve and protect limited partners' capital;

         o use a portion of cash flow and sales proceeds, refinancing or other sale of equipment to purchase additional equipment; and

         o refinance, sell or otherwise dispose of equipment in a manner that will maximize the proceeds to CIGF6 and subsequent overall return to investors.

         o beginning in approximately year 9 of the partnership, distribute sale proceeds to investors. Sale of equipment will occur in an orderly fashion as leases expire. Distributions will fluctuate during this time.

         CIGF6 may originate leases, but we primarily will purchase new leases (already newly in place) from other leasing companies. The leasing companies we purchase leases from originate leases in bulk from major corporations and sell off part of their portfolios, much like a bank selling a mortgage to another bank, for fees. Commonwealth forms a strategic partnership with other leasing companies, to assist in maximizing lease performance on the back-end of the lease. This strategic partnership provides "threshold revenue sharing," which is negotiated on an individual basis, if certain performance criteria are realized.

         The equipment that will be in our portfolio cannot be determined, as there is no way of anticipating what equipment will be available on reasonable terms throughout CIGF6's life. The general partner may vary our portfolio and invest a substantial portion of the net proceeds of this offering in a single category of information technology and other similar equipment with certain restrictions. See "--Information Technology Equipment" and "-- Other Equipment Restrictions," below.

         As of the date of this prospectus, CIGF6 has not entered into any commitments for the acquisition, financing, or leasing to third parties of equipment. CIGF6 will attempt to obtain contractual commitments for the purchase of equipment as soon as practicable. Limited partners will not have any right to vote on or otherwise approve or disapprove any particular investment to be made by CIGF6. It is not possible to determine the date when the net offering proceeds (capital contributions less commissions and other organizational fees and expenses) will be fully invested in equipment by CIGF6 or the terms of any purchases of equipment.

         If all of the net proceeds of this offering are not invested by CIGF6 in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not invested or committed will thereupon be promptly returned, with interest at the rate earned by CIGF6.

         Although it is currently anticipated that CIGF6 will acquire new equipment, CIGF6 may also purchase used equipment. Equipment purchases will be made through lease brokers who charge CIGF6 a fee over their cost of the equipment as compensation.

         The general partner anticipates that CIGF6's equipment will be leased under operating leases or that an operating lease will be entered into with a third party when CIGF6 acquires an item of equipment. See "-- Description of Leases" below.

         CIGF6 may also engage in sale/leaseback transactions, in which CIGF6 would purchase equipment from companies that would then immediately lease the equipment from CIGF6.

         CIGF6 may enter into arrangements with one or more manufacturers so CIGF6 can purchase equipment from such manufacturers which has previously been leased directly by the manufacturer to third parties under vendor leasing programs. The manufacturers of equipment will provide maintenance, remarketing and other services for the equipment subject to such agreements.

         The general partner can change the investment objectives of CIGF6 if it determines that such a change is in the best interest of the limited partners and so long as such a change is consistent with Sections 10.2 and 10.3 of the partnership agreement. For example, the general partner may decide to invest in different equipment types, such as medical equipment, if the general partner believes that will be the most profitable and efficient use of CIGF6's assets. Changing economic conditions, such as a significant trend toward information technology purchases, rather than leasing, may make it necessary or desirable for the general partner to adjust our investment objectives. However, the general partner cannot change CIGF6's primary objective of acquiring, leasing and selling equipment without the consent of holders of more than fifty percent of the units. The general partner will notify the limited partners if it makes such a determination to change CIGF6's investment objectives. For more details on the general partner's rights and duties, please read our Restated Limited Partnership attached to this prospectus as Appendix II.

INFORMATION TECHNOLOGY EQUIPMENT

         The information technology equipment that we plan to acquire consists of devices used to convey information into and out of a central processing unit, or mainframe, of a computer system. Examples are tape drives, disk drives, tape controllers, disk controllers, printers, terminals and related control units, all of which are related to the process of storing, retrieving, and processing information by computer. These devices are also often referred to as "peripheral equipment." There are over twenty different types of information technology equipment that we anticipate purchasing on behalf of CIGF6.

         CIGF6 acquires primarily IBM manufactured or IBM-compatible equipment. The general partner believes that dealing in IBM-compatible equipment is particularly advantageous because of the large IBM customer base, IBM's policy of supporting IBM users with software and maintenance services and the large amount of IBM and IBM-compatible equipment in the marketplace.

         If, in the general partner's opinion, IBM's competitors begin to offer these advantages and the general partner determines that non-IBM compatible equipment is comparable in quality, the general partner may increase its purchases of computer equipment which is not IBM-compatible if such purchases are in the best economic interest of CIGF6.

         Information technology has developed rapidly in recent years and is expected to continue to do so. Technological advances have permitted reductions in the cost of computer processing capacity, permitting applications unavailable a few years ago. Much of the older IBM and IBM-compatible information technology equipment has not been retired from service, because software is generally interchangeable between older and newer equipment, and older equipment is capable of performing many of the same functions as newer equipment. In the future, the rate or nature of equipment development may cause equipment to become obsolete more rapidly.

         The general partner believes that values of most peripheral equipment have been affected less dramatically by changes in technology than have the values of central processing units. An equipment user who upgrades to a more advanced central processor generally can continue to use his existing peripheral equipment. CIGF6 does not intend to invest in central processing units, or mainframe computers. Peripheral equipment is a term used to describe equipment that is part of a computer system, but not the computer itself. Generally this type of equipment will have a longer useful life. This allows for re-marketability of equipment, if it is returned before its economic or announcement cycle is depleted. Today, there are over 20 different types of peripheral categories leased and many manufacturers within those categories. Added features to these categories can increase value and diversification, as well. Peripheral equipment, however, is subject to declines in value as new, improved models are developed and become available. Technological advances and other factors have at times caused dramatic reduction in the market prices of certain older models of IBM and IBM-compatible information technology equipment.

OTHER EQUIPMENT RESTRICTIONS

         The general partner is also authorized to invest in telecommunication or medical technology equipment.

         CIGF6 may not invest in any additional types of equipment unless:

         o the total purchase price of all equipment purchased by CIGF6 which is not information technology, telecommunication or medical technology equipment represents 25% or less of the total cost of all of the assets of CIGF6 at that time; and

         o the general partner determines that such purchase is in the best economic interest of CIGF6 at the time of the purchase. There can be no assurance that any equipment investments can be found which meet this standard, and there can be no assurance that investments of this type will be made by CIGF6.

DIVERSIFICATION

         Diversification is desirable to minimize the effects of changes in specific industries, local economic conditions or similar risks. CIGF6's diversification will depend in part upon the financing which can be assumed by CIGF6 or borrowed from third parties on satisfactory terms.

         CIGF6's business strategy is to acquire information technology equipment leases, that are entered into primarily with investment grade domestic lessees. Our strategy for diversification is through equipment type, lessees, lease maturities, industries of lessees, and geographic location. Our leases are typically 12 to 36 months in length and are triple-net in structure. Diversification will also depend on the availability of various types of equipment. Since the needs of potential lessees are unknown at this time, there can be no assurance given with respect to the maximum percentages of proceeds which will be invested in any single item or group of items of equipment or in equipment under lease to a single lessee, except as explained below and under "Other Equipment Restrictions" above. See also "Risk Factors -- The assets that CIGF6 will acquire will not be diversified by equipment type, which may adversely affect the performance of CIGF6" and "-- The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect the performance of CIGF6." During the operational stage of CIGF6, we may not at any one point in time lease more than 25% of the equipment to a single person or affiliated group of persons.

DESCRIPTION OF LEASES

         We will purchase only equipment which will be subject to a lease. The general partner intends to lease most of the equipment to third parties subject to operating leases. Operating leases are relatively short-term (12 to 36 month) leases under which the rental payments during the original term of the lease are not sufficient to recover the purchase price of the equipment.

         The terms of the leases will depend upon a variety of factors, including:

         o the desirability of each type of lease from both an investment and a tax point of view;
         o the relative demand among lessees for operating leases, as opposed to financing or other types of leases not offered by us;
         o    the type and use of equipment and its anticipated residual value;
         o    the business of the lessee and its credit rating;
         o    the availability and cost of financing;
         o    regulatory considerations;
         o the accounting treatment of the lease sought by the lessee or the partnership; and
         o    competitive factors.

         Based on current sales prices for equipment and the past experience of the general partner in disposing of equipment at the end of lease terms, the general partner believes that CIGF6 will be able to release or dispose of its equipment leased under operating leases after their initial terms. Historically, the general partner has found that approximately 80% of lessees elect to purchase or re-lease the equipment after the initial lease term, approximately 15% of lessees elect to run the leases on a month-to-month basis for a period of time before terminating, and approximately 5% of lessees terminate upon several months prior notice.

         We intend to enter into "triple net leases" which typically provide that the lessee will bear the risk of physical loss of the equipment, pay taxes relating to the lease or use of the equipment and maintain the equipment. The lessee will also:

         o    indemnify CIGF6 against any liability suffered by CIGF6 as the result of any act or omission of the lessee or its agents;
         o    maintain casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount described in the lease; and
         o maintain liability insurance naming CIGF6 as an additional insured with a minimum coverage which the general partner believes is appropriate.

         We may also purchase "umbrella" insurance policies to cover excess liability.

         The general partner has not established standards for lessees to which it will lease equipment and there is no investment restriction prohibiting CIGF6 from doing business with any lessees. The general partner will perform a credit analysis (including a review of the financial statements, credit history and public debt record) of all potential lessees to determine the lessee's ability to make payments under the lease.

         The terms and conditions of our leases will be determined by negotiation and may impose substantial obligations on CIGF6. If we were to assume maintenance or service obligations, we would enter into separate maintenance or service agreements with manufacturers or certified maintenance organizations to provide such services. Such agreements will generally require annual or more frequent adjustments of service fees. We do not presently anticipate entering into any leases which require us to perform maintenance duties.

BORROWING POLICIES

         We may incur debt in an amount of up to 30% of the total cost of the equipment in the portfolio at the time of purchase. However, we may not borrow to acquire equipment unless, at the time of any such borrowing, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment. We have not entered any commitments or arrangements with potential lenders to provide us with debt financing as of the date of this prospectus. Debt, for purposes of this prospectus, means debt incurred with respect to acquiring or investing in equipment, or refinancing non-term debt, but not debt incurred with respect to refinancing existing partnership term debt. We will incur only non-recourse debt, which will be secured by equipment and lease income. This debt will permit us to increase the amount of our depreciable assets, and should increase both our lease revenues and our federal income tax deductions above those levels which would be achieved without borrowing. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment. Any debt incurred will be fully amortized over the term of the initial lease for the equipment securing the debt. The amount borrowed by CIGF6 will depend on a number of factors, including:

         o    the types of equipment acquired by CIGF6;
         o    the creditworthiness of the lessee;
         o    the availability of suitable financing; and
         o    prevailing interest rates.

         CIGF6 intends to be flexible in the degree of leverage it employs, within the permissible limit. CIGF6 will purchase some items of equipment without debt. If CIGF6 purchases an item of equipment without debt and then suitable financing becomes available, it may then obtain the financing, secure the financing with the equipment purchased previously and invest any proceeds from financing in additional items of equipment. CIGF6 will attempt to borrow funds, to the fullest extent possible, at interest rates fixed at the time of borrowing.

         Any debt incurred by CIGF6 must be non-recourse. Non-recourse debt means that the lender providing the funds can look for security only to the equipment pledged as security for the loan, including the proceeds derived from leasing or selling the equipment. Neither CIGF6 nor any partner (including the general partner) would be liable for repayment of any non-recourse debt. To the extent CIGF6 borrows on a non-recourse basis, the limited partners' tax basis in their units will increase, although there may not be a corresponding increase in the partners' "At-Risk" amount. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses."

         The general partner and its affiliates may make loans to CIGF6 on a short-term basis in an amount of 1.01% of net offering proceeds, if necessary. If the general partner or any of its affiliates does so, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans. CIGF6 will not pay interest on a loan at an annual rate greater than three percent over the "prime rate" published in The Wall Street Journal. All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF6 within 12 months after the date of the loan. See "Compensation to the General Partner and Affiliates."

         If the general partner or any of its affiliates purchases equipment in its own name and with its own funds in order to facilitate ultimate purchase by CIGF6, the general partner or any such affiliate will be entitled to receive interest on the funds. See "Conflicts of Interest -- Acquisitions."

REFINANCING POLICIES

         CIGF6 may refinance its debt, subject to borrowing restrictions. The general partner will take into consideration factors such as the amount of appreciation in value to be realized, the possible risks of continued ownership and the anticipated advantages, as compared to selling such equipment.

         CIGF6 may retain an item of equipment, through refinancing, to generate additional funds for reinvestment in additional equipment or for distribution to the limited partners.

         A refinancing will not be taxable to a limited partner unless it exceeds the tax basis of the limited partner's units (after any increase of the tax basis as a result of CIGF6's incurring any additional non-recourse debt). See

"United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis."

LIQUIDATION POLICIES

         CIGF6 will begin to dispose of its equipment approximately nine years after the completion of this offering. The general partner may begin to dispose of all its equipment at such time as the general partner believes will allow for an orderly, business-like disposition of all of the equipment prior to the termination of CIGF6 on December 31, 2018. However, the general partner may, at any time, decide to dispose of all its equipment and dissolve CIGF6 upon the approval of limited partners holding a majority in interest of units.

         Particular items of equipment may be sold at any time if, in the judgment of the general partner, it is in the best interest of CIGF6 to do so. The determination of whether particular items of partnership equipment should be sold will be made by the general partner after consideration of all relevant factors (including prevailing economic conditions, lessee demand, the general partner's views of current and future market conditions, the cash requirements of CIGF6, potential capital appreciation, cash flow and federal income tax considerations), with a view toward achieving the principal investment objectives of CIGF6. The residual value of equipment sold is determined by the market for such equipment at the time of liquidation. It may be equal to, less than or more than the depreciated book value, depending on the marketability of the particular item of equipment at the time it is sold. To determine such value, the general partner uses third-party residual value analysis and/or as multiple outside bids collected prior to each equipment sale.

         As partial payment for equipment sold, CIGF6 may receive purchase money obligations secured by liens on such equipment. The General Partner will also receive an equipment liquidation fee with respect to each item of equipment sold, in an amount of up to 3% of the sales price of the equipment. See "Compensation to the General Partner and Affiliates -- Equipment Liquidation Fee."

MANAGEMENT OF EQUIPMENT

         Equipment management services for CIGF6's equipment will be provided by the general partner and its affiliates, consisting of one or more of the following:

         o    collection of income from the equipment;
         o    negotiation and review of leases and sales agreements;
         o    releasing and leasing-related services;
         o    payment of operating expenses;
         o    periodic physical inspections and market surveys;
         o    servicing indebtedness secured by equipment;
         o general supervision of lessees to assure that they are properly utilizing and operating equipment; and
         o providing related services with respect to equipment, supervising, monitoring and reviewing services performed by others in respect to equipment and preparing monthly equipment operating statements and related reports.

         Certain of these services may be provided initially by lease brokers as part of their agreement to sell the equipment to CIGF6. See "Compensation of General Partner and Affiliates -- Equipment Management Fee."

COMPETITION

         The equipment leasing industry is highly competitive. We will compete with leasing companies, equipment manufacturers and their affiliated financing companies and entities similar to CIGF6 (including other programs sponsored by the general partner), some of which will have greater financial resources and more experience in the equipment leasing business than the general partner.

         Other leasing companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective lessees on financial terms which are more favorable than those which CIGF6 can offer. As a result of these advantages, we may be unable to lease our equipment on terms as favorable as some of our competitors can offer.

         The information technology equipment industry is also extremely competitive. Competitive factors include pricing, technological innovation and methods of financing. Manufacturer-lessors could maintain advantages through policies which combine service and hardware with payment accomplished through a single monthly charge.

         The dominant firm in the computer marketplace is International Business Machines Corporation. Its subsidiary, IBM Credit Corporation, is the dominant force in the leasing of IBM equipment. Because of IBM's substantial resources and dominant position, changes with respect to computer systems, pricing, marketing practices, technological innovation and the availability of new and attractive financing plans could occur at almost any time. Significant action in any of these areas by IBM or IBM Credit Corporation might materially adversely affect our business. See "Risk Factors - The assets that CIGF6 will acquire will not be diversified by asset class, which may adversely affect the performance of CIGF6."

PRELIMINARY INVESTMENTS

         CIGF6 does not now own, and has made no commitment to purchase, any equipment. The general partner or its affiliates may purchase equipment prior to the completion of this offering, which equipment and the related leases, if any, to which it is subject could be sold and assigned to CIGF6 after it commences its business operations. No such purchase shall commence until the minimum offering level has been reached. See "Conflicts of Interest - Acquisitions."

         It is not possible to determine the date when the net offering proceeds, less working capital reserves, if any, will be fully invested in equipment by CIGF6, or the terms of any purchases of equipment. CIGF6 will invest the net offering proceeds prior to the acquisition of equipment in short-term, highly liquid investments where there is appropriate safety of principal, such as United States Treasury Bills.

         If all of the net proceeds of this offering are not invested by CIGF6 in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned to the limited partners with a proportionate share of interest at the rate earned by CIGF6 on the investment of such proceeds, based upon their respective number of units and time of purchase. For such purpose, funds will be deemed to be committed to investment and will not be returned to the limited partners to the extent written agreements in principle, commitment letters, letter of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated. Funds will also be deemed to be committed to the extent:

         o any funds may have been reserved to make contingent payments in connection with any equipment already acquired, whether or not any such payments are ultimately made;

         o as a condition of obtaining financing, CIGF6 is required to maintain funds as a compensating balance; or

         o the general partner decides that an addition to the working capital reserve is necessary in connection with any equipment. In the event any such uninvested funds are distributed to the limited partners, such distribution will be treated as a return of capital. See "United States Federal Income Tax Considerations - Cash Distributions."

RESERVES

         Because CIGF6's leases are expected to be on a "triple-net" basis, no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, the general partner may retain a portion of the offering proceeds, cash flow and net disposition proceeds for maintenance, repairs and working capital. There are no limitations on the amount of offering proceeds, cash flow and net disposition proceeds that may be retained as reserves. Since no reserve will be established initially, if available cash flow of CIGF6 is insufficient to cover CIGF6's operating expenses and liabilities, it may be necessary for CIGF6 to obtain additional funds by refinancing its equipment or borrowing. In addition, the General Partner and Com Cap Corp. have committed to lend or contribute to CIGF6 an amount up to 1.01% of the net offering proceeds, if needed, to meet CIGF6'S expenses.

GENERAL RESTRICTIONS

         Under the partnership agreement, CIGF6 is not permitted to:

         o invest in junior trust deeds unless received in connection with the sale of an item of equipment in an amount which does not exceed 30% of value of the assets of CIGF6 on the date of investment;

         o    invest in or underwrite the securities of other issuers;

         o    acquire any equipment for units;

         o issue senior securities (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or CIGF6's business shall not be senior securities);

         o make loans to any person, including the general partner or any of its affiliates;

         o sell or lease any equipment to, lease any equipment from, or enter into any sale-leaseback transactions with, the general partner or any of its affiliates;

         o give the general partner or any of its affiliates an exclusive right or employment to sell CIGF6's equipment; or

         o engage in any type of reciprocal business arrangement which would circumvent these prohibitions against dealing with affiliates.

         However, we may invest in joint venture arrangements with other equipment programs formed by the general partner or its affiliates, if those investments or arrangements meet certain conditions, See "Conflicts of Interest
- Joint Ventures with Affiliates of the General Partner."

         The general partner has also agreed to use its best efforts to assure that CIGF6 shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940.

         The general partner and its affiliates may engage in other activities, whether or not competitive with CIGF6. The partnership agreement also indicates that neither the general partner nor any of its affiliates may receive any rebate or "give up" in connection with CIGF6's activities. See "Conflicts of Interest," "Compensation to the General Partner and Affiliates," and "Management."

         CIGF6 may invest in general partnerships or joint ventures with persons other than equipment programs formed by the general partner or its affiliates, which partnerships or joint ventures own specific equipment, if:

         o CIGF6 has or acquires a controlling interest in ventures or partnerships;

         o    the non-controlling interest is owned by a non-affiliate; and

         o    there are no duplicate fees.

               COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES

         The following table summarizes the types, estimated amounts and recipients of compensation to be paid by CIGF6 directly or indirectly to the general partner and its affiliates in connection with this offering and our operation. These payments will result from non-arm's-length bargaining. See "Conflicts of Interest."

         Unless disclosed in this prospectus, CIGF6 will not engage in transactions with the general partner or any of its affiliates. As described below, the maximum front-end fees (which include fees and expenses incurred by any person in connection with the organization of CIGF6 and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $48,678,570 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds). Fees and expenses set forth in the table below will not be reclassified to avoid any applicable caps on such fees and expenses.


                                                                                       Estimated        Estimated
                                                                                    Amount Assuming  Amount Assuming
                                                                                       Minimum of       Maximum of
Entity Receiving                                                                      57,500 Units   2,500,000 Units
Compensation                               Type of Compensation                         Are Sold         Are Sold
----------------------------------------------------------------------------------------------------------------------
                                           OFFERING AND ORGANIZATION STAGE
Commonwealth Capital    UNDERWRITING COMMISSIONS.  CIGF6 will pay to the dealer     $115,000            $5,000,000
Securities Corp.        manager an amount of up to ten percent of capital
                        contributions as underwriting commissions after and only
                        if the required $1,150,000 minimum subscription amount
                        is sold. The dealer manager will reallow to
                        participating broker-dealers out of underwriting
                        commissions a selling commission of eight percent of the
                        capital contributions from units sold by such
                        participating brokers. Some or all of the remaining two
                        percent (the dealer manager fee) may be reallowed to
                        participating broker-dealers for due diligence expense
                        reimbursements. The actual amount of the underwriting
                        commissions may vary due to the volume discounts
                        available to investors purchasing certain quantities of
                        units. See "Plan of Distribution."

The General Partner     ORGANIZATIONAL FEE. An organization fee equal to three      $34,500             $1,250,000
                        percent of the first $25,000,000 of limited partners'
                        capital contributions and two percent of the limited
                        partners' capital contribution in excess of $25,000,000,
                        as compensation for the organization of CIGF6. It is
                        anticipated that the organizational and offering
                        expenses, which include legal, accounting and printing
                        expenses, various registration and filing fees,
                        miscellaneous expenses related to the organization and
                        formation of CIGF6, other costs of registration and
                        costs incurred in connection with the preparation,
                        printing and distribution of this prospectus and related
                        sales literature will be as high as $1,830,850, of which
                        the general partner will pay up to $1,250,000 out of its
                        organizational fee. Any costs above $1,250,000 will be
                        paid by CIGF6 out of offering proceeds.

                                     OPERATIONAL AND SALE OR LIQUIDATION STAGES

The General Partner     REIMBURSEMENT OF EXPENSES.  The general partner and its     $30,000             $400,000
and its Affiliates      affiliates are entitled, under Section 5.2 of the
                        partnership agreement, to reimbursement by CIGF6 for the
                        cost of goods, supplies or services obtained and used by
                        the general partner in connection with the
                        administration and operation of CIGF6 from third parties
                        unaffiliated with the general partner. The amounts set
                        forth on this table are approximations of reimbursable
                        expenses for the first year of CIGF6's operation and do
                        not include expenses incurred in the offering of units.

The General Partner     EQUIPMENT ACQUISITION FEE.  An equipment acquisition fee    $57,171             $2,500,000
                        of four percent of the purchase price of each item of       assuming we         assuming we
                        equipment purchased as compensation for the negotiation of  invest the full     invest the full
                        the acquisition of the equipment and the lease.  The fee    amount of           amount of
                        will be paid upon closing of the offering with respect to   proceeds            proceeds
                        the equipment to be purchased by CIGF6 with the net         available for       available for
                        proceeds of the offering available for investment in        investment, and     investment, and
                        equipment except for fees on the leveraged portion of the   use a maximum       use a maximum
                        purchase price which are paid when the equipment is         of 30% leverage     of 30% leverage
                        purchased.  If CIGF6 does not purchase equipment with all   in the first        in the first
                        the net proceeds of the offering, the general partner will  year of             year of
                        return a pro rata portion of the fee to CIGF6.  If CIGF6    operations.         operations.
                        acquires equipment in an amount exceeding the net proceeds of the offering available for investment in equipment, the fee will be paid when such equipment is acquired.  The
                        amount of such fees will depend on the total value of
                        equipment purchased and will be affected by the amount of
                        leverage used, proceeds from equipment sold, interest
                        rates and lease rates at the time of acquisition.  For
                        example, the amount of fees will increase as we increase
                        equipment turnover in our portfolio or increase the amount of leverage we use.

The General Partner     DEBT PLACEMENT FEE.  As compensation for arranging term           Not                 Not
                        debt to finance the acquisition of equipment by CIGF6, a    determinable at     determinable at
                        fee equal to one percent of such indebtedness; provided,       this time           this time
                        however, that such fee shall be reduced to the extent
                        CIGF6 incurs such fees to third parties unaffiliated with
                        the general partner or the lender, with respect to such
                        indebtedness.  No such fee will be paid with respect to
                        borrowings from the general partner or its affiliates.
                        CIGF6 intends to initially acquire leases on an all cash
                        basis with the proceeds of this offering, but may borrow
                        funds after the offering proceeds have been invested.
                        The amount we borrow, and therefore the amount of the
                        fee, will depend upon interest rates at the time of a
                        loan, and the amount of leverage we determine is
                        appropriate at the time. We do not intend to use more
                        than 30% leverage overall in our portfolio. Fees will
                        increase as the amount of leverage we use increases, and
                        as turnover in the portfolio increases and additional
                        equipment is purchased using leverage.

The General Partner     EQUIPMENT MANAGEMENT FEE.  A monthly fee equal to the             Not                 Not
                        lesser of (a) the fees which would be charged by an         determinable at     determinable at
                        independent third party in the same geographic market for      this time           this time
                        similar services and equipment or (b) the sum of (i) two
                        percent of gross lease revenues attributable to equipment
                        subject to full payout net leases which contain net lease
                        provisions and (ii) five percent of the gross lease
                        revenues attributable to equipment subject to operating
                        leases. Our general partner, based on its experience in
                        the equipment leasing industry and current dealings with
                        others in the industry, will use its business judgement to determine if a given fee is competitive, reasonable and
                        customary. The amount of the fee will depend upon the
                        amount of equipment we manage, which in turn will depend
                        upon the amount we raise in this offering.  Reductions in
                        market rates for similar services would also reduce the
                        amount of this fee we will receive.

The General Partner     EQUIPMENT LIQUIDATION FEE.  With respect to each item of          Not                 Not
                        equipment sold by the general partner, a fee equal to the   determinable at     determinable at
                        lesser of (i) 50% of the competitive equipment sale            this time           this time
                        commission or (ii) three percent of the sales price of
                        the  equipment.  The payment of this fee is subordinated
                        to the receipt by the limited partners of (i) a return of
                        their capital contributions and a 10% per annum cumulative return, compounded daily, on adjusted capital
                        contributions and (ii) the net disposition proceeds from
                        such sale in accordance with the partnership agreement.
                        Our general partner, based on its experience in the
                        equipment leasing industry and current dealings with
                        others in the industry, uses its business judgement to
                        determine if a given sales commission is competitive,
                        reasonable and customary. Such fee will be reduced to
                        the extent any liquidation or resale fees are paid to
                        unaffiliated parties. The amount of such fees will
                        depend upon the sale price of equipment sold. Sale
                        prices will vary depending upon the type, age and
                        condition of equipment sold. The shorter the terms of
                        our leases, the more often we may sell equipment, which
                        will increase liquidation fees we receive.

                                             INTEREST IN THE PARTNERSHIP

The General Partner     PARTNERSHIP INTEREST. The general partner will have a             Not                 Not
                        present and continuing one percent carried interest in      determinable at     determinable at
                        CIGF6's items of income, gain, loss, deduction, credit,        this time           this time
                        and tax preference. The value of this partnership
                        interest will depend upon the performance of our
                        business and the value of our assets.

The General Partner     DISTRIBUTIONS.  The general partner will receive a                Not                 Not
                        promotional interest of one percent of cash available for   determinable at     determinable at
                        distribution until the limited partners have received          this time           this time
                        distributions of cash available for distribution equal to
                        their capital contributions plus a 10% cumulative return
                        and thereafter, the general partner will receive 10% of
                        cash available for distribution.  The amounts available
                        for distribution will depend upon the performance of our
                        business and the amount of future lease revenues.

                              CONFLICTS OF INTEREST

         CIGF6 will face conflicts of interest arising out of its relationships with the general partner and its affiliates. These relationships are depicted in the chart below:

                                   ------------------------------
                                     COMMONWEALTH CAPITAL CORP.
                                   ------------------------------
                                                  |
                                                  |
                                                  |
                                                 \|/
                                   ------------------------------
                                   Commonwealth of Delaware, Inc.
                                   ------------------------------
                                                  |
                                                  |
                                                  |
                                                 \|/
         -------------------------------------------------------------------------
         |                      |                        |                         |
        \|/                    \|/                      \|/                       \|/
--------------------   --------------------    ----------------------     --------------------
|   Commonwealth   |   |   Garden State   |    | ------------------ |     |   Commonwealth   |
| Private Income & |   |Facilities Funding|    | | Commonwealth   | |---> |Capital Securities|
|Growth Funds, Inc.|   |      Inc.**      |    | |   Income &     | |     |     Corp.*       |
|(Private Funds GP)|   |                  |    | | Growth Funds,  | |     --------------------
--------------------   --------------------    | |     Inc.       | |
         |                                     | ------------------ |
         |                                     |--------------------\
         |                                               |            \
        \|/                                             \|/           \|/ -------------------
-------------------                            ---------------------      |   Commonwealth   |
|   Commonwealth  |                            |    Commonwealth   |      |  Income & Growth |
|Income Trust VIII|                            |   Income & Growth |      |   Private Fund I |
-------------------                            |       Fund I      |      --------------------
         |                                     ---------------------               |
         |                                               |                         |
        \|/                                             \|/                       \|/
-------------------                            ---------------------      --------------------
|  Commonwealth   |                            |    Commonwealth   |      |   Commonwealth   |
| Income Trust X  |                            |  Income & Growth  |      |  Income & Growth |
-------------------                            |      Fund II      |      |  Private Fund II |
         |                                     ---------------------      --------------------
         |                                               |
        \|/                                             \|/
-------------------                            ---------------------
|  Commonwealth   |                            |    Commonwealth   |
| Private Fund IV |                            |   Income & Growth |
|                 |                            |      Fund III     |
-------------------                            ---------------------
         |                                               |
        \|/                                             \|/
-------------------                            ---------------------
|  Commonwealth   |                            |   Commonwealth    |
| Private Fund V  |                            |  Income & Growth  |
|                 |                            |     Fund IV       |
-------------------                            ---------------------
         |                                               |
        \|/                                              |
-------------------                                     \|/
| Commonwealth    |                            ---------------------
|Private Fund VI  |                            |    Commonwealth   |
-------------------                            |  Income & Growth  |
                                               |      Fund V       |
---------------------------------------        ---------------------
|*CCSC became the Dealer-Manager      |                  |
|of the Commonwealth Funds            |                 \|/
|beginning with CIGF III.             |        ---------------------
|                                     |        |    Commonwealth   |
|**Garden State Facilities will be    |        |  Income & Growth  |
|dissolving after its remaining tax   |        |      Fund VI      |
|benefits expire, expected in         |        ---------------------
|approximately 1 to 3 years.          |
---------------------------------------

         The same individuals that control and manage our general partner also control and manage Com Cap Corp. (see "Management") and therefore the conflicts discussed below apply to both the general partner and Com Cap Corp., unless otherwise specified. References to the general partner "and its affiliates" include Com Cap Corp. Nothing below shall relieve the general partner and its affiliates from their general fiduciary obligations to CIGF6 as set forth under "Responsibilities of the General Partner." Regardless of whether the general partner is faced with a conflict of interest, Article 9.4 of our partnership agreement requires that the general partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of CIGF6, and must employ CIGF6's funds or assets only for the exclusive benefit of CIGF6. Further,
Article 17.2 of our partnership agreement requires that, regardless of any conflict, the general partner must act in good faith, with a course of conduct that is reasonable and in the best interest of CIGF6 and such course of conduct must not constitute negligence or misconduct of the general partner or its affiliates. These conflicts include the following:

COMPETITION FOR GENERAL PARTNER'S TIME

         The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with CIGF6. Although these programs have acquired all of the equipment which they will acquire with the proceeds of offerings to investors, each program may reinvest undistributed cash in additional equipment. The general partner and its affiliates may also form additional investor programs, which may be competitive with CIGF6.

         Certain senior executives of the general partner and its affiliates also serve as officers and directors of the other programs and are required to apportion their time among these programs. CIGF6 will, therefore, be in competition with the other programs for the attention and management time of the general partner and its affiliates. The general partner and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of the limited partners. The officers and directors of the general partner are not required to devote all or substantially all of their time to the affairs of CIGF6. See "Management."

COMPETITION WITH AFFILIATES

         If one or more investor programs and CIGF6 are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment. In addition, in order to promote diversification of equipment and lessees when two or more investor programs are in a position to acquire the same equipment, the general partner may acquire equipment in joint ventures with affiliated investor programs. If one or more investor programs and CIGF6 are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser conflicts may arise as to which program shall lease or sell its equipment. The general partner may not, however, invest CIGF6's funds in other funds or partnerships in which the general partner or any of its affiliates has an interest.

ACQUISITIONS

         Com Cap Corp. and the general partner or other affiliates of the general partner may acquire equipment for CIGF6 provided that (i) CIGF6 has insufficient funds at the time the equipment is acquired, (ii) the acquisition is in the best interest of CIGF6 and (iii) no benefit to the general partner or its affiliates arises from the acquisition except for compensation paid to Com Cap Corp., the general partner or such other affiliate as disclosed in this prospectus. Com Cap Corp., the general partner or their affiliates will not hold equipment for more than 60 days prior to transfer to CIGF6. If sufficient funds become available to CIGF6 within such 60 day period, the equipment may be resold to CIGF6 for a price not in excess of the sum of the cost of the equipment and any accountable expense relating to the selection and acquisition of equipment, or "acquisition expenses" payable to third parties which are incurred and interest on the purchase price from the date of purchase to the date of transfer to CIGF6. Except as described above, there will be no sales of equipment to or from any affiliate of Com Cap Corp. CIGF6 may also find it necessary to make advances to manufacturers or vendors with funds borrowed from the general partner for acquisitions. CIGF6 will not borrow money from the general partner or any of its affiliates for a term in excess of twelve months.

         Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner's or affiliate's own cost of funds. If the general partner or its affiliates borrow money and loan or advance it on a short-term basis to or on behalf of CIGF6, the general partner or such affiliates shall receive no greater interest rate and financing charges from CIGF6 than that which unrelated lenders charge on comparable loans. See "Investment Objectives and Policies."

RECEIPT OF COMPENSATION BY THE GENERAL PARTNER AND ITS AFFILIATES

         Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates. The general partner has absolute discretion with all decisions related to such transactions. Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention or release of equipment and the terms and conditions thereof may be less advantageous to CIGF6 and more advantageous to the general partner.

         For example, (i) if we do not make timely acquisitions with our offering proceeds, we generate less lease revenue and distributions will be lower, but acquisition the acquisition fees payable at the time of acquisitions will be the same; (ii) we can time equipment sales based on market conditions to improve cash the sale price, which increases fees payable to the general partner; (iii) we have control over the timing of operational expenses, the payment of which decreases cash available for distribution; and (iv) if we do not efficiently manage and collect lease receivables, cash available for distribution could decrease.

LACK OF INDEPENDENT INVESTIGATION BY UNDERWRITER

         Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, CIGF6 will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

LOANS FROM THE GENERAL PARTNER

         The general partner and its affiliates may make loans to CIGF6 on a short-term basis in an amount of 1.01% of net offering proceeds, if necessary. The payment of interest by us on any such loans may cause a conflict of interest to the general partner, as such loans would be an additional source of income for the general partner. However, if the general partner or any of its affiliates does make such a loan, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans. CIGF6 will not pay interest on a loan at an annual rate greater than three percent over the "prime rate" published in The Wall Street Journal. All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF6 within 12 months after the date of the loan. See "Compensation to the General Partner and Affiliates."

NON-ARMS-LENGTH AGREEMENTS

         Any agreements and arrangements relating to compensation between CIGF6 and the general partner or any of its affiliates will not be the result of arms-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arms-length. However, the general partner believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. The general partner, based on its experience in the industry and current dealing with others in the industry, uses its business judgment to determine if a given fee or sales commission is competitive, reasonable and customary. See "Compensation to the General Partner and Affiliates."

JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNER

         CIGF6 may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including joint ventures controlled by the general partner. Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF6 and, through such affiliates, the affiliated co-venturer.

     CIGF6 may invest in joint venture arrangements with other equipment leasing programs formed by the general partner or its affiliates if such action is in the best interest of all programs and if all the following conditions are met:

         o    all the programs have substantially similar investment objectives;
         o    there are no duplicate fees;
         o    the sponsor compensation is substantially similar in each program;

         o CIGF6 has a right of first refusal to buy another program's interest in a joint venture if the other program wishes to sell equipment held in the joint venture;
         o the investment of each program is on substantially the same terms and conditions; and
         o the joint venture is formed either for the purpose of effecting appropriate diversification for the programs or for the purpose of relieving the general partner or its affiliates from a commitment entered into pursuant to Section 9.5.3 of the partnership agreement. See "Risk Factors - CIGF6 will face conflicts of interest arising out of its relationships with the general partner and its affiliates, which could adversely affect our performance and your returns."

     For example, because of the differing financial positions of the co-venturing programs, it may be in the best interest of one program to sell the jointly-held equipment at a time when it is in the best interest of the other program to hold such equipment. There is a potential risk of impasse in joint venture decisions since neither program may control and while one program may wish to purchase equipment from its co-joint venturer, it may not have sufficient resources to do so. Nevertheless, such joint ventures are restricted to circumstances where the co-venturer's investment objectives are similar to CIGF6's, CIGF6's investment is on substantially the same terms as the co-venturer and the compensation to be received by the general partner and its affiliates from each co-venturer is substantially the same.

OFF-BALANCE SHEET ARRANGEMENTS

         The general partner and its affiliates do not, and CIGF6 will not engage in any off-balance sheet arrangements.

ORGANIZATION OF GENERAL PARTNER

         CIGF6 will do business with the general partner and its affiliates, Com Cap Corp., Commonwealth Capital Securities Corp., and Commonwealth of Delaware, Inc. The general partner is owned by Commonwealth of Delaware, Inc., which is owned by Com Cap Corp. Persons investing in CIGF6 will not have an interest in these corporations solely as a result of their investment in CIGF6.

REFERRAL OF LEASES TO OTHERS

         From time to time our General Partner or its affiliates may present a lease opportunity to another lease funding source (companies from which we purchase leases) instead of purchasing it for CIGF6. The General Partner or its affiliates may request a referral fee from these lease funding sources for the referral of the lease.

         To alleviate any potential conflicts of interest posed by this practice, the General Partner or its affiliates will be restricted to this practice only in instances where the lease in question does not match one of the potential criteria for leases in CIGF6:

     1) Lease Term. The lease might be too long (or to short) in length to fit the needs of CIGF6.

     2) Equipment. The General Partner decides that the equipment on the lease either (i) does not fit the needs of this fund, (ii) falls outside of the equipment guidelines stated in this Prospectus or (iii) is of a type that would cause the fund to be over-exposed to a particular sector at the time the lease opportunity presents itself, and would therefore adversely affect the fund's diversification.

     3) Lessee Credit Worthiness. The General Partner determines that the financial state of the Lessee poses too much of a risk for CIGF6.

     4) Lease Structure. The financial implications of the lease are such that they do not match the Description of Leases as stated in this Prospectus, or the General Partner determines that the lease structure is not suitable for CIGF6.

                          PRIOR OFFERINGS BY AFFILIATES


         Our general partner has previously sponsored five public equipment leasing programs, Commonwealth Income & Growth Fund I (Fund I), Commonwealth Income & Growth Fund II (Fund II), Commonwealth Income & Growth Fund III (Fund
III), Commonwealth Income & Growth Fund IV (Fund IV) and Commonwealth Income & Growth Fund V (Fund V), whose securities are registered under the Securities Act of 1933 and which have investment objectives substantially similar to CIGF6. Our general partner has also recently sponsored three private funds for accredited investors only, Commonwealth Income & Growth Private Fund I (Private Fund I), Commonwealth Income & Growth Private Fund II (Private Fund II) and Commonwealth Income & Growth Private Fund III (Private Fund III), which have similar investment objectives to the prior public funds.

         Similar to our current offering, the overall goal of each prior fund has been to return all of an investor's capital, plus a 10% return. When we refer to "target distributions" below, we mean a stream of distributions that would provide an annual distribution rate of 10% of an investor's initial contribution to a fund. Cash distributions were made in the early years of each fund, during which time one percent of this 10% return on invested funds had been distributed to the general partner, and the remaining 99% had been distributed to investors. These distributions throughout the life cycle of CIGF6 may be all or substantially all a return of capital, and only partially income to investors. One or more lump-sum distributions, representing a return of capital (to the extent 100% of investor capital had not been retuned through regular quarterly distributions), are expected to be made during each fund's liquidation period when equipment is sold. At such time, only if the investors have received full return of their investment plus a 10% return, remaining funds will be distributed 10% to the general partner and 90% to investors. We can not and do not guaranty that investors will receive a 10% cumulative return, or any particular level of returns, this threshold is used for performance sharing between the general partner and the limited partners only.

         You will receive a Schedule K-1 each year that details the amounts of income and return of capital paid to you for income tax purposes. While we consider all distributions to be income to you for our internal performance measurement purposes until the liquidation phase of the Company, each distribution will in fact be, in whole or in part, a return of capital for all other purposes. This means that amounts we record as income in our records do not necessarily represent amounts that you will receive in excess of your initial investment, but will be all or partially a return of your initial investment. Fund I investors did receive their targeted distribution rate for the first 6 years of operation, but did not receive 10% for the subsequent years of the operational phase, due to an extraordinary event, as described below. Fund II investors did receive their targeted distribution rate for the first 6.5 years of operation, but distributions were lowered due to some longstanding lease litigations issues. The fund did prevail on both of these legal issues, however the longevity of the legal proceedings resulted in little or no reinvestment during that time frame, which resulted in severe equity loss. The investor's distributions had averaged 3.5% in the last two years of the operational phase.

         Further, due to the nature of the equipment financing business and generally accepted accounting principles, our prior funds often show a net loss on their annual financial statements. The net losses recorded by the prior funds have been incurred largely due to non-cash depreciation charges related to the prior funds' significant capital expenditures. However, lease revenues were generally sufficient to make distributions to investors as anticipated, as well as pay fees to the general partner and invest additional cash in new equipment. We expect CIGF6 to operate in the same manner, and thus to show a net loss for accounting purposes, while generating sufficient revenue to make distributions, pay fees and purchase additional equipment. We expect, based on the past experience of our general partner, to be able to acquire income-producing equipment within 90 days of receiving offering proceeds. Therefore, it is likely that the initial distributions to you will be partially income, as well as partially a return of capital.

         Fund I, a public limited partnership, terminated its offering of units on May 11, 1995 with $12,634,153 raised from 713 investors. On December 31, 2006 its operations were concluded. Eighty-four percent of the total interests offered in Fund I were sold. On December 8, 1995, Fund I's net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired. Over the lifecycle of Fund I, the fund invested approximately $10,730,729 of offering proceeds, approximately $13,838,674 of borrowed funds and approximately $4,481,415 in cash from reinvestment of lease revenues, totaling $29,050,818 in purchase price of equipment.

         From Fund I's escrow break on December 17, 1993, through and including mid 1999, investors in Fund I received 100% of the target level of returns. These returns were reduced by 50% in mid 1999 and all of 2000, due to litigation with one significant lessee. At the end of its lease term, we believed that this lessee returned equipment in an unsatisfactory condition and with some inconsistent serial numbers. Therefore, Fund I was unable to resell such equipment and reinvest the proceeds in new equipment. The General Partner deemed it advisable to reduce distributions during 1999, 2000, and 2001, and suspend distributions in 2002 through 2006, in light of the ongoing delays of the litigation granted by the Judge. This timeframe severely affected equity loss for the fund. On August 3, 2005, Commonwealth lost its longstanding legal efforts in the United States Court of Appeals for the Third Circuit, as the court upheld the lower court's grant of a summary judgment. In light of legal expenses incurred by the fund, the General Partner deemed a further appeal to be too costly, and unlikely to have a positive outcome. Due to the outcome of the litigation, the General Partner felt it was in the best interest of Fund I to start the liquidation process as soon as possible, after certain expenses were satisfied. In January 2007, the fund made its final distribution of $15,000 to close out operations. The operating results, from this longstanding occurrence, resulted in an equity loss of 28% from offering proceeds.

         Fund II, a public limited partnership, began its offering February 7, 1995 and terminated its offering of units on May 13, 1997 with $9,235,185 raised from 689 investors. On December 31, 2006, its operations were concluded. Sixty-two percent of all interests offered in Fund II were sold. As of June 30, 1997, Fund II's net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired. Over the lifecycle of Fund II, the fund invested approximately $7,179,169 of offering proceeds, approximately $10,671,897 of borrowed funds and approximately $2,257,149 in cash from reinvestment of lease revenues, totaling $20,108,313 in purchase price of equipment. Investors have received an average of 92.5% of target distributions from escrow break in 1996 through 2002. The level of subsequent distributions was reduced, due to significant longstanding litigation issues with two lessees that adversely affected Fund II's reinvestment ability. The litigations was resolved in 2003 in Fund II's favor. In January 2007, the fund made its final distribution of $10,000 to close out operations. The operating results, from this longstanding occurrence, resulted in an equity loss of 16% from offering proceeds.

         Fund III, a public limited partnership, began its offering on January 27, 1998 and terminated its offering of units on July 25, 2000 with $3,085,801 raised from 284 investors. Twenty-one percent of all interests offered in Fund III were sold. As of July 30, 2000, Fund III's net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired. Over the lifecycle of Fund III, the fund invested approximately $2,298,126 of offering proceeds, approximately $1,959,244 of borrowed funds and approximately $648,305 in cash from reinvestment of lease revenues, totaling $2,607,549 in total purchase price of equipment. Investors in Fund III have received 100% of target distributions each year through mid 2005. Investors have received consistent partial distributions since June 2005 to date. The General Partner has made the decision to support this level of distributions at least through 2007, before liquidation begins. The fund is currently in its operational phase.

         Fund IV, a public limited partnership, began July 2, 2002 and terminated its offering of units on September 20, 2003 with approximately $14,998,000 raised from 682 investors. One hundred percent of all interests offered in Fund IV were sold. Fund IV's net offering proceeds were fully utilized for the purchase of information technology equipment by December 31, 2003. All of the equipment acquired was new when acquired. As of December 31, 2006, the fund has invested approximately $10,799,094 of offering proceeds, approximately $4,483,405 of borrowed funds and approximately $992,327 in cash from reinvestment of lease revenues, totaling $16,274,826 in purchase price in equipment. Investors in Fund IV have received 100% of target distributions since inception. The fund is currently in its operational phase.

         Fund V, a public limited partnership, was organized on May 19, 2003. Fund V reached the minimum amount in escrow and commenced operations on March 14, 2005. The offering period ended in February 24, 2006, raising $25,000,000 from 1,048 investors. As of December 31, 2006, investors in Fund V have received 100% of target distributions since inception. As of December 31, 2006, Fund V has invested approximately $12,107,103 of offering proceeds, approximately $2,116,234 of borrowed funds and approximately $335,381 in cash from reinvestment of lease revenues, totaling $14,558,718 purchase price of equipment. All of the equipment was new when acquired. Investors in Fund V have received 100% of target distributions since inception. The fund is currently in its operational phase.

         Please refer to Table IV of the prior performance tables for more specific details on operating results for these prior programs. Additional updates to the prior performance tables will be filed by amendment when they become available.

         Private Fund I, a private limited liability company, began its offering on March 2, 2004. As of September 14, 2005, Private Fund I had raised $20,000,000 from 328 investors, representing the sale of 100% of the interests offered. As of December 31, 2006, Private Fund I has invested approximately $9,791,478 of offering proceeds, approximately $4,356,775 of borrowed funds and approximately $871,571 in cash from reinvestment of lease revenues, totaling $15,019,824 in purchase price of equipment. All of the equipment was new when acquired. Investors in Private Fund I have received 100% of target distributions since inception. The fund is currently in its operational phase.

         Private Fund II, a private limited liability company, began its offering on October 24, 2005. As of August 10, 2006, Private Fund II had raised $20,000,000 from 218 investors, representing the sale of 100% of the interests offered. Private Fund II's net offering proceeds were utilized for the purchase of information technology equipment, all of which was new when acquired. As of December 31, 2006, Private Fund II has invested approximately $2,586,938 of offering proceeds, approximately $652,024 of borrowed funds and approximately $303,526 in cash from reinvestment of lease revenues, totaling $3,542,487 in purchase price of equipment. Investors in Private Fund II have received 100% of target distributions since inception.

         Private Fund III, a private limited liability company, began its offering on September 20, 2006 and as of December 31, 2006 has raised $10,213,000 from investors, representing 34% of the interests offered of $30,000,000 to date. Although Private Fund III is still in its offering phase, it has also begun its initial stages of operation. Investors in Private Fund III have received 100% of target distributions since inception.

         The information presented in this section of the prospectus concerning our prior programs, as well as the information and data included in the attached Appendices and Tables for our prior programs, represents our experience in the prior programs and is not audited. IF YOU PURCHASE UNITS IN THE PARTNERSHIP, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER PROGRAM. AS A RESULT OF YOUR PURCHASE, YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN OUR PRIOR PROGRAMS.

         The following is a summary of equipment acquired between January 1, 2000 and December 31, 2006 by prior public programs which were sponsored by the general partner:

                      SUMMARY OF EQUIPMENT ACQUIRED BETWEEN
                    JANUARY 1, 2000 AND DECEMBER 31, 2006(1)



                                                                      Quantity of         Cost of
                                                                    Lease Schedules      Equipment
                               Program Name                            Acquired          Acquired
         --------------------------------------------------------- ------------------ ----------------
         Commonwealth Income & Growth Fund I                              87             $28,213,272
         Commonwealth Income & Growth Fund II                            132             $20,842,019
         Commonwealth Income & Growth Fund III                            45             $ 4,905,675
         Commonwealth Income & Growth Fund IV                            179             $17,116,722
         Commonwealth Income & Growth Fund V                              90             $15,243,536
         Commonwealth Income & Growth Private Fund I                      75             $15,020,034
         Commonwealth Income & Growth Private Fund II                     26             $ 3,725,511
         Commonwealth Income & Growth Private Fund III                     5             $   923,194


(1) This table does not include prior programs sponsored by the general partner and its affiliates that ceased purchasing equipment prior to January 1, 2000.

         We will provide you, upon request and without fee, the most recent Form 10-K annual report filed with the SEC by any of the prior public programs listed above and, for a reasonable fee to cover our expenses, any exhibits to each such Form 10-K that you may request.

                            TRANSFERABILITY OF UNITS

GENERAL LIMITATIONS

         Units cannot be transferred or assigned without the consent of the general partner, which consent shall not be unreasonably withheld. Our limited partnership agreement provides that the general partner shall have reasonable cause to withhold such consent if the transfer is not an exempt transfer as discussed below. The general partner intends to monitor transfers of units in an effort to ensure that all transfers will be within certain safe harbors promulgated by the IRS to furnish guidance regarding publicly traded partnerships. These safe harbors limit the number of transfers that can occur in any one year. The general partner intends to cause CIGF6 to comply with the safe harbor that permits nonexempt transfers and redemptions of units of up to two percent of the total outstanding interests in CIGF6's capital or profits in any one year. In deciding whether a proposed transfer can be made, the general partner will consider whether the transfer will have an adverse affect on CIGF6's federal tax status as a partnership. The general partner may charge a transaction fee, not to exceed $100, to cover the administrative cost of transfers of fewer than 125 units to a single transferee, or transfers that leave the transferor with fewer than 125 units, in its discretion.

REDEMPTION PROVISION

         Upon the conclusion of the 30 month period following the termination of the offering, CIGF6 may, at the sole discretion of the general partner, repurchase a number of the outstanding units. After such 30 month period, on a semi-annual basis, the general partner, at its discretion, may establish an amount for redemption, generally not more than two percent of the outstanding units per year, subject to the general partner's good faith determination that such redemptions will not:

         o cause CIGF6 to be taxed as a corporation under Section 7704 of the Code; or

         o    impair the capital or operations of CIGF6.

         CIGF6 may redeem units in excess of the two percent limitation if, in the good faith judgment of the general partner, the conditions above would remain satisfied. The redemption price for units will be 105% of the selling limited partner's "adjusted capital contributions" attributable to the units for sale, net of the offering fees and expenses attributable to the units for sale. A limited partner's adjusted capital contributions are his or her initial capital contributions, reduced by the amount of all distributions received by that limited partner attributable to the units for sale to the extent those distributions exceeded any unpaid cumulative return.

         The adjusted capital contribution amount will be further reduced, in determining the redemption price, by the offering fees and expenses attributable to the units for sale, which offering fees and expenses will be amortized over ten years after the termination of the offering. One quarter of these expenses will be amortized in each thirty-month period following the termination of the offering. Therefore, for example, one-fourth of the amount such fees and expenses will be added back to the adjusted capital contribution amount used to determine the redemption price after the expiration of the first thirty-month period from the date of the termination of the offering.

         All requests for redemption must be made in writing and must be on file as of the record date for such redemption. The general partner will maintain a master list of requests for redemption with priority being given to units owned by estates, followed by IRAs and "qualified plans," which are trusts established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 of the Internal Revenue Code. All other requests will be considered in the order received. Where redemption requests exceed funds available for redemption, there will be no pro-rata allocation of funds available among requesting limited partners. Redemption requests made by or on behalf of limited partners who are not affiliated with the general partner or its affiliates will be given priority over those made by limited partners who are affiliated with the general partner or its affiliates. All redemption requests will remain in effect until and unless canceled, in writing, by the requesting limited partner(s). The general partner has complete discretion in deciding whether to establish an amount for redemption, based upon the amount of operating revenue available to fund redemptions. Therefore, there can be no assurance that any units for which redemption is requested will ever be redeemed.

         We will accept redemption requests beginning 30 months following the termination of the offering. There will be no limitations on the period of time that a redemption request may be pending prior to its being granted. Limited partners will not be required to hold their interest in CIGF6 for any specified period prior to their making a redemption request. Substituted limited partners may also make redemption requests, and their units will retain their transferor's adjusted capital contribution amount. The making of a request for a redemption is completely voluntary. Limited partners will receive notification concerning the action of CIGF6 on this request. The general partner may withhold consent to the transfer of units for which redemption has been requested during the pendency of the request.

         In order to make a redemption request, limited partners will be required to advise the general partner in writing of such request. Upon receipt of such notification, CIGF6 will provide detailed forms and instructions to complete the request.

         The redemption price is based on a percentage of the selling limited partner's adjusted capital contributions and is, therefore, arbitrary and not calculated with reference to the fair market value of a unit. For tax consequences relating to the redemption of units, see "United States Federal Income Tax Considerations -- Disposition of Units."

EXEMPT TRANSFERS

         The following seven categories of transfers are exempt transfers for purposes of calculating the volume limitations imposed by the IRS and will generally be permitted by the general partner:

         o transfers in which the basis of the unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor (for example, units acquired by corporations in certain reorganizations, contributions to capital, gifts of units, units contributed to another partnership, and non-liquidating as well as liquidating distributions by a parent partnership to its partners of interests in a sub-partnership);

         o    transfers at death;

         o transfers between members of a family (which include brothers and sisters, spouses, ancestors, and lineal descendants);

         o transfers resulting from the issuance of units by CIGF6 in exchange for cash, property, or services;

         o transfers resulting from distributions from a retirement plan qualified under Section 401(a) of the Code or an individual retirement plan;

         o any transfer by a limited partner in one or more transactions during any 30-day period of units representing in total more than two percent (2%) of the total outstanding interests in capital or profits of CIGF6; and

         o transfers by one or more partners representing in the aggregate fifty percent (50%) or more of the total interests in partnership capital or profits in one transaction or a series of related transactions.

ADDITIONAL RESTRICTIONS ON TRANSFER

         Limited partners who wish to transfer their units to a new beneficial owner will be required to pay CIGF6 up to $50 for each transfer to cover CIGF6's cost of processing the transfer application and will take such other actions and execute such other documents as may be reasonably requested by the general partner. There will be no charge for re-registration of a certificate in the event of a marriage, divorce, death, or transfer to a trust so long as the transfer is not a result of a sale of the units.

         In addition, the following restrictions will apply to each transfer:
(i) our general partner may prohibit any acquisition or transfer if it would cause 25% or more of the outstanding units to be owned by Benefit Plans; and
(ii) no transfer will be permitted unless the transferee obtains such governmental approvals as may reasonably be required by the general partner, including without limitation, the written consents of the Pennsylvania Securities Commissioner and of any other state securities agency or commission having jurisdiction over the transfer. Further, a limited partner may transfer or assign part or all of his units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to CIGF6 such instruments of transfer and assignment and other documents as may be required by the general partner;
(b) either (i) at least 125 units are assigned to each assignee and at least 125 units are retained by the assignor or (ii) the Units being assigned are all the units of the assignor (except that the general partner, in its discretion, may waive this requirement for transfers by gift, inheritance or family dissolution or transfers to affiliates of the assignor).

                          DISTRIBUTIONS AND ALLOCATIONS

BETWEEN THE GENERAL PARTNER AND THE LIMITED PARTNERS

         Cash distributions, if any, will be made quarterly. The first distribution is expected to be made at the end of the first full quarter after the first escrow closing date, which will take place when the minimum offering amount of units has been purchased by investors. Thereafter, any distributions will be made as of December 31, March 31, June 30, and September 30 of each year. Cash distributions will be made after the payment of expenses of CIGF6, including the payment of fees to the general partner. CIGF6 will make distributions of CIGF6's cash available for distribution that the general partner, in its sole and absolute discretion, determines is available for distribution. Such distributions will be payable quarterly, or monthly by the election of the limited partners for an annual fee of $25.00. A limited partner who purchases a minimum of 250 units ($5,000) may elect to receive monthly distributions, paid in arrears, by written notice to the general partner upon subscription, or, thereafter, upon at least 30 days' prior written notice to the general partner, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Without an election, limited partners will receive distributions quarterly. In any quarter, limited partners may terminate their election to receive distributions monthly rather than quarterly by written notice to CIGF6, which termination will be effective as of the beginning of the following calendar quarter. The general partner, in its sole discretion, will have the option in the future to make quarterly distributions to all limited partners. In such event, annual fees for monthly distributions will terminate.

         Distributions of cash available for distribution are expected to commence no later than the end of the first full calendar quarter following receipt of the minimum subscription amount. At that time, each limited partner will receive a distribution of cash available for distribution for the calendar quarter and each limited partner who has elected to receive distributions monthly will receive one-third of such amount. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account separate from other partnership funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those limited partners who have chosen to receive distributions monthly. Interest earned, if any, will be returned to the partnership.

         Limited partners who choose the monthly distribution option will be charged a minimum annual administrative fee of $25.00, designed to cover the additional postage and handling associated with the more frequent distributions. The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly distribution. In the event that the interest earned on the monthly distribution account exceeds the annual administrative fee, such excess interest will be available to CIGF6 for partnership purposes. It is anticipated that the fee will be calculated in January of each year, although the general partner may change the amount of the fee during the year by written notice to each limited partner who properly has chosen to receive monthly distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Distributions will be made 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contributions plus the cumulative return. The cumulative return is an amount equal to a return at a rate of 10% per annum, compounded daily, on the adjusted capital contribution (defined in the next paragraph), for all outstanding units, which amount begins accruing when the limited partner is admitted as a partner in CIGF6. We can not and do not guaranty that investors will receive a 10% cumulative return, or any particular level of returns. Once the adjusted capital contributions of all outstanding units have been reduced to zero, cash distributions will be made 90% to the limited partners and 10% to the general partner. Distributions made in connection with the liquidation of CIGF6 or a partner's units will be made in accordance with the partner's positive capital account balance as determined under the partnership agreement and Treasury Regulations.

         The cumulative return is calculated on the limited partners' adjusted capital contributions for their units. The adjusted capital contributions will initially be equal to the amount paid by the limited partners for their units. If distributions at any time exceed the cumulative return, the adjusted capital contributions will be reduced by the excess, decreasing the base on which the cumulative return is calculated. For example (without taking into account the effect of compounding), on a $100 investment, a $12 distribution in year one would result in a $2 reduction in adjusted capital contribution, leaving a $98 base on which the 10% return would be calculated in year two. The $2 reduction consists of $2 in distributions in excess of that required to satisfy the cumulative return requirement for year one.

         If the proceeds resulting from the sale of any equipment are reinvested in equipment, sufficient cash will be distributed to the partners to pay the additional federal income tax resulting from such sale for a partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for that taxable year.

         The general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners. Net profits arising from transactions in connection with the termination or liquidation of CIGF6 will be allocated in the following order:

         o first, to each partner in an amount equal to the negative amount, if any, of his capital account;

         o second, an amount equal to the excess of the proceeds from the liquidation or termination which would be distributed to the partners as operating distributions over the total capital accounts of all the partners (after adjusting those capital accounts to give effect to allocations of operating profits and as if all other cash available for distribution has been distributed), to the partners in proportion to their respective shares of such excess, and

         o third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions.

         Net losses, if any, will generally be allocated 99% to the limited partners and one percent to the general partner, except to the extent that any such losses are required to be allocated in a different manner under applicable federal income tax law.

         Net profits and net losses will be computed without taking into account, in each taxable year of CIGF6, any items of income, gain, loss or deduction required to be specially allocated pursuant to Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. No limited partner will be required to contribute cash to the capital of CIGF6 in order to restore a closing capital account deficit, and the general partner has only a limited deficit restoration obligation under the partnership agreement.

INCOME AND RETURN OF CAPITAL

         As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. As your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond. Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

         As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.

DISTRIBUTION REINVESTMENT

         You may elect to have your distributions in CIGF6 reinvested in additional units during the offering period, rather than receiving your distributions in cash. To make this election, mark the item in section 6 of the attached subscription agreement, which reads "You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period." When the offering period is complete, you will receive all subsequent distributions in cash.

         All units purchased for you through distribution reinvestment will be newly issued units purchased directly from CIGF6. The number of units to be purchased for you through a reinvestment purchase will depend upon the amount of the dividends being reinvested. The purchase price of all units purchased through reinvestment will be $20.00 per unit. All distributions paid on units acquired through reinvestment will also be reinvested in additional units. The distributions paid on such units will continue to be reinvested unless you elect to have them paid in cash by changing your investment option. All units that you purchase through the reinvestment of distributions are recorded in your name on our books.

         The reinvestment of distributions does not relieve you of any income tax which may be payable on your share of CIGF6's taxable income. Please see "United States Federal Income Tax Considerations -- Distribution Reinvestment" for further information about the taxability of reinvested distributions.

         Investors in Commonwealth Income & Growth Fund IV and Commonwealth Income & Growth Fund V, prior programs also sponsored by the general partner, may reinvest their Fund IV and Fund V distributions in CIGF6 units, subject to the discretion of the general partner and any applicable state law regarding minimum investment amounts and applicable suitability requirements (see "Suitability Standards" and "Prospectus Summary - Plan of Distribution"). Fund IV and Fund V investors who wish to take advantage of this opportunity should contact their broker or the general partner.

ALLOCATION OF PROFITS AND LOSSES AND DISTRIBUTIONS OF CASH AMONG THE LIMITED PARTNERS

         Except during the offering period, and with respect to net profits and losses, during periods when units are redeemed, cash available for distribution, net profits and net losses allocable to the limited partners will be distributed to them solely with reference to the number of units owned by each as of the record date for each such distribution. During the offering period, cash available for distribution, will be distributed to the limited partners with reference to both (i) the number of units owned by each as of each record date and (ii) the number of days since the previous record date (or, in the case of the first record date, the commencement of the offering period) that the limited partner has owned the units.

         During the offering period and in the event units are redeemed other than on December 31 of a taxable year, net profits and net losses shall be allocated among the limited partners in proportion to the number of units each holds from time to time during the year in accordance with Code Section 706, using such permissible conventions as the general partner may select.

         Limited partners will start sharing in net profits, net losses, and cash distributions on the date following the date the capital contributions are received. If some limited partners are admitted to CIGF6 after others, those limited partners admitted later may receive a smaller portion of each item of CIGF6's net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF6 for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

         Net profits and net loss shall be computed for each taxable year or shorter period with the following adjustments:

         o any income of CIGF6 that is exempt from federal income tax and not otherwise taken into account in computing net profits and net loss shall be added to such taxable income or shall reduce taxable loss;

         o any expenditure of CIGF6 described in Treasury Regulation Section 1.704-1(b)(2)(iv)(I) and not otherwise taken into account in computing net profits and net loss shall be subtracted from such income or loss;

         o items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of the partnership agreement shall not be included in the computation of net profits and net loss; and

         o if equipment is reflected on the books of CIGF6 at a book value that differs from the adjusted tax basis of the equipment in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization and gain or loss with respect to such equipment shall be determined by reference to such book value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

         The terms "net profits" or "net losses" shall include CIGF6's distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material federal income tax considerations concerning an investment in CIGF6. In this section, when we refer to "the Code" we mean the Internal Revenue Code of 1986, as amended and in effect at the time. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective limited partner in light of your personal circumstances; nor does it deal with particular types of limited partners that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of limited partnerships are highly technical and complex. The following discussion is based on current law, and we assume no duty to inform you regarding changes in the tax law.

         We urge you to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF6.

         Subject to the qualifications and assumptions set forth herein, and certain representations of the general partner, our counsel, Reed Smith LLP, has opined that CIGF6 will be classified as a partnership for federal income tax purposes.

         Neither the general partner, CIGF6, nor counsel can guarantee that any federal income tax advantages described in this summary will be available. An opinion of counsel represents only such counsel's best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the opinions of counsel would be sustained by a court, if contested, or that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein. Counsel's opinion is not binding on the IRS, and neither we nor counsel have requested a ruling from the IRS on any of the tax matters discussed in this prospectus. Except for the opinions specifically addressed herein, counsel has not opined as to the probable outcome on the merits of any issue discussed below. Final disallowance of all or any portion of CIGF6's federal income tax advantages would of course adversely affect an investment in CIGF6.

         Counsel will not prepare or review CIGF6's income tax information returns, which will be prepared by management and independent accountants for CIGF6. CIGF6 will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many other similar matters. Such matters are handled by CIGF6 often with the advice of independent accountants retained by CIGF6 and are usually not reviewed with counsel.

         The following discussion is not intended as a substitute for careful tax planning by prospective investors. The income tax consequences of an investment in a partnership such as CIGF6 are often uncertain and complex and will not be the same for all investors.

         Details of significance to a particular taxpayer may not be present in this discussion, as it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to an investment in CIGF6. The discussion below considers the federal income tax considerations associated with an investment in CIGF6 by individuals who are citizens of the United States or resident aliens and is not intended to deal with matters which may be relevant to other investors, such as corporations, partnerships or trusts. The discussion, however, does describe some, but not all, of the material federal income tax considerations associated with an investment in CIGF6 by non-resident alien and foreign corporations and Keogh plans and pension and profit-sharing plans qualifying under Section 401(a) of the Code (collectively, qualified plans) and individual retirement accounts described in Section 408 of the Code. A corporate investor should be aware that the tax consequences of its investment in CIGF6 will differ in several material respects from those applicable to individuals.

CLASSIFICATION AS A PARTNERSHIP

         Counsel has opined that CIGF6 will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes. This opinion is based upon: (i) existing federal income tax law; (ii) continuing compliance with the conditions set forth below; and (iii) certain representations by the general partner set forth below.

         Section 301.7701-2 of the Treasury Regulations (known as the "Check-the-Box" rules) provides that certain unincorporated entities, which have more than one owner may generally elect to be treated as a partnership or a corporation for federal income tax purposes. In the absence of a specific election, any such entities, which are formed under United States law (i.e., domestic entities), through default, are treated as partnerships for federal income tax purposes.

         In this case, the general partner has represented that CIGF6 will file any tax or informational returns, if any (including Department of the Treasury/Internal Revenue Service Form 8832), which may be required in order for CIGF6 to be treated as a partnership for federal income tax purposes. Consequently, subject to the discussion below, CIGF6 will qualify as a partnership for federal income tax purposes.

         Counsel's opinion takes into account Section 7704 of the Code, which provides, with certain exceptions which are not relevant to this discussion, that "publicly traded partnerships" are taxable as corporations. Section 7704(b) of the Code defines the term "publicly traded partnership" to mean any partnership if: (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Section 3017704-1 of the Treasury Regulations and the legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets.

         A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) if the holders of interests in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests, or (iv) prospective buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular, and ongoing opportunities to dispose of their interests.

         The partnership agreement provides that no transfer or assignment of any unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership) for any purpose to the extent it is determined by the general partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations applicable with respect thereto, so as to adversely affect the tax status of the partnership as a partnership rather than as an association taxable as a corporation." The general partner will also prohibit any transfer or assignment of units which, in the general partner's good faith judgment, will cause CIGF6 to fall outside of the safe harbors of Treasury Regulation Section 1.7704-1(e), discussed below. See "Risk Factors - There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing."

         Under Treasury Regulation Section 1.7704-1(e), (f), (g), (h) or (j), certain types of limited, non-public transfers will be disregarded in determining whether a partnership is publicly traded (unless transferred on an established securities market). The general partner anticipates permitting seven categories of these Exempt Transfers. See "Transferability of Units --Exempt Transfers."

         In addition to providing for the Exempt Transfers, Treasury Regulation 1.7704-1 states that partnership interests will not be deemed "readily tradable on a secondary market (or the substantial equivalent thereof)" if any one of several other safe harbors provided for in such Treasury Regulation is satisfied. One of these is the "two percent safe harbor." It provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership's taxable year does not exceed two percent of the total interests in partnership capital or profits. The seven categories of exempt transfers, among other items, do not count towards the two percent ceiling. In determining whether CIGF6 satisfies the two percent safe harbor, redemption of units pursuant to Article 12 of the partnership agreement will be counted.

         The seven categories of exempt transfers listed on pages 39-40 are not counted toward the two percent safe harbor ceiling because they are considered to be situations not involving trading on a secondary market, even though they may permit trading of more than two percent of the partnership's interests. One of the protected categories of "private transfers" is for "block transfers." Under Treasury Regulations Section 1.7704-1(e)(2), block transfers are defined as transfers of 2% or more of the total interests in partnership capital or profits within a 30 day period by a single transferor or certain related transferors. There is an additional "private transfer" safe harbor for transfers of partnership interests representing 50% or more of partnership interests in capital and profits in one transaction or a series of related transactions. (But, note that the partnership agreement prohibits a transfer of units if it would cause a termination of the partnership for tax purposes. "Federal Income Tax Considerations - Termination of the Partnership for Tax Purposes.") Presumably, the IRS created these additional safe harbors because the transactions involved are transfers of large blocks of partnership interests that are not consistent with public trading transfers.

         While the general partner will use its good faith judgment to prohibit the type and number of transfers of units to those which will allow CIGF6 to remain within the two percent safe harbor, the general partner does not warrant that CIGF6 will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of units could occur which would cause CIGF6 to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for partnership interests. No assurances can be offered, however, that, if the amount and type of trading in the units were to fall outside the safe harbor, the IRS would not claim publicly traded partnership status with respect to CIGF6.

         If, for any reason, CIGF6 were treated for federal income tax purposes as a corporation, CIGF6's income, deductions, gains, losses and credits would be reflected only on its income tax return rather than being passed through to limited partners, and CIGF6 would be required to pay income tax at corporate tax rates on its net taxable income. Any amounts available (after corporate taxes) for distribution to the limited partners would be treated as dividends to the extent of current or accumulated earnings and profits. In addition, distributions from CIGF6 would be classified as portfolio income rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to CIGF6 or other activities giving rise to passive losses. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations."

CERTAIN PRINCIPLES OF PARTNERSHIP TAXATION

         A partnership is not subject to federal income tax, but is required to file a partnership information tax return each year. Each limited partner will be required to take into account, in computing the limited partner's income tax liability, the limited partner's distributive share (as determined by the partnership agreement and reported on Schedule K-1 to Form 1065) of all items of net profits, losses, credit and tax preference of CIGF6 for any taxable year of CIGF6 ending within or with the taxable year of the limited partner without regard to whether the limited partner has received or will receive any cash distributions from CIGF6. Thus, a limited partner may be subject to tax if CIGF6 has net income even though no corresponding cash distribution is made. To the extent a limited partner's tax liability attributable to his investment in CIGF6 exceeds his cash distributions from CIGF6 in any year, such partner will be required to pay the excess tax liabilities from other sources.

         Any cash received by a limited partner from CIGF6 in his capacity as a partner generally will not cause recognition of taxable income (or tax loss) for federal income tax purposes. Instead, such distributions generally will reduce the limited partner's basis in his units (but not below zero). However, cash distributions (and certain distributions of marketable securities, as defined by the Code) in excess of a limited partner's adjusted basis in his units will result in the recognition of taxable income to the extent of any such excess. Any taxable income recognized upon such distributions will generally be characterized as capital gain income and will be long-term or short-term depending upon the limited partner's holding period for his units. With respect to a partner subject to the " at risk" rules, if the partner's share of partnership losses or distributions reduces his "at risk" amount to zero, subsequent distributions of cash or other property to him will cause him generally to recapture as ordinary income an amount equal to the partnership losses previously deducted by him to the extent of such distributions. The gain realized on a non-pro rata distribution to a limited partner may be taxed to the limited partner as ordinary income to the extent attributable to the limited partner's share of depreciation recapture, other "unrealized receivables" and inventory that has substantially appreciated in value. See "Cost Recovery and Depreciation - Recapture of Cost Recovery Deductions" and "Disposition of Units" below. No loss will be recognized by a limited partner upon distributions, other than a loss recognized upon a distribution in liquidation of his partnership interest.

         A limited partner's distributive share of any taxable income generated by CIGF6 will not be deemed to be "net earnings from self employment." Accordingly, such income will not be subject to the tax imposed on self-employed persons by Section 1401 through 1403 of the Code, commonly referred to as "social security taxes."

         Prospective investors who receive social security benefits should be aware that, although income generated by CIGF6 will not be deemed to be "net earnings from self employment," such income will be included in a limited partners' "modified adjusted gross income" under Section 86 of the Code for purposes of determining whether a limited partner's social security benefits, if any, are subject to taxation.

         TIMING OF INCOME RECOGNITION. CIGF6's tax returns will be prepared using the accrual method of accounting. Under the accrual method, CIGF6 will recognize as income items such as rentals and interest as and when earned by CIGF6, whether or not they are received. In certain circumstances, where a lease provides for varying rental payments, increasing (or decreasing) in the later years of the lease, known as "step rentals," the Code generally requires the lessor to take the rentals into income as if the rent accrued at a constant level rate, with certain exceptions. This provision also applies to "sale-leaseback" transactions, in which property is leased to the person from whom it was purchased. An additional consequence of a "step rental" lease would be a conversion of a portion of CIGF6's rental income (passive) from such lease to interest income (portfolio). If step rentals are provided for in a lease, the Manager anticipates that the lease will fall within one of the exceptions to such treatment and, therefore, CIGF6 should recognize such income as it is earned under the lease rather than at a constant level rate as otherwise required under the Code

ALLOCATION OF PARTNERSHIP INCOME, GAINS, LOSSES, DEDUCTIONS AND CREDITS

         IN GENERAL. Cash distributions, if any, will be made quarterly, 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contribution plus the 10% cumulative compounded return; thereafter, cash distributions will be made 90% to the limited partners and 10% to the general partner. Distributions in redemption of a partner's units pursuant to Article 12 of the partnership agreement (see "Transferability of Units - Redemption Provision") will be equal to 105% of the selling partner's adjusted capital contribution at the time of the redemption, subject to reduction for some or all of the offering fees and expenses attributable to the units. Distributions made in connection with the liquidation of CIGF6 or a partner's units will be made in accordance with the partner's positive capital account balance as determined under the partnership agreement and Treasury Regulations.

         Generally, the general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners. Net profits arising from transactions in connection with the termination or liquidation of CIGF6 will be allocated in the following order: (i) first, to each partner in an amount equal to the negative amount, if any, of his capital account; (ii) second, an amount equal to the excess of the proceeds which would be distributed to the partners based on the operating distributions to the partners over the aggregate capital accounts of all the partners, to the partners in proportion to their respective shares of such excess, and (iii) third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions. Net losses, if any, will be allocated 99% to the limited partners and one percent to the general partner.

         The above allocations, however, are subject to several special allocations designed in part to prevent a partner's capital account (particularly a limited partner's capital account) from going below zero and to allow the partner's capital account accurately to reflect the above-described sharing ratios.

         Although a partnership may make a special allocation of certain partnership items, or overall profit and loss, in a manner disproportionate to the partners' respective capital contributions, such an allocation will be recognized for federal income tax purposes only if it has "substantial economic effect." A special allocation generally will be considered to have such effect if it actually affects the dollar amount of the partners' share of total partnership income or loss independently of tax consequences.

         SUBSTANTIAL ECONOMIC EFFECT. Under Treasury Regulations, an allocation will be respected by the IRS only if it meets any one of the following: (i) the allocation has "substantial economic effect"; (ii) the allocation is in accordance with the partners' interests in the partnership; or, (iii) the allocation is deemed to be in accordance with the partners' interests in the partnership. Any allocation which fails to satisfy at least one of these three tests will be reallocated in accordance with the partners' interests in the partnership as defined in the Treasury Regulations.

         The Treasury Regulations set forth a two-part analysis to determine whether an allocation has "substantial economic effect." First, the allocation must have "economic effect." In other words, the allocation must be consistent with the underlying economic arrangement of the partners. If there is an economic benefit or burden that corresponds to the allocation, the partner receiving such an allocation should benefit from the economic benefit or bear the economic burden. Normally, economic effect will be present only if the partners' capital accounts are determined and maintained as required by the Treasury Regulations.

         Liquidation proceeds must be distributed in accordance with the partners' positive capital account balances (after certain adjustments). Additionally, if partners are not required to restore any deficit capital account balance, no loss or deduction may be allocated to a partner if such allocation would create a deficit balance in such partner's capital account in excess of the amount such partner is obligated to restore to the partnership or is treated as required to restore to the partnership, and the partnership agreement must contain a "qualified income offset," requiring that if a partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) which creates or increases a deficit in such partner's capital account, such partner will be allocated items of net profits and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

         Second, the economic effect must be "substantial." Substantiality is present if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by a partner independent of his tax consequences. If a shifting of tax attributes results in little or no change to the partner's capital accounts, or if the shift is merely transitory, they will not be recognized. Thus, if the allocation causes a shift in tax consequences that is disproportionately large in relation to the shift in economic consequence, there is a presumption that the economic effect of the allocation is not substantial and such allocation will be disregarded (and the partnership items will therefore be apportioned according to the partners' respective interests).

         The Treasury Regulations contain several exceptions and qualifications. For example, if a partnership allocation fails the above "economic effect" test, it may still be recognized if it meets the "economic effect equivalence" test. An allocation will be viewed as having economic effect if the agreement among the partners would in all cases produce the same results as the requirements outlined above. Further, there are also several exceptions, which come into play where the partner does not have an absolute obligation to restore a negative capital account.

         Pursuant to the partnership agreement, net profits, net losses and cash distributions allocated to a partner will be reflected by appropriate adjustments to the partner's capital account. Furthermore, the partnership agreement contains provisions, which would in all cases produce distributions of liquidation proceeds on dissolution on the basis of the relative amounts of the partners' capital accounts to the extent of the balances of such capital accounts. The tax allocations, however, are predicated on the assumption that the management fees payable to the general partner will be treated as deductible guaranteed payments, rather than as partnership distributions. See "United States Federal Income Tax Considerations -- Fees and Reimbursements to the General Partner and Affiliates."

         RETROACTIVE ALLOCATIONS. Under Section 706(d) of the Code, "retroactive allocations," i.e., allocations of items to partners before they became partners, are prohibited. Section 706(d) of the Code and the Treasury Regulations thereunder accomplish this prohibition by providing that if there is a change in any partner's interest in any taxable year of the partnership, each partner's distributive share of a partnership's tax items is to be determined by use of any method prescribed by the Secretary of the Treasury in Treasury Regulations which take into account the varying interests of the partners in the partnership during such taxable year. The partnership agreement provides that income or loss allocable to the limited partners will, to the extent partners are admitted under the offering during the course of the taxable year other than on January 1 or are redeemed other than on December 31, be allocated among the limited partners in proportion to the number of units each holds from time to time during the course of the year, in accordance with Code Section 706, using any convention permitted by law selected by the general partner. Thus, if some limited partners are admitted to CIGF6 after others, those limited partners admitted later may receive a smaller portion of each item of CIGF6's net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF6 for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

         CONCLUSION. Based on the Treasury Regulations, the legislative history and existing case law, counsel has opined that the allocations contained in the partnership agreement of CIGF6's net profits and net losses should be respected for federal income tax purposes.

LIMITATIONS ON UTILIZATION OF PARTNERSHIP LOSSES

         TAX BASIS. A limited partner may not deduct losses in excess of his "tax basis" in his units, but may carry forward such excess losses to such time, if ever, as his basis is sufficient to absorb them. A limited partner's tax basis in his units also determines the tax consequences of his distributions, as well as the amount of the gain or loss he may realize upon any sale of his units. "United States Federal Income Tax Considerations -- Disposition of Units."

         Initially, the tax basis of a limited partner's units will be equal to the amount of cash contributed by the limited partner to CIGF6 or the amount paid to a transferor limited partner, plus the limited partner's share of CIGF6's non-recourse liabilities, if any. A limited partner's initial tax basis will then be (i) increased by his allocable share of any net profits for each year, contributions made to CIGF6 by the limited partner, and any increase in his share of non-recourse liabilities, and (ii) reduced by his allocable share of any net losses, the amount of any distributions made to him during the year, and any reduction in his share of non-recourse liabilities.

         The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the partner's combined interests. Possible adverse tax consequences could result from the application of this ruling upon a sale of some but not all of a limited partner's units. See "United States Federal Income Tax Considerations - Disposition of Units."

         AMOUNTS AT RISK. The Code limits the deductions that an individual or a closely held "C" corporation may claim from an activity to the aggregate amount with respect to which such taxpayer is "at risk" for such activity as of the close of the taxable year.

         Except as otherwise provided below, a limited partner will be considered to be "at risk" with respect to the amount of money and the adjusted basis of other property the limited partner contributes to CIGF6. A limited partner will be at risk with respect to amounts borrowed by CIGF6 only to the extent that the limited partner is personally liable for their repayment or the net fair market value of the limited partner's personal assets (other than units) that secure the indebtedness. A limited partner will not be considered at risk with respect to any amounts that are protected against loss through non-recourse financing, guarantees, stop loss agreements or similar arrangements. Because the limited partners will not be personally liable for partnership indebtedness, any such indebtedness will not augment the limited partners' amounts at risk.

         A limited partner's amount at risk will be reduced by (i) net losses which are allowed as a deduction to the limited partner under the at-risk rules and (ii) cash distributions received by a limited partner with respect to the limited partner's units, and increased by that limited partner's distributive share of net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations."

         If a limited partner's at risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount. Losses of CIGF6 that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner's amount at-risk has been increased.

         It is not anticipated that, on an aggregate basis, CIGF6 will incur losses. However, the Code will allow CIGF6 to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. Therefore, the "at risk" rules will be applied to the net taxable income or loss resulting from leasing equipment which was placed in service during the same taxable year. This could result in a partner's deduction for losses with respect to certain items of equipment being limited by the "at risk" rules, even though he must recognize income with respect to other items of equipment.

         Counsel has given its opinion that the sum of the amounts for which a limited partner will be considered "at-risk," for purposes of Section 465 of the Code, in any taxable year with respect to equipment placed in service in that taxable year and in each prior year (treating all equipment placed in service in the same year as a single activity separate from the activities represented by equipment placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in the partnership agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than units is pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in the equipment or otherwise expended in connection with CIGF6's organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by it with respect to same)), less: (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such equipment which have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner, plus (iii) the limited partner's distributive share, determined on a cumulative basis, of total net profits with respect to such equipment of CIGF6.

         PASSIVE ACTIVITY LOSSES LIMITATIONS. The Code prohibits an individual, estate, trust, closely-held "C" corporation, or personal service corporation from using losses and credits from a business activity in which the taxpayer does not materially participate, or a rental activity, to offset other income, including salary and active business income as well as portfolio income (such as dividends, interest and royalties, whether derived from property held directly or through a pass-through entity such as a partnership).

         Interest income derived by CIGF6 from the interim investment of offering proceeds or reserves (and any income derived by CIGF6 from leases treated as loans for federal income tax purposes) will be treated as portfolio income and, thus, will not be offset for those purposes by partnership deductions such as depreciation or cost recovery deductions.

         Losses from a passive activity that are not allowed currently will be carried forward indefinitely, and are allowed in subsequent years against passive activity income or in full upon complete disposition of the taxpayer's interest in that passive activity to an unrelated party in a fully taxable transaction.

         Losses from CIGF6 and other passive activities may not be used to offset income from a publicly traded partnership and income from a publicly traded partnership is treated as investment income. Limited partners, therefore, will be unable to use losses from CIGF6 to offset passive income from publicly traded partnerships that are not taxed as corporations and income from CIGF6 cannot be offset by losses from publicly traded partnerships that are not taxed as corporations.

         If a limited partner incurs indebtedness in order to acquire or carry units, interest paid by the limited partner on the indebtedness will be subject to the limitations for passive activity losses, except to the extent that the indebtedness relates to "portfolio income," if any, of CIGF6. Interest expense of a limited partner attributable to "portfolio income" may be subject to other limitations on its deductibility. See "United States Federal Income Tax Considerations -- Interest Deduction Limitations."

         Counsel has opined, based on the above discussion and assuming that all leases entered into by CIGF6 are considered "true leases" for federal income tax purposes, that the net profits, net losses, and credits derived from CIGF6 with respect to its leasing activities will be subject to the passive activity rules. Thus, any income produced by CIGF6 should be income from a passive activity. However, any partnership income attributable to (i) the investment of partnership funds in liquid investments prior to the purchase of equipment, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held by CIGF6 as working capital, security deposits, or in reserve, or (iii) equipment with respect to which CIGF6 is determined not to be the owner for federal income tax purposes will not be passive activity income.

         HOBBY LOSSES. Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." The phrase "activities not engaged in for profit" means any activity other than one that constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income. The Treasury Regulations provide that the determination of whether an activity is engaged in for profit is to be made by reference to objective standards, taking into account all of the facts and circumstances in each case. The Treasury Regulations also provide that, although a reasonable expectation of profit is not required, the facts and circumstances must indicate that the taxpayer entered into the activity, or continued the activity, with the objective of making a profit.

         The Treasury Regulations enumerate a number of nonexclusive factors, which should be taken into account in determining whether an activity is engaged in for profit. The IRS has ruled that this test will be applied at the partnership level.

         Based upon these Treasury Regulations and the investment goals of CIGF6, we intend to manage CIGF6 so that our activities will constitute an activity engaged in for profit within the meaning of Section 183 of the Code. However, the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances applicable from time to time including the motives of the investors, and no assurance can be given that Code Section 183 may not be applied in the future to disallow the deductions.

CASH DISTRIBUTIONS

         Cash distributions made to a limited partner, other than those in exchange for, or redemption of, all or part of his units, reduce a limited partner's adjusted basis in his units and may represent both a return of capital and income. To the extent distributions of cash (including reductions in a limited partner's proportionate share of partnership non-recourse liabilities, if any) reduce a limited partner's adjusted basis in his units to zero, such distributions will be treated as returns of capital which generally do not result in any recognition of gain or loss for federal income tax purposes. To the extent such distributions or reductions in liabilities exceed a limited partner's adjusted basis in his units immediately prior thereto, such limited partner will recognize gain to the extent of such excess. Such gain may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the limited partner's interest in CIGF6's "substantially appreciated" inventory and "unrealized receivables" (which includes depreciation recapture); any excess gain will be treated as capital gain.

         The gain that a limited partner will recognize as a result of a reduction of liabilities in excess of such limited partner's adjusted tax basis in his units immediately prior thereto will result in a tax liability to the limited partner without any cash distribution. To the extent a limited partner's federal tax liabilities exceed cash distributions, such excess in effect would be a nondeductible cost to such limited partner.

         It is possible that your tax liability for a given year will exceed your cash distributions for that year. For example, we may borrow money to finance the purchase of some of our equipment. Depending on the amortization schedule for payment of such loans, it is possible in some years, most likely the later years of such loans, that the nondeductible payments of principal which we will have to make will exceed our depreciation deductions. In such years, our taxable income will be greater than the cash flow produced from our leasing activities. Depending on how big this difference is, your tax liability for a year could be greater than your cash distributions for that year. Similarly, because of such borrowings, your tax liabilities arising from a sale or other disposition of units or equipment could exceed the cash proceeds therefrom.

DISTRIBUTION REINVESTMENT

         If you elect to have your distributions reinvested in additional units during the offering period, the amount of such distributions will be includable in your cost basis of units purchased. Schedule K-1, the information return sent by CIGF6 to you and the IRS at the end of the year will show the amount of the distributions paid to you.

         If you are considering electing to reinvest your distributions, we urge you to consult with your own tax advisors regarding the specific tax consequences (including the federal, state and local tax consequences) that may result from your election and of potential changes in applicable tax laws.

         The income tax consequences for investors in units who do not reside in the United States may vary from jurisdiction to jurisdiction. If you are a foreign unitholder whose share of taxable income is subject to United States income tax withholding at the current statutory rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase additional shares.

         Tax-exempt unitholders, including IRAs, Keogh Plans, 401(k) plans, charitable remainder trusts, etc. generally will not have to pay any taxes on their share of partnership income.

FEES AND REIMBURSEMENTS TO THE GENERAL PARTNER AND AFFILIATES

         GENERAL. There is no assurance that the IRS will not challenge the position of CIGF6 with respect to the amount, character, time of deduction or tax treatment of any of the fees discussed herein or, if challenged, that the position of CIGF6 would be sustained. In any year such fees are incurred, the disallowance of the deductibility of such fees would result in a proportionate increase in the taxable income (or reduction in the loss) of the limited partners with no associated increase in cash distributions with which to pay any resulting increase in tax liabilities.

         ORGANIZATIONAL AND OFFERING EXPENSES. The general partner will be paid an organizational fee for its services in organizing CIGF6 and preparing the offering. The general partner plans to make a reasonable allocation of such fees between syndication expenses, which must be capitalized, and start-up expenses which may be amortized over a 60-month period. The range of the fee based on the minimum and maximum amounts sold will be between $34,500 and $1,250,000, all of which we estimate to be deductible expenses. In addition, we will incur underwriting commissions of up to 10%. These commissions will be nondeductible syndication expenses, which are charged against the capital accounts of limited partners.

         EQUIPMENT ACQUISITION AND DEBT PLACEMENT FEES. The cost of acquisition fees will be capitalized to the cost of the equipment. Debt placement fees will be amortized over the term of the borrowings to which they relate.

         THE EQUIPMENT MANAGEMENT FEE. The equipment management fee should be deductible as an ordinary and necessary business expense under Section 162 of the Code, to the extent that its amount is commercially reasonable.

         EQUIPMENT LIQUIDATION FEE. Equipment liquidation fees should be treated as a cost of sale of the equipment.

OWNERSHIP OF EQUIPMENT

         TAX TREATMENT OF LEASES. Your depreciation and cost recovery deductions with respect to any item of partnership equipment depends, in part, on the tax classification of the rental agreement under which it leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning CIGF6 retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, financing or refinancing arrangement where ownership shifts to a purchaser, the nominal lessee.

         Whether a partnership is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

         Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether CIGF6 will be treated for tax purposes as the owner of each item of equipment acquired by that partnership, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, counsel can render no opinion on this issue.

COST RECOVERY AND DEPRECIATION

         COST RECOVERY RULES. The equipment we plan to acquire and lease for CIGF6 generally is classified as 5-year equipment, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction, except that recent legislation provides for a "bonus" depreciation of 50% (or 30% if the taxpayer so elects) of the adjusted basis of certain qualified property in the taxable year in which it is placed in service. Property is qualified property for this purpose if, among other things, its original use began with the taxpayer and it is placed in service before January 1, 2005. Additional bonus depreciation of up to 50% may be available for certain property in certain locations ("Gulf Opportunity Zone Property") under the 2005 Gulf Opportunity Zone Act. A taxpayer may, however, choose to use a straight line method of depreciation for the entire recovery period. In order to elect out of the "bonus" depreciation with respect to property in a class, however, the election must apply to all property in that class placed in service during the taxable year.

         CIGF6 will allocate all or part of the acquisition fees, which are fees paid to the general partner in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to CIGF6 would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment acquired by CIGF6, counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

         In some circumstances, a taxpayer will be required to recover the cost of an asset over longer periods of time than described above. These circumstances include the use of equipment predominately outside the United States and the use of equipment by a tax-exempt entity.

         RECAPTURE OF COST RECOVERY DEDUCTIONS. All or part of the cost recovery, depreciation or amortization deductions of CIGF6 may be recaptured as ordinary income upon a subsequent disposition by CIGF6 of its equipment or other property or, with respect to a partner's share of such deductions, upon the disposition of the partner's units. See "United States Federal Income Tax Considerations - Disposition of Units" below. The cost recovery, depreciation or amortization deductions of CIGF6 will be recaptured to the extent of any gain on disposition. This recapture amount will be recognized in full as ordinary income in the year of sale even if CIGF6 has made an installment sale of the equipment. See "United States Federal Income Tax Considerations - Sale of Equipment."

         If CIGF6 has not made a basis adjustment election under Section 754, a purchaser of units also may be required to recapture amounts attributable to cost recovery or depreciation when CIGF6 disposes of equipment subject to recapture or when the purchaser subsequently sells his units.

INTEREST DEDUCTION LIMITATIONS

         The Code restricts the ability of non-corporate taxpayers to deduct interest on funds borrowed to acquire or carry investment assets. Such taxpayers may deduct "investment interest" only to the extent of the "net investment income" of the taxpayer for the taxable year. Any interest disallowed under this provision in one year may be carried forward indefinitely and claimed at such time as the taxpayer has sufficient investment income.

         Interest expense that is allocable to a passive activity is subject to the passive loss limitations, and is not subject to the investment interest limitations. The general partner anticipates that CIGF6 will be deemed a passive activity with respect to the income, gains, losses, deductions and credits passed through to the limited partners and, therefore, will not figure in a limited partner's investment interest limitations calculation.

         Because CIGF6 will enter into net leases, any interest expense that might be paid by CIGF6 might be considered to be investment interest expense and, as such, would be subject to the limitations described herein. Because the amount of any limited partner's investment interest that would be subject to disallowance in any year will depend upon the other investment income and expenses of that limited partner, the extent, if any, of such disallowance will depend upon that limited partner's particular tax situation.

         Additionally, the IRS might argue that all or some portion of any interest incurred in connection with the acquisition or maintenance of a unit in CIGF6 is investment interest. As noted above, however, it is anticipated that any interest in CIGF6 as a limited partner will be deemed a passive activity (unless modified by Treasury Regulations or legislation). To the extent the investment in a unit is treated as a passive activity, any interest incurred in acquiring or maintaining such an interest would not be subject to Section 163(d) but instead would be subject to the passive activity limitations.

         The Code denies any deduction for interest paid by a taxpayer on indebtedness incurred or continued for purchasing or carrying tax exempt obligations. Denied interest may not be deducted in any year. The prescribed purpose generally will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment" including a limited partnership interest.

         In the case of a limited partner owning tax exempt obligations, the IRS may take the position, that with respect to a limited partner who borrows funds to purchase units, the interest paid by the limited partner on such loan should be viewed as incurred on loans which enable him to continue carrying his tax exempt obligations. If this position were upheld, the limited partner would not be allowed to deduct such interest.

SALE OF EQUIPMENT

         Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

         Upon a sale or other disposition of equipment, CIGF6 will realize gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon dispositions. Any foreclosure of a security interest in equipment would be considered a taxable disposition and CIGF6 would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though CIGF6 would receive no cash. In the case of a disposition of equipment at a gain, the income would first be ordinary income to the extent of recapture, as discussed below, and only the excess, if any, would be capital gain.

         Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by CIGF6 will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation, previously deducted, is reversed by recognizing the depreciated amounts as ordinary income, in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If a partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

         Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of some assets including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

DISPOSITION OF UNITS

         IN GENERAL. A partner who sells or otherwise disposes of his units, including redemptions of a limited partner's units pursuant to Article 12 of the partnership agreement, will realize taxable gain or loss measured by the difference between the selling or redemption price and the adjusted tax basis of his units. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis." Gain or loss, in general, will be taxed as short-term or long-term capital gain or loss, depending on the period the units have been held (provided the partner is not a dealer in the units).

         However, gain attributable to the partner's share of "substantially appreciated inventory items" and "unrealized receivables" of CIGF6, as those terms are defined in the Code, will be taxed as ordinary income. Unrealized receivables include any cost recovery, depreciation and amortization deductions of CIGF6 that would have been recaptured upon a hypothetical sale of the equipment.

         The requirement that recapture amounts be recognized in full in the year of sale even if the sale qualifies as an installment sale, may apply to an installment sale of units. See "United States Federal Income Tax Considerations -- Cost Recovery and Depreciation -- Recapture of Cost Recovery Deductions." In determining the amount realized upon the sale or exchange of units, a limited partner must include, among other things, his allocable share of partnership indebtedness included in his basis in such units. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis." A partner's gain on the sale or exchange of units should be treated as income from the activity of leasing the equipment. As a result, suspended losses, if any, from prior years could offset the gain realized on the sale or exchange of units. See "United States Federal Income Tax Considerations -- Limitation on Utilization of Partnership Losses -- Passive Activity Losses Limitations." A partner who sells or otherwise disposes of his units must also report his share of the taxable income or loss of CIGF6 for the portion of the taxable year of CIGF6 during which he owned his units.

         GIFT OF UNITS. Since the tax consequences of any gift or transfer will depend upon the particular circumstances and upon the individuals or organizations involved in the transaction, before making any gift of units, a limited partner should consult his tax advisor as to the consequences of such a gift and as to the basis of the units in the hands of his successor.

         DEATH OF PARTNER. If a limited partner dies, the fair market value of his units at death (or, if elected, at the alternate valuation date) will be subject to federal estate taxation. Under present law, the death of a limited partner does not result in a sale or exchange giving rise to a federal income tax. It is not clear what the tax consequences are if the decedent's proportionate share of CIGF6's liabilities exceeds the adjusted basis of his units at death. In this event, some gain may be recognized to the decedent or his estate upon the distribution of the units to the extent of such excess. The cost or other basis of the units inherited from the decedent generally is "stepped up" or "stepped down" to its fair market value for federal income tax purposes.

         NOTICE OF TRANSFER. The Code requires that a limited partner who transfers an interest in a partnership, whether by sale, gift or otherwise, must notify CIGF6 of such transfer within 30 days of the transfer or, if earlier, by January 15 of the calendar year following the calendar year in which transfer occurs.

         In addition, the Code requires a partnership to file a separate information return with the partnership's federal information return, for the tax year in which the transfer occurs whenever there is a transfer of a partnership interest involving a sale or exchange where there are inventory items or unrealized receivables as defined by the Code. A limited partner who fails to inform the partnership of a transfer of the limited partner's units in accordance with the rules described in this paragraph is liable for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000. Each such return must contain the following: (a) the names, addresses and taxpayer identification numbers of the transferee and transferor involved in the exchange and (b) the date of the sale or exchange.

         Once notified, the Code requires a partnership to provide the transferee and the transferor with a copy of the completed information return reporting transfers, and to include the name, address and telephone number of the partnership required to make the return.

TERMINATION OF THE PARTNERSHIP FOR TAX PURPOSES

         The Code provides that if 50% or more of the capital and profits interests in a partnership is sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes. The partnership agreement prohibits the transfer of any unit if such transfer would result in the termination of CIGF6 for federal income tax purposes. However, involuntary transfers (such as transfers by death, dissolution, etc.) could possibly result in termination of CIGF6 for federal income tax purposes.

         If CIGF6 should terminate for tax purposes, the terminated partnership ("Old Par") will be treated (i) as having transferred all of its assets subject to liabilities to a new partnership ("New Par") in exchange for partnership interests therein, and then (ii) as having distributed such partnership interests in New Par to the partners of Old Par in liquidation of Old Par.

         Gain could be recognized to the extent that (i) the amount of the reduction, if any, in a limited partner's share of partnership liabilities as a result of the partnership termination exceeds (ii) such limited partner's adjusted tax basis of his units.

         In addition, upon a partnership termination, the partnership's taxable year would terminate. If the limited partner's taxable year were other than the calendar year, the inclusion of more than one year of partnership income in a single taxable year of the limited partner could result. Because the new partnership would be treated as a separate entity for federal income tax purposes, the tax elections of the prior partnership would not generally remain valid. Thus, new federal income tax elections would generally be required to be made. In addition, depreciation periods for assets held by the partnership will restart.

NO SECTION 754 ELECTION

         Due to the burdensome and costly record keeping requirements that a
Section 754 Election entails, it is unlikely that the general partner will exercise its discretion in favor of making this election to adjust the basis of partnership property in the case of transfers of units. If the general partner does not make a Code Section 754 Election, a subsequent limited partner's share of gain or loss upon the sale of CIGF6 assets will be determined by taking into account CIGF6's tax basis in the assets and without reference to the cost associated with acquiring the units. Thus, the absence of a Code Section 754 Election may reduce the marketability of units and the price a purchaser would be willing to pay. Nor does CIGF6 anticipate being required to make adjustments for "substantial basis reductions" under changes to Code Section 734 and Section 743, as amended by the 2004 American Jobs Creation Act, P.L. 108-357, enacted October 22, 2004 ("2004 JOBS Act").

INVESTMENT BY TAX EXEMPT ENTITIES

         The income earned by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account, is generally exempt from taxation. However, gross Unrelated Business Taxable Income, or UBTI, of a tax exempt entity is subject to tax to the extent that, when combined with all other gross UBTI of the tax exempt entity for a taxable year, it exceeds all deductions attributable to the UBTI plus $1,000 during the taxable year. Such UBTI will be taxable at ordinary income rates and may be subject to the alternative minimum tax. See "United States Federal Income Tax Considerations -- Alternative Minimum Tax."

         The leasing of tangible personal property is treated for purposes of the Code as an unrelated trade or business. See Revenue Rulings 78-144, 1978-1 C.B. 168, 69-278, 1969-1 C.B. 148, and 60-206, 1960-1 C.B. 201. The IRS has
ruled that a partner's distributive share of income or gain from a partnership engaged in the leasing of tangible personal property is treated in the same manner as if such income or gain were realized directly by the partner. Therefore, a tax exempt entity that invests in CIGF6 will be subject to the tax on UBTI for any taxable year of the tax exempt entity to the extent CIGF6 generates income from the leasing of the equipment and the total of the tax exempt entity's share of that income for the taxable year plus its UBTI from all other sources for the taxable year exceeds the sum of all deductions attributable to the UBTI plus $1,000.

         Although CIGF6's portfolio income (e.g., interest income from the investment of partnership cash balances) generally will not produce UBTI for a tax exempt entity that invests in CIGF6, a portion of such tax exempt entity's portfolio income from CIGF6 will constitute UBTI pursuant to the "debt-financed property" rules if the tax exempt entity finances its acquisition of units with debt or to the extent that debt of the partnership is considered to be attributable to the assets producing such portfolio income.

         Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize all income from CIGF6 as UBTI.

         Except to the extent of gain or loss from the sale, exchange, or other disposition of acquisition indebtedness property and except to the extent the equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of the equipment generally will be excludable from the scope of UBTI. However, any gain on the disposition of equipment that is characterized as ordinary income as a result of the recapture of cost recovery or depreciation deductions will constitute UBTI for tax exempt entities.

         If the gross income taken into account in computing UBTI exceeds $1,000, the tax exempt entity is obligated to file a tax return for such year on IRS Form 990-T. Neither CIGF6 nor the general partner expects to undertake the preparation or filing of IRS Form 990-T for any tax exempt entity in connection with an investment by such tax exempt entity in the units. Generally, IRS Form 990-T must be filed with the IRS by May 15 of the year following the year to which it relates.

         Penalties may be imposed by the IRS for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid.

--------------------------------------------------------------------------------
PLEASE REVIEW "ERISA CONSIDERATIONS" AND GET ADVICE FROM A QUALIFIED TAX ADVISOR FOR POTENTIAL REALIZATION OF UNRELATED BUSINESS TAXABLE INCOME (UBTI).
--------------------------------------------------------------------------------

INVESTMENT BY NONRESIDENT ALIEN INDIVIDUALS AND FOREIGN CORPORATIONS

         Nonresident alien individuals and foreign corporations that become limited partners will, like CIGF6, be deemed to be engaged in the conduct of a trade business within the United States. Under the Code, nonresident aliens individuals and foreign corporations, respectively, will be subject to United States income tax on their allocable shares of any partnership taxable income.

         Nonresident alien individuals and closely held foreign corporations that acquire units will also be subject to the same limitations on the deduction of partnership losses that apply to domestic limited partners. See "United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation," and "-- Limitations on Utilization of Partnership Losses."

         Foreign corporations may also be subject to the branch profits tax. Such tax is equal to 30% of a foreign corporation's earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States. This tax is payable in addition to the regular United States corporate tax. In certain circumstances, the imposition of the branch profits tax may be overridden by the nondiscrimination provisions of applicable United States tax treaties or subject to a lower rate of tax.

         CIGF6 will be required to withhold from distributions to each foreign limited partner an amount equal to a percentage of CIGF6's taxable income that is allocable to the limited partner. The Code provides that the amount of tax to be withheld is the "applicable percentage" of the taxable income of CIGF6 allocable to foreign limited partners. The applicable percentage is equal to the highest appropriate tax rate, currently 35% for individual and corporate foreign limited partners. Such withheld amounts will be credited against the limited partners' federal income tax liabilities for the taxable year in which withheld, and any excess will be refundable. Foreign limited partners may be entitled to tax credits for United States taxes in their countries of residence, and should consult with their local and United States tax advisors with regard to the tax consequences of an investment in units.

ALTERNATIVE MINIMUM TAX

         This discussion only addresses the alternative minimum tax as it applies to non-corporate taxpayers (and to shareholders of an S corporation). The first step in determining a taxpayer's alternative minimum tax liability, if any, is calculation of the taxpayer's alternative minimum taxable income. Alternative minimum taxable income is computed by adjusting the taxpayer's taxable income in accordance with the rules set forth in Sections 55, 56 and 58 of the Code, and by increasing the resulting amount by the taxpayer's items of tax preference described in Code Section 57. Alternative minimum taxable income is then reduced by a specified exemption amount and by the taxpayer's alternative minimum tax foreign tax credit for the taxable year. The exemption amounts are $58,000 for married couples filing joint returns, $40,250 for single individuals, and $29,000 for married persons filing separate returns and estates and trusts. The exemption is phased out above certain alternative minimum taxable income levels: $150,000 for married taxpayers filing joint returns, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separate returns and estates and trusts.

         The alternative minimum tax rate is 26% on the amount of the taxpayer's alternative minimum taxable income, which does not exceed $175,000 (after taking into account the exemption amount) and 28% on the amount exceeding $175,000. A taxpayer is only required to pay an alternative minimum tax liability to the extent that the amount of that liability exceeds the liability, which the taxpayer would otherwise have for the regular federal income tax.

         One of the adjustments to taxable income established by Code Section 56 relates to the amount of cost recovery deduction claimed on personal property. To derive a taxpayer's alternative minimum taxable income, the taxpayer's taxable income must be adjusted by an amount equal to the difference between (i) the amount of cost recovery deductions claimed by the taxpayer with respect to personal property and (ii) the amount which would have been allowable over the asset depreciation range class life of the property using the 150% declining balance method, converting to straight-line when necessary to maximize the remaining deductions.

         The adjustment results in a basis in the depreciated property for alternative minimum tax purposes, which may differ from its basis for regular tax purposes. Thus, upon disposition of the property, the taxpayer will generally recognize less gain (or a greater loss) for alternative minimum tax purposes than for regular tax purposes. Items of tax preference include other items which are not anticipated to be generated by CIGF6, but may apply in the case of certain limited partners due to their particular facts and circumstances unrelated to CIGF6.

PARTNERSHIP TAX RETURNS AND TAX INFORMATION

         The general partner will file CIGF6's tax returns using the accrual method of accounting and will adopt the calendar year as CIGF6's taxable year. See "United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation." CIGF6 will provide tax information to the limited partners within 75 days after the close of each taxable year. If a limited partner is required to file its tax return on or before March 15, it may be necessary for the limited partner to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

         Limited partners will be required to file their returns consistent with the information provided on CIGF6's informational return or notify the IRS of any inconsistency. A failure to notify the IRS of an inconsistent position allows the IRS automatically to assess and collect the tax, if any, attributable to the inconsistent treatment. Limited partners may also receive from us a copy of Form 8886, used to disclose "Reportable Transactions" to IRS, and they should consult with their own tax advisor as to the reporting on their own returns of that form and the information it contains. Failure of the member to report this information may result in a penalty to the member.

IRS AUDIT OF THE PARTNERSHIP

         The tax return filed by CIGF6 may be audited by the IRS. Adjustments, if any, from such audit may result in an audit of the limited partners' own returns. Any such audit of the limited partners' tax returns could result in adjustments of non-partnership as well as partnership items of income, gain, loss, deduction and tax preference.

         Audit proceedings are conducted at the partnership level and, if the IRS initiates an administrative proceeding or makes a "final adjustment" at the partnership level, it must notify each partner of the beginning and completion of the partnership administrative proceedings. Notice need not be given, however, to a partner who has less than a one percent interest in a partnership which has more than 100 partners, although a group of such partners having at least a five percent interest in partnership profits in the aggregate may designate a member of the group to receive notice.

         Because CIGF6 will have more than 100 limited partners, the IRS will not notify individual limited partners of an audit of CIGF6. The general partner is the "tax matters partner" who will normally have the authority to negotiate with the IRS with respect to any partnership tax matter; the general partner will also have the right to initiate judicial proceedings.

         A limited partner will thus be unable to control either an audit of CIGF6 or any subsequent litigation. If, in such event, the general partner does not go to court, any limited partner entitled to receive notice of the proceedings may bring an action to challenge any proposed audit findings by the IRS. A special statute of limitations exists in connection with the IRS's right to audit matters at the partnership level.

TAX SHELTER REGISTRATIONS

         Previously "tax shelters" were required to be registered with the IRS. Now "reportable transactions" must be reported to the IRS under the 2004 JOBS Act by a "material advisor." Currently there are six categories of "reportable transactions." CIGF6 or another advisor may be considered a "material advisor" and, if so, and even though CIGF6 may be a projected income investment, it will nonetheless be required to maintain a list identifying each person who acquired a unit and including information required by the IRS regulations. This list must be made available to the IRS upon its request. As stated above, you may be required to report the "reportable transaction" on your tax return and may be penalized if you fail to do so.

WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THIS
MEMORANDUM: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

INTEREST AND PENALTIES

         With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of five months) that a partnership return is filed either late or incomplete. The monthly penalty is equal to $50 multiplied by the number of partners in the partnership during the year for which the return is due.

         With certain exceptions, a penalty will be assessed if CIGF6 fails to furnish to the limited partners a correct Schedule K-1 to the federal income tax return for CIGF6 on or before the prescribed due date (including any extension thereof). The penalty is equal to $50 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year.

         The Code establishes a penalty equal to 20% (40% in certain gross valuation misstatements) on underpayment of tax attributable to substantial valuation over-statements. This penalty applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company). All or any part of the penalty may be waived by the IRS upon the taxpayer's showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith. If CIGF6 were to overstate the value of equipment, a limited partner might be liable for this penalty.

         There is a 20% penalty on the amount of an underpayment of tax attributable to a taxpayer's negligent disregard of applicable rules and regulations or to the "substantial understatement" of a tax liability. A substantial understatement is defined as an under-statement for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations). The penalty can be avoided either by disclosing the questionable item on the return or by showing that there was "substantial authority" for taking the position on the return. If a questionable item is related to a tax shelter, the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was "more likely than not" the proper treatment. Based upon the representations of the general partner, counsel believes CIGF6 will not be characterized as a "tax shelter" for these purposes.

         It should also be noted that the general partner will not cause CIGF6 to claim a deduction unless the general partner believes, based upon the advice of its accountants or counsel, that substantial authority exists to support the deduction.

         As stated above, you may be required to report the "reportable transaction" on your tax return and may be penalized if you fail to do so.

         All interest payable with respect to a deficiency is compounded daily. Interest rates are re-determined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus three percent.

FOREIGN TAX CONSIDERATIONS

         As noted above, CIGF6 may acquire equipment which is operated outside the United States. As a consequence, limited partners may be required to file returns and pay taxes in foreign jurisdictions with respect to the foreign source income of CIGF6. The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

         Limited partners who have foreign tax liabilities as a result of CIGF6 may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively. The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid.

         In particular, prospective limited partners should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer's United States federal income tax liability with respect to the foreign source income of the taxpayer calculated separately for certain types of income including shipping income and passive rental income. In the event CIGF6 earns these types of income, a limited partner must compute separately the foreign tax credit for each type of income. The foreign source income of a taxpayer is calculated according to United States rather than the foreign jurisdiction's tax law. It is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United States law. In such a case, limited partners would be subject to a higher effective rate of taxation than if no foreign tax had been imposed. To the extent that all income taxes paid to a foreign country on a certain type of income exceed the amount of foreign tax credit allowable in any year for such type of income, the excess foreign tax credits generally may be carried back two years or forward five years to offset United States income taxes on that certain type of foreign source income in those tax years. If CIGF6 were to suffer an overall foreign loss in one year and incur foreign taxes in a subsequent year, the amount of foreign tax credit allowable in that subsequent taxable year could be reduced on account of the prior foreign loss, regardless of whether the loss resulted in a United States tax benefit to the limited partners. Each limited partner should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

         Prior to CIGF6 entering into an arrangement which contemplates the use of equipment outside the United States, the general partner will consult with its counsel and with special counsel located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the limited partners to avoid being required to file income tax returns in the foreign jurisdiction. The general partner has discretion to cause CIGF6 to enter into any such arrangement.

PARTNERSHIP ANTI-ABUSE RULES

         Treasury Regulations known as the "Anti-Abuse Rules" have recently been promulgated which purportedly grant authority to the IRS to re-characterize certain transactions to the extent that it is determined that the utilization of partnerships is inconsistent with the intent of the federal partnership tax rules. Under these Anti-Abuse Rules, the IRS may, under certain circumstances,
(i) recast transactions which attempt to use the partnership form of ownership, or (ii) otherwise treat the partnership as an aggregation of its partners rather than a distinct separate entity, as appropriate in order to carry out the purposes of the partnership tax rules. The Anti-Abuse Rules also provide that the authority to re-characterize transactions is limited to circumstances under which the tax characterization by the taxpayer is not, based on all facts and circumstances, clearly contemplated under the Code or the applicable Treasury Regulations.

         These Anti-Abuse Rules are intended to impact only a small number of transactions, which improperly utilize partnership tax rules. It is therefore not anticipated that CIGF6 and/or the transactions contemplated herein will be affected by the promulgation or administration of these Anti-Abuse Rules. In light of the broad language incorporated in these Regulations, however, no assurance can be given that the IRS will not attempt to utilize the Anti-Abuse Rules to alter, in whole or part, the tax consequences described herein with regard to an investment in CIGF6.

FUTURE FEDERAL INCOME TAX CHANGES

         Neither the general partner nor counsel can predict what further legislation, if any, may be proposed by members of Congress, by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted. Neither the general partner nor counsel can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in the IRS' ruling policy. Consequently, no assurance can be given that the income tax consequences of an investment in CIGF6 will continue to be as described herein. Any changes adopted into law may have retroactive effect.

STATE TAXES

         In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes, which may be imposed by various jurisdictions. A limited partner's distributive share of the income or loss of CIGF6 generally will be required to be included in determining the limited partner's reportable income for state or local tax purposes in the jurisdiction in which the limited partner is a resident. Moreover, Pennsylvania and a number of other states in which CIGF6 may do business generally impose state income tax on a nonresident and foreign limited partner's distributive share of partnership income which is derived from such states. Pennsylvania and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign limited partners on partnership income derived from such states. Any amounts withheld would be deemed distributed to the nonresident or foreign limited partner and would, therefore, reduce the amount of cash actually received by the nonresident or foreign limited partner as a result of such distribution. Nonresidents may be allowed a credit for the amount so withheld against income tax imposed by their state of residency.

         CIGF6 cannot, at present, estimate the percentage of its future income that will be from states, which have adopted such withholding tax procedures and it cannot, therefore, estimate the required withholding tax, if any.

         In addition, while CIGF6 intends to apply to the applicable taxing authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

--------------------------------------------------------------------------------
    PLEASE BE ADVISED THAT YOU MAY BE SUBJECT TO RULES DETERMINING YOUR STATE
        INCOME TAX THAT ARE LESS FAVORABLE THAN FEDERAL INCOME TAX LAWS.

          YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS WITH
                 SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION.
--------------------------------------------------------------------------------

                              ERISA CONSIDERATIONS

         The following is a summary of the material non-tax considerations associated with an investment in CIGF6 by a qualified plan, Keogh Plan or an IRA (a "benefit plan"). This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

FIDUCIARIES UNDER ERISA

         A fiduciary of a pension, profit sharing or other employee benefit plan subject to Title I of ERISA should consider whether an investment in the units is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA Plan's participants and beneficiaries. A fiduciary is required to perform the fiduciary's duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA Plan's governing documents, provided that the documents are consistent with ERISA.

         Fiduciaries with respect to an ERISA Plan include any persons who have any power of control, management, or disposition over the funds or other property of the ERISA Plan. An investment professional who knows or ought to know that his or her advice will serve as one of the primary bases for the ERISA Plan's investment decisions may be a fiduciary of the ERISA Plan, as may any other person with special knowledge or influence with respect to a ERISA Plan's investment or administrative activities.

         While the beneficial "owner" or "account holder" of an IRA is treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Also, certain qualified plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participant(s) is/are the sole proprietor and his or her spouse or the partners and their spouses, and certain qualified plans of corporations in which at all times (before and after the investment) the only participant(s) is/are an individual or/and his or her spouse who own(s) 100% of the corporation's stock, are generally not subject to ERISA's fiduciary standards, although they are subject to the Code's prohibited transaction rules explained below.

         A person subject to ERISA's fiduciary rules with respect to an ERISA Plan should consider those rules in the context of the particular circumstances of the ERISA Plan before authorizing an investment of a portion of the ERISA Plan's assets in units.

         Fiduciaries of an ERISA Plan that permits a participant to exercise independent control over the investments of his individual account in accordance with Section 404(c) of ERISA (a "self-directed investment" arrangement) will not be liable for any investment loss or for any breach of the prudence or diversification obligations that results from the participant's exercise of such control, and the participant is not deemed to be a fiduciary subject to the general ERISA fiduciary obligations described above merely by virtue of his exercise of such control.

         The fiduciary of an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

PROHIBITED TRANSACTIONS UNDER ERISA AND THE CODE

         Any fiduciary of an ERISA Plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transactions provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions. These rules prohibit such plans from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" described in Section 4975(e)(2) of the Code or "parties in interest" described in Section 3(14) of ERISA, each of which are referred to as "disqualified persons."

         "Prohibited transactions" include, but are not limited to, any direct or indirect transfer or use of a qualified plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan. Under ERISA, a disqualified person that engaged in a prohibited transaction will be made to disgorge any profits made in connection with the transaction and will be required to compensate any ERISA Plan that was a party to the prohibited transaction for any losses sustained by the ERISA Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with an ERISA Plan or a non-ERISA Plan or an IRA subject to Section 4975 of the Code. If the disqualified person who engages in the transaction is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA may lose its tax exempt status and the assets will be deemed to be distributed to such individual in a taxable transaction.

         In order to avoid the occurrence of a prohibited transaction under
Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by an ERISA Plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, as to which the general partner or any of its affiliates have investment discretion with respect to the assets used to purchase the units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. Additionally, fiduciaries of, and other disqualified persons with respect to, an ERISA Plan, an IRA, and a non-ERISA Plan subject to Section 4975 of the Code, should be alert to the potential for prohibited transactions to occur in the context of a particular plan's or IRA's decision to purchase units.

         Neither the general partner nor CIGF6 shall have any liability or responsibility to any benefit plan that is a limited partner or any other limited partner, including any limited partner that is a tax exempt entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of partnership assets being deemed plan assets of the limited partner under the Code or ERISA or other applicable law.

"PLAN ASSETS"

         If CIGF6's assets were determined under ERISA or the Code to be "plan assets":

         o the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving CIGF6's assets;

         o persons who exercise any authority or control over CIGF6's assets, or who provide investment advice to CIGF6, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires the unit, and transactions involving CIGF6's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,

         o a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the unit could be liable under Part 4 of Title I of ERISA for transactions entered into by CIGF6 that do not conform to ERISA standards of prudence and fiduciary responsibility, and

         o certain transactions that CIGF6 might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

         An ERISA plan's fiduciaries might, under certain circumstances, be subject to liability for actions taken by the general partner or its affiliates, and certain of the transactions described in this prospectus in which CIGF6 might engage, including certain transactions with affiliates, may constitute prohibited transactions under the Code and

ERISA with respect to such ERISA plan, even if their acquisition of units did not originally constitute a prohibited transaction.

         Under the Department of Labor regulations governing the determination of what constitutes the assets of an ERISA plan in the context of investment securities such as units, an undivided interest in the underlying assets of a collective investment entity such as CIGF6 will be treated as "plan assets" of Benefit Plan Investors (as that term is defined under ERISA) if (i) the securities are not publicly offered, (ii) 25% or more by value of any class of equity securities of the entity is owned by Benefit Plan Investors, (iii) the interests of the Benefit Plan Investors are "equity interests," and (iv) the entity is not an "operating company." In order for securities to be treated as "publicly offered," they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be "freely transferable."

         Units will be sold as part of an offering registered under the Securities Act of 1933. However, in counsel's view, CIGF6 is not an "operating company" and the restrictions on transferability of units (see "Transferability of Units") prevent the units from being "freely transferable" for purposes of the DOL's regulations. Consequently, in order to ensure that the assets of CIGF6 will not constitute "plan assets" of limited partners which are ERISA plans, the general partner will take such steps as are necessary to ensure that ownership of units by Benefit Plan Investors is at all times less than 25% of the total value of outstanding units. In calculating this limit, the general partner shall, as provided in the DOL's regulations, disregard the value of any units held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of CIGF6, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of CIGF6, or any affiliate of any such a person. See "Investor Suitability Standards." However, neither the general partner nor CIGF6 shall have any liability or responsibility to any tax exempt entity limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt entity limited partner under the Code or ERISA or other applicable law.

OTHER ERISA CONSIDERATIONS

         In addition to the above considerations in connection with the "plan assets" issue, a decision to cause a Benefit Plan to acquire units should involve considerations, among other factors, of whether:

         o the investment is in accordance with the documents and instruments governing the Benefit Plan,

         o the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating units,

         o the investment will provide sufficient cash distributions in light of the Benefit Plan's required benefit payments or other distributions,

         o the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from CIGF6,

         o in the case of an ERISA Plan, the investment, unless the investment is made in accordance with a self-directed individual arrangement under Section 404(c) of ERISA and regulations promulgated there under, is made solely in the interests of the ERISA Plan's participants, and

         o the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the Benefit Plan to value its assets in accordance with the rules and policies applicable to the Benefit Plan.

         Prospective ERISA Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of an ERISA Plan that has invested in an entity such as CIGF6 are sufficiently diversified may be made by looking through the ERISA Plan's interest in the entity to the underlying portfolio of assets owned by the entity.

         The fiduciaries of each benefit plan proposing to invest in CIGF6 may be required to make certain representations, including, but not limited to, a representation that they have been informed of and understand CIGF6's investment objectives, policies, and strategies, and that the decision to invest assets in CIGF6 is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.

Additionally, each benefit plan will be required to represent that to the best of its knowledge neither CIGF6 nor any of its affiliates is a party in interest or disqualified person, as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, with respect to such benefit plan.

                MANAGEMENT'S DISCUSSION OF CERTAIN FINANCIAL DATA

         We have no operating history. The following discussion includes forward looking statements. Forward looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by these forward looking statements. Accordingly, this information should not be regarded as representations that the results or condition described in these statements or objectives and plans will be achieved.

         We intend to acquire various types of information technology and similar equipment, and to lease such equipment predominantly under operating leases. CIGF6 may also lease equipment under full payout net leases or enter into conditional sales contracts with respect to equipment. CIGF6 anticipates that it will use a substantial portion of the proceeds of this offering, excess cash flow, debt financing and net disposition proceeds received by CIGF6 prior to its liquidation phase to purchase information technology or other similar capital equipment compatible with equipment manufactured by IBM. See "Investment Objectives and Policies -- Information technology equipment," "Investment Objectives and Policies -- Description of Leases" and "Risk Factors -- Our use of leverage to finance equipment acquisitions could adversely affect our cash flow," "-- The business of leasing and investing in equipment is subject to many risks which could impact your returns" and "-- We have not yet identified any of our investments in equipment, which prevents you from evaluating, or having any input into our portfolio of equipment leases."

         CIGF6's operating revenues will initially be generated primarily from leasing, and otherwise entering into contracts for the use of equipment. Operating revenues will be utilized to pay partnership expenses and provide cash distributions to limited partners. See "Investment Objectives and Policies -- Description of Leases." The general partner anticipates that CIGF6 will commence liquidation of all of its assets beginning in the ninth year of program operations, subject to the general partner's discretion to extend the liquidation process if in the general partner's discretion such extension will enable CIGF6 to dispose of its assets on more favorable terms. CIGF6 will not continue after December 31, 2018, unless the General Partner extends the partnership's term pursuant to CIGF6's partnership agreement. See "Investment Objectives and Policies -- Liquidation Policies."

         Because CIGF6's leases will be on a "triple-net" (or equivalent) basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, the general partner is authorized to establish reserves in the future if and to the extent it deems necessary for maintenance, repairs and working capital. In addition, the general partner and Com Cap Corp. have agreed that the general partner or Com Cap Corp. will lend or contribute to CIGF6 an amount equal to 1.01% of net offering proceeds, if needed, to meet CIGF6's expenses. If the general partner or any of its affiliates makes such a short-term loan to CIGF6, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans for the same purpose in the same locality. In no event will CIGF6 be required to pay interest on any such loan at an annual rate greater than three percent over the "prime rate" from time to time announced by JPMorgan Chase Bank, New York, New York. All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF6 within 12 months after the date of the loan. See "Compensation to the General Partner and Affiliates." If available cash flow or net disposition proceeds are insufficient to cover CIGF6's expenses and liabilities, CIGF6 will obtain additional funds by disposing of or refinancing equipment or by borrowing within its permissible limits.

                          PARTNERSHIP AGREEMENT SUMMARY

         The rights and obligations of the partners in CIGF6 will be governed by the partnership agreement, which is attached in its entirety as Appendix II hereto. The following statements, and other statements in this prospectus concerning the partnership agreement and related matters, are merely an outline, in no way modify or amend the partnership agreement and are qualified in all respects and in each case by the language of the partnership agreement. All material aspects of the partnership agreement are included in this summary.

THE UNITS

         A maximum of 2,500,000 units are authorized for issuance and sale in the offering. Subscribers who are accepted as limited partners by the general partner on or before the initial closing will be admitted to CIGF6 as limited partners on the day of the initial closing. Thereafter, subscribers who are accepted as limited partners by the general partner will be admitted into CIGF6 as limited partners on or before the last day of the calendar month following the date such acceptance occurs. Transferees of units will be recognized as substituted limited partners on or before the first day of the calendar month following the calendar month in which the general partner receives a completed transfer application and approves the transferee as a substituted limited partner. CIGF6's records shall be amended to reflect the substitution of limited partners at least once in each calendar quarter.

NON-ASSESSABILITY OF UNITS

         The units are non-assessable. When a unit has been paid for in full, the holder of the unit has no obligation to make additional contributions to CIGF6's capital.

LIABILITY OF LIMITED PARTNERS

         Limited partners are not personally liable for the obligations of CIGF6, but their investments are subject to the risks of CIGF6's business and the claims of its creditors. A limited partner, under certain circumstances, may be liable to return any distributions from CIGF6 to the extent that, after giving effect to the distribution, all liabilities of CIGF6 (other than non-recourse liabilities and liabilities to partners on account of their interests in CIGF6) exceed the fair value of CIGF6's assets, including assets serving as security for non-recourse liabilities. In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution to the extent that the distribution includes a return of the partner's contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act. Also, a limited partner who participates in the control of the business of the partnership may be liable to persons who transact business with the partnership reasonably believing, based upon the conduct of the limited partner, that the limited partner is a general partner of the partnership.

ALLOCATIONS AND DISTRIBUTIONS

         The provisions of the partnership agreement governing the allocation of tax items and the apportionment of cash distributions are summarized under the caption "Allocations and Distributions."

RESPONSIBILITIES OF THE GENERAL PARTNER

         The general partner has the exclusive responsibility for the management and control of all aspects of the business of CIGF6. In the course of its management, the general partner may, in its absolute discretion, cause CIGF6 to purchase, own, lease, sell and/or make future commitments to purchase, lease and/or sell the equipment and interests therein when and upon such terms as it determines to be in the best interests of CIGF6 as it deems necessary for the efficient operation of CIGF6, except that limited partners holding more than 50% of the outstanding units held by all limited partners, referred to as a majority in interest, must approve the sale of substantially all of the assets of CIGF6, except when such sales occur in the orderly liquidation and winding up of the business of CIGF6.

         A majority in interest of the limited partners may, at any time, remove the general partner. Upon the removal of the general partner, CIGF6 will be dissolved and liquidated unless, within 60 days of such removal, a majority in interest of the limited partners elect a successor general partner to continue CIGF6.

RECORDS AND REPORTS

         The general partner will keep at CIGF6's principal place of business adequate books of account and records of CIGF6. You will have the right, upon reasonable notice and within normal working hours, and at your expense, to inspect and copy true and full information regarding the state of the business and financial condition of CIGF6, federal, state and local tax returns of CIGF6, a list of the partners and other information regarding the affairs of CIGF6 as you may reasonably request. You will also receive an annual account statement setting forth a current estimated value of your investment in CIGF6. See "Reports to Limited Partners" for a description of the reports and financial statements, which the general partner will provide to you during the term of CIGF6.

MEETINGS OF THE PARTNERS

         The general partner may call a meeting of the limited partners at any time, or call for a vote, without a meeting, of the limited partners on matters on which they are entitled to vote. The general partner is required to call such a meeting, or for such a vote, on the written request of limited partners holding 10% or more of the total units held by all limited partners. Any vote of a limited partner may be made in person or by proxy.

         We are not required to hold annual or other regular meetings of the partners.

VOTING RIGHTS OF LIMITED PARTNERS

         Your voting rights are set forth in the partnership agreement. By a vote of limited partners holding more than one-half of the outstanding units, the limited partners may vote to:

         o approve or disapprove a sale of all or substantially all of the assets of CIGF6;

         o    dissolve CIGF6;

         o    remove or approve the withdrawal of the general partner;

         o prior to the removal, withdrawal or dissolution of the general partner, elect a successor general partner; and

         o amend the partnership agreement except that without the consent of the partner adversely affected, no amendment may be made which:

              o    converts a limited partner into a general partner;

              o    modifies the limited liability of a limited partner;

              o alters the interest of the general partner or limited partner in net profits, net losses or distributions from CIGF6 or of the general partner in its compensation; or

              o affects the status of CIGF6 as a partnership for federal income tax purposes.

         With respect to any units owned by the general partner or its affiliates, the general partner and its affiliates may not vote or consent on matters submitted to the limited partners regarding removal of the general partner or any transaction between CIGF6 and the general partner or its affiliates. In determining the required percentage in interest of units necessary to approve a matter on which the general partner and its affiliates may not vote or consent, any units owned by the general partner or its affiliates shall not be included.

ROLL-UPS AND CONVERSIONS

         We will not enter into any roll-up without the approval of the general partners and the holders of at least 66-2/3% of all outstanding units. A roll-up is defined in the partnership agreement to mean any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of CIGF6 and the issuance of securities of a roll-up entity. A roll-up does not include: a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange, including the NASDAQ Stock Market or a transaction involving the conversion to corporate, trust or association form of only CIGF6 if, as a consequence of the transaction, there will be no significant adverse change in the limited partners' voting rights, the term of existence of CIGF6, compensation of the general partner or its affiliates, or CIGF6's investment objectives. Limited partners who do not consent to an approved roll-up shall be given the option of (i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) receiving cash in an amount equal to the non-consenting limited partner's pro rata share of the appraised value of the net assets of CIGF6.

         In the event a roll-up is proposed, an appraisal of the net assets of CIGF6 shall be performed by a competent independent expert engaged for the benefit of CIGF6 and the limited partners. Such appraisal shall be made on the basis of an orderly liquidation of the assets of CIGF6 over a 12-month period as of a date immediately prior to the announcement of the proposed roll-up. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. CIGF6 shall not reimburse the sponsor of a proposed roll-up for the costs of an unsuccessful proxy contest in the event the roll-up is not approved by the limited partners.

         By the vote of a majority in interest of the limited partners CIGF6 is permitted to engage in a conversion of CIGF6 into another form of business entity which does not result in a significant adverse change in:

         o    the voting rights of the limited partners,

         o the termination date of CIGF6 (currently, December 31, 2018, unless terminated earlier in accordance with the partnership agreement),

         o the compensation payable to the general partner or its affiliates, or

         o the ability to meet CIGF6's investment objectives without materially impairing the rights of the limited partners.

         The general partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of CIGF6; the tax consequences (from the standpoint of the limited partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which CIGF6 would be converted; and the performance of the equipment industry in general, and of the information technologies segment of the industry in particular. In general, the general partner would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partner or its affiliates to be a significant adverse change in the listed provisions.

POWER OF ATTORNEY

         Pursuant to the terms of the partnership agreement, each purchaser of a unit and each transferee of a unit appoints the general partner, acting alone, as the purchaser's or transferee's attorney-in-fact to make, execute, file, and/or record:

         o documents relating to CIGF6 and its business operations requested by or appropriate under the laws of any appropriate jurisdiction;

         o    instruments with respect to any amendment;

         o instruments or papers required to continue the business of CIGF6 pursuant to the partnership agreement;

         o    instruments relating to the admission of any partner to CIGF6;

         o a master list in accordance with Section 6112 of the Code (or any successor provision), relating to CIGF6's tax shelter registration (see "Income Tax Considerations - Partnership Tax Returns and Tax Information"); and

         o all other instruments deemed necessary or advisable to carry out the provisions of the partnership agreement.

         The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person's heirs, successors, and assigns.

         The general partner will be designated as the "Tax Matters Partner" who shall have authority to make certain elections on behalf of CIGF6 and the limited partners, including extending the statute of limitations for assessment of tax deficiencies against the limited partners with respect to partnership items, and to enter into a settlement agreement with the IRS. See "United States Federal Income Tax Considerations -- IRS Audit of the Partnership."

PARTNERSHIP TERM

         The term of CIGF6 will expire on December 31, 2018, though CIGF6 may be terminated and dissolved earlier after any of the following events:

         o The vote or written consent of a majority in interest of the limited partners;

         o    The dissolution of CIGF6 by judicial decree;

         o The expiration of 60 days following the removal, withdrawal, involuntary dissolution, or bankruptcy (or, in the case of an individual, the death or appointment of a conservator for the person or any of the assets) of the last remaining general partner of CIGF6, (or a majority in interest of the limited partners if the terminating event is the removal, bankruptcy, or involuntary dissolution of the last remaining general partner) vote to continue CIGF6 and a successor general partner is elected;

         o The determination by the general partner that it is necessary to commence the liquidation of the equipment in order for the liquidation of all the equipment to be completed in an orderly and business like fashion prior to December 31, 2018; or

         o    The sale of disposition of all CIGF6's equipment.

                              PLAN OF DISTRIBUTION
GENERAL

         The units are offered through Commonwealth Capital Securities Corp., Inc. as dealer manager. The dealer manager may offer the units through other broker-dealers who are members of the National Association of Securities Dealers, Inc. The units are being offered on a "best efforts" basis, which means that the dealer manager and the other broker-dealers are not obligated to purchase any units and are only required to use their best efforts to sell units to investors.

         The offering of the units is intended to be in compliance with Rule 2810 of the Rules of Conduct of the National Association of Securities Dealers, Inc. The maximum underwriting compensation payable under this offering will not exceed 10% of the gross offering proceeds, plus an additional 0.5% for any additional bona fide due diligence expenses of the dealer manager or any selected dealer. Total compensation of up to 10.5% of the gross offering proceeds is expected to be allocated to the following items:

                                                           As a Percentage of
    Item of Compensation         Amount in Dollars(1)    Gross Offering Proceeds
    --------------------         --------------------    -----------------------
Retail Commissions                   $4,000,000                  8.0%
Dealer Manager Fee                    1,000,000                  2.0%
Due Diligence Reimbursements            250,000                  0.5%
                                     ----------                 -----
    Total                            $5,250,000                 10.5%
                                     ==========                 =====

(1) Assumes the maximum gross offering proceeds of $50,000,000.

         The 2% Dealer Manager Fee, above, is used by the Dealer Manager to pay all other costs and expenses associated with the sale, distribution and marketing of the units, as detailed below:


                                                                          As a Percentage of
       Item of Compensation                  Amount in Dollars(1)       Gross Offering Proceeds
       --------------------                  --------------------       -----------------------
Retail Sales Incentives                          $   20,000                     0.040%
Wholesale Commissions                               535,000                     1.070%
Wholesale Salaries                                  260,000                     0.500%
Wholesale Expense Reimbursements                    125,000                     0.270%
Wholesale Sales Incentives                           20,000                     0.040%
Other (travel and seminar expenses)                  15,000                     0.030%
Legal Expenses(2)                                    25,000                     0.050%
                                                 ----------                     ------
    Total                                        $1,000,000                     2.000%
                                                 ==========                     ======


(1) Assumes the maximum gross offering proceeds of $50,000,000.
(2) Represents legal expenses of Commonwealth Capital Securities Corp. incurred in connection with the review and approval of underwriting terms and conditions by the National Association of Securities Dealers.

         Additional organization and offering expenses will be paid directly by CIGF6. See "Prospectus Summary - Estimated Use of Proceeds."

         CIGF6 will pay to the dealer manager an aggregate amount of up to eight percent of capital contributions as underwriting commissions after and only if the required $1,150,000 minimum subscription amount is sold. The dealer manager will pay other participating broker-dealers out of underwriting commissions, a selling commission of up to eight percent of the capital contributions from units sold by such Participating Brokers. In addition, all or a portion of the dealer manager fee may be reallowed to certain Participating Brokers for expenses incurred by them in selling the units, including reimbursement for bona fide expenses incurred in connection with due diligence activities. The amount of the selling commissions will be determined based upon the quantity of units sold to a single investor. The selling commission and purchase price for all units purchased by an investor will be reduced in accordance with the following schedule:

                                          Purchase Price         Selling
      Individual Transaction Size            Per Unit           Commission
      ---------------------------            --------           ----------
        $  1,000 to   $250,000               $20.00                8%
        $250,020 to   $350,000               $19.80                7%
        $350,020 to   $500,000               $19.60                6%
        $500,020 to   $750,000               $19.40                5%
        $750,020 to $1,000,000               $19.20                4%
        $1,000,020 and over                  $19.00                3%

         The underwriting agreement, under which the dealer manager will offer the units, which is terminable without penalty by any party on 60 days' notice, contains cross-indemnity clauses with respect to certain liabilities between the general partner and the dealer manager, including liabilities under the Securities Act and liabilities arising out of misleading or untrue statements attributable to either party in this prospectus or other materials sent to investors in connection with this offering, and breaches of the underwriting agreement. The dealer manager and Participating Brokers participating in the offering may be deemed to be "underwriters" as that term is defined in the Securities Act.

OTHER EXPENSES OF THE OFFERING

         In addition to the fees and other compensation described above, CIGF6 will incur additional expenses in connection with the issuance and distribution of the units. The maximum expected amounts of such expenses are as follows:


Securities and Exchange Commission Registration Fee           $    5,350.00
National Association of Securities Dealers, Inc. Filing Fee   $    5,500.00
Blue Sky Fees and Expenses                                    $  100,000.00
Printing Costs                                                $  300,000.00
Accounting Costs                                              $  200,000.00
Legal Fees and Expenses                                       $  200,000.00
Sales Literature Costs                                        $  200,000.00
Seminar Attendance                                            $  560,000.00(1)
Miscellaneous                                                 $  260,000.00(2)
   Total                                                      $1,830,850.00


         Except for the SEC Registration Fee and the NASD Filing Fee, the amounts listed above are estimates.


(1) Seminar attendance represents the cost of travel to and attendance at educational workshops and conferences hosted by broker/dealers, and also the attendance of industry meetings related to regulation and the industry, which one or more employees of the sponsor attend.

(2) Miscellaneous expenses include personnel costs related to management, administrative and marketing services paid for by CIGF6, as well as the cost of maintaining our escrow account.


OFFERING OF UNITS

         Provided the general partner does not terminate the offering of units earlier, the offering may continue until the full 2,500,000 units are sold, or until the second anniversary of the effectiveness of our registration statement, of which this prospectus is a part. See "Plan of Distribution -- Escrow Arrangements and Funding."

         The general partner and its affiliates will not be prohibited from purchasing units, although it is not their present intention to make such purchases. Any units purchased by the general partner or its affiliates would be purchased for their own account and for investment and not for resale. No units purchased by the general partner and its affiliates may be counted for purposes of obtaining the minimum subscription amount. If the general partner or its affiliates purchase any units, the voting rights of the general partner with respect to the units will be as described in the last paragraph of "Summary of the Partnership Agreement -- Voting Rights of Limited Partners".

         Any purchase of units in connection with this offering must be accompanied by tender of the sum of $20 per unit (subject to the quantity discounts referred to above), which is the full purchase price of a unit; provided, however, that the dealer manager or Participating Brokers may waive the selling commission with respect to the purchase of units by employees of the dealer manager, Participating Brokers, the general partner and its affiliates, so long as those employees are purchasing units for their own accounts. If such fees are so waived, such employees will tender no less than $18.40, for the purchase of each unit.

--------------------------------------------------------------------------------
YOUR SUBSCRIPTION MUST BE ACCEPTED BY THE GENERAL PARTNER. ONCE ACCEPTED, THIS WILL CONSTITUTE THE INVESTOR'S AGREEMENT TO THE TERMS OF THE AGREEMENT AND THE AUTHORITY OF THE GENERAL PARTNER.
--------------------------------------------------------------------------------

ESCROW ARRANGEMENTS AND FUNDING

         All funds received by the general partner, the dealer manager or the Participating Broker will be held in the escrow account at J.P.Morgan Trust Company whose address is One Oxford Centre, Suite 1100, 301 Grant Street, Pittsburgh, PA 15219, until an "escrow closing," at which time funds collected from multiple investors will be transferred to CIGF6 and units will be issued. While held in escrow, subscriptions will either be held in cash or be invested in United States short-term government securities or interest bearing bank accounts, a J.P.Morgan money market account, or a similar account, for the benefit of the investors.

         Any interest earned on the subscriptions held pending our first escrow closing will be distributed, net of any tax withholding required by law, directly to the investors promptly following the funding, allocated in accordance with the amount of subscriptions held for each investor and the length of time such subscriptions were held.

         The offering may be terminated, in the general partner's discretion, at any time after the minimum subscription amount has been received and accepted by the general partner on behalf of CIGF6. The general partner also has the discretion to terminate the offering prior to receiving the minimum subscription amount. In such event, CIGF6 would be dissolved and subscriptions held in escrow, together with any interest actually earned thereon net of any tax withholding required by law would be returned to the subscribers. It is anticipated that the offering of units will terminate no later than the second anniversary of the effectiveness of our registration statement. Subscriptions will be released from the escrow account and returned to the subscribers together with any interest actually earned thereon, net of any tax withholding required by law, in the event the minimum subscription amount has not been received by the second anniversary of the commencement of this offering.

         Subscribers will be admitted to CIGF6 and receive units at one or more closings. Limited partners will be admitted not later than 15 days after the release from the escrow account to CIGF6 of the subscriber's funds. Additional closings will be held from time to time during the offering period as subscriptions are accepted by the general partner, but no less often than monthly. Subsequent subscriptions will be accepted or rejected by the general partner within 30 days of their receipt. Funds received from rejected subscriptions will be returned to the subscribers immediately upon rejection of their subscription. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the units. After the initial closing, limited partners will be admitted to CIGF6 no later than the last day of the calendar month following the date their Subscriptions are accepted by the general partner. After the first escrow closing, any interest earned on subscription amounts held pending subsequent escrow closings is expected to be nominal, and will be retained by CIGF6 for investment in equipment or general purposes.

SUBSCRIPTION FOR UNITS

         If you satisfy the qualifications described under "Investor Suitability Standards" and desire to purchase units, you must:

         (a) Review the subscription agreement attached as Appendix I to this prospectus to insure that you are aware of the representations and warranties you will be deemed to have made by subscribing for units; and

         (b) Deliver to the dealer manager a check made payable to "J.P.Morgan, Escrow Agent FBO Commonwealth Income & Growth Fund VI," in the amount of $20.00, or such other amount as set forth in the table above, for each unit that you are seeking to purchase. Investments must be made in $20.00 increments.

         The dealer manager will not complete a sale of units until at least five business days after the date you receive a final prospectus and shall send you a confirmation of your purchase.

         Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for units, or opinions of counsel as to their authority to subscribe for units and the binding effect of their subscriptions. Investors who submit subscriptions will not be permitted to terminate or withdraw their subscriptions without the prior consent of the general partner. No sales will be made to discretionary accounts without the prior specific written approval of the transaction by the customer.

         The general partner has the right to reject your subscription for any reason whatsoever, including your failure to satisfy the suitability standards described under "Investor Suitability Standards."

SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES

         If you decide to purchase units, you must execute or authorize the execution of a subscription agreement to be submitted to the general partner. In the States of Florida, Iowa, Maine, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon, Tennessee and Texas, you are required to personally sign the subscription agreement. You will make certain representations and warranties to the general partner in your subscription agreement or by paying for your units, including that you:

         o have received this prospectus, including the form of partnership agreement attached hereto as Appendix II;

         o    meet the applicable requirements as to net worth;

         o are subscribing for units in your own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person;

         o    accept and adopt the provisions of the partnership agreement; and

         o authorize the general partner, as your attorney-in-fact, to execute the partnership agreement and such other documents as may be required to carry out the business of CIGF6.

         You are also instructed that you should not rely upon any information not specifically set forth in this prospectus or any supplements thereto in making a decision to invest in CIGF6 and the general partner, the dealer manager and CIGF6 accept no responsibility for information provided to an investor that is not clearly marked as being prepared and authorized by them for use with the public. Also, an investment in CIGF6 involves certain risks including the matters set forth under the captions "Risk Factors," "Conflicts of Interest," "Management" and "Income Tax Considerations" in this prospectus.

SPECIAL LIMIT ON OWNERSHIP OF UNITS BY BENEFIT PLANS

         To avoid classification of a pro rata portion of CIGF6's underlying assets as "plan assets" of investors which are benefit plans, CIGF6 intends to restrict the ownership of units by benefit plans to less than 25% of the total value of outstanding units at all times. See "ERISA Considerations -- `Plan Assets.'" Benefits Plans include qualified plans, tax exempt entities and certain other entities included in the definition of benefit plans in this prospectus.

SALES MATERIAL

         Sales material may be used in connection with the offering only when accompanied or preceded by the delivery of this prospectus. Only sales material which indicates that it is distributed by the general partner may be distributed to prospective investors. Material regarding an investment in CIGF6 may include a question and answer sales booklet, a brochure, a speech for public seminars, an invitation to attend public seminars, slide and video presentations, prospecting letters, mailing cards, fact sheets, handouts, offering summaries, folders and tombstone advertisements; all of which would provide information regarding the general partner and CIGF6. In certain jurisdictions, such sales material will not be available. Sales material must present a balanced discussion of the risks and rewards of investing in CIGF6. Use of any materials will be conditioned on the provision of such materials to the SEC and the filing with, and if required, clearance by, other appropriate state regulatory authorities. Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature. Other than as described herein, CIGF6 has not authorized the use of sales material.

         Although the information contained in such sales material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering. The offering is made only by this prospectus.

                           REPORTS TO LIMITED PARTNERS

         The general partner will deliver to each limited partner, within 120 days after the end of each year, a balance sheet of CIGF6 dated as of December 31 of such year, together with statements of income, partners' equity, and the cash flow position of CIGF6 for such year, prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by an auditor's report from CIGF6's independent certified public accountants. A reconciliation of the financial statements with respect to information furnished to you for income tax purposes will be included in the Notes to Financial Statements of our audited financial statements included in our annual report on Form 10-K.

         The general partner will within such period also furnish (i) a report of the activities of CIGF6 for the year, which will include for each item of equipment acquired by CIGF6 which individually represents at least 10% of the total investment in equipment, (ii) certain information relevant to the value or utilization of the equipment, (iii) a report on distributions to the limited partners during the year and their source, (iv) if any equipment is sold during that year a report of the sale price, purchase price and lease revenues from such equipment, and (v) a report on any costs incurred by the general partner and its affiliates in performing administrative services which are reimbursed by CIGF6 during the year.

         Within 60 days after the end of each calendar quarter, the general partner will also furnish a report of all services rendered and all fees received by the general partners and its affiliates from CIGF6, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of CIGF6. The unaudited balance sheet, statement of income and statement of changes in financial position, each of which will be included in our Form 10-Q filed with the Securities and Exchange Commission, will be prepared on an accrual basis in accordance with accounting principals generally accepted in the United States.

         The general partner, at the time it furnishes you CIGF6's annual report, it will furnish you, through your participating broker, with an account statement that sets forth the following:

         o    an estimated per-unit value of the units;

         o the source of the information used to determine such per-unit values; and

         o    the method by which the per-unit value was determined.

         Until the net proceeds of the offering of units are fully invested, the general partner will furnish to the limited partners, within 60 days after the end of each calendar quarter, a report of equipment acquisitions during the quarter, including the type and manufacturer of each item of equipment, the purchase price of the equipment, and any other material terms of purchase, a statement of the total amount of cash expended by CIGF6 to acquire the equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds in CIGF6 which remain unexpended or uncommitted at the end of the quarter.

         The general partner will also furnish to all limited partners within 75 days after the end of the year other information regarding CIGF6 necessary for the preparation of their tax returns.

                                  LEGAL MATTERS

         In connection with the units offered hereby Reed Smith LLP, Philadelphia, Pennsylvania, counsel to the dealer manager, the general partner and CIGF6, has passed upon legal matters for CIGF6 and the general partner regarding the valid issuance of the units, and the United States federal income tax consequences of an investment in the units.

                                     EXPERTS

         The consolidated financial statements of Com Cap Corp. as of February 28, 2005 and February 29, 2004 and for the years then ended, the balance sheet of the general partner as of February 28, 2005 and the balance sheet of CIGF6 as of January 31, 2006, respectively, appearing in this prospectus and registration statement, have been audited by Asher & Company, Ltd., independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We will provide, at no cost, upon the request of an interested investor, a copy of the most recent annual report on Form 10-K, filed with the Securities and Exchange Commission for Fund I, Fund II, Fund III, Fund IV and Fund V. You can request Form 10-Ks or 10-Qs for Fund I, Fund II, Fund III, Fund IV and Fund V by calling 1-800-249-3700 and asking to speak to an investor relations representative. You may also make your request in writing to: Chief Compliance Officer, Commonwealth Capital Securities Corp., 400 Cleveland Street, Seventh Floor, Clearwater, Florida 33755.

         This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto, which the general partner has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

         You may read and copy any materials we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Further information on the operation of the Public Reference Room is available by contacting the SEC at 1-800-SEC-0330.

         The Commission also maintains a website that contains reports, proxy statements, registration statements and other information regarding registrants that file electronically at http://www.sec.gov.

                                   APPENDIX I

                             SUBSCRIPTION AGREEMENT

                                      COMMONWEALTH CAPITAL SECURITIES CORP.
                                      COMMONWEALTH INCOME & GROWTH FUND VI

                               400 Cleveland St., 7th Floor, Clearwater, FL 33755
                          $50,000,000 maximum; $1,150,000 minimum: Units - $20 per unit
                          SUBSCRIPTION AGREEMENT, SIGNATURE PAGE AND POWER OF ATTORNEY

UNITS PURCHASED_____________________________________________   [ ] INITIAL OR   [ ] ADDITIONAL INVESTMENT   $_______________________
PLEASE MAKE CHECKS PAYABLE TO:                                            (Total capital contribution must be in increments of $20.)
J.P. MORGAN, ESCROW AGENT (CIGF VI)
NAV purchase: Are you an employee of a selected agent?    [ ] Yes  [ ] No                                    Subscription Questions:
                                                                                                      877-654-1500 (Broker Services)
                                                                                                    800-249-3700 (Investor Services)

How do you wish to receive distributions? [ ] Quarterly [ ] Monthly (No dividend reinvestment available with monthly distributions.)
                                                                     ($5,000 minimum investment required for monthly distributions.)

LEGAL ACCOUNT TITLE/RESIDENCE:
Mr. Mrs. Ms.___________________________________________________  Social Security No.: ____ - ____ - _____Date of Birth: ____________
CO-SUBSCRIBER:
Mr. Mrs. Ms.___________________________________________________  Social Security No.: ____ - ____ - _____Date of Birth:_____________

Street Address:_________________________________________________________________

PO Box (if applicable)__________________________________________________________

City, State, Zip Code: _____________________________________________________________________________________________________________

Home Telephone No.(_________) ______________________________________________ E-mail address_________________________________________

PLEASE INDICATE CITIZENSHIP STATUS: (PLEASE REVIEW "INVESTOR SUITABILITY STANDARDS" IN THE PROSPECTUS)
[ ] U.S. Citizen (attach IRS W-9 form)                   [ ] Resident Alien              [ ] Non-Resident Alien (Attach IRS Form W8)

IF CORPORATION OR PARTNERSHIP:
[ ] U.S.     [ ] Foreign (Attach IRS Form W8)

NON-CUSTODIAL OWNERSHIP                                        |  CUSTODIAL OWNERSHIP
[ ] Individual Ownership (one signature required)              |  [ ] Traditional IRA (custodian signature required)
[ ] Transfer on Death                                          |  [ ] Roth IRA (custodian signature required)
[ ] Joint Tenants with Right of Survivorship                   |  [ ] Pension or Profit-Sharing Plan (trustee signature(s) required)
    (all parties must sign)                                    |  [ ] KEOGH (trustee signature required)
[ ] Community Property (all parties must sign)                 |  [ ] Simplified Employee Pension/Trust (trustee signature required)
[ ] Tenants in Common (all parties must sign)                  |      Name of custodian or other administrator:
[ ] Corporate Ownership (authorized signature required         |
    and copy of corporate resolution required)                 |      ---------------------------------------------------------
[ ] Partnership Ownership (authorized signature required)      |  [ ] Other (Please specify) __________________________________
[ ] Uniform Gift to Minors Act (custodian signature required)  |
    State of ____________ a Custodian for _________________    |  Name of Custodian or Trustee_________________________________
[ ] Trust (specify type) ______________________________        |  Mailing Address:
         Under agreement date (required) _______________       |
         (Please include a copy of the trust)                  |  -------------------------------------------------------------
                                                               |
SPECIAL PAYMENT INSTRUCTIONS:                                  |  -------------------------------------------------------------
                                                               |
Payment to individual or entity as designated below.           |  Custodian Information:
Investors must complete this section if they want cash         |
distributions made to anyone other than the records holder.    |  Tax ID No.: ____- ___________________________________________
Please check if:                                               |  Custodial Account: __________________________________________
                                                               |  Custodian Telephone (___) _____-_____________________________
[ ] You wish distributions of the partnership to be            |
    reinvested in additional Units during the Offering Period  |
    (available with quarterly distribution option only.)       |  X ___________________________________________________________
                                                               |  Custodian Signature (Medallion Signature Required)     Date
[ ] You wish distributions to be sent to the Payee at this     |
    address:                                                   |  NOTICE TO ALL INVESTORS:
Payee Name:__________________________________________________  |  (a) THE PURCHASE OF UNITS FOR AN IRA OR KEOGH PLAN DOES NOT IN
For Account of:______________________________________________  |  ITSELF CREATE THE PLAN.
Street Address:______________________________________________  |  (b) Section 1446 of the Internal Revenue Code provides that a
City, State, Zip:____________________________________________  |  partnership must pay a withholding tax to the Internal Revenue
Phone Number: (_____) _______________________________________  |  Service with respect to a partner's allocable share of such
Account Number: _____________________________________________  |  partnership's effectively connected taxable income if the
                                                               |  partner is a foreign person, and the Partnership Agreement
                                                               |  authorizes the Partnership to withhold any required amounts
                                                               |  from distribution otherwise payable to any foreign person.

SIGNATURE: I certify that (Texas Investors must initial each): 1)___ I have received the Prospectus relating to Commonwealth Income
& Growth Fund VI ("the Prospectus"), and the Operating Agreement, 2)___ I agree to the provisions in the Subscription Agreement,
3)___ by executing this Subscription Agreement, I am entering into an Operating Agreement and agreeing to invest money, 4)___ the information set forth in this Subscription Agreement, Signature Page and Power of Attorney is true and correct, and 5)___ I declare under penalty of perjury that I have entered my correct taxpayer identification or social security number on this form and and
6)___ I acknowledge that this investment is not liquid. By executing this Subscription Agreement, I am not waiving any rights I may have under the Securities Act of 1933, as amended.

-|X___________________________________________________-|X___________________________________________________________________________
   Subscriber's Signature                Date            Co-Subscriber's Signature or Authorized Representative        Date

PLEASE READ CAREFULLY this Subscription Agreement and the Terms and Conditions before completing this document. TO SUBSCRIBE FOR
UNITS, please complete and sign the Signature Page and deliver the Subscription Agreement to your Financial Consultant. ALL ITEMS ON
THIS AGREEMENT MUST BE COMPLETED in order for your subscription to be processed, including any additional information necessary to complete Item 6(c) of the section entitled "Terms and Conditions."

Each person or entity named as a registered owner on the Subscription Agreement (the "Subscriber") desires to become a Limited
Partner (a "Limited Partner") of Commonwealth Income & Growth Fund VI, (the "Partnership") and to purchase units of a limited partnership interest (the "Units") of the Partnership in accordance with the terms and conditions of the final Prospectus pursuant to which the Partnership will offer Units to the public including any amendments and supplements thereto (the "Prospectus"), and of the Partnership's Restated Agreement of Limited Partnership (the "Partnership Agreement"), attached as Exhibit 1 to the Prospectus.
BY EXECUTING THIS AGREEMENT, A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES
EXCHANGE ACT OF 1934 or any State Securities or Blue Sky law. In connection herewith, the Subscriber represents, warrants, and agrees as follows:

      1  SUBSCRIPTION. The Subscriber agrees to purchase the number of Units set forth in the space provided on the Signature Page of this Subscription Agreement and delivers herewith the full amount required to purchase such Units.
      2  ACCEPTANCE. The Subscriber hereby acknowledges and agrees that the General Partner of the Company may in its sole and absolute discretion accept or reject the Subscriber's subscription, in whole or in part, and that, if rejected, the amount of the Subscriber's subscription which is rejected will be promptly returned to the Subscriber, without interest. The
         General Partner may not complete the sale of a Unit to a Subscriber until at least five business days after the date the
         Subscriber received the Prospectus.
      3  NO REVOCATION. The Subscriber hereby irrevocably acknowledges and agrees that he will not be entitled to revoke or withdraw his subscription, EXCEPT DURING THE FIVE BUSINESS DAYS FOLLOWING THE SUBSCRIBER'S RECEIPT OF THE PROSPECTUS.
      4  ADOPTION OF PARTNERSHIP AGREEMENT. The Subscriber hereby accepts, adopts and agrees to be bound by each and every provision contained in the Operating Agreement and agrees to become a Limited Partner thereunder.
      5  POWER OF ATTORNEY. The Subscriber hereby makes, constitutes and appoints the General Partner with full power of substitution and ratification, its true and lawful attorney-in-fact for the purposes and in the manner provided in the
         Partnership Agreement.
      6  REPRESENTATION AND WARRANTIES. The Subscriber (which, for this purpose, includes any Financial Consultant and Branch
         Manager executing this Subscription Agreement on behalf of the Subscriber) represents and warrants to the Partnership, the affiliates, agents and representatives of the Manager or the General Partner, and any broker-dealer involved in the offering of Units for sale that:
         Investor: Please
         initial here
         ________________ a) The Subscriber has received the Prospectus;
         ________________ b) The Subscriber has received the Partnership Agreement;
         ________________ c) The Subscriber meets the minimum net worth requirements set forth in the Prospectus under "Investor
                             Suitability Standards," as well as any additional minimum financial standards required by state securities authorities which are applicable to the Subscriber;
         ________________ d) The Subscriber is subscribing for Units in his own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person; and
         ________________ e) The Subscriber has received no representations or warranties from the Partnership, the General
                             Partner, or any affiliates, agents or representatives of the Partnership or the General Partner other than those contained in the Prospectus.

         The Partnership reserves the right to assert these representations as a defense in any subsequent litigation in which one or more of the representations is in issue; provided, however, that the representations contained in Paragraph 6(e) shall not be binding on any Subscriber resident in ARIZONA, MAINE, MINNESOTA, MISSOURI, NEBRASKA, PENNSYLVANIA, TENNESSEE OR TEXAS. SUBSCRIBERS
IN ALABAMA, ARIZONA, MICHIGAN, MISSOURI, NEBRASKA, NORTH CAROLINA AND TEXAS ARE REQUIRED TO SIGN OR INITIAL EACH REPRESENTATION
CONTAINED IN PARAGRAPH 6 ABOVE.

------------------------------------------------------------------------------------------------------------------------------------
BROKER DATA:                                                       Investor(s) and that I have informed the investor(s) of
Financial Consultant(s) Name:                                      the lack of liquidity and marketability of the
_____________________________________________                      investments and confirm that the investor(s) signatures
Branch Address:______________________________                      appears above. (Signatures of both representatives
_____________________________________________                      required if joint account.)The USA Patriot Act, Section
Branch Phone:_________________Fax:___________                      326, Customer Identification Programs, requires
Broker/Dealer Name:                                                broker/dealers to obtain, verify and record information
_____________________________________________                      that identifies each person who opens an account.
                                                                   AT THE TIME OF THE SUBSCRIPTION, I VERIFIED ONE OF THE
BY SELLING FINANCIAL CONSULTANT: In compliance with Rules          FOLLOWING PIECES OF INFORMATION: (PLEASE CIRCLE ONE)
2310 and 2810 of the NASD's Conduct Rules, I represent                    DRIVER'S LICENSE       GOVERNMENT-ISSUED ID
that I have reasonable grounds to believe, based on
information from the investor(s) concerning investment             -|X_____________________________________________
objectives, other investments, financial situation and             Financial Consultant(s) Signature   Date
needs, and any other information known by me, that
investment in the Partnership is suitable for such                 -|X_____________________________________________
                                                                   Branch Manager's Signature Date
------------------------------------------------------------------------------------------------------------------------------------

This Subscription Agreement, Signature Page and Power of               CCSC Receipt Date:_____________________________________
Attorney will not be an effective agreement until it is
accepted by the General Partner of Commonwealth Income &               Date into Escrow: _____________________________________
Growth Fund VI, LP.
                                                                       Closing Number: _______________________________________
Agreed to and accepted by:

_______________________________________________________
General Partner                             Date                                   [GRAPHIC OMITTED: COMMONWEALTH SEAL]

                                   APPENDIX II

                              PARTNERSHIP AGREEMENT

                      COMMONWEALTH INCOME & GROWTH FUND VI

                     RESTATED LIMITED PARTNERSHIP AGREEMENT

                                  June 21, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INTRODUCTION...................................................................1

ARTICLE 1      Definitions.....................................................1

ARTICLE 2      Organization....................................................8
    2.1   Continuation.........................................................8
    2.2   Name.................................................................8
    2.3   Place of Business....................................................8
    2.4   Registered Office and Registered Agent...............................8
    2.5   Business.............................................................8
    2.6   Term.................................................................8

ARTICLE 3      Capital Contributions and Status of Partners....................9
    3.1   General Partner......................................................9
    3.2   Limited Partners.....................................................9
    3.3   Capital Contribution of Limited Partners.............................9
    3.4   Registration.........................................................9
    3.5   Withdrawal of Capital Contributions.................................10
    3.6   Admission of Limited Partner........................................10
    3.7   Continuation of Limited Partner Status..............................10
    3.8   Limited Liability of Limited Partners...............................10

ARTICLE 4      Partners' Capital..............................................10
    4.1   Capital Accounts....................................................10
    4.2   Withdrawal and Return of Capital....................................11
    4.3   Interest on Capital.................................................11

ARTICLE 5      Partnership Expenses...........................................11
    5.1   Organization Expenses...............................................11
    5.2   Other Expenses......................................................11
    5.3   Excluded Expenses...................................................12

ARTICLE 6      Compensation of the General Partner............................12
    6.1   Organizational Fee..................................................12
    6.2   Equipment Management Fee............................................12
    6.3   Equipment Acquisition Fee...........................................13
    6.4   Equipment Liquidation Fee...........................................13
    6.5   Debt Placement Fee..................................................13
    6.6   Limitations on Fees.................................................13

ARTICLE 7      Allocation of Net Profits, Net Losses and Other Items..........13
    7.1   Net Profits.........................................................13

    7.2   Net Losses..........................................................14
    7.3   Required Allocations................................................14
    7.4   Syndication Expenses................................................15
    7.5   Recharacterization of Fees..........................................15
    7.6   Recapture...........................................................16
    7.7   Allocations Among Limited Partners..................................16
    7.8   Other Allocations...................................................16

ARTICLE 8      Distributions..................................................16
    8.1   Cash Distributions..................................................16
    8.2   Allocation of Distributions to Limited Partners.....................18
    8.3   Amounts Withheld....................................................18
    8.4   Return of Offering Proceeds.........................................18

ARTICLE 9      Rights, Powers, and Duties of General Partner..................18
    9.1   Rights and Powers...................................................18
    9.2   Reliance on Certificate of General Partner..........................20
    9.3   Independent Activities..............................................20
    9.4   Duties..............................................................21
    9.5   Restrictions on Authority...........................................21
    9.6   General Partner's Net Worth.........................................24

ARTICLE 10     Rights of Limited Partners.....................................24
    10.1  No Limited Partner in Control.......................................24
    10.2  Voting Rights.......................................................25
    10.3  Conversions and Roll-Ups............................................25
    10.4  Meetings............................................................26
    10.5  Certain Amendments..................................................26

ARTICLE 11     Transfer of Units..............................................27
    11.1  Assignment..........................................................27
    11.2  Substituted Limited Partners........................................27
    11.3  Transfer Fee........................................................28
    11.4  General.............................................................28

ARTICLE 12     Redemption.....................................................28

ARTICLE 13     General Partner's Interest.....................................29
    13.1  Voluntary Withdrawal or Assignment..................................29
    13.2  Removal.............................................................29

ARTICLE 14     Dissolution, Continuation and Termination......................29
    14.1  Dissolution.........................................................29
    14.2  Continuation........................................................30
    14.3  Purchase of Interest of General Partner.............................30
    14.4  Liquidation.........................................................31

ARTICLE 15     Accounting and Fiscal Matters..................................32

    15.1  Partnership Records.................................................32
    15.2  Accounting; Fiscal Year.............................................32
    15.3  Reports.............................................................32
    15.4  Bank Accounts.......................................................34
    15.5  Partnership Returns.................................................34

ARTICLE 16     Power of Attorney..............................................34
    16.1  Power of Attorney...................................................34

ARTICLE 17     Liability and Indemnification of General Partner...............35
    17.1  Exclusion of Liability for Return of Capital Contributions..........35
    17.2  Limitation on Liability of General Partner; Indemnification.........35

ARTICLE 18     Tax Exempt Limited Partners....................................36
    18.1  Tax Exempt Limited Partners.........................................36

ARTICLE 19     Miscellaneous..................................................36
    19.1  Notices.............................................................36
    19.2  Parties in Interest.................................................36
    19.3  Section Captions....................................................36
    19.4  Severability........................................................36
    19.5  Right to Rely on General Partner....................................37
    19.6  Pennsylvania Law....................................................37
    19.7  Exclusive Jurisdiction..............................................37
    19.8  Counterpart Execution...............................................37
    19.9  Gender..............................................................37
    19.10 Integrated Agreement................................................37

                      COMMONWEALTH INCOME & GROWTH FUND VI
                     RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of June 21, 2006, is entered into by and among Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation (the "General Partner"), Kimberly A. Springsteen (the "Initial Limited Partner"), and the persons who on or after the execution of this Agreement are admitted as limited partners of the Partnership.

                                  INTRODUCTION

On January 6, 2006, the General Partner and the Initial Limited Partner formed Commonwealth Income & Growth Fund VI as a Pennsylvania limited partnership (the "Partnership") by the filing of a certificate of limited partnership in the Office of the Department of State of the Commonwealth of Pennsylvania. The parties desire to effect the withdrawal of the Initial Limited Partner, and the admission of the purchasers of the Partnership's Units as limited partners of the Partnership and to restate the agreement of the Partners to read in its entirety as set forth below. To accomplish this, the parties agree that (i) the persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units on or after the date hereof are admitted as limited partners of the Partnership;
(ii) the Initial Limited Partner withdraws as a limited partner of the Partnership and is released from all her obligations as such to the Partnership, and the Partnership shall promptly return the Initial Limited Partner's capital contribution, effective upon the date of the Initial Closing, as defined below, and (iii) the agreement of the Partners is hereby restated to read in its entirety as set forth below.

                                    ARTICLE 1
                                   DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below.

"Acquisition Expenses" means expenses relating to the prospective selection and acquisition of or investment in Equipment, whether or not actually acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses.

"Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership. Included in the computation of such fees or commissions shall be the Equipment Acquisition Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

"Act" means the Pennsylvania Revised Uniform Limited Partnership Act.

"Adjusted Basis" means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale, transfer, or other disposition of property.

"Adjusted Capital Contribution" means, with respect to a Limited Partner, the Capital Contributions of the Limited Partner reduced to not less than zero by any cash distribution received by the Limited Partner pursuant to Sections 4.2,
8.1 or 8.4, to the extent such distributions exceed any unpaid Cumulative Return as of the date such distribution was made.

"Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a director or an executive officer of, partner in, or serves in a similar capacity to, the specified Person, or any Person of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity, (iii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Person, or (iv) if such Person is an officer, director or partner, any entity for which such Person acts in such capacity.

"Agreement" means this Restated Limited Partnership Agreement, as amended from time to time.

"Average Daily Units" means for any period an amount equal to the sum of the outstanding Limited Partners' Units as of the close of business on each day in the period, divided by the number of days in the period.

"Bankrupt" or "Bankruptcy" means, when used with reference to a specified Person, (a) if such Person (i) files any application or petition in any tribunal for the appointment of a trustee or receiver, or (ii) commences any proceeding under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law, or under any dissolution or liquidation law whether now or hereafter in effect, or (b) if any petition or application of the type described in subsection (a) above is commenced against such Person and is not dismissed within 60 days of filing, or an order is entered appointing a trustee or receiver for such Person, or an order for relief is issued in any bankruptcy.

"Capital Account" means the separate account established for each Partner pursuant to Section 4.1.

"Capital Contributions" means, in the case of the General Partner, the total amount of money contributed to the Partnership by the General Partner, and, in the case of the Limited Partners, the total amount of money contributed to the Partnership by a Limited Partner for each Unit, or where the context requires, the total Capital Contributions of all the Partners.

"Carried Interest" means an interest taken in the Partnership, other than the General Partner's promotional interest, for which full consideration has neither been paid nor is to be paid.

"Cash Available for Distribution" means Cash Flow plus Net Disposition Proceeds plus cash funds available for distribution from Partnership reserves, less such amounts as the General Partner, in accordance with this Agreement, causes the Partnership to reinvest in Equipment or interests therein, and less such amounts as the General Partner, in its sole discretion, determines should be set aside for the restoration or enhancement of Partnership reserves.

"Cash Flow" for any fiscal period means the sum of (i) cash receipts from operations, including, but not limited to, rents or other revenues arising from the leasing or operation of the Equipment and interest, if any, earned on funds on deposit for the Partnership, but not including Net Disposition Proceeds, minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, lease, management, use and/or operation of the Equipment, including, but not limited to, fees for handling and storage; all interest expenses paid and all repayments of principal regarding borrowed funds; maintenance; repair costs; insurance premiums; accounting and legal fees and expenses; debt collection expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied against the Equipment; and all costs of repurchasing Units in accordance with this Agreement; but not including depreciation or amortization of fees or capital expenditures, or provisions for future expenditures, including, without limitation, Organizational and Offering Expenses.

"Certificate" means the certificate of limited partnership filed by the Partnership in the Office of the Department of State of the Commonwealth of Pennsylvania as may be amended from time to time.

"Closing Date" means the date, as designated by the General Partner, as of which the Units shall cease being offered to the public pursuant to the Offering, and shall be no later than the second anniversary of the Effective Date.

"Code" means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time by future federal tax statutes. Any reference this Agreement to a particular provision of the Code shall mean, where appropriate, the corresponding provision of any successor statute.

"Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary, and competitive in light of the size, type, and location of the Equipment.

"Conditional Sales Contract" means an agreement to sell Equipment to a buyer in which the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

"Controlling Person" means any person, whatever his or her title, performing functions for the General Partner or its Affiliates similar to those of chairman or member of the Board of Directors or executive management (such as the president, vice president or senior vice president, corporate secretary or treasurer), senior management (such as the vice president of an operating division who reports directly to executive management), or any person holding a five percent or more equity interest in the General Partner or its Affiliates or having the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

"Cumulative Return" means the amount equal to a return at a rate of 10% per annum, compounded daily, on the Adjusted Capital Contribution of a Limited Partner, which amount shall begin accruing when the Limited Partner is admitted as a Limited Partner in the Partnership.

"Debt Placement Fee" means the fee payable to the General Partner in accordance with Section 6.5 of this Agreement.

"Distribution Fee" means for any year until changed by the General Partner in accordance with the following sentence, an amount not to exceed $25.00. The General Partner may change the amount of the Distribution Fee only by written notice to each Limited Partner who properly has elected to receive monthly distributions at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new Distribution Fee will apply. The Distribution Fee is designed to cover the additional postage and handling associated with the more frequent monthly distributions; the payment of which shall be subtracted equally from the distribution check of any Limited Partner receiving distributions of net cash flow on a monthly basis.

"Effective Date" means the date on which the Partnership's registration statement on Form S-1 with respect to the Units, as filed with the Securities and Exchange Commission, becomes effective under the Securities Act of 1933, as amended.

"Equipment" means each item of and all of the computer peripheral and other similar capital equipment purchased, owned, operated, and/or leased by the Partnership or in which the Partnership has acquired a direct or indirect interest, as more fully described in this Agreement, together with all appliances, parts, instruments, accessories, furnishings, or other equipment included therein and all substitutions, renewals, or replacements of, and all additions, improvements, and accessions to, any and all thereof.

"Equipment Acquisition Fee" means the fee payable to the General Partner in accordance with Section 6.3 of this Agreement.

"Equipment Liquidation Fee" means the fee payable to the General Partner in accordance with Section 6.4 of this Agreement.

"Equipment Management Fee" means the fee payable to the General Partner in accordance with Section 6.2 of this Agreement.

"Equipment Management" means personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Equipment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Account" means the account at J.P.Morgan Chase Bank, New York, New York where Subscriptions will be held until they aggregate the Minimum Subscription Amount of $1,150,000.

"Final Closing" means the last time at which subscribers for Units are admitted as Limited Partners.

"Front-End Fees" means fees and expenses paid by any Person to any Person during the Partnership's organizational and acquisition phase including all Organizational and Offering Expenses (including the Organizational Fee, Acquisition Fees, Acquisition Expenses, Debt Placement Fees, Leasing Fees, and other similar fees and expenses); provided, however, any costs or expenses incurred by the General Partner or its Affiliates (not including the Partnership) which are not reimbursed by the Partnership, shall not be included as Front-End Fees.

"Full Payout Net Lease" means an initial Net Lease of the Equipment under which the non-cancelable rental payments due (and which can be calculated at the commencement of the Net Lease) during the initial noncancellable fixed term (not including any renewal or extension period) of the lease or other contract for the use of the Equipment are at least sufficient to recover the Purchase Price of the Equipment.

"Funding Date" means the date on which Capital Contributions are released to the Partnership from the Escrow Account.

"General Partner" means Commonwealth Income & Growth Fund, Inc. and any additional, substitute or successor general partner of the Partnership.

"Gross Lease Revenues" means Partnership gross receipts from leasing of the Equipment, except that, to the extent the Partnership has leased the Equipment from an unaffiliated party, it shall mean such receipts less any lease expense.

"Independent Expert" means a Person with no current material or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

"Initial Closing" means the first time subscribers for Units are admitted as Limited Partners.

"Investment in Equipment" means the amount of Capital Contributions actually paid or allocated to the purchase of or investment in Equipment by the Partnership including working capital reserves (except that working capital reserves in excess of three percent of Capital Contributions shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

"IRA" means an Individual Retirement Account as described in Section 408 of the Code.

"Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

"Limited Partner" means a Person who acquires Units and who is admitted to the Partnership as a limited partner in accordance with the terms of this Agreement.

"Majority in Interest" means, with respect to the Partnership, Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners at the Record Date for any vote or consent of the Limited Partners.

"Minimum Subscription Amount" means an aggregate of $1,150,000 in subscriptions from Limited Partners.

"Monthly Distribution Account" means an account established by the Partnership for the benefit of those Limited Partners who elect to receive monthly distributions of Cash Available for Distribution, into which account the amounts specified in 8.1.2(b) shall be deposited.

"Net Disposition Proceeds" means the net proceeds realized by the Partnership from the refinancing, sale or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less such amounts as are used to satisfy Partnership liabilities.

"Net Lease" means a lease or other contract under which the owner provides equipment to a lessee or other operator in return for a payment, and the lessee assumes all obligations and pays for the operation, repair, maintenance, taxes and insuring of the equipment, so that the non-cancelable rental payments under the lease are absolutely net to the lessor.

"Net Profits" or "Net Losses" shall be computed in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) for each taxable year of the Partnership or shorter period prior or subsequent to an interim closing of the Partnership's books with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Loss pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of this Agreement shall not be included in the computation of Net Profits or Net Loss; and if property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss with respect to such property shall be determined by reference to such book value in a manner consistent with Treasury Regulation
Section 1.704-1(b)(2)(iv)(g). The terms "Net Profit" or "Net Losses" shall include the Partnership's distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

"Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

"Offering" means the initial public offering of the Units in the Partnership, as described in the Prospectus.

"Offering Period" means the period commencing the Effective Date and ending the last day of the calendar month in which the Closing Date occurs.

"Operating Lease" means a lease or other contractual arrangement under which an unaffiliated party agrees to pay the Partnership, directly or indirectly, for the use of the Equipment, and which is not a Full Payout Net Lease.

"Organizational and Offering Expenses" means the expenses incurred in connection with the organization of the Partnership and in preparation of the offering for registration and subsequent offer and distribution of units to the public, including Underwriting Commissions, listing fees and advertising expenses except advertising expenses related to the leasing of the Program's equipment.

"Organizational Fee" means the fee payable to the General Partner in accordance with Section 6.1 of this Agreement.

"Participating Broker" means a member of the National Association of Securities Dealers, Inc. who will be engaged to sell Units.

"Partners" means any one or more of the General Partner and the Limited Partners who are holders of a program interest.

"Partnership" means Commonwealth Income & Growth Fund VI, a Pennsylvania limited partnership.

"Partnership Interest" means the ownership interest of a Partner in the Partnership, as represented by his Capital Account, including all rights of such Partner under this Agreement.

"Person" means an individual, partnership, joint venture, corporation, trust, estate or other legal entity.

"Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Equipment.

"Prospectus" means the Partnership's prospectus contained in the Registration Statement filed with the Securities and Exchange Commission ("Commission") for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), at effectiveness of such Registration Statement except that (A) if the Partnership files a post-effective amendment to the Registration Statement, then the term "Prospectus" shall, from and after the effectiveness of such post-effective amendment, refer to the amended prospectus then on file with the Commission and (B) if the Partnership files a form of prospectus or prospectus supplement pursuant to Rule 424(b) of the regulations of the Commission under the 1933 Act, then the term "Prospectus" shall refer to the prospectus as so filed or supplemented from and after the date of such filing.

"Purchase Price" means, with respect to any Equipment, an amount equal to the sum of (i) the invoice cost of such Equipment or any other such amount paid to the seller, (ii) any closing, delivery and installation charges associated therewith not included in such invoice cost and paid by or on behalf of the Partnership, (iii) the cost of any capitalized modifications or upgrades paid by or on behalf of the Partnership in connection with its purchase of the Equipment, and (iv) the amount of the Equipment Acquisition Fee and any other Acquisition Fees, but excluding points and prepaid interest.

"Qualified Plan" means a trust established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 and following of the Code.

"Record Date" means, (a) for purposes of a meeting of, or actions by, the Limited Partners pursuant to Article 10 of this Agreement, the close of business on the business day preceding the date on which the written notice referred to in that Article is given, and (b) for purposes of Article 12 of this Agreement, the close of business on December 31 and June 30 of each year.

"Retiring General Partner" means a general partner of the Partnership who or which has been removed or withdrawn as such or is Bankrupt, which has been involuntarily dissolved, or who has died or had a conservator appointed for the person or any of the property of such general partner.

"Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange or traded through the NASD Automated Quotation National Market System; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights; (b) the term of existence of the Partnership; (c) compensation of the General Partner or its Affiliates; or (d) the Partnership's investment objectives.

"Roll-Up Entity" means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests. The word "Sponsor" may be used interchangeable to refer to the General Partner and its affiliates (other than the affiliated prior programs sponsored by the General Partner).

"Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 11.2 of this Agreement.

"Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

"Term Debt" means debt of the Partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in Equipment, or refinancing non-Term Debt, but not debt incurred with respect to refinancing existing Partnership Term Debt.

"Terminating Event" means the first to occur of the withdrawal, removal, retirement, resignation, expulsion, Bankruptcy, involuntary dissolution, death, insanity or appointment of a conservator for the person or any of the assets of the last remaining general partner of the Partnership.

"Treasury Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor regulations).

"Underwriting Commissions" mean selling commissions and dealer-manager fees paid to broker-dealers by the Partnership in connection with the offer and sale of Units.

"Unit" means a limited partnership interest in the Partnership.

                                    ARTICLE 2
                                  ORGANIZATION

2.1. CONTINUATION. The Partners hereby continue the Partnership as a limited partnership under the Act.

2.2 NAME. The name of the Partnership shall continue to be "Commonwealth Income & Growth Fund VI" or such other name as may be selected by the General Partner, who shall give notice of any such other name to the Limited Partners.

2.3 PLACE OF BUSINESS. The principal place of business of the Partnership shall be Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania, 19317, or at another location selected by the General Partner, who shall give notice of any such other location to the Limited Partners. The Partnership may have such additional offices or places of business as the General Partner may determine.

2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Partnership's registered office in the Commonwealth of Pennsylvania and its registered agent at such other office shall be determined by the General Partner.

2.5 BUSINESS. The principal business and purpose of the Partnership is to purchase, acquire, own, lease, re-lease, maintain, improve, manage, pledge, finance, convey, assign, dispose and sell Equipment pursuant to such arrangements as the General Partner in its sole discretion may enter into on behalf of the Partnership. The purpose and business of the Partnership includes the realization and distribution of cash from sales or other dispositions of Equipment. The Partnership is authorized to take any and all actions necessary, appropriate, advisable, incidental to, convenient for or related to this purpose or for the protection and benefit of the Partnership, unless expressly prohibited by this Agreement.

2.6 TERM. The Partnership shall exist for a term ending December 31, 2018, at which time it shall be dissolved, unless previously dissolved in accordance with this Agreement, or unless extended in increments not to exceed one year in the General Partner's reasonable discretion if necessary to facilitate the orderly liquidation of the Partnership, pursuant to Section 10.5 hereof.

                                    ARTICLE 3
                  CAPITAL CONTRIBUTIONS AND STATUS OF PARTNERS

3.1 GENERAL PARTNER. The General Partner has contributed $1,000 to the capital of the Partnership. Except as provided in this Section and Section 14.4.3, the General Partner shall have no obligation to make any Capital Contribution or to loan or otherwise provide funds to the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest, even if the failure to do so would or could result in a default by the Partnership, foreclosure upon the properties of the Partnership or any such partnership, joint venture or other entity, or any other consequence adverse to the Partnership or any such partnership, joint venture or other entity.

3.2 LIMITED PARTNERS. Limited Partners shall be those persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units from the Partnership and Substituted Limited Partners where a transfer of Units is made pursuant to Article 11. The Partnership intends to offer and sell not less than $1,150,000 nor more than $50,000,000 worth of Units of limited partnership interests and to admit as Limited Partners the persons who contribute cash to the capital of the Partnership as the purchase price for the Units.

3.3      CAPITAL CONTRIBUTION OF LIMITED PARTNERS.

         3.3.1 Each Limited Partner shall make a capital contribution of $20.00, (or the subscription price of $20.00 less the volume discount stated in the Prospectus), as the purchase price for each Unit which he purchases from the Partnership. The Capital Contributions of the Limited Partners shall be made in cash. Except as required by the Act, each Unit shall be fully paid and non-assessable, no assessments for payments by the Limited Partners will be made by the General Partner, and no plans calling for any installment payments, warrants, options or other staged or deferred payments shall be allowed.

         3.3.2 Any portion of the net proceeds from sales of the Units which is not invested or committed for Investment in Equipment or for any Partnership purposes or reserved for necessary operating expenses within 12 months from the Final Closing shall be distributed to the Limited Partners by the Partnership as a return of capital, without reduction for the General Partner's Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested. Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding or any similar contracts or understandings have, at any time before the end of such 12-month period, been executed, provided that such investments are consummated. Should any such investment not be consummated, the funds attributable thereto shall be distributed to the Limited Partners in a timely manner.

3.4 REGISTRATION. Upon the admission of a person as a Limited Partner or Substituted Limited Partner, such Person shall be registered on the records of the Partnership as a Limited Partner, together with his address, the number of Units he owns, and his transferor's Capital Contribution. Each person registered as a holder of record of Units shall continue to be the holder of record of such Units until notification of the transfer of any such Units is given in accordance with the terms of this Agreement. A holder of record shall be entitled to all distributions and all allocations of Net Profits and Net Losses with respect to Units registered in his name and to all other rights of a Limited Partner until his rights in such Units have been transferred and the General Partner has been notified as required herein. The Partnership shall not be affected by any notice or knowledge of transfer of any interest in any Unit, except as expressly provided in Article 11. The payment to the holder of record of any distribution with respect to such Units shall discharge the Partnership of its obligations in respect thereto.

3.5 WITHDRAWAL OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Partner shall have the right to withdraw or reduce his Capital Contribution. No Partner shall have the right to bring an action for partition against the Partnership or to demand or receive property other than cash in return for his capital contribution. No Limited Partner shall have priority over any other Limited Partner, either as to the return of his Capital Contribution or as to Net Profits, Net Losses or distributions.

3.6 ADMISSION OF LIMITED PARTNER. The Initial Closing shall take place not later than 15 days after the release from the Escrow Account of the subscribers' funds to the Partnership. Thereafter, subscribers shall be admitted as Limited Partners not later than the last day of the calendar month following the date their subscriptions are accepted by the Partnership, and in accordance with
Article 11. The General Partner shall determine whether subscriptions received after the Initial Closing will be accepted or rejected within 30 days of their receipt by the Partnership and, if a subscription is rejected, the subscription funds will be immediately returned to the subscriber without interest.

3.7 CONTINUATION OF LIMITED PARTNER STATUS. Once admitted as a Limited Partner, a Person shall, except as otherwise provided in the Agreement, continue to be a Limited Partner for all purposes of this Agreement and the Certificate of Limited Partnership, as amended from time to time, until a Substituted Limited Partner is admitted in place of such person pursuant to the provisions of Article 11.

3.8 LIMITED LIABILITY OF LIMITED PARTNERS. No Limited Partner, in his capacity as such, shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest. No Limited Partner shall be obligated to make any Capital Contribution or to loan or otherwise provide funds to the Partnership; provided, however, in accordance with the Act, Limited Partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Limited Partners on account of their interests in the Partnership) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).

                                    ARTICLE 4
                                PARTNERS' CAPITAL

4.1 CAPITAL ACCOUNTS. A separate Capital Account shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's Capital Contribution, plus all Net Profits and items of income and gain of the Partnership allocated to such Partner pursuant to Article 7, and shall be debited with the sum of (a) all Net Losses and items of loss or deduction of the Partnership allocated to such Partner pursuant to
Article 7, and (b) all cash and the fair market value of any property (net of liabilities of the Partnership assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner pursuant to Article 8. The computation of the amount of the Capital Account of a Partner shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above in this Section 4.1.

4.2 WITHDRAWAL AND RETURN OF CAPITAL. No Limited Partner shall withdraw any of his capital without the consent of the General Partner and Limited Partners holding a Majority in Interest of the Units, except upon dissolution or liquidation of the Partnership or as provided in Article 12. Under circumstances requiring a return of any Capital Contribution or constituting a withdrawal of a Limited

Partner, no Limited Partner shall have the right to receive property other than cash, except as may be specifically provided in this Agreement.

4.3 INTEREST ON CAPITAL. No interest shall be paid on any Capital Contribution made to the Partnership.

                                    ARTICLE 5
                              PARTNERSHIP EXPENSES

5.1 ORGANIZATION EXPENSES. The General Partner shall bear and pay all Organizational and Offering Expenses other than Underwriting Commissions.

5.2 OTHER EXPENSES. All expenses of the Partnership, other than the expenses required to be paid by the General Partner pursuant to Section 5.1, shall be billed (to the extent practicable) directly to and paid by the Partnership. Subject to Section 5.1, the General Partner and its Affiliates shall be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner. Subject to (and only in accordance with) the foregoing, the Partnership shall pay (or reimburse the General Partner and its Affiliates for) the lower of the actual cost or the amount the Partnership would have to pay independent third parties for such services in the same geographic area of all expenses related to the administration and operation of the Partnership, including without limitation:

         5.2.1 all costs of personnel involved in the business of the Partnership;

         5.2.2 all taxes and assessments on Equipment and other taxes applicable to the Partnership;

         5.2.3 legal, appraisal, audit, accounting and other professional fees;

         5.2.4 printing and other expenses incurred in connection with the transfer, registration and recording of documents evidencing ownership of Units or in connection with the business of the Partnership;

         5.2.5 fees and expenses paid to independent contractors, mortgage bankers, equipment brokers, servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents;

         5.2.6 expenses paid to nonaffiliated parties in connection with the disposition, replacement, alteration, maintenance and repair, leasing, re-leasing, storage and operation of Equipment (including the costs and expenses for foreclosures, insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of Equipment);

         5.2.7 subject to Section 9.4.4, expenses in connection with the acquisition of Equipment other than Equipment acquired through the proceeds of the offering of the Units;

         5.2.8 expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement;

         5.2.9 the cost of preparation and dissemination of the informational material and documentation relating to potential sale, leasing, re-leasing, financing or other disposition of Equipment;

         5.2.10 costs incurred in connection with any litigation in which the Partnership is involved or proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith;

         5.2.11 costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

         5.2.12 costs of investor communications and regulatory reports, including without limitation initiation, review and approval of reports and communications to Limited Partners or regulatory agencies; expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of design, production, printing and mailing of reports, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, and preparing and mailing reports required to be furnished to Limited Partners for tax reporting or other purposes or reports which the General Partner deems to be in the best interests of the Partnership;

         5.2.13 expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers; and

         5.2.14 such other related administrative expenses as are necessary to the prudent operation of the Partnership.

5.3 EXCLUDED EXPENSES. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the General Partner.

                                    ARTICLE 6
                       COMPENSATION OF THE GENERAL PARTNER

6.1 ORGANIZATIONAL FEE. For the services and activities of the General Partner performed and to be performed by the General Partner in connection with the organization of the Partnership, the General Partner will be paid an Organizational Fee equal to three percent of the first $25,000,000 of Limited Partners' Capital Contributions plus two percent of the Limited Partners' Capital Contributions in excess of $25,000,000. The Organizational Fee will accrue and be paid as Limited Partners are admitted to the Partnership.

6.2 EQUIPMENT MANAGEMENT FEE. For the services and activities performed and to be performed by the General Partner and its Affiliates in connection with Equipment Management, the General Partner shall receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of Gross Lease Revenues attributable to Equipment subject to Full Payout Net Leases which contain net lease provisions and (ii) five percent of the Gross Lease Revenues attributable to Equipment subject to Operating Leases. The Equipment Management Fee shall accrue as funds are received by the Partnership and shall be paid to the General Partner on conclusion of each calendar month, except such Equipment Management Fee may be accrued as a debt of the Partnership payable, without interest, out of future available cash if the Partnership does not generate sufficient cash from operations to pay the Equipment Management Fee currently, or if the General Partner determines that such action is in the best interest of the Partnership. Fees or expenses to nonaffiliated parties for such services and activities shall be paid by the General Partner from its Equipment Management Fee.

6.3 EQUIPMENT ACQUISITION FEE. For the services and activities performed and to be performed by the General Partner in connection with the acquisition and lease of Equipment, the General Partner shall receive an Equipment Acquisition Fee of four percent of the Purchase Price of each item of Equipment purchased. The Equipment Acquisition Fee will be paid from the net proceeds of the Offering which are available to be used to purchase Equipment when such proceeds are received by the Partnership. To the extent that the Partnership acquires Equipment at an aggregate Purchase Price exceeding the net proceeds of the Offering available to be used to purchase Equipment, the Equipment Acquisition fee will be paid with respect to that Equipment as the Equipment is acquired.

6.4 EQUIPMENT LIQUIDATION FEE. For the services and activities to be performed by the General Partner in connection with the disposition of the Partnership's Equipment (other than by a Conditional Sales Contract), the General Partner shall receive an Equipment Liquidation Fee equal to the lesser of (a) 50% of the Competitive Equipment Sale Commission or (b) three percent of the sales price of such Equipment. The payment of the Equipment Liquidation Fee shall be made as proceeds of the sale are received and is subordinated to the receipt by the Limited Partners of a return of their Capital Contributions plus the Cumulative Return. Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.

6.5 DEBT PLACEMENT FEE. For the services rendered or to be rendered by the General Partner's arrangement of Term Debt to finance the acquisition of Equipment by the Partnership, the General Partner shall receive a Debt Placement Fee equal to one percent of such indebtedness. Such fee shall be paid when the proceeds of the Term Debt are received by the Partnership and shall be reduced to the extent the Partnership incurs such fees to third parties unaffiliated with the General Partner or the lender with respect to such indebtedness, and no such fee will be paid with respect to borrowings from the General Partner or its Affiliates.

6.6 LIMITATIONS ON FEES. The Partnership shall commit a substantial portion of Capital Contributions toward Investment in Equipment. The remaining Capital Contributions may be used to pay Front-End Fees. The Partnership will commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each one percent of indebtedness encumbering Equipment or (ii) 75% of Capital Contributions. To calculate the percent of indebtedness encumbering Equipment, divide the amount of indebtedness by the Purchase Price (excluding Front-End
Fees) and multiply the quotient by .0625% to determine the percentage to be deducted from 80%. For example, if the percentage of indebtedness were 30%, the percentage to be deducted from 80% is 1.875% (30 x .0625) and the percentage to be committed to Investment in Equipment is 78.125% (80-1.875).

                                    ARTICLE 7
              ALLOCATION OF NET PROFITS, NET LOSSES AND OTHER ITEMS

7.1      NET PROFITS.

         7.1.1 Net Profits for each fiscal year of the Partnership (other than Net Profits arising from transactions in connection with the termination or liquidation of the Partnership) shall be allocated as follows:

                  (a) to the General Partner, the greater of (i) one percent of such Net Profits or (ii) Net Profits equal to the excess, if any, of (A) all distributions to the General Partner pursuant to
         Section 8.1.1 with respect to such fiscal year and all prior fiscal years over (B) the total Net Profits allocated to the General Partner pursuant to this
         Section 7.1.1(a) for all such prior fiscal years; and

                  (b)      any balance to the Limited Partners.

         7.1.2 Net Profits arising from transactions in connection with the termination or liquidation of the Partnership shall be allocated in the following order of priority:

                  (a) Net Profits shall be allocated to each Partner in an amount equal to the negative amount, if any, of his Capital Account. If the Net Profits available to be so allocated is less than the sum of all Partners' negative Capital Accounts, then such Net Profits shall be allocated to the Partners in proportion to the respective amounts of their negative Capital Accounts.

                  (b) An amount of Net Profits equal to the excess of (A) the proceeds from such transaction that would be distributed to the Partners pursuant to Section 8.1.1 (without regard to Section 8.1.3) over (B) the aggregate Capital Accounts (as adjusted to reflect the allocation of Net Profit pursuant to Sections 7.1.1 and 7.1.2(a) and assuming that Cash Available for Distribution other than such proceeds had already been distributed) of all Partners shall be allocated among such Partners in proportion to their respective shares of such excess.

                  (c) Any remaining Net Profits shall be allocated in the same proportions that cash distributions equal to such remaining Net Profits would be distributed pursuant to Section 8.1 (without regard to Section 8.1.3).

7.2 NET LOSSES. Net Losses for each fiscal year of the Partnership shall be allocated 99% to the Limited Partners and one percent to the General Partner.

7.3      REQUIRED ALLOCATIONS. Notwithstanding Sections 7.1 and 7.2:

         7.3.1 Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other prevision of this Article 7, if there is a net decrease in "partnership minimum gain" (as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d)) during a Partnership taxable year, then each Partner shall be specially allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.3.1 is intended to comply and shall be interpreted consistently with the "minimum gain chargeback" requirement of Treasury Regulation Section 1.704-(2)(f);

         7.3.2 No loss or deduction shall be allocated to a Partner if such allocation would create a deficit balance in such Partner's Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5). Any
losses or deductions that cannot be allocated to a Partner because of the foregoing limitation shall be allocated among the Partners in accordance with their relative ownership of Units, subject to the limitations of this Section 7.3.2.

         7.3.3    Any Partner who unexpectedly receives with respect to the
Partnership: (a) an adjustment pursuant to Treasury Regulation
1.704-1(b)(2)(iv)(k); (b) an allocation of loss or deduction pursuant to Sections 704(e)(2) or 706(d) of the Code or pursuant to Treasury Regulation
Section 1.751- 1(b)(2)(ii); or

(c) a distribution in excess of an offsetting increase to such Partner's Capital Account reasonably expected to occur during (or prior to) the Partnership taxable year in which such distribution occurs, will be allocated, as quickly as possible, items of income and gain in an amount and manner sufficient to eliminate any resulting deficit balance in his Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5) in accordance with the "qualified income offset" provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d);

         7.3.4 Loss, deductions, and expenditures attributable to nonrecourse debt for which a Partner bears the economic risk of loss shall be determined and allocated to the Partner who bears such economic risk of loss in accordance with Treasury Regulation Section 1.704-2, and if there is a decrease in "partner nonrecourse debt minimum gain" (as defined in Treasury Regulation Section 1.704-2(i)(3)), any Partner with a share of that partner nonrecourse debt minimum gain shall be allocated items of income and gain in accordance with the chargeback provisions of Treasury Regulations Section 1.704-2(i)(4);

         7.3.5 For purposes of this Section 7.3, a Partner's Capital Account deficit balance shall be determined by excluding from such Partner's Capital Account any amount such Partner is obligated to restore to the Partnership or treated as obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(l) or 1.704-2(i)(5), and by adjusting such Partner's Capital Account balance for items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

         7.3.6 If property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss as determined for federal income tax purposes shall be allocated so as to take into account such difference between book value and adjusted tax basis in accordance with the principles of Code Section 704(c). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items required by Section 704(c) of the Code and such election shall be binding on the Limited Partners.

7.4 SYNDICATION EXPENSES. Syndication Expenses attributable to the Underwriting Commissions paid on the Partnership's sale of any Unit shall be specially allocated to the Limited Partner who owns the Units, and all other Syndication Expenses shall be allocated to the Limited Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Underwriting Commissions) allocated with respect to each Unit at any time is the same. If the General Partner determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Net Profits or Net Losses to achieve the same effect on the Capital Accounts of the Limited Partners.

7.5 RECHARACTERIZATION OF FEES. Any fees paid to the General Partner or any of its Affiliates which are disallowed as deductible expenses by the Internal Revenue Service shall constitute special allocations of gross income to the General Partner for income tax purposes.

7.6 RECAPTURE. If the Partnership recognizes gain on the sale, exchange or other disposition of any property, any portion of such gain which is treated as ordinary income pursuant to Code Section 1245 shall be divided between the General Partner and the Limited Partners in proportion to the aggregate deductions for cost recovery and depreciation previously allocated to them and not yet recaptured and shall be allocated among the Limited Partners in the same proportions as the gain from such disposition is allocated among them.

7.7 ALLOCATIONS AMONG LIMITED PARTNERS. Except as otherwise provided in this Agreement, Net Profits and Net Losses allocated to the Limited Partners for any fiscal year shall generally be divided among them in proportion to their Units for such fiscal year. In the event that additional Limited Partners are admitted to the partnership pursuant to Article 3.6 hereof on dates during the taxable year other than January 1, or units of a Limited Partner are redeemed pursuant to Article 12 hereof on dates during the taxable year other than December 31, Net Profits and Net Losses allocated to the Limited Partners for such year shall be allocated among them in proportion to the number of Units each holds from time to time during such year in accordance with Code Section 706, using any convention permitted by law and selected by the General Partner. If an interest of a Partner in the Partnership is transferred in accordance with
Section 11 of this Agreement, the General Partner, in its sole discretion, may allocate such items of Net Profits, Net Loss, and credit by closing the books of the Partnership immediately after the transfer of the interest or by using any other convention permitted under Code Section 706 and selected by the General Partner. All such allocations shall be made without regard to the date, amount or recipient of any distributions which may have been made with respect to such transferred interest.

7.8 OTHER ALLOCATIONS. Any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the period.

                                    ARTICLE 8
                                  DISTRIBUTIONS

8.1 CASH DISTRIBUTIONS. For purposes of this Article Eight, the following terms should have the meanings set forth below:

                  (a) "Limited Partner" means each Limited Partner of the Partnership, as defined in Article 1, and includes all the Monthly Limited Partners and all the Quarterly Limited Partners.

                  (b) "Monthly Limited Partner" means any Limited Partner who makes a Capital Contribution of $5,000 or more and who, for the quarter in question, has elected (either (i) by written notice to the General Partner upon subscription or (ii) thereafter, upon ten days' prior written notice to the General Partner, effective as of the beginning of the following quarter), to receive monthly distributions of cash available for distribution.

                  (c) "Quarterly Limited Partner" means any Limited Partner other than a Monthly Limited Partner.

         8.1.1 Except as otherwise provided in this Section 8.1, Cash Available for Distribution shall be distributed as follows:

                  (a) The General Partner, within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable, shall determine in its sole and absolute discretion, the amount of Cash Available for Distribution.

                  (b) 99% to the Limited Partners and one percent to the General Partner (which one percent may be considered a Carried Interest) until (i) each Limited Partner has received an amount equal to the excess, if any, of (A) the Cumulative Return from the inception of the Partnership to the date of the distribution, over (B) the sum of all prior distributions under this Section 8.1.1(b)(i), and (ii) each Limited Partner's Adjusted Capital Contribution has been reduced to zero; and

                  (c) thereafter, 90% to the Limited Partners and a promotional interest of ten percent to the General Partner.

         8.1.2    Cash Available for Distribution

                  (a) Cash Available for Distribution to the Limited Partners on a quarterly basis shall be allocated between the Monthly Limited Partners, as a group, and the Quarterly Limited Partners, as a group, in proportion to the number of Units owned by each such group of Limited Partners.

                  (b) The portion of Cash Available for Distribution allocable to the Quarterly Limited Partners shall be distributed to the Quarterly Limited Partners and one-third (1/3) of the portion allocable to the Monthly Limited Partners shall be distributed to the Monthly Limited Partners, with all such distributions to be made within thirty
         (30) days following the close of each fiscal quarter or as soon thereafter as practicable. The remaining two-thirds (2/3) of the Cash Available for Distribution to the Monthly Limited Partners shall be deposited in the Monthly Distribution Account. One-half (1/2) of the amount so deposited shall be distributed to the Monthly Limited Partners within seventy (70) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable, and the remainder of the Cash Available for Distribution so deposited shall be distributed within one hundred (100) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable. Notwithstanding the foregoing, each distribution pursuant to this Article Eight that is payable to the Monthly Limited Partners first shall be reduced by an amount equal to the Distribution Fee, less any interest earned on the Monthly Distribution Account. For purposes of determining the Adjusted Capital Account of a Monthly Limited Partner and the Cumulative Return with respect to such Monthly Limited Partner, the amount distributed to such Monthly Limited Partner shall be deemed to be the full amount to be distributed to such Partner pursuant to this Article 8.1.2(b), unreduced by any portion of the Distribution Fee, and such full amount shall be deemed to have been distributed to such Partner when the first one-third (1/3) portion thereof is distributed to such Partner pursuant to the first sentence of this Article 8.1.2(b).

         8.1.3 Notwithstanding Section 8.1.1, amounts distributed in connection with the liquidation of the Partnership or a Partner's interest (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)) shall be distributed in accordance with the Partner's positive Capital Account as adjusted for all operations and transactions preceding such distribution.

         8.1.4 Notwithstanding Section 8.1.1, if the proceeds resulting from the sale of any Equipment are reinvested in Equipment, sufficient cash will be distributed to the Partners to pay the additional federal income tax resulting from such sale for a Partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for such taxable year.

8.2 ALLOCATION OF DISTRIBUTIONS TO LIMITED PARTNERS. Distributions to the Limited Partners with respect to any period other than during the Offering Period shall be allocated pro rata among the Limited Partners who are Limited Partners on the Record Date for purposes of such distributions. Distributions to the Limited Partners during the Offering Period shall be allocated among the Limited Partners in proportion to their Average Daily Units for the period with respect to which the distribution is made.

8.3 AMOUNTS WITHHELD. Any amounts withheld pursuant to Section 9.1.16 shall be treated as amounts distributed to the Partners for all purposes under this Agreement. Amounts treated as distributed to a Partner pursuant to this Section
8.3 shall reduce the amounts otherwise distributed to such Partner pursuant to this Agreement.

8.4 RETURN OF OFFERING PROCEEDS. If all of the net proceeds of the Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 12 months from the Closing Date, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase, without reduction for the General Partner's Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested. For such purpose, funds will be deemed to be committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated. Funds will also be deemed to be committed to the extent: (i) any funds may have been reserved to make contingent payments in connection with any Equipment already acquired, whether or not any such payments are ultimately made; (ii) as a condition to obtaining financing the Partnership is required to maintain funds s a compensating balance; or (iii) the General Partner decides that an addition to the working capital reserve is necessary in connection with any Equipment.

                                    ARTICLE 9
                  RIGHTS, POWERS, AND DUTIES OF GENERAL PARTNER

9.1 RIGHTS AND POWERS. Except as otherwise specifically provided in this Agreement, the General Partner shall exercise complete and exclusive control over the management of the Partnership business and affairs. In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall, except to the extent otherwise provided in this Agreement, have all rights and powers required or appropriate to its management of the Partnership and the Partnership's business, which byway of illustration but not by way of limitation, include the following rights and powers which may be exercised on behalf of, and, subject to Article 5, at the expense of, the Partnership:

         9.1.1 to acquire, purchase, hold, sell, exchange or otherwise transfer Equipment; to lease Equipment to third parties; to make loans to manufacturers of Equipment with respect to and secured by Equipment leased directly by the manufacturer to third parties; and to enter into agreements with others with respect to such activities, which agreements may contain such provisions as the General Partner in its sole and absolute discretion shall approve;

         9.1.2 to invest Partnership funds in commercial paper, government securities, certificates of deposit, time deposits, bankers acceptances, money market certificates or accounts, or other short-term investments (such as money market funds) which the General Partner deems appropriate;

         9.1.3 subject to Section 17.2.3, to purchase liability, casualty and other insurance which the General Partner deems appropriate for the protection of the Equipment or for any purpose convenient or beneficial to the Partnership, provided that the General Partner will not provide insurance services to the Partnership;

         9.1.4 to delegate all or any of its duties under this Agreement, and in furtherance of any such delegation to appoint, employ or contract with any persons, which persons may, under the supervision of the General Partner, administer or assist in the day-to-day operations of the Partnership; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents or in any other capacity deemed by the General Partner necessary or desirable; and perform such other acts or services for the Partnership as the General Partner in its sole and absolute discretion may approve;

         9.1.5 to designate and appoint one or more agents for the Partnership who shall have authority as may be conferred on them by the General Partner, and who may perform any of the duties, and exercise any of the powers and authority, conferred on the General Partner under this Agreement, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

         9.1.6 to act in its own name as nominee for the Partnership and to place title to Partnership assets in its own name or the names of others as nominees or trustees for any purpose convenient or beneficial to the Partnership;

         9.1.7 to collect all amounts due to the Partnership, and otherwise to enforce all rights of the Partnership including rights under any lease of its assets, and to retain counsel and institute suits or proceedings, in the name and on behalf of the Partnership;

         9.1.8 to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

         9.1.9    to make or revoke any elections permitted under the Code;

         9.1.10 to determine the appropriate accounting method or methods to be used by the Partnership;

         9.1.11 to offer and sell Units of the Partnership to the public directly or through Commonwealth Capital Securities Corp. or any licensed Affiliate of the General Partner; to employ personnel, agents and dealers for such purpose; and, in connection therewith, to cause the Partnership to indemnify Commonwealth Capital Securities Corp. to the extent permitted under federal and state securities laws;

         9.1.12 to admit the purchasers of the Units as Limited Partners of the Partnership, to amend this Agreement and the Certificate to reflect the addition or substitution of Limited Partners and the reduction of Capital Accounts on the return of capital to Partners;

         9.1.13 to borrow money for Partnership purposes (other with respect to Equipment purchased with initial offering proceeds before the net offering proceeds are fully invested, or committed to investment, in Equipment) and as security therefor to mortgage, pledge, hypothecate or encumber or otherwise place liens upon all or part of the Equipment and other property of the Partnership, to pledge or encumber the assets of the Partnership to secure any remarketing rights of vendors or suppliers of Equipment;

         9.1.14 to prepay in whole or in part, refinance, increase, modify, consolidate, extend or increase any lien or encumbrance affecting any Equipment;

         9.1.15 to require in all Partnership obligations that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction; provided, however, that the inclusion of such provisions shall not materially affect the cost of the service or material being supplied;

         9.1.16 to withhold income taxes as required or permitted by any federal, state or local taxing authority, and otherwise to comply with and take actions necessary or appropriate as a result of provisions of the Code or any state or other tax law requiring or permitting withholding;

         9.1.17 to deal with, or otherwise engage in business with, any person who has dealt with or engaged in business with or may in the future deal with or engage in business with the General Partner or its Affiliates; provided that no such dealing or engaging in business may involve any arrangement which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates;

         9.1.18 to commence the dissolution and liquidation of the Partnership in order to terminate the Partnership by December 31, 2018 or to extend the term of the Partnership thereafter in increments not to exceed one year if in the reasonable discretion of the General Partner such extension is necessary to complete the orderly liquidation of the Partnership; and

         9.1.19 to prohibit Qualified Plans from acquiring, individually or in the aggregate, more than 25% of the Units.

9.2 RELIANCE ON CERTIFICATE OF GENERAL PARTNER. Any person dealing with the Partnership or the General Partner may rely on a certificate signed by the General Partner as authority with respect to (a) the identity of any General Partner or Limited Partner; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; (c) the persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter involving the Partnership or any Partner.

9.3 INDEPENDENT ACTIVITIES. The General Partner and its Affiliates and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto. The General Partner and its Affiliates shall not be obligated to present to the Partnership any particular investment opportunity which comes to their attention if the General Partner, in good faith, determines that such opportunity is not an appropriate investment for the Partnership at that time or if the opportunity is not presented to the Partnership because it has been presented to other partnerships sponsored by the General Partner that may have priority based on criteria established by the General Partner. Subject to the foregoing, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner or its Affiliates from engaging in any activity, or require the General Partner or its Affiliates to permit the Partnership or any Limited Partner to participate therein. The General Partner may organize and participate as a general partner in partnerships which may engage in activities similar to the activity engaged in by this Partnership and which may use the name "Commonwealth Income & Growth Fund" or variations of such name. The General Partner retains the rights to such name and its variations. The General Partner will give priority to the Limited Partners when the interests of the Limited Partners conflict with the interests of the General Partner.

If one or more programs affiliated with the General Partner and the Partnership are in a position to acquire the same Equipment, the General Partner will determine which program will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives. The General Partner will generally afford priority to the program or entity that has had funds available to purchase Equipment for the longest period of time. In addition, in order to promote diversification of Equipment and lessees, when two or more programs are in a position to acquire the same Equipment, the General Partner may acquire Equipment in joint ventures with affiliated investor programs. If one or more investor programs affiliated with the General Partner and the Partnership are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser, the General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

9.4      DUTIES.

         9.4.1 The General Partner shall manage and control the Partnership, its business and affairs. The General Partner shall devote such time to the business of the Partnership as in its discretion it determines is necessary for the efficient carrying on of the business.

         9.4.2 The General Partner shall be the tax matters partner of the Partnership as defined under the Code, and as such tax matters partner, shall be subject to Section 17.2 of this Agreement.

         9.4.3 The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The Limited Partners may not contract away the fiduciary duty owed to them by the General Partner under the common law.

         9.4.4 The General Partner shall commit toward Investment in Equipment at least that portion of the Limited Partners' Capital Contributions for their Units required by Section 6.6 hereof. If the total amount of Front-End Fees must be reduced in order to enable the Partnership to commit such Capital Contributions to Investment in Equipment, the General Partner shall, and shall cause its Affiliates or other persons to, reimburse the Partnership for such amount of Front-End Fees and any Acquisition Fees, Debt Placement Fees and Acquisition Expenses paid in connection with the reinvestment of the Partnership's funds received by them as is necessary to enable the Partnership to meet such requirement within 30 days after the need for reimbursement arises.

         9.4.5 The General Partner shall maintain reserves in such amount and for such times and purposes as it deems appropriate.

         9.4.6 In connection with the Offering, the General Partner shall provide to any State securities administrator in which the Offering is registered or sought to be registered, such reports, documents and information as shall be requested by the administrator.

9.5      RESTRICTIONS ON AUTHORITY. Notwithstanding any other provisions of this
Agreement:

         9.5.1 The General Partner shall not have the authority to do any act in contravention of this Agreement or the Act; possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose; admit a person as a General Partner or a Limited Partner, except as provided in this Agreement; knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; alter the purpose or character of the Partnership as set forth in Section 2.5; or confess a judgment against the Partnership.

         9.5.2 Except pursuant to Section 10.2, the General Partner shall not sell all or substantially all of the assets of the Partnership in a single sale, except in the winding up and liquidation of the business of the Partnership or in a final liquidating sale of Equipment remaining after the disposition in the ordinary course of business of substantially all of the Partnership's other Equipment.

         9.5.3 The Partnership shall not purchase or lease Equipment from the Sponsor or its Affiliates, including Equipment in which the General Partner or its Affiliates have an interest, except that the General Partner shall be permitted to make acquisitions of Equipment in its own name (and assume loans in connection therewith) and hold title thereto on an interim basis (not in excess of 60 days) for the purpose of facilitating the acquisition of such Equipment or the borrowing of money or obtaining of financing, or any other purpose related to the business of the Partnership provided that (a) such acquisitions are in the best interest of the Partnership; (b) such Equipment is purchased by the Partnership for a price no greater than the sum of the actual cost of such Equipment, accountable Acquisition Expenses payable to third parties, interest on the Purchase Price (at a rate no greater than that charged by unrelated lenders on comparable loans) from the date of purchase to the date of transfer to the Partnership and compensation permitted in accordance with Article 6 of this Agreement; (c) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner and the time acquired by the Partnership; and (d) no benefit arises out of such acquisitions to the General Partner except for the compensation permitted under this Agreement. During interim purchases by the General Partner, all profits and losses shall accrue to the Partnership.

         9.5.4 The Partnership shall not invest in junior trust deeds unless received in connection with the sale of an item of Equipment in an aggregate amount which does not exceed 30% of value of the assets of the Partnership on the date of the investment.

         9.5.5 The Partnership shall not sell or lease Equipment to the General Partner or its Affiliates.

         9.5.6 The Partnership shall not make loans to any Person, including without limitation, the General Partner or its Affiliates (except to the extent a Conditional Sales Contract constitutes a loan).

         9.5.7 The Partnership shall not acquire Equipment from an Equipment Program in which the General Partner or its Affiliates have an interest.

         9.5.8 The Partnership shall not acquire Equipment in exchange for Units.

         9.5.9 The Partnership shall not give the General Partner or its Affiliates an exclusive right to sell or exclusive employment to sell Equipment for the Partnership.

         9.5.10 The Partnership shall not pay, directly or indirectly, a commission or fee (except as specifically described under this Agreement) to the General Partner or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange, or refinancing of the Partnership's Equipment.

         9.5.11 No rebates or give-ups may be received by the General Partner or its Affiliates, nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates.

         9.5.12 The General Partner and its Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential Limited Partner for investment advice as an inducement to such adviser to advise the purchase of Units. This Section 9.5.12, however, shall not prohibit the payment of Underwriting Commissions to the Dealer Manager or other properly licensed person for selling Units.

         9.5.13 The funds of the Partnership shall not be commingled with the funds of any other Person. This prohibition shall not apply to investments meeting the requirements of Section 9.5.14.

         9.5.14 Except to the extent that a permitted investment in the entities referred to in this Section 9.5.14 constitutes "securities" within the meaning of the Securities Act of 1933, as amended, the Partnership will not invest in securities, including equipment limited partnerships, general partnerships or joint ventures, except that (a) the Partnership may invest in general partnerships or joint ventures with persons other than equipment Programs formed by the General Partner or its Affiliates, which partnerships or joint ventures own specific equipment; provided that (i) the Partnership has or acquires a controlling interest in such ventures or partnerships; (ii) the non-controlling interest is owned by a non-Affiliate, and (iii) there are no duplicate fees; and (b) the Partnership may invest in joint venture arrangements with other equipment Programs formed by the General Partner or its Affiliates if such action is in the best interests of all Programs and if all the following conditions are met: (i) all the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation is substantially identical in each Program; (iv) the Partnership has a right of first refusal to buy another Program's interest in a joint venture if the other Program wishes to sell equipment held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the joint venture is formed either for the purpose of effecting appropriate diversification for the Programs or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.5.3.

         9.5.15 Neither the General Partner nor its Affiliates shall lend money to the Partnership if interest rates and other financing charges and fees in connection with such loan are in excess of the lesser of their cost of funds or the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose or if such loan contains any prepayment charge or prepayment penalty. Neither the General Partner nor its Affiliates shall provide financing for the Partnership unless such financing has a term of not more than 12 months or carries an interest rate in excess of three percent over the prime rate of JPMorgan Chase Bank, Philadelphia, PA.

         9.5.16   Other than as specifically described in Section 5.2 and
Article 6 of this Agreement and the section "Compensation of the General Partner" in the Prospectus at the time it was declared effective by the Securities and Exchange Commission, the General Partner shall not enter into any agreement, contract or arrangement on behalf of the Partnership providing for compensation to the General Partner or its Affiliates for performing services for, or selling or leasing goods or materials to, the Partnership.

         9.5.17 All services or goods for which the General Partner or its Affiliates are to receive compensation (other than pursuant to this Agreement) shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid, which contract may only be modified by a vote of a Majority in Interest of the Limited Partners and which contract shall contain a clause allowing termination by either party without penalty on 60 days' prior written notice.

         9.5.18 In connection with the borrowing of money, recourse for the payment of which is limited solely to property of the Partnership and which shall be amortized fully over the initial lease term, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

         9.5.19 Partnership funds shall not be invested in any financial institution or entity affiliated with the General Partner and shall not be used in a compensating balance arrangement for the benefit of any entity other than the Partnership.

         9.5.20 Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership shall not convert to another form of business entity if the conversion results in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership, (c) the compensation payable to the General Partner or its Affiliates or (d) the ability to meet the Partnership's objectives without materially impairing the rights of Limited Partners.

         9.5.21 The Partnership shall not make distributions in kind except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Partnership and the distribution of cash in accordance with this Agreement.

         9.5.22 The Partnership shall not incur debt in excess of 30% of the expected aggregate cost of the Equipment to be owned or subject to a Conditional Sales Contract, and the Partnership may not incur indebtedness on Equipment unless, at the time of any such leveraged acquisition, the net proceeds of the Offering received to date are fully invested, or committed to investment, in equipment..

         9.5.23 The Partnership shall not purchase Equipment unless such Equipment is subject to a lease or a Conditional Sales Contract or for which a lease or a Conditional Sales Contract will be entered into when the Partnership acquires the Equipment.

         9.5.24 The Partnership's leases and other contracts will each contain a statement that the Partnership has been organized as a limited partnership under the Act.

         9.5.25 Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership will not change its principal purpose of acquiring, leasing and selling Equipment.

         9.5.26 The Partnership shall not issue equity securities senior to the Units.

9.6 GENERAL PARTNER'S NET WORTH. The General Partner agrees, represents and warrants that it will at all times have a net worth, exclusive of home, auto and home furnishings, in an amount (i) sufficient in the opinion of counsel to the Partnership to enable the Partnership either to avoid having the corporate characteristic of limited liability for federal income tax purposes or to avoid being treated as an association taxable as a corporation for federal income tax purposes, and (ii) at least the greater of $50,000 or at least five percent of the gross amount of all direct participation programs sold by the General Partner within the prior 12 months plus five percent of the amount of the Capital Contributions received in the Offering, up to $1,000,000.

                                   ARTICLE 10
                           RIGHTS OF LIMITED PARTNERS

10.1 NO LIMITED PARTNER IN CONTROL. No Limited Partner, as such, shall participate in the management or control of the Partnership's business, nor shall any Limited Partner, as such, have the power to act for or bind the General Partner or the Partnership.

10.2 VOTING RIGHTS. The Limited Partners by a vote of a Majority in Interest of the Limited Partners may, without the necessity for concurrence by the General Partner (a) approve or disapprove a sale of all or substantially all of the assets of the Partnership, except as otherwise permitted or required under
Section 14.1 or 14.4 of this Agreement; (b) dissolve the Partnership; (c) subject to Section 10.5, amend this Agreement; (d) remove or approve the withdrawal of the General Partner; or (e) prior to the effective date of a removal, withdrawal or dissolution of the General Partner, elect an additional, replacement or successor General Partner to be admitted prior to such effective date. With respect to any Units owned by the General Partner or its Affiliates, the General Partner and its Affiliates may not vote or consent on matters submitted to the Limited Partners regarding removal of the General Partner or any transaction between the Partnership and the General Partner or its Affiliates. In determining the required percentage in interest of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included.

10.3     CONVERSIONS AND ROLL-UPS.

         10.3.1 Consent Required. Without the approval of the General Partner and the holders of at least 66-2/3% of all outstanding Units, the Partnership shall not enter into any Roll-Up. Limited Partners who do not consent to an approved Roll-Up shall be given the option of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) receiving cash in an amount equal to the non-consenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of an unsuccessful proxy contest in the event that the Roll-Up is not approved by the Limited Partners as required by the first sentence of this Section 10.3.1.

         10.3.2 Appraisal. The "appraised value of the net assets of the Partnership" as used in Section 10.3.1 shall be established by means of an appraisal of the net assets of the Partnership by a competent Independent Expert, engaged for the benefit of the Partnership and the Limited Partners, with no current material or prior business or personal relationship with the General Partner or its Affiliates. Such Independent Expert must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and must be qualified to perform such work. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership's assets, assuming an orderly liquidation of such assets over a twelve-month period, as of a date immediately prior to the date of the proposed Roll-Up. A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up and shall be appraised on a consistent basis. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering and accordingly, in that event, the issuer would be subject to liability for violations of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

         10.3.3 Prohibited Roll-Ups. The Partnership shall not participate in any proposed Roll-Up: (a) which would result in the Limited Partner's having voting rights and rights to hold meetings which are less than those rights provided for under Section 10.2; (b) which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (c) which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner, and (d) in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those rights provided for under Section 15.1 hereof.

         10.3.4 With the consent of a Majority in Interest of the Limited Partners, the Partnership is permitted to convert into another form of business entity which does not result in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership (currently, December 31, 2018, unless terminated earlier or extended in accordance with this Agreement), (c) the compensation payable to the General Partner or its Affiliates (provided however that any increase in the compensation payable to the General Partner and its Affiliates requires the approval of 66-2/3% of all outstanding Units), or (d) the ability to meet the Partnership's investment objectives without materially impairing the rights of the Limited Partners. The General Partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in Section 10.3.1 based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular. In general, the General Partner would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partner or its Affiliates to be a significant adverse change in the listed provisions.

10.4     MEETINGS.

         10.4.1 Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the then outstanding Units, by delivering written notice, either in person or by registered mail stating the purpose of the meeting, to the General Partner. Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be delivered to the Limited Partners entitled to vote at such meeting. The meeting will be held at the time and place specified in the request, or if none, at a time and place convenient to the Limited Partners, such meeting to be held not less than 15 days nor more than 60 days after the mailing of the notice of the meeting. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

         10.4.2 A Limited Partner shall be entitled to vote (a) at a meeting, in person or by a proxy in writing or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date on which the votes of Limited Partners are to be counted. Only the votes of persons who were Limited Partners on the record date, whether at a meeting or otherwise, shall be counted.

10.5     CERTAIN AMENDMENTS.

         10.5.1 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Limited Partners (a) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;
(b) to cure any ambiguity or inconsistency, to correct or supplement any provision that may be inconsistent with any other provisions hereof, or to make any other provision with respect to matters under this Agreement not inconsistent with the intent of this Agreement; (c) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including the Code, ERISA and the regulations thereunder);
(d) to delete or add any provisions required to be so deleted or added by the staff of the Securities and Exchange Commission or by state securities commissioner or similar official, which addition or deletion is deemed by such person, commissioner or official to be for the benefit or protection of the Limited Partners; and (e) to extend the term of the Partnership by increments not to exceed one year if in the reasonable discretion of the General Partner such extension is necessary to complete the liquidation of the Partnership in an orderly and businesslike manner.

         10.5.2 Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended without the consent of each Limited Partner to be affected adversely by an amendment that (a) converts a Limited Partner into a General Partner; (b) modifies the limited liability of a Limited Partner; (c) alters the interest of the General Partner or Limited Partners in Net Profits, Net Losses, or distributions from the Partnership; or (d) adversely affects the status of the Partnership as a partnership for federal income tax purposes.

         10.5.3 Each Limited Partner shall be notified of any amendment to this Agreement within 30 days of the effective date of the amendment by means of first class mail, postage prepaid, to the address of the Limited Partner on the books of the Partnership.

                                   ARTICLE 11
                                TRANSFER OF UNITS

11.1     ASSIGNMENT.

         11.1.1 No Limited Partner may transfer or assign his Units or any interest therein except as permitted in this Article 11. Any act in violation of this Article 11 shall be null and void and shall not be recognized by the Partnership.

         11.1.2 Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, with the prior written consent of the General Partner, a Limited Partner may transfer or assign part or all of his Units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the Partnership such instruments of transfer and assignment and other documents as may be required by the General Partner; (b) the assignee agrees in writing not to assign such Units other than in accordance with this
Article 11; and (c) such assignment complies with any applicable state and federal securities laws. The General Partner may prohibit any such transfer or assignment if the General Partner obtains an opinion of counsel that such assignment will result in the termination of the Partnership for federal income tax purposes and/or will result in the Partnership being classified as a publicly traded partnership or an association taxable as a corporation for federal income tax purposes.

         11.1.3 Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, an assignee, if he does not become a Substituted Limited Partner pursuant to Section 11.2, shall have no rights of a Limited Partner as a result of the assignment, but shall only be entitled to receive the distributions under Article 8 and Sections 3.3.2 and 14.4 to which the assignor would otherwise be entitled.

11.2 SUBSTITUTED LIMITED PARTNERS. Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, no assignee of Units shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied: (a) the written instrument of assignment (or another writing) sets forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Limited Partner in his place; (b) the assignor and assignee execute, acknowledge and deliver such instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of this Agreement; and (c) the written consent of the General Partner to such substitution is obtained, the granting of which shall not be unreasonably withheld. The Partnership's records shall be amended to reflect the substitution of Limited Partners at least once in each calendar quarter. Upon satisfying the above conditions, Substituted Limited Partners shall be granted the same rights as if they are Limited Partners, except as prohibited by applicable law, including, but not limited to, all rights granted by NASAA's Statement of Policy regarding Equipment Programs and by this Agreement.

11.3 TRANSFER FEE. On any assignment of Units, any substitution of an assignee as a Limited Partner or any redemption of Units, the Partnership may charge a transfer fee to cover reasonable out-of-pocket expenses in connection with the substitution.

11.4 GENERAL. No transfer or assignment or redemption of any Units shall be made if it would result in the Partnership being treated as an association taxable as a corporation for tax purposes or as a publicly traded partnership. In addition, no transfer or assignment of any Unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership) for any purpose to the extent that it is determined by the General Partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the applicable Treasury Regulations thereunder so as to adversely affect the tax status of the Partnership as a partnership rather than as an association taxable as a corporation. The General Partner, in its sole discretion, may impose any restrictions on transfers or assignments of Units as it deems appropriate to give effect to the preceding two sentences including prohibitions of any transfers or assignments of Units which fall outside the safe harbors described in Section 1.7704-1 of the Treasury Regulations. A Limited Partner must obtain the consent of the General Partner to any transfer or assignment, and any transfer or assignment made without such consent will not be recognized or given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership), which consent shall not be unreasonably withheld. For these purposes, the good faith belief of the General Partner, supported by an opinion of counsel to the General Partner that such transfer or assignment is not described in Treasury Regulation Sections 1.7704-1(e)(1)(i) - (vi) or 1.7704-1(e)(1)(ix) shall constitute reasonable cause to withhold such consent. Assignments and substitutions shall be effective on the first day of the month following the month in which there has been full compliance with the requirements of this Article 11. For the purposes of this Article 11, a pledge of Units shall be deemed to be an assignment of such Units.

                                   ARTICLE 12
                                   REDEMPTION

Upon the conclusion of the 30-month period following the termination of the Offering, the Partnership may, at the sole discretion of the General Partner, repurchase a number of the then outstanding Units. On a semi-annual basis, the General Partner will establish an amount for redemption, generally not to exceed two percent of the outstanding Units per year, subject to the General Partner's sole discretion and its good faith determination that such redemptions will not
(a) cause the Partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the Partnership. At the sole discretion of the General Partner, the Partnership may redeem Units in excess of the two percent limitation. The redemption price for Units will be 105% of the selling Limited Partner's Adjusted Capital Contributions attributable to the Units for sale, net of the offering fees and expenses attributable to the Units for sale. Such offering fees and expenses will be amortized over ten years after the termination of the Offering. One quarter of these expenses will be amortized in each 30-month period following the termination of the Offering. Following the determination of the annual redemption amount, redemptions will occur on a semi-annual basis and all requests for redemption, which must be made in writing, must be on file as of the Record Date established for purposes of determining eligibility for such redemption. The General Partner will maintain a master list of requests for redemption with priority being given to Units owned by estates, followed by IRAs and Qualified Plans. All other Limited Partners will be treated on a first come, first served basis. Redemption requests made by or on behalf of Limited Partners who are not affiliated with the General Partner or its affiliates will be given priority over those made by Limited Partners who are affiliated with the General Partner or its Affiliates. All redemption requests will remain in effect until and unless canceled, in writing, by the requesting Limited Partner(s). The making of a request for redemption by a Limited Partner is completely voluntary.

                                   ARTICLE 13
                           GENERAL PARTNER'S INTEREST

13.1 VOLUNTARY WITHDRAWAL OR ASSIGNMENT. The General Partner shall not voluntarily withdraw, retire or resign as general partner of the Partnership, or assign, transfer or otherwise dispose of all or any part of its general partnership interest unless:

         13.1.1   the Limited Partners consent by a Majority in Interest;

         13.1.2 in the case of withdrawal, retirement or resignation, it gives at least 60 days' notice thereof and if there would be no remaining General Partner, nominates a successor General Partner satisfactory to a Majority in Interest of the Limited Partners, who becomes a General Partner prior to such withdrawal, retirement or resignation; and

         13.1.3 the Partnership receives an opinion of its counsel to the effect that such withdrawal, retirement, resignation, assignment, transfer or other disposition would not subject the Partnership to federal income taxation as an association taxable as a corporation and would not cause a termination of the Partnership for federal income tax purposes.

13.2 REMOVAL. Subject to Section 14.3, after the Final Closing the General Partner may be removed, and shall cease to be General Partner of the Partnership, on the vote of the Majority in Interest of the Limited Partners.

                                   ARTICLE 14
                    DISSOLUTION, CONTINUATION AND TERMINATION

14.1 DISSOLUTION. The Partnership shall be dissolved on the occurrence of any of the following events:

         14.1.1 The vote or written consent of a Majority in Interest of the Limited Partners determines that the Partnership should be dissolved;

         14.1.2   The dissolution of the Partnership by judicial decree;

         14.1.3 The expiration of 60 days following a Terminating Event, unless a Majority in Interest of the Limited Partners, elect to continue the Partnership in accordance with Section 14.2.2 and elect a successor general partner; or

         14.1.4 The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and business-like fashion prior to December 31, 2018 or any extended term set by the General Partner pursuant to Sections 2.6 and 10.5 hereof.

14.2     CONTINUATION.

         14.2.1 On the occurrence of the removal, withdrawal, retirement, resignation, expulsion, involuntary dissolution, or Bankruptcy (or, in the case of an individual, the death, insanity or appointment of a conservator for the person or any of his assets) of one or more, but less than all, of the General Partners, then the remaining General Partners shall have the right to, and shall, continue the business of the Partnership.

         14.2.2 On the occurrence of a Terminating Event, the last remaining General Partner shall promptly send written notice of such event to all the Limited Partners, who (subject to Sections 14.2.3 and 14.3) (a) may elect, by a vote of the Majority in Interest within 60 days thereafter, to reconstitute the Partnership and continue its business in accordance with this Agreement by selecting one or more new General Partners who agree in writing to be bound by this Agreement, and all Limited Partners, as such, shall be bound by such action, or (b) may continue the business of the Partnership pursuant to Section 8571 of the Act.

         14.2.3 The rights to continue the business of the Partnership provided in this Section 14.2 shall be subject to receipt by the Partnership of an opinion of counsel to the Partnership that such continuation would not result in the Partnership's being classified for federal income tax purposes as an association taxable as a corporation and would not result in the termination of the Partnership for federal income tax purposes.

14.3 PURCHASE OF INTEREST OF GENERAL PARTNER. On any continuation of the business of the Partnership under Section 14.2.1 or Section 14.2.2, or any removal of the General Partner under Section 13.2, the following shall apply:

         14.3.1 The General Partner who withdraws (voluntary termination) or is removed (involuntary termination) shall be paid the then present fair market value of its interest, determined in the manner described in this Section 14.3. If the termination is voluntary pursuant to Section 13.1, the terminated General Partner shall receive a non-interest bearing unsecured promissory note payable, if at all, from distributions the terminated General Partner would have received under this Agreement if it had not voluntarily terminated. If the termination is involuntary pursuant to Section 13.2, such amount shall be paid in no less than five equal annual installments, the first of which shall be paid one year from the date of such termination. The unpaid portion of such amount shall bear simple interest at the rate of 10% per annum from the date of such termination, such interest to accrue and be paid annually in addition to each such annual installment. In any event, the method of payment must protect the solvency and liquidity of the Partnership.

         14.3.2 The fair market value of a terminated General Partner's Partnership interest shall be determined by agreement between the terminated General Partner and the Partnership, which agreement shall require a vote of the Majority in Interest of the Limited Partners. If the terminated General Partner and the Partnership cannot agree on the fair market value of such partnership interest within 45 days of the continuation, the fair market value thereof shall be determined by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

14.4     LIQUIDATION.

         14.4.1 On any dissolution of the Partnership, absent any continuation under Section 14.2, the General Partner, or a court-appointed liquidator if there is no General Partner, shall take full account of the Partnership's assets and liabilities. The assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied in the following order: (a) to the payment of all debts and liabilities of the Partnership to creditors; (b) to the establishment, for such period as the liquidator deems reasonably necessary, of such reserves as the liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership; and (c) to the Partners in accordance with Section 8.1.3, such distributions to the Partners to be made no later than the later of (i) the end of the taxable year during which shall liquidation occurs or (ii) 90 days after the date of such liquidation.

         14.4.2 The debts and liabilities of the Partnership shall not include liabilities or obligations of the Partnership to Partners for distributions or on account of their contributions or in respect to profits (or other compensation by way of income) or capital.

         14.4.3 Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, upon the dissolution or termination of the Partnership, the General Partner, in all events by the end of the Partnership's taxable year in which the General Partner's interest is liquidated or, if later, within 90 days of the date of such liquidation, will contribute to the Partnership an amount of cash equal to the lesser of (a) the deficit balance of the General Partner's Capital Account or (b) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the

General Partner and such cash shall be distributed to the Limited Partners in the ratio of the then credit balances in their Capital Accounts.

         14.4.4   Any capital contribution by the General Partner pursuant to
Section 14.4.3 and any liquidating distribution pursuant to Section 14.4.1 shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs or (b) 90 days after the date of such liquidation.

                                   ARTICLE 15
                          ACCOUNTING AND FISCAL MATTERS

15.1 PARTNERSHIP RECORDS. The records of the Partnership shall be maintained at the principal office of the Partnership. Every Limited Partner or his duly authorized representative shall at any reasonable time have access to the records of the Partnership and may inspect and copy any of them. An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Limited Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner. The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request. The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Limited Partner List include, without limitation, matters relating to Limited Partners' voting rights under the Partnership Agreement, and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the Limited Partner List as requested, the General Partner shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Limited Partner List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partner may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to the Limited Partners requesting copies of the Limited Partner List are in addition to, and shall not in any way limit, other remedies available to the Limited Partners under federal law, or the laws of any state.

15.2 ACCOUNTING; FISCAL YEAR. The Partnership's books and records shall be kept on the accrual method of accounting. The fiscal year of the Partnership shall be the calendar year.

15.3     REPORTS.

         15.3.1 The General Partner will deliver to each Limited Partner, within 120 days after the end of each year, a balance sheet of the Partnership dated as of December 31 of such year, together with statements of income, Partners' equity, and the changes in financial position of the Partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's independent certified public accountants, as well as an unaudited Cash Flow statement containing a breakdown of distributions to Limited Partners for the year, separately identifying distributions from (a) Cash Flow from operations during the year, (b) Cash Flow from operations during a prior period which had been held as reserves, (c) proceeds from disposition of Equipment and investments and (d) reserves from gross proceeds of the Offering originally obtained from the Limited Partners. The General Partner will within such period also furnish a report of the activities of the Partnership for the year, which will include (a) for each item of Equipment acquired by the Partnership which individually represents at least 10% of the total investment in Equipment, a status report as part of the annual report, (which status report shall indicate: (i) condition of Equipment, (ii) how Equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the equipment as the General Partner deems appropriate including the method used or basis for valuation), (b) a report on distributions to the Limited Partners during the year and their source, (c) a report on any costs incurred by the General Partner and its Affiliates in performing administrative services which are reimbursed by the Partnership during the year which will be verified by independent public accountants in accordance with generally accepted accounting principles (the cost of such verification to be so reimbursable only to the extent that such reimbursement, when added to the reimbursement for services, does not exceed the competitive rate for such services, excluding the cost of the verification), (d) for each item of Equipment sold by the Partnership in such year, such Equipment's original purchase price, sale price and aggregate lease revenues and
(e) where forecasts have been provided to Limited Partners, a table comparing the forecasts previously provided with the actual results during the period covered by the report. The annual report will contain a breakdown of the costs reimbursed to the sponsor. Within the scope of the annual audit of the General Partner's financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with this Partnership Agreement. The special report shall at a minimum provide: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The special report shall be in accordance with the American Institute of Certified Public Accountants United States auditing standards relating to special reports. The additional costs of such special report will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subparagraph only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this subsection. Within 60 days after the end of each calendar quarter, the General Partner will also furnish a report of all services rendered and all fees received by the General Partner and its Affiliates from the Partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the Partnership, as well as an unaudited Cash Flow statement.

         15.3.2 Until the net proceeds of the Offering are fully invested, the General Partner will furnish to the Limited Partners, within 60 days after the end of each calendar quarter, a report of Equipment acquisitions during the quarter, including the type and manufacturer of each item of Equipment, the purchase price of the Equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the Partnership to acquire the Equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds of the Offering which remain unexpended or uncommitted at the end of the quarter.

         15.3.3 The General Partner will also furnish to all Limited Partners within 75 days after the end of the year other information regarding the Partnership to aid them in the preparation of their tax returns.

         15.3.4 Within 120 days after the end of the first full fiscal year for which Form 10-K under the Securities Exchange Act of 1934 is filed with the Securities and Exchange Commission, the General Partner shall send the financial statements required by Form 10-K to the Limited Partners.

         15.3.5 Until the net proceeds from sales of the Units have been fully invested or otherwise used for Partnership purposes or been set aside as reserves or been returned to the Limited Partners under

Section 3.3.2, the reports under Sections 15.3.1 and 15.3.3 shall include a report of material equipment acquisitions made during the periods covered by such reports which have not previously been reported.

         15.3.6 The information required to be provided in the various reports pursuant to this Section 15.3 may be sent earlier than or separately from any of the other information required pursuant to this Section 15.3, and the information required to be contained in any of the reports pursuant to this
Section 15.3 may be contained in more than one report.

         15.3.7 If the Securities and Exchange Commission or the North American Securities Administrators Association, Inc. promulgates rules which allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the aforementioned reports in compliance with such rules if the General Partner determines such action to be in the best interests of the Partnership.

         15.3.8 On request of the official or agency administering the securities law of a state in which the Partnership has sold Units, the General Partner shall submit to such official or agency any information such official or agency may require, including, but not limited to, any report or statement required to be distributed to Limited Partners pursuant to this Section 15.3.

15.4 BANK ACCOUNTS. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner may determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may determine.

15.5 PARTNERSHIP RETURNS. For each tax year, the General Partner shall, within the time prescribed by law (including extensions), file on behalf of the Partnership the annual information return required for federal, state and local income tax purposes.

                                   ARTICLE 16
                                POWER OF ATTORNEY

16.1     POWER OF ATTORNEY.

         16.1.1 Pursuant to the terms of this Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser's or transferee's attorney-in-fact to make, execute, file, and/or record (a) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (b) instruments with respect to any amendment of this Agreement or the Certificate; (c) instruments or papers required to continue the business of the Partnership pursuant to this Agreement; (d) instruments relating to the admission of any Partner to the Partnership; (e) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership's tax shelter registration; and (f) all other instruments deemed necessary or advisable to carry out the Partnership's business or the provisions of this Agreement. The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person's heirs, successors, and assigns. Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         16.1.2 The power of attorney granted in this Section 16.1, (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing all of the Limited Partners executing any document with the signature of the attorney-in-fact acting as attorney-in-fact for all of them; and (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignee is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any document necessary to effect such substitution.

                                   ARTICLE 17
                LIABILITY AND INDEMNIFICATION OF GENERAL PARTNER

17.1 EXCLUSION OF LIABILITY FOR RETURN OF CAPITAL CONTRIBUTIONS. Subject to the General Partner's compliance with the standards set forth in Section 17.2.1, the General Partner shall not be personally liable for the return of any of the Capital Contributions of the Limited Partners, it being expressly understood that any such return shall be made solely from Partnership assets.

17.2     LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION.

         17.2.1 The General Partner and its Affiliates who were acting on behalf of or performing services for the Partnership and acting within the scope of the General Partner's authority as set forth in this Agreement (an "Indemnitee") shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnitee if the General Partner, in good faith, determined that such course of conduct was reasonable and in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. The Indemnitees shall be indemnified by the Partnership against any losses, judgments, liabilities and expenses sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Indemnitee, and provided further that for such indemnification to be made, the General Partner must have made a good faith determination that the course of conduct involved was reasonable and in the best interest of the Partnership. Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners.

         17.2.2 Notwithstanding anything to the contrary stated in Section 17.2.1, the Indemnitee and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular Indemnitee and the court approved the indemnification of litigation costs, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approved the indemnification of litigation costs or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Texas Securities Board and other applicable state securities commissions with respect to the issue of indemnification for securities law violations.

         17.2.3 The Partnership shall not incur the cost of that portion of any insurance which insures the Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section 17.2; however, nothing contained in this Agreement shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Indemnitee as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

         17.2.4 The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner of the Partnership is prohibited. The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied: (a) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Partnership; and (b) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (c) the Indemnitee undertakes to repay the advanced funds to the Partnership with interest at the rate of 10% per year in cases in which they would not be entitled to indemnification under Section 17.2.1 and such undertaking is secured by a full recourse note from the recipient of the advance.

                                   ARTICLE 18
                           TAX EXEMPT LIMITED PARTNERS

18.1 TAX EXEMPT LIMITED PARTNERS. If any individual retirement accounts, pension, profit sharing or other tax-qualified retirement plans or other entities exempt from federal income taxation under the Code (collectively, "Tax Exempt Limited Partners") become Limited Partners of the Partnership, neither the General Partner nor the Partnership shall have any liability or responsibility to any Tax Exempt Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of a Tax Exempt Limited Partner under the Code or ERISA or other applicable law.

                                   ARTICLE 19
                                  MISCELLANEOUS

19.1 NOTICES. Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom it is directed or (b) whether or not it is actually received, if sent by registered or certified or regular mail, postage and charges prepaid, addressed as follows: if to the General Partner, at its business address set forth in Section 2.3 or to such other address as the General Partner may specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner's address set forth on his Subscription Agreement or to such other address as such Limited Partner may specify by written notice to the General Partner; and if to the Partnership, at the address set forth in Section 2.3 or to such other address as the Partnership may specify by written notice to the Partners. Any such notice shall be deemed to be given as of the date so delivered personally, or as of the date on which the same was deposited in a regular receptacle for the deposit of the United States mail, addressed and sent as aforesaid.

19.2 PARTIES IN INTEREST. Subject to Article 11, this Agreement shall bind and benefit the successors and assigns of the respective parties hereto.

19.3 SECTION CAPTIONS. Section and other captions in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

19.4 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

19.5 RIGHT TO RELY ON GENERAL PARTNER. No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of Partnership property shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers have received written notice from the Partnership affecting the same.

19.6 PENNSYLVANIA LAW. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws.

19.7 EXCLUSIVE JURISDICTION. Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

19.8 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

19.9 GENDER. Whenever necessary or appropriate in order to construe this Agreement, the masculine gender shall include the feminine or neuter and vice versa, and the singular shall include the plural and the plural, the singular.

19.10 INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

IN WITNESS WHEREOF, the parties have executed, or have caused their duly authorized officer to execute, this Agreement on the date first written above.

                                         GENERAL PARTNER:

                                         COMMONWEALTH INCOME & GROWTH FUND, INC.


                                         By: /s/ Kimberly A. Springsteen
                                            ------------------------------------
                                            Kimberly A. Springsteen,
                                            Chief Executive Officer


                                         INITIAL LIMITED PARTNER:

                                            /s/ Kimberly A. Springsteen
                                            ------------------------------------
                                            Kimberly A. Springsteen

                                     TABLE I

                              FINANCIAL STATEMENTS

                            FINANCIAL STATEMENT INDEX

Commonwealth Income & Growth Fund VI
   Report of Independent Registered Public Accounting Firm..................F-1
   Balance Sheet at January 31, 2006........................................F-2
   Notes to Financial Statement.............................................F-3
   Balance Sheet (unaudited) as of October 31, 2006.........................F-4
   Notes to Financial Statement (unaudited).................................F-5

Commonwealth Income & Growth Fund, Inc.
   Report of Independent Registered Public Accounting Firm..................F-6
   Balance Sheet as of February 28, 2006....................................F-7
   Notes to Financial Statement.............................................F-8
   Condensed Balance Sheet as of October 31, 2006 (unaudited)...............F-11
   Notes to Condensed Financial Statement (unaudited).......................F-12

Commonwealth Capital Corp.
   Report of Independent Registered Public Accounting Firm..................F-16
   Consolidated Balance Sheets as of February 28, 2005 and
      February 28, 2006.....................................................F-17
   Consolidated Statements of Operations and Retained Earnings for the
      Years Ended February 28, 2005 and February 28, 2006...................F-18
   Consolidated Statements of Cash Flows for the Years Ended
      February 28, 2005 and February 28, 2006...............................F-19
   Notes to Financial Statements............................................F-20
   Condensed Consolidated Balance Sheet as of October 31, 2006 (unaudited)..F-27 Condensed Consolidated Statement of Operations and Retained Earnings
      for the Eight Month Period Ending October 31, 2006 (unaudited)........F-28
   Condensed Consolidated Statement of Cash Flows for the Eight Month
      Period Ending October 31, 2006 (unaudited)................... ........F-29
   Notes to Condensed Consolidated Financial Statements (unaudited).........F-30

             Report of Independent Registered Public Accounting Firm

BOARD OF DIRECTORS
COMMONWEALTH INCOME &
   GROWTH FUND VI
EXTON, PENNSYLVANIA

         We have audited the accompanying balance sheet of COMMONWEALTH INCOME & GROWTH FUND VI as of January 31, 2006. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of the COMMONWEALTH INCOME & GROWTH FUND VI as of January 31, 2006 in conformity with accounting principles generally accepted in the United States of America.


/s/ ASHER & COMPANY, Ltd.
Philadelphia, Pennsylvania

February 1, 2006

                      COMMONWEALTH INCOME & GROWTH FUND VI
                                  BALANCE SHEET
                                JANUARY 31, 2006

                                     ASSETS

ASSETS
     Cash                                                $  1,000
                                                         --------
         TOTAL ASSETS                                    $  1,000
                                                         ========

                               PARTNERS' CAPITAL

PARTNERS' CAPITAL
     General Partner                                        1,000
     Limited Partner                                          500
                                                         --------
                                                            1,500
     Less receivable from Limited Partner                    (500)
                                                         --------
         Total Partners' Capital                            1,000
                                                         --------

         TOTAL PARTNERS' CAPITAL                         $  1,000
                                                         ========

               The accompanying notes are an integral part of this
                              financial statement.

                      COMMONWEALTH INCOME & GROWTH FUND VI
                          NOTES TO FINANCIAL STATEMENT
                                JANUARY 31, 2006

NOTE A - NATURE OF BUSINESS

     Overview

     Commonwealth Income & Growth Fund VI (the "Partnership") is a limited partnership, which was organized in January 2006 in the Commonwealth of Pennsylvania. The Partnership has not yet commenced operations. The Partnership was organized to acquire, own, lease and sell income-producing equipment.

     The General Partner's initial contribution consists of a $1,000 cash contribution from Commonwealth Income & Growth Fund, Inc., a wholly owned subsidiary of Commonwealth of Delaware, Inc., which in turn is a wholly owned subsidiary of Commonwealth Capital Corp. The General Partner may, in its sole discretion, purchase units of limited partnership interest (the "Units").

     Additionally, on January 6, 2006, the Registrant sold a limited partnership interest to the President of Commonwealth Capital Securities Corp., the initial limited partner of the Partnership, for $500. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

     The Partnership plans to offer for sale, through a public offering from 57,500 to 2,500,000 Units at a cash purchase price of $20 per Unit.

NOTE B - RELATED PARTY TRANSACTIONS

     The Partnership will pay for organizational and offering expenses in connection with the issuance and distribution of Units. The General Partner, Commonwealth Capital Securities Corp., also a wholly owned subsidiary of Commonwealth of Delaware, Inc., and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets.

                      COMMONWEALTH INCOME & GROWTH FUND VI
                                  BALANCE SHEET
                                OCTOBER 31, 2006
                                   (UNAUDITED)

                                     ASSETS
ASSETS
   Cash                                                                  $1,000
                                                                         ------
      TOTAL ASSETS                                                       $1,000
                                                                         ======
                                PARTNERS' CAPITAL
PARTNERS' CAPITAL
   General Partner                                                        1,000
   Limited Partner                                                          500
                                                                         ------
                                                                          1,500
   Less receivable from Limited Partner                                    (500)
                                                                         ------
      Total Partners' Capital                                             1,000
                                                                         ------
      TOTAL PARTNERS' CAPITAL                                            $1,000
                                                                         ======

               The accompanying notes are an integral part of this
                              financial statement.

                      COMMONWEALTH INCOME & GROWTH FUND VI
                          NOTES TO FINANCIAL STATEMENT
                                OCTOBER 31, 2006
                                  (UNAUDITED)

NOTE A - NATURE OF BUSINESS

     Overview

     Commonwealth Income & Growth Fund VI (the "Partnership") is a limited partnership, which was organized in January 2006 in the Commonwealth of Pennsylvania. The Partnership has not yet commenced operations. The Partnership was organized to acquire, own, lease and sell income-producing equipment.

     The General Partner's initial contribution consists of a $1,000 cash contribution from Commonwealth Income & Growth Fund, Inc., a wholly owned subsidiary of Commonwealth of Delaware, Inc., which in turn is a wholly owned subsidiary of Commonwealth Capital Corp. The General Partner may, in its sole discretion, purchase units of limited partnership interest (the "Units").

     Additionally, on January 6, 2006, the Registrant sold a limited partnership interest to the Chief Executive Officer of Commonwealth Capital Securities Corp., the initial limited partner of the Partnership, for $500. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

     The Partnership plans to offer for sale, through a public offering from 57,500 to 2,500,000 Units at a cash purchase price of $20 per Unit.

     Basis of Presentation

     The financial information presented has been prepared from the books and records without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the period indicated have been included.

NOTE B - RELATED PARTY TRANSACTIONS

     The Partnership will pay for organizational and offering expenses in connection with the issuance and distribution of Units. The General Partner, Commonwealth Capital Securities Corp., also a wholly owned subsidiary of Commonwealth of Delaware, Inc., and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets.

             Report of Independent Registered Public Accounting Firm

STOCKHOLDER
COMMONWEALTH INCOME
   & GROWTH FUND, INC.
CHADDS FORD, PENNSYLVANIA

         We have audited the accompanying balance sheet of COMMONWEALTH INCOME & GROWTH FUND, INC. as of February 28, 2006. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the COMMONWEALTH INCOME & GROWTH FUND, INC. as of February 28, 2006 in conformity with accounting principles generally accepted in the United States of America


/s/ ASHER & COMPANY, Ltd.

PHILADELPHIA, PENNSYLVANIA
JULY 17, 2006

                     COMMONWEALTH INCOME & GROWTH FUND, INC.

                                  BALANCE SHEET

                                FEBRUARY 28, 2006

                                     ASSETS

ASSETS
   Cash                                                             $   203,740
   Receivables from Income Funds                                        221,222
   Investment in Income Funds                                                --
                                                                    -----------
      TOTAL ASSETS                                                  $   424,962
                                                                    ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
   Due to Parent                                                    $   424,241
                                                                    -----------
      Total liabilities                                                 424,241

STOCKHOLDER'S EQUITY
   Common stock; no par value, 1,000 shares authorized,
      100 shares issued and outstanding                                   1,000
   Additional paid-in capital                                         1,058,100
   Retained earnings                                                    (58,379)
                                                                    -----------
                                                                      1,000,721
   Less note receivable                                              (1,000,000)
                                                                    -----------
      Total Stockholder's equity                                            721
                                                                    -----------
      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $   424,962
                                                                    ===========

               The accompanying notes are an integral part of this
                              financial statement.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                          NOTES TO FINANCIAL STATEMENT
                                FEBRUARY 28, 2006

NOTE A - NATURE OF BUSINESS

     Overview

     Commonwealth Income & Growth Fund, Inc. (the "Company") is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. ("CDI"), which is a wholly-owned subsidiary of Commonwealth Capital Corp. ("CCC"). The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. The Company is the sole General Partner of Commonwealth Income & Growth Fund I, Commonwealth Income & Growth Fund II, Commonwealth Income & Growth Fund III, Commonwealth Income & Growth Fund IV, and Commonwealth Income & Growth Fund V, all Pennsylvania limited partnerships, and Commonwealth Income & Growth Private Fund I, and Commonwealth Income & Growth Private Fund II, Pennsylvania limited liability corporations (the "Income Funds").

     During the year ended February 28, 2006, two Income Funds entered liquidation, but no Income Funds were fully liquidated.

     Concentration of risk

     CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000. The note receivable is reflected on the accompanying balance sheet as a reduction of the Company's equity and the collectibility is dependent upon the profitability of the Partnerships. In order to meet the net worth requirement of $1,000,000, CCC has provided additional capital in the amount of $58,000 through a capital contribution.

     The Company and CCC are dependent on the compensation they receive from the Income Funds. This compensation may be reduced due to the financial performance of each Income Fund. If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company or CCC would be able to continue to collect fees for services provided. In the event that CCC was unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the Company.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                          NOTES TO FINANCIAL STATEMENT
                                FEBRUARY 28, 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash

     The Company maintains its cash balances in a financial institution. At times, the balance may exceed federally insured limits. The Company mitigates this risk by depositing funds with major financial institution. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Receivables from Income Funds

     Receivables are stated at estimated collectible amounts. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of the funds. The amounts due to the Company are for fees earned.

     Income taxes

     The Company's operations are included in the consolidated Federal income tax return of CCC. No provision for income taxes has been recorded. Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in the Income Funds. The Company has not recognized a deferred tax liability for the difference between the bases in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

     Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes. A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                          NOTES TO FINANCIAL STATEMENT
                                FEBRUARY 28, 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements

     On December 24, 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" (FIN 46R or the Interpretation), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, whether it should consolidate the entity. FIN 46R requires us to review our degree of involvement in an entity to determine if we should consolidate the entity or make disclosures about our level of involvement in the entity. This Interpretation is effective for non-public entities immediately for variable interest entities (VIE) or potential variable interest entities created after December 31, 2003, and for all other entities by the beginning of the first annual period beginning after December 15, 2004. We have determined that the Income Funds we are partners in meet the definition of VIEs; however, they do not meet the criteria for consolidation.

     In June 2005, the FASB issued Emerging Issues Task Force Issue No. 04-5 (EITF 04-5), "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights," which provides new guidance on how general partners in a limited partnership should determine whether they control a limited partnership. EITF 04-5 is effective for fiscal periods beginning after December 15, 2005. The Company is currently evaluating the effect, if any, that implementation on the new guidance will have on the Company's financial position and results of operations.

NOTE C - INVESTMENT IN INCOME FUNDS

     The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method. Under the equity method, the Company records its proportionate share of the Partnership's undistributed earnings or losses. The Company has decreased its receivable from the Income Funds in the amount of approximately $77,000 for the year ended February 28, 2006 as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.

     Financial information of the Income Funds as of February 28, 2006 is as follows:

          Total assets                                    $44,662,158
          Nonrecourse debt                                  5,669,355
          Other liabilities                                 1,343,421
          Partners' capital                                37,654,381
          Net loss                                         (3,650,372)

NOTE D - RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds' assets. The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                             CONDENSED BALANCE SHEET
                                OCTOBER 31, 2006
                                   (UNAUDITED)

                                     ASSETS

ASSETS
   Cash                                                             $   128,446
   Receivables from Income Funds                                         15,242
   Investment in Income Funds                                             1,000
                                                                    -----------
      TOTAL ASSETS                                                  $   144,688
                                                                    ===========
                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
   Due to Parent                                                    $   142,357
                                                                    -----------
      Total liabilities                                                 142,357
STOCKHOLDER'S EQUITY
   Common stock; no par value, 1,000 shares authorized,
      100 shares issued and outstanding                                   1,000
   Additional paid-in capital                                         1,093,100
   Retained earnings                                                    (91,769)
                                                                    -----------
                                                                      1,002,331
   Less note receivable                                              (1,000,000)
                                                                    -----------
      Total Stockholder's equity                                          2,331
                                                                    -----------
         TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                 $   144,688
                                                                    ===========

               The accompanying notes are an integral part of this
                         condensed financial statement.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENT
                                OCTOBER 31, 2006

NOTE A - NATURE OF BUSINESS

     Overview

     Commonwealth Income & Growth Fund, Inc. (the "Company") is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. ("CDI"), which is a wholly-owned subsidiary of Commonwealth Capital Corp. ("CCC"). The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. The Company is the sole General Partner of Commonwealth Income & Growth Fund I, Commonwealth Income & Growth Fund II, Commonwealth Income & Growth Fund III, Commonwealth Income & Growth Fund IV, Commonwealth Income & Growth Fund V, and Commonwealth Income & Growth Fund VI all Pennsylvania limited partnerships, and Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, and Commonwealth Income & Growth Private Fund III, Pennsylvania limited liability corporations (the "Income Funds").

     Basis of Presentation

     The financial information presented has been prepared from the books and records without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated have been included. Operating results for the eight month period ended October 31, 2006 are not necessarily indicative of financial results that may be expected for the full year ended February 28, 2007.

     Concentration of risk

     CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000. The note receivable is reflected on the accompanying balance sheet as a reduction of the Company's equity and the collectibility is dependent upon the profitability of the Partnerships. In order to meet the net worth requirement of $1,000,000, CCC has provided additional capital in the amount of $138,000 through a capital contribution.

     The Company and CCC are dependent on the compensation they receive from the Income Funds. This compensation may be reduced due to the financial performance of each Income Fund. If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company or CCC would be able to continue to collect fees for services provided. In the event that CCC was unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the Company.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENT
                                OCTOBER 31, 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash

     The Company maintains its cash balances in a financial institution. At times, the balance may exceed federally insured limits. The Company mitigates this risk by depositing funds with major financial institution. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Receivables from Income Funds

     Receivables are stated at estimated collectible amounts. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of the funds. The amounts due to the Company are for fees earned.

     Income taxes

     The Company's operations are included in the consolidated Federal income tax return of CCC. No provision for income taxes has been recorded. Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in the Income Funds. The Company has not recognized a deferred tax liability for the difference between the bases in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

     Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes. A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENT
                                OCTOBER 31, 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements

     On December 24, 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" (FIN 46R or the Interpretation), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, whether it should consolidate the entity. FIN 46R requires us to review our degree of involvement in an entity to determine if we should consolidate the entity or make disclosures about our level of involvement in the entity. This Interpretation is effective for non-public entities immediately for variable interest entities (VIE) or potential variable interest entities created after December 31, 2003, and for all other entities by the beginning of the first annual period beginning after December 15, 2004. We have determined that the Income Funds we are partners in meet the definition of VIEs; however, they do not meet the criteria for consolidation.

     In June 2005, the FASB issued Emerging Issues Task Force Issue No. 04-5 (EITF 04-5), "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights," which states that the general partner in a limited partnership should presume that it controls and, thus, should consolidate the limited partnership, unless the limited partners have either (a) substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights. EITF 04-5 applies to limited partnerships that are not variable interest entities under FASB Interpretation No. ("FIN") 46R:
     "Consolidation of Variable Interest Entities" ("FIN 46R"). EITF 04-5 was effective immediately for all new limited partnerships formed and for existing limited partnerships for which partnership agreements were modified after June 29, 2005, and was effective for all other limited partnerships at the commencement of the first reporting period beginning after December 15, 2005.

     The adoption of EITF 04-5 had no impact on the Company as the Company's investments in limited partnerships are considered variable interest entities under FIN 46R, and are accounted for using the equity method of accounting since the Company is not the primary beneficiary.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENT
                                OCTOBER 31, 2006

NOTE C - INVESTMENT IN INCOME FUNDS

     The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method. Under the equity method, the Company records its proportionate share of the Partnership's undistributed earnings or losses. The Company has decreased its receivable from the Income Funds in the amount of approximately $86,000 for the eight month period ended October 31, 2006 as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.

     Financial information of the Income Funds as of October 31, 2006 is as follows:

          Total assets        $58,808,000
          Nonrecourse debt      5,295,000
          Other liabilities     1,433,000
          Partners' capital    52,081,000
          Net loss             (3,299,000)

NOTE D - RELATED PARTY TRANSACTIONS

     The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds' assets. The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds.

             Report of Independent Registered Public Accounting Firm

STOCKHOLDER
COMMONWEALTH CAPITAL CORP.
   AND SUBSIDIARIES
CHADDS FORD, PENNSYLVANIA

         We have audited the accompanying consolidated balance sheets of Commonwealth Capital Corp. and Subsidiaries as of February 28, 2006 and 2005 and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Commonwealth Capital Corp. and Subsidiaries as of February 28, 2006 and 2005 and the consolidated results of their operations and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America


/s/ ASHER & COMPANY, Ltd.
PHILADELPHIA, PENNSYLVANIA
JUNE 29, 2006

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     FEBRUARY 28, 2005 AND FEBRUARY 28, 2006

                                                                             2006         2005
                                                                          ----------   ----------
                                     ASSETS
ASSETS
   Cash and cash equivalents                                              $  375,313   $  170,623
   Receivables from Income Funds                                             686,444      985,892
   Other receivables, net of allowance for doubtful accounts of $0 and
      $15,000 at February 28, 2006 and February 28, 2005, respectively         8,379       80,149
   Investment in Income Funds                                                  2,281        6,654
   Office furniture and equipment, net of accumulated depreciation of
      $249,857 and $227,538 at February 28, 2006 and February 28, 2005,
      respectively                                                            77,030       78,094
   Deferred offering costs                                                    60,385      221,676
   Other assets                                                               36,393       31,164
                                                                          ----------   ----------
      TOTAL ASSETS                                                        $1,246,225   $1,574,252
                                                                          ==========   ==========
                    LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
   Accounts payable and accrued expenses                                  $  206,419   $  379,160
   Due to Income Funds                                                       379,884      575,906
                                                                          ----------   ----------
      Total liabilities                                                      586,303      955,066
STOCKHOLDER'S EQUITY
   Common stock; par value $1;  1,000 shares  authorized;
      10 shares issued and outstanding                                            10           10
   Retained earnings                                                         659,912      619,176
                                                                          ----------   ----------
      Total Stockholder's equity                                             659,922      619,186
                                                                          ----------   ----------
      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                          $1,246,225   $1,574,252
                                                                          ==========   ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
               YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 28, 2006

                                                           2006          2005
                                                       -----------   -----------
INCOME
   Fee income from Income Funds                         $4,232,727   $2,505,415
   Commission income                                     3,509,897    1,484,700
   Loss in investment in Income Funds                      (43,582)     (27,503)
   Interest and miscellaneous                               14,207       74,329
                                                        ----------   ----------
                                                         7,713,249    4,036,941
EXPENSES
   Personnel                                             2,211,738    1,587,531
   General and administrative                            1,879,777      857,144
   Selling                                               3,537,354    1,351,196
   Interest                                                     --           23
   Bad debt                                                 21,325       15,000
   Depreciation                                             22,319       16,370
                                                        ----------   ----------
                                                         7,672,513    3,827,264
                                                        ----------   ----------
Net Income                                                  40,736      209,677
Retained earnings, beginning                               619,176      409,499
                                                        ----------   ----------
Retained earnings, ending                               $  659,912   $  619,176
                                                        ==========   ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 28, 2006

                                                             2006        2005
                                                          ---------   ----------
OPERATING ACTIVITIES
   Net income                                             $  40,736   $ 209,677
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Loss in investment in Income Funds                     43,582      27,503
      Depreciation                                           22,319      16,370
      Charges to expense for deferred offering costs        213,460      32,159
      Bad debt expense                                       21,325      15,000
      Changes in:
         Receivables from Income Funds                      214,532     133,768
         Other receivables                                   50,445     (13,747)
         Deferred offering costs                            (52,169)    (97,467)
         Other assets                                        (5,229)    (23,350)
         Accounts payable and accrued expenses             (172,741)    (23,091)
         Due to Income Funds                               (196,022)   (160,978)
                                                          ---------   ---------
   Net cash provided by operating activities                180,238     115,844

 INVESTING ACTIVITIES
   Distributions from Income Funds                           45,707      28,211
   Capital expenditures                                     (21,255)    (52,923)
                                                          ---------   ---------
   Net cash provided(utilized) by investing activities       24,452     (24,712)
                                                          ---------   ---------
         INCREASE IN CASH AND CASH EQUIVALENTS              204,690      91,132
Cash and cash equivalents, beginning of year                170,623      79,491
                                                          ---------   ---------
Cash and cash equivalents, end of year                    $ 375,313   $ 170,623
                                                          =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest during the year                 $      --   $      --
                                                          =========   =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2006 AND FEBRUARY 28, 2005

NOTE A - NATURE OF BUSINESS

     Overview

     Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. ("CDI"), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the "Income Funds"). The Income Funds were organized to acquire, own and act as lessor with respect to certain computer equipment. CDI's subsidiaries include Commonwealth Capital Trustee VIII, Inc., Commonwealth Capital Trustee X, Inc., Commonwealth Income & Growth Fund, Inc., Commonwealth Capital Private Fund IV, Inc., Commonwealth Capital Private Fund V, Inc., and Commonwealth Capital Private Fund VI, Inc. (collectively the "General Partner Subsidiaries"), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc.

     During the year ended February 28, 2006, one Income Fund was liquidated. During the year ended February 28, 2005, two Income Funds were liquidated.

     Concentration of risk

     Commonwealth Capital Corp. and subsidiaries (the "Company") is dependent on the compensation it receives from the Income Funds. This compensation may be reduced due to the financial performance of each Income Fund. There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of the Income Funds' financial performance. If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided. During the year ended February 28, 2006, the Company forgave $613,322 in fees and reimbursable expenses due from four Income Funds. During the year ended February 29, 2005, the Company forgave $118,561 of fees and reimbursable expenses due from an Income Fund.

     Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2006 AND FEBRUARY 28, 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation and basis of presentation

     The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI's subsidiaries (the "Company"). All significant intercompany transaction and balances have been eliminated. The Company's balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents

     The Company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents. Cash equivalents have been invested in a money market fund investing directly in U.S. Treasury obligations.

     Cash at February 28, 2006 and February 28, 2005, was held in the custody of two financial institutions. The balance, at times, may exceed federally insured limits. The Company mitigates this risk by depositing funds with major financial institutions. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Office furniture and equipment

     Office furniture and equipment are stated at cost. Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

     Deferred offering costs

     Deferred offering costs represent amounts incurred by the Company for the organization of related "Income Funds." These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered. Deferred offering costs charged to expense for the years ended February 28, 2006 and February 29, 2005 were approximately $213,000 and $32,000, respectively, and are included in general and administrative expenses.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2006 AND FEBRUARY 28, 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Revenue recognition

     The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements. The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions. Interest income on minimum lease payment receivable is recognized as earned.

     Income taxes

     Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment. The tax basis of the investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds. Also, for income tax reporting, the cost of property and equipment is being depreciated using the methods and lives prescribed by the Internal Revenue Code.

     Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes. A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

     Recent Accounting Pronouncements

     On December 24, 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" (FIN 46R or the Interpretation), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, whether it should consolidate the entity. FIN 46R requires us to review our degree of involvement in an entity to determine if we should consolidate the entity or make disclosures about our level of involvement in the entity. This Interpretation is effective for non-public entities immediately for variable interest entities (VIE) or potential variable interest entities created after December 31, 2003 for all other entities and by the beginning of the first annual period beginning after December 15, 2004. We have determined that the Income Funds we are partners in meet the definition of VIEs; however, they do not meet the criteria for consolidation.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2006 AND FEBRUARY 28, 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements (continued)

     In June 2005, the FASB issued Emerging Issues Task Force Issue No. 04-5 (EITF 04-5), "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights," which provides new guidance on how general partners in a limited partnership should determine whether they control a limited partnership. EITF 04-5 is effective for fiscal periods beginning after December 15, 2005. The Company is currently evaluating the effect, if any, that implementation on the new guidance will have on the Company's financial position and results of operations.

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION

     Investment in Income Funds

     The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests, and accounts for these interests by the equity method. Under the equity method, the Company records its proportionate share of the Partnership's undistributed earnings or losses. The Company has decreased its Receivables from Income Funds in the amount of approximately $85,000 and $30,000 for the fiscal years ended February 28, 2006 and 2005, respectively, as an adjustment due to losses in excess of its equity method investments in certain Income Funds.

     Loss in investment in Income Funds includes changes in net assets for funds in liquidation of $7,464 and $1,625 for the years ended February 28, 2006 and February 28, 2005, respectively.

     Financial information of the Income Funds as of December 31 is as follows:

                                                 2005          2004
                                             -----------   -----------
          Total assets                       $45,480,000   $27,259,000
          Non-recourse debt                    5,949,000     5,500,000
          Other liabilities                    1,947,000     2,907,000
          Partners' capital                   37,686,000    19,172,000
          Net loss                            (4,456,000)   (2,750,000)

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2006 AND FEBRUARY 28, 2005

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (CONTINUED)

     Investment in Income Funds (continued)

     The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds. In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes. Such notes total approximately $2,105,000 as February 28, 2006 and 2005, and have been eliminated in consolidation.

     Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (3% - 5% as defined of the gross operating lease revenues of the Income Funds). Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Company loans.

     Concentration

     Approximately 87% of net receivables from income funds for the year ended February 28, 2006 were from four Income Funds. Approximately 99% of receivables for the year ended February 28, 2005, was from five Income Funds.

                                                           2006   2005
                                                           ----   ----
          Fund A                                            --     12%
          Fund B                                            26%    14%
          Fund C                                            --     25%
          Fund D                                            --     15%
          Fund E                                            39%    34%
          Fund F                                            11%    --
          Fund G                                            11%    --
                                                           ---    ---
          Total                                             87%    99%
                                                           ===    ===

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2006 AND FEBRUARY 28, 2005

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (CONTINUED)

     Concentration (continued)

     Approximately 94% of fee income for the year ended February 28, 2006 was from four income funds. Approximately 95% of fee income for the year ended February 28, 2005, was from three Income Funds.

                                                     2006   2005
                                                     ----   ----
          Fund A                                      --      6%
          Fund B                                      13%    26%
          Fund C                                      26%    63%
          Fund D                                      44%    --
          Fund E                                      11%    --
                                                     ---    ---
          Total                                       94%    95%
                                                     ===    ===

NOTE D - LEASE COMMITMENTS

     The Company leases an automobile, certain office equipment and office space under noncancelable operating leases expiring in various dates through 2012. Rent expense under all operating leases was approximately $366,000 and $185,000 for years ended February 28, 2006 and February 28, 2005, respectively. Future minimum lease payments under non-cancelable operating leases as of February 28, 2006 were as follows:

          Year Ending February 28,                      Amount
          ------------------------                   -----------
               2007                                   $  394,367
               2008                                      389,827
               2009                                      148,175
               2010                                      147,284
               2011                                      154,836
               Thereafter                                 68,423
                                                      ----------
                                                      $1,302,912
                                                      ==========

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2006 AND FEBRUARY 28, 2005

NOTE E - PROFIT SHARING PLAN

     The Company has a profit sharing plan which covers substantially all of its employees. Contributions to the Plan may be made at the discretion of management. No contributions to the Plan were made or accrued for the years ended February 28, 2006 and February 28, 2005.

NOTE F - INCOME TAXES

     The Company and it subsidiaries file a consolidated federal income tax return.

     The provision for income taxes for the years ended February 28, 2006 and February 29, 2005 was zero, and includes tax benefits of approximately $35,000 and $35,000, respectively, for the use of net operating loss carry forwards.

     At February 28, 2006, the Company has Federal net operating loss carry forwards of approximately $299,000, which expire through 2022. Also, at February 28, 2006, the Company has Pennsylvania net operating loss carry forwards of approximately $5,634,000, which expire through 2016.

     Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

     The components of the Company's net deferred tax asset (liability) consisted of the following as of February 28, 2006 and February 28, 2005:

                                                    2006         2005
                                                  ---------   ---------

          Deferred tax assets:
             Net operating loss carry forwards    $ 366,000   $ 419,000
             Less valuation allowance              (330,000)   (374,000)
                                                  ---------   ---------
             Deferred tax assets                     36,000      45,000

          Deferred tax liabilities:
             Investments in Income Fund             (10,000)    (33,000)
             Office furniture and equipment         (26,000)    (12,000)
                                                  ---------   ---------
             Deferred tax liabilities               (36,000)    (45,000)
                                                  ---------   ---------
          Net deferred tax assets (liabilities)   $      --   $      --
                                                  =========   =========

     The valuation allowance was decreased by $44,000 and $66,000, respectively, for the years ended February 28, 2006 and February 28, 2005.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 2006
                                   (UNAUDITED)

                                     ASSETS
ASSETS
   Cash and cash equivalents                                         $  300,164
   Receivables from Income Funds                                        335,805
   Other receivables, net of allowance for doubtful accounts of
      $0 at October 31, 2006                                              4,025
   Investment in Income Funds                                             9,062
   Office furniture and equipment, net of accumulated depreciation
      of $276,084 at October 31, 2006                                   186,059
   Deferred offering costs                                              261,974
   Other assets                                                          91,382
                                                                     ----------
      TOTAL ASSETS                                                   $1,188,471
                                                                     ==========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
 LIABILITIES
   Accounts payable and accrued expenses                             $  121,398
   Due to Income Funds                                                  302,145
                                                                     ----------
      Total liabilities                                                 423,543
 STOCKHOLDER'S EQUITY
   Common stock; par value $1;  1,000 shares  authorized; 10
      shares issued and outstanding                                          10
   Stockholder Distribution                                            (122,549)
   Retained earnings                                                    887,467
                                                                     ----------
      Total Stockholder's equity                                        764,928
                                                                     ----------
      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $1,188,471
                                                                     ==========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND
                                RETAINED EARNINGS
                FOR THE EIGHT MONTH PERIOD ENDED OCTOBER 31, 2006
                                   (UNAUDITED)

INCOME
   Fee income from Income Funds                                      $2,949,475
   Commission income                                                  1,911,300
   Loss in investment in Income Funds                                   (34,516)
   Interest and miscellaneous                                            16,014
                                                                     ----------
                                                                      4,842,273
EXPENSES
   Personnel                                                          2,006,903
   General and administrative                                           644,366
   Selling                                                            1,934,221
   Depreciation                                                          29,228
                                                                     ----------
                                                                      4,614,718
                                                                     ----------
Net Income                                                              227,555
Retained earnings, beginning                                            659,912
                                                                     ----------
Retained earnings, ending                                            $  887,467
                                                                     ==========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE EIGHT MONTH PERIOD ENDED OCTOBER 31, 2006
                                   (UNAUDITED)

                                                                         2006
                                                                      ---------
   Net cash provided by operating activities                          $ 131,293
INVESTING ACTIVITIES
   Distributions from Income Funds                                       54,364
   Capital expenditures                                                (138,257)
                                                                      ---------
   Net cash (utilized) by investing activities                          (83,893)
                                                                      ---------
FINANCING ACTIVITIES
   Stockholder Distribution                                            (122,549)
                                                                      ---------
   Net cash (utilized) by financing activities                         (122,549)
      DECREASE IN CASH AND CASH EQUIVALENTS                             (75,149)
Cash and cash equivalents, beginning of year                            375,313
                                                                      ---------
Cash and cash equivalents, end of year                                $ 300,164
                                                                      =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest during the year                             $      --
                                                                      =========
   Cash paid for income taxes during the year                         $      --
                                                                      =========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          OCTOBER 31, 2006 (UNAUDITED)

NOTE A - NATURE OF BUSINESS

     Overview

     Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. ("CDI"), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the "Income Funds"). The Income Funds were organized to acquire, own and act as lessor with respect to certain computer equipment. CDI's subsidiaries include Commonwealth Capital Trustee VIII, Inc., Commonwealth Capital Trustee X, Inc., Commonwealth Income & Growth Fund, Inc., Commonwealth Capital Private Fund IV, Inc., Commonwealth Capital Private Fund V, Inc., and Commonwealth Capital Private Fund VI, Inc. (collectively the "General Partner Subsidiaries"), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc.

     Basis of Presentation

     The financial information presented has been prepared from the books and records without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated have been included. Operating results for the eight month period ended October 31, 2006 are not necessarily indicative of financial results that may be expected for the full year ended February 28, 2007.

     Concentration of risk

     Commonwealth Capital Corp. and subsidiaries (the "Company") is dependent on the compensation it receives from the Income Funds. This compensation may be reduced due to the financial performance of each Income Fund. There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of the Income Funds' financial performance. If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided. During the eight month period ended October 31, 2006, the Company forgave $149,000 in fees and reimbursable expenses due from three Income Funds.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          OCTOBER 31, 2006 (UNAUDITED)

NOTE A - NATURE OF BUSINESS - (CONTINUED)

     Concentration of risk (continued)

     Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation and basis of presentation

     The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI's subsidiaries (the "Company"). All significant intercompany transaction and balances have been eliminated. The Company's balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents

     The Company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents. Cash equivalents have been invested in a money market fund investing directly in U.S. Treasury obligations.

     Cash at October 31, 2006 was held in the custody of three financial institutions. The balance, at times, may exceed federally insured limits. The Company mitigates this risk by depositing funds with major financial institutions. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          OCTOBER 31, 2006 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Office furniture and equipment

     Office furniture and equipment are stated at cost. Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

     Deferred offering costs

     Deferred offering costs represent amounts incurred by the Company for the organization of related "Income Funds." These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered. Deferred offering costs charged to expense for the eight month period ended October 31, 2006 was approximately $16,000, and are included in general and administrative expenses.

     Revenue recognition

     The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements. The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions. Interest income on minimum lease payment receivable is recognized as earned.

     Income taxes

     Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment. The tax basis of the investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds. Also, for income tax reporting, the cost of property and equipment is being depreciated using the methods and lives prescribed by the Internal Revenue Code.

     Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes. A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          OCTOBER 31, 2006 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements

     On December 24, 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" (FIN 46R or the Interpretation), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, whether it should consolidate the entity. FIN 46R requires us to review our degree of involvement in an entity to determine if we should consolidate the entity or make disclosures about our level of involvement in the entity. This Interpretation is effective for non-public entities immediately for variable interest entities (VIE) or potential variable interest entities created after December 31, 2003 for all other entities and by the beginning of the first annual period beginning after December 15, 2004. We have determined that the Income Funds we are partners in meet the definition of VIEs; however, they do not meet the criteria for consolidation.

     In June 2005, the FASB issued Emerging Issues Task Force Issue No. 04-5 (EITF 04-5), "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights," which states that the general partner in a limited partnership should presume that it controls and, thus, should consolidate the limited partnership, unless the limited partners have either (a) substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights. EITF 04-5 applies to limited partnerships that are not variable interest entities under FASB Interpretation No. ("FIN") 46R:
     "Consolidation of Variable Interest Entities" ("FIN 46R"). EITF 04-5 was effective immediately for all new limited partnerships formed and for existing limited partnerships for which partnership agreements were modified after June 29, 2005, and was effective for all other limited partnerships at the commencement of the first reporting period beginning after December 15, 2005.

     The adoption of EITF 04-5 had no impact on the Company as the Company's investments in limited partnerships are considered variable interest entities under FIN 46R, and are accounted for using the equity method of accounting since the Company is not the primary beneficiary.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          OCTOBER 31, 2006 (UNAUDITED)

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION

     Investment in Income Funds

     The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests, and accounts for these interests by the equity method. Under the equity method, the Company records its proportionate share of the Partnership's undistributed earnings or losses. The Company has decreased its Receivables from Income Funds in the amount of approximately $87,000 for the eight month period ended October 31, 2006, as an adjustment due to losses in excess of its equity method investments in certain Income Funds.

     Financial information of the Income Funds as of October 31 is as follows:

                                  2006
                              -----------
          Total assets        $59,476,000
          Non-recourse debt     5,416,000
          Other liabilities     2,184,000
          Partners' capital    51,876,000
          Net loss             (3,452,000)

     The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds. In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes. Such notes total approximately $1,805,000 as of October 31, 2006 and have been eliminated in consolidation.

     Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (3% - 5% as defined of the gross operating lease revenues of the Income Funds). Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Company loans.

NOTE D - PROFIT SHARING PLAN

     The Company has a profit sharing plan which covers substantially all of its employees. Contributions to the Plan may be made at the discretion of management. No contributions to the Plan were made or accrued for the eight month period ended October 31, 2006.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          OCTOBER 31, 2006 (UNAUDITED)

NOTE E - INCOME TAXES

     The Company and it subsidiaries file a consolidated federal income tax return.

     The provision for income taxes for the eight month period ended October 31, 2006 is zero, and includes tax benefits of approximately $122,000, for the use of net operating loss carry forwards.

     At October 31, 2006, the Company has estimated Federal net operating loss carry forwards of approximately $713,000, which expire through 2022. Also, at October 31, 2006, the Company has estimated Pennsylvania net operating loss carry forwards of approximately $5,948,000, which expire through 2016.

     Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

     The components of the Company's net deferred tax asset (liability) consisted of the following as of October 31, 2006:

                                                    2006
                                                  ---------
          Deferred tax assets:
             Net operating loss carry forwards    $ 254,000
             Investments in Income Fund              22,000
             Less valuation allowance              (248,000)
                                                  ---------
             Deferred tax assets                     28,000
          Deferred tax liabilities:
             Office furniture and equipment         (28,000)
                                                  ---------
             Deferred tax liabilities               (28,000)
                                                  ---------
          Net deferred tax assets (liabilities)   $      --
                                                  =========

     The valuation allowance was decreased by $82,000 for the eight month period ended October 31, 2006.

                                    TABLE II

                            PRIOR PERFORMANCE TABLES

                           COMMONWEALTH CAPITAL CORP.
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             AS OF DECEMBER 31, 2005
                                    (TABLE 1)

                                           COMMONWEALTH      COMMONWEALTH      COMMONWEALTH      COMMONWEALTH      COMMONWEALTH
                                         INCOME & GROWTH   INCOME & GROWTH   INCOME & GROWTH   INCOME & GROWTH   INCOME & GROWTH
                                              FUND V           FUND IV           FUND III          FUND II            FUND I
                                         ---------------   ---------------   ---------------   ---------------   ---------------
OFFERING INFORMATION:
Amount offered (maximum)                 $    25,000,000   $    15,000,000   $    15,000,000   $    15,000,000   $    15,000,000
Dollar Amount Sold                            19,703,204        15,000,000         3,023,569         9,235,185        12,623,682
(1) Dealer/Manager Expenses                    1,773,288         1,350,000           272,121           831,167         1,136,131
(2) Offering/Organizational Expenses             474,170           450,000            90,707           277,056           378,710
                                         ---------------   ---------------   ---------------   ---------------   ---------------
NET PROCEEDS AVAILABLE                        17,338,820        13,200,000         2,660,741         8,126,962        11,108,841
TOTAL EQUIPMENT PURCHASES:
Equipment purchased with cash                  4,645,505         9,761,797         2,832,316         2,848,188        14,455,357
Equipment financed                               834,786         2,882,425         1,920,833         8,711,253        13,195,684
Rent paid to original lessor in
 lieu of cash                                          -            60,226            70,360            56,706           344,326
Obligation incurred in connection
 to leased equipment                                   -                 -                 -           502,721         1,421,857
                                         ---------------   ---------------   ---------------   ---------------   ---------------
TOTAL EQUIPMENT PURCHASES                      5,480,291        12,704,448         4,823,509        12,118,868        29,417,224

% of Equipment financed as of
  December 2005                                     15.2%             22.7%             39.8%             71.9%             44.9%
Initial Acquisition Fees (%) (3)                     3.4%              3.4%              3.4%              3.4%              3.4%
Date Offering Commenced                         2/7/2005        10/19/2001          01/27/98          05/12/95          12/17/93
Date Offering Completed                              N/A         9/22/2003          07/27/00          05/12/97          05/11/95
Average Initial Term of Leases
 (in months)                                          31                31                33                33                32
Months from closing to invest 90%                    N/A               N/A                 2                36                 5

(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectus books and the guarantee fee.
(3)  Fees were paid to the General Partner/Management Trustee at fund closing.

     Prior performance is not indicative of future performance

                  TABLE II
COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

The following table sets forth certain information concerning all the compensation earned by the General Partner and its Affiliates four public equipment leasing programs sponsored by the General Partner and Affiliates which closed in the most recent three years. Amounts are from two sources: (1) proceeds from the offering and (2) gross revenues. Amounts for operations are cumulative.

                           COMMONWEALTH CAPITAL CORP.
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                             AS OF DECEMBER 31, 2005
                                   (TABLE II)

                                           COMMONWEALTH      COMMONWEALTH      COMMONWEALTH      COMMONWEALTH      COMMONWEALTH
                                         INCOME & GROWTH   INCOME & GROWTH   INCOME & GROWTH   INCOME & GROWTH   INCOME & GROWTH
                                              FUND V           FUND IV           FUND III           FUND II           FUND I
                                         ---------------   ---------------   ---------------   ---------------   ---------------
DATE OFFERING COMMENCED                      2/7/2005        10/19/2001          07/25/97          05/12/95          12/17/93
Dollar amount raised                          19,703,204   $    15,000,000   $     3,023,569   $     9,235,185   $    12,623,682
AMOUNT PAID FROM THE PROCEEDS OF
 OFFERING, REINVESTMENT AND/OR DEBT:
Initial Acquisition Fee                          663,071           510,000           102,801           310,694           426,473
Organizational Fee                               474,170           450,000            31,747           114,469           140,869
Cash generated (used) from operations
 before deducting payments to the
 General Partner and Affiliates                 (578,505)          179,998         1,887,964         5,824,392        10,465,036
Underwriting Fees                              1,773,288         1,350,000           272,121           831,167         1,136,131
AMOUNT PAID TO THE GENERAL PARTNER AND
 AFFILIATES FROM OPERATIONS:                                                                                 -
Equipment Management Fee                          19,072           553,964           251,214         1,060,870         1,360,435
Acquisition Fee                                   37,645           632,326           193,925           445,300           714,962
Finance Fee                                        8,348            35,552            20,196            83,401           125,043
Dollar amount of equipment sales and
 refinancing before deducting payments
 to the General Partner and Affiliates                 -           118,180           275,888         1,936,130         3,031,571
Amount paid to the General Partner and
 Affiliates from equipment sales and
 refinancing                                           -             3,545             8,277            58,084            90,946

PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE PERFORMANCE.

                       COMMONWEALTH INCOME & GROWTH FUND I
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                   (Table III)
          For the Years Ended December 31, 2001, 2002, 2003,2004 & 2005

                                                            2001          2002          2003          2004          2005
                                                        -----------   -----------   -----------   -----------   -----------
                                                                                                                (unaudited)
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                             12            12            12            12            12
Gross Revenues                                          $   954,340   $   442,734   $   383,353       334,529        89,732
Less: Operating Expenses                                    221,147       290,736       195,617        40,501        80,761
Equipment Management Fee                                     38,232        20,289        16,598         2,302             -
Depreciation and Amortization                               413,480       304,452       262,726       235,738       119,577
Interest expense                                             11,121        39,803        22,999         5,817           784
Uncollectible accounts receivable                            99,831        24,565             -       174,000        75,493
Loss on sale of computer
 equipment                                                        -             -             -        12,651             -
Net Income (Loss) - GAAP Basis                              170,529      (237,111)     (114,587)     (136,480)     (186,883)
                                                                                                            -             -
Federal Taxable Income                                       28,423      (416,702)      (34,167)      (63,011)          N/A
Cash Distributions - GAAP Basis                            (315,490)            -             -             -       (31,557)
COMPUTATION OF CASH FLOWS NET INCOME (LOSS)                                                                 -             -
Net (Loss)                                                  170,529      (237,111)     (114,587)     (136,480)     (186,883)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET
 CASH PROVIDED BY OPERATING ACTIVITIES:                                                                     -             -
Depreciation and Amortization                               413,480       304,452       262,726       235,738       119,577
Loss (gain) on sale of equipment                           (185,549)      (17,628)      (51,374)       12,651        (9,003)
Other Non-Cash Activities Included in the
 Determination of Net Income (Loss)*                       (111,180)     (273,464)     (267,354)     (142,151)       (3,719)
Net Change in Operating Assets and Liabilities              (30,522)      221,488       106,379        58,090      (195,324)
Net Cash Provided by (Used in) Operating Activities         256,758        (2,263)      (64,210)       27,848      (275,352)
Capital Expenditures                                       (199,304)      (25,000)       (5,000)            -             -
Net proceeds from sale of
 equipment                                                  229,719        23,816        70,381        16,989        29,621
Accounts Payable - CCC                                            -             -             -             -             -
Payment of Equipment Payable                                      -             -             -             -             -
Equipment Acquisition Fees Paid to the General
 Partner                                                    (29,737)       (9,145)         (200)            -             -
Net Cash Provided by (Used in) Investing Activities             678       (10,329)       65,181        16,989        29,621
Partners' Contributions                                           -             -             -             -       264,546
Offering Costs                                                    -             -             -             -             -
Advance to Commonwealth Capital
 Corp.                                                            -             -             -             -             -
Proceeds from short-term note
 payable                                                          -        13,984             -             -             -
Distributions to Partners                                  (315,490)            -             -             -       (31,557)
Debt placement fee                                           (5,441)       (2,036)            -             -             -
Net Cash (Used in) Financing
 Activities                                                (320,931)       11,948             -             -       232,989
Net Increase (Decrease) in Cash                             (63,495)         (644)          971        44,837       (12,742)
Cash at Beginning of Year                                         -         1,082           438         1,409        46,246
Cash at End of Year                                           1,082           438         1,409        46,246        33,504
INVESTMENT DATA PER $ 1,000
 INVESTMENT                                                                                                 -             -
Net Income (Loss) - GAAP Basis                                   14           (19)           (9)          (11)          (15)
Federal Taxable Income to
 Investors                                                        2           (33)           (3)           (5)          N/A
Cash Distributions to Investors - GAAP Basis                    (25)            -             -             -            (3)
Return of Capital to Investors - GAAP Basis                      25             -             -             -             3

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior Performance is not indicative of future performance

                      COMMONWEALTH INCOME & GROWTH FUND II
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                   (Table III)
         For the Years Ended December 31, 2001, 2002, 2003, 2004 & 2005

                                                            2001          2002          2003          2004          2005
                                                        -----------   -----------   -----------   -----------   -----------
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                             12            12            12            12            12
Gross Revenues                                          $ 3,319,026   $ 2,714,461   $ 1,957,580   $   742,311   $    96,543
Less: Operating Expenses                                    360,293       571,038       608,439       398,197       170,355
Equipment Management Fee                                    151,046       135,579        75,934        36,016         3,831
Depreciation and Amortization                             2,270,229     1,703,838     1,054,953       769,916       305,353
Interest expense                                            105,496       156,380        88,625        26,255         4,768
Uncollectible accounts receivable                             9,200       398,868             -             -             -
Loss on sale of computer
 equipment                                                        -             -             -        53,725             -
Net Income (Loss) - GAAP Basis                              422,762      (251,242)      129,629      (541,798)     (387,764)
                                                                                                            -             -
Federal Taxable Income                                     (536,884)     (537,280)     (816,144)     (623,126)          N/A
Cash Distributions - GAAP Basis                            (685,429)     (519,480)     (577,200)     (403,819)      (46,187)
COMPUTATION OF CASH FLOWS NET INCOME (LOSS)                                                                 -             -
Net (Loss)                                                  422,762      (251,242)      129,629      (541,798)     (387,764)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET
 CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:                                                                         -
Depreciation and Amortization                             2,270,229     1,703,838     1,054,953       769,916       305,353
Amortization of unearned lease
 income                                                           -             -       (10,945)            -             -
Loss / (gain) on sale of
 equipment                                                 (295,135)         (828)     (439,124)       53,725       (23,032)
Other Non-Cash Activities Included in the
 Determination of Net Income (Loss)*                     (1,252,115)   (1,149,810)     (995,568)     (574,117)      (30,842)
Net Change in Operating Assets and Liabilities                3,241       178,356       322,837       189,746       (81,345)
Net Cash Provided by Operating
 Activities                                               1,148,982       480,314        61,782      (102,528)     (217,630)
Capital Expenditures                                       (677,233)      (97,107)      (15,000)       (4,049)            -
Net proceeds from sale of
 equipment                                                  408,634       134,335       422,533       244,072        79,012
Equipment Acquisition Fees Paid to the General
 Partner                                                   (105,760)      (24,029)         (600)         (846)            -
Net Cash Provided by (Used in) Investing Activities        (374,359)       13,199       406,933       239,177        79,012
Partners' Contributions                                     (10,577)       (4,164)            -             -       299,156
Offering Costs                                                    -             -             -             -             -
Accounts Receivable - CCC                                  (315,404)        8,000       112,882       230,667         3,317
Distributions to Partners                                  (692,269)     (519,480)     (577,200)     (403,819)     (161,099)
Debt placement fee                                          (19,667)       (5,036)            -          (171)            -
Proceeds from refinancing notes
 payable                                                          -        46,103             -             -             -
Net Cash (Used in) Financing
 Activities                                              (1,037,917)     (474,577)     (464,318)     (173,323)      141,374
Net Increase (Decrease) in Cash                            (263,294)       18,936         4,397       (36,674)        2,756
Cash at Beginning of Year                                         -        14,425        33,361        37,758         1,085
Cash at End of Year                                        (263,294)       33,361        37,758         1,085         3,842
INVESTMENT DATA PER $ 1,000
 INVESTMENT                                                                                                 -             -
Net Income (Loss) - GAAP Basis                                   46           (27)           14           (59)          (42)
Federal Taxable Income to
 Investors                                                      (58)          (58)          (89)          (68)          N/A
Cash Distributions to Investors - GAAP Basis                    (74)          (56)          (63)          (44)           (5)
Return of Capital to Investors - GAAP Basis                      74            56            63            44             5

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior Performance is not indicative of future performance

                      COMMONWEALTH INCOME & GROWTH FUND III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                   (Table III)
         For the Years Ended December 31, 2001, 2002, 2003, 2004 & 2005

                                                            2001          2002          2003          2004          2005
                                                        -----------   -----------   -----------   -----------   -----------
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                             12            12            12            12            12
Gross Revenues                                          $ 1,110,481   $   789,063   $   408,364   $   190,858   $    85,200
Less: Operating Expenses                                    233,577       265,918       153,142        45,841   $    54,132
Equipment Management Fee                                     55,126        39,218        19,571         7,564         4,184
Depreciation and Amortization                               992,477       723,513       379,854       228,697        75,125
Interest expense                                             44,900        22,247        12,020         3,897         2,428
Uncollectible accounts receivable                                 -        30,011             -             -             -
Loss on sale of computer
 equipment                                                   55,028             -             -             -         9,804
Net (Loss) - GAAP Basis                                    (270,627)     (291,844)     (156,223)      (95,141)      (60,473)
                                                                                                            -             -
Federal Taxable Income                                     (108,877)     (514,206)     (480,336)     (208,946)          N/A
Cash Distributions - GAAP Basis                            (317,497)     (317,498)     (317,500)     (317,498)     (143,314)
COMPUTATION OF CASH FLOWS NET
 (LOSS)                                                                         -                           -             -
Net (loss)                                                 (270,627)     (291,844)     (156,223)      (95,141)      (60,473)
ADJUSTMENTS TO RECONCILE NET (LOSS) TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:                                              -                           -             -
Depreciation and Amortization                               992,477       723,513       379,854       228,697        75,125
Loss (gain) on sale of equipment                             55,028        (4,343)      (16,865)       (5,005)        9,804

Other Non-Cash Activities Included in the
 Determination of Net (Loss)*                              (591,179)     (310,970)     (162,331)      (88,167)      (29,426)
Net Change in Operating Assets and Liabilities              210,497        66,659       211,262       228,673        47,357
Net Cash Provided by Operating
 Activities                                                 396,196       183,015       255,697       269,057        42,387
Capital Expenditures                                       (170,943)      (64,989)            -        (6,104)            -
Net proceeds from sale of
 equipment                                                      686       208,484        61,863        13,965        10,850
Equipment Acquisition Fees Paid to the General
 Partner                                                    (12,672)      (11,416)            -        (2,523)            -
Net Cash Provided by (Used in) Investing Activities        (182,929)      132,079        61,863         5,338        10,850
Partners' Contributions                                           -             -             -        49,116        94,410
Offering Costs paid to affiliate                                  -             -             -             -             -
Offering Costs paid to the
 General Partner                                                  -             -             -             -             -
Distributions to Partners                                  (317,497)     (317,498)     (317,500)     (317,498)     (143,314)
Proceeds from note payable                                        -             -             -             -             -
Debt placement fee                                           (1,395)       (2,204)            -          (570)            -
Net Cash Provided by (Used in) Financing Activities        (318,892)     (319,702)     (317,500)     (268,952)      (48,904)
Net Increase (Decrease) in Cash                            (105,625)       (4,608)           60         5,443         4,333
Cash at Beginning of Year                                         -         5,105           497           557         6,000
Cash at End of Year                                        (105,625)          497           557         6,000        10,333
INVESTMENT DATA PER $ 1,000
 INVESTMENT                                                                                                 -             -
Net Loss - GAAP Basis                                           (90)          (97)          (52)          (31)          (20)
Federal Taxable Income to
Investors                                                       (36)         (170)         (159)          (69)          N/A
Cash Distributions to Investors - GAAP Basis                   (105)         (105)         (105)         (105)          (47)
Return of Capital to Investors - GAAP Basis                     105           105           105           105            47

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior Performance is not indicative of future performance

                      COMMONWEALTH INCOME & GROWTH FUND IV
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                   (Table III)
                From Program Inception* through December 31, 2005

                                                          2002            2003            2004            2005
                                                     -------------   -------------   -------------   -------------
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                             6*             12              12              12
Gross Revenues                                       $     150,534   $   1,678,650       4,376,432       4,948,554
Less: Operating Expenses                                   443,358       1,180,077         946,876         554,443
Organizational costs                                        38,079         103,146               -               -
Equipment Management Fee                                     7,111          81,840         218,274         247,013
Depreciation and Amortization                              110,021       1,265,669       3,414,323       3,862,080
Interest expense                                                 -          42,366         105,201         107,986
Uncollectible accounts receivable                                -               -               -               -
Loss on sale of computer equipment                           5,886               -          32,966         166,542
Net (Loss) - GAAP Basis                                   (453,921)       (994,448)       (341,208)         10,490
                                                                                                 -               -
Federal Taxable Income                                    (977,925)     (3,136,737)     (1,504,248)            N/A
Cash Distributions - GAAP Basis                            (87,417)       (935,899)     (1,500,420)       (749,451)
COMPUTATION OF CASH FLOWS NET (LOSS)                                                             -               -
Net (loss)                                                (453,921)       (994,448)       (341,208)         10,490
ADJUSTMENTS TO RECONCILE NET (LOSS) TO NET CASH
 PROVIDED BY (USED IN) OPERATING ACTIVITIES:                                                     -               -
Depreciation and Amortization                              110,021       1,265,669       3,414,323       3,862,080
Loss (gain) on sale of equipment                             5,886            (384)         32,966         166,542

Other Non-Cash Activities Included in the
 Determination of Net Loss**                                     -        (427,805)     (1,103,890)     (1,358,870)
Net Change in Operating Assets and Liabilities             (50,954)      2,417,706      (1,908,358)       (648,374)
Net Cash Provided by Operating Activities                 (388,968)      2,260,738          93,833       2,031,868
Capital Expenditures                                    (2,224,765)     (6,401,395)     (2,474,404)       (568,716)
Net proceeds from sale of equipment                        100,502          14,063          73,581         248,994

Prepaid Equipment Acquisition Fees Paid to the
 General Partner                                           (33,905)       (143,936)         79,520           6,650
Equipment Acquisition Fees Paid to the General
 Partner                                                   (88,991)       (345,835)       (160,693)        (52,998)
Net Cash (Used in) Investing Activities                 (2,247,159)     (6,877,103)     (2,481,996)       (366,070)
Partners' Contributions                                  3,626,554      11,341,175               -         (17,825)
Offering Costs paid to affiliate                                 -               -               -               -
Offering Costs paid to the General Partner                (393,230)     (1,403,719)              -               -
Distributions to Partners                                  (87,417)       (935,899)     (1,500,420)     (1,498,302)
Accounts Receivable - CCC                                        -        (229,801)        (23,318)         32,636
Proceeds from note payable                                       -               -               -               -
Debt placement fee                                               -         (21,878)        (13,231)         (9,760)
Net Cash Provided by Financing Activities                3,145,907       8,749,878      (1,536,969)     (1,493,251)
Net Increase in Cash                                       509,780       4,133,513      (3,925,132)        172,547
Cash at Beginning of Year                                    1,000         510,780       4,644,293         719,161
Cash at End of Year                                        510,780       4,644,293         719,161         891,708
INVESTMENT DATA PER $ 1,000 INVESTMENT                                                           -               -
Net Loss - GAAP Basis                                         (188)            (96)            (23)              1
Federal Taxable Income to Investors                           (406)           (304)           (100)            N/A
Cash Distributions to Investors - GAAP Basis                   (36)            (91)           (100)            (50)
Return of Capital to Investors - GAAP Basis                     36              91             100              50

*    Commencement Date is 07/08/02

**   The significant component of Other Non-Cash Activities Included in the
Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior Performance is not indicative of future performance

                       COMMONWEALTH INCOME & GROWTH FUND V
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                   (Table III)
                             From Program Inception*

                                                                     2005
                                                                -------------
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                                       12
Gross Revenues                                                        422,767
Less: Operating Expenses                                              799,679
Organizational costs                                                  172,960
Equipment Management Fee                                               19,072
Depreciation and Amortization                                         306,182
Interest expense                                                        5,944
Uncollectible accounts receivable                                           -
Loss on sale of computer equipment                                          -
Net (Loss) - GAAP Basis                                              (881,070)
                                                                            -
Federal Taxable Income                                                    N/A
Cash Distributions - GAAP Basis                                      (702,732)
COMPUTATION OF CASH FLOWS NET (LOSS)                                        -
Net (loss)                                                           (881,070)
ADJUSTMENTS TO RECONCILE NET (LOSS) TO NET CASH PROVIDED BY
 (USED IN) OPERATING ACTIVITIES:                                            -
Depreciation and Amortization                                         306,182
Loss (gain) on sale of equipment                                            -

Other Non-Cash Activities Included in the Determination of Net
Loss**                                                                (49,630)
Net Change in Operating Assets and Liabilities                         10,571
Net Cash Provided by Operating Activities                            (613,947)
Capital Expenditures                                               (4,645,505)
Net proceeds from sale of equipment                                         -

Prepaid Equipment Acquisition Fees Paid to the General Partner       (483,504)
Equipment Acquisition Fees Paid to the General Partner               (219,212)
Net Cash (Used in) Investing Activities                            (5,348,221)
Partners' Contributions                                            19,703,204
Offering Costs paid to affiliate                                            -
Offering Costs paid to the General Partner                         (2,308,723)
Distributions to Partners                                            (702,732)
Accounts Receivable - CCC                                                   -
Proceeds from note payable                                                  -
Debt placement fee                                                     (8,348)
Net Cash Provided by Financing Activities                          16,683,401
Net Increase in Cash                                               10,721,233
Cash at Beginning of Year                                               1,067
Cash at End of Year                                                10,722,300
INVESTMENT DATA PER $ 1,000 INVESTMENT                                      -
Net Loss - GAAP Basis                                                     (45)
Federal Taxable Income to Investors                                       N/A
Cash Distributions to Investors - GAAP Basis                              (36)
Return of Capital to Investors - GAAP Basis                                36

** The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior Performance is not indicative of future performance

                      COMMONWEALTH INCOME & GROWTH FUND I
                                EQUIPMENT SALES
                                   (Table V)

JANUARY 1, 2001 - DECEMBER 31, 2005

                                                                                                                           YEAR
                                                                                                      EQUIPMENT             OF
                                MANUFACTURER                       EQUIPMENT TYPE                    DESCRIPTION        ACQUISITION
                          -------------------------   ----------------------------------------   --------------------   -----------
Aetna Moore #4                       IBM                   (1) 3900 - DW1, (1) 3900 - DW2              Printer             1997
Unum Life Insurance #8               IBM                        3900 - DW1 printers                    Printer             1995
Fingerhut 8                        SIEMENS                         (3) 2240 - 004                      Printer             1995
Sprint 59                            STK                             9490 - M32                       Tape Drive           1996
CSC #1 **                            SGI                (114) Octane/SI, R100000 195MHz/1mb          Workstation           1997
Chrysler 39                          STK                 Tape Libraries, Redwd, Timberline            Tape Drive           1996
Pitney Bowes 10                      IBM                                3590                          Tape Drive           1998
Cendant 1                            SUN                          Sun 6000 server                       Server             1998
Chrysler 102                         IBM                     (2) 3745 - 31A, 3746 - 900            Comm Controller         1996
Pitney Bowes 10 *                    IBM                                3590                          Tape Drive           1998
CSC 1                                SGI                (114) Octane/SI, R100000 195MHz/1mb          Workstation           1997
Lucent 49                            SUN                       Enterprise 3500 server                   Server             1998
ADP 13                               IBM                   (3) 3490 - A20, (1) 3490 - B40             Tape Drive           1994
Fingerhut 8                        SIEMENS                         (3) 2240 - 004                      Printer             1995
Kaiser 73                            CIS                              ROUTERS                       CISCO ROUTERS          1999
TCE 15                              CISCO                            SOP SYSTEM                        PRINTER             2001
ITI 31                              DELL               128MB, ECC, SDRAM, 1 DIMM, 100MHz, GX1        Workstation           2002
PITNEY BOWES                         IBM                                3590                          TAPE DRIVE           1998
GEM 196                             CISCO                            ROUTERS -6                         ROUTER             2001
Kaiser 134                           IBM                            (1) RS/6000                    High End Servers        2001
Boeing 6                             Sun              Sun Blade 1000 Servers, 21" CRT Monitor    Small Network Server      2001
HHC 002                              HP                HP VL400, 17" CRT Monitors, Tecra 8100        Workstations          2001
Raytheon 125                       Compaq                               6400                        Work Stations          2001
Raytheon 125                         HP                            Proliant ML530                Small Network Server      2001
HHC 002                              HP                HP VL400, 17" CRT Monitors, Tecra 8100        Workstations          2001
Raytheon 125                         HP                               LJ5000N                      Network Printers        2001
KGI 002                             Dell                     (2) PowerEdge 2400 Servers          Small Network Server      2002
BCI 006                   Vision Business Products                    BP650-S                      Network Printers        2001
AOL 33                               SUN                         Sun(E20K and E25K)                High End Servers        2001
Raytheon 125                       Compaq                           SP750, P1210                     Workstations          2001
GEM 336                              IBM                         Infoprint printers                Network Printers        2001
GEM 187                            Lexmark                           OptraW810D                    Network Printers        2001
Raytheon 125                       Compaq                       P3/700MHZ/12GB/14.1                  Workstations          2001
Raytheon 125                       Compaq                              P1210                         Workstations          2001
Raytheon 125                         HP                        Laserjet 5000N Printer              Network Printers        2001
Raytheon 125                         HP                         P3/700MHZ/12GB/14.1                                        2001

                            YEAR         ORIGINAL       NET           NET           GAAP          FEDERAL
                             OF        ACQUISITION      BOOK        PROCEEDS         NET          TAXABLE
                          DISPOSAL         COST         VALUE       RECEIVED     GAIN/(LOSS)   NET GAIN/(LOSS)
                         -----------   -----------   -----------   -----------   -----------   ---------------
Aetna Moore #4              2001       $   460,490   $         -   $    27,160   $    27,160   $       (29,072)
Unum Life Insurance #8      2001           123,614             -         6,548         6,548             6,547
Fingerhut 8                 2001           459,592             -        20,370        20,370            20,370
Sprint 59                   2001           703,968             -        17,182        17,182            (4,714)
CSC #1 **                   2001           466,956   $     9,825        26,056        16,231           (36,247)
Chrysler 39                 2001           748,419             -        16,005        16,005           (60,034)
Pitney Bowes 10             2001           299,832             -        80,093        80,093             7,559
Cendant 1                   2001           274,774        34,347        37,200         2,853           (29,273)
Chrysler 102                2002           184,383             -         1,067         1,067               644
Pitney Bowes 10 *           2002                 -             -         1,392         1,392             1,392
CSC 1                       2002           200,000             -         6,530         6,530            (2,874)
Lucent 49                   2002            49,505         6,188         3,142        (3,046)           (3,130)
ADP 13                      2002           379,682             -        11,685        11,685            11,685
Fingerhut 8                 2003                 -             -         6,000         6,000             2,100
Kaiser 73                   2003            38,184         4,773        10,141         5,368            (1,397)
TCE 15                      2003             9,794         4,693         2,593        (2,100)           (3,102)
ITI 31                      2003            15,790         9,540         3,119        (6,421)           (4,009)
PITNEY BOWES                2003                 -             -        50,400        48,888             5,000
GEM 196                     2004            22,976         5,744         6,900           949             1,261
Kaiser 134                  2004             4,961           930         1,068           105                 9
Boeing 6                    2004            33,457         7,667         5,476        (2,356)           (3,108)
HHC 002                     2004             5,087           954         1,125           138              (189)
Raytheon 125                2004            40,000        13,333         3,130       (11,095)          (15,234)
Raytheon 125                2004             3,038         1,013           640          (392)             (707)
HHC 002                     2005            30,966         3,429         2,569          (937)              N/A
Raytheon 125                2005                                                                           N/A
KGI 002                     2005             2,277           427           100          (330)              N/A
BCI 006                     2005             4,647           484           259          (355)              N/A
AOL 33                      2005            70,548         5,879        14,285         7,977               N/A
Raytheon 125                2005            31,103         3,174         1,690        (1,534)              N/A
GEM 336                     2005            11,199           700             -          (700)              N/A
GEM 187                     2005             3,952           247           525             0               N/A
Raytheon 125                2005             4,385           274           605           313               N/A
Raytheon 125                2005             4,223           440         2,000         1,500               N/A
Raytheon 125                2005            13,324         1,388         3,500           257               N/A
Raytheon 125                2005             5,707           238           650           393               N/A

                                       $ 4,706,833   $   115,685   $   371,203   $   249,737   $      (136,523)

                      COMMONWEALTH INCOME & GROWTH FUND II
                                EQUIPMENT SALES
                                   (Table V)

JANUARY 1, 2001 - DECEMBER 31, 2005

                           MANUFACTURER                                      EQUIPMENT TYPE
                      -----------------------   ----------------------------------------------------------------------
CSC # 1                         SGI                              (114) Octane/SI, R100000 195MHz/1mb
Federated # 10                  IBM                                     (32) 3130-02D printers
Lucent 4                        SUN                                   Sun E6000 server & upgrade
AT & T 2                        IBM                                       (1) 3900 DW1 / DW2
PCI 001                         DELL                           (4) Optiplex GX110T P3/667 MB/10GB/48XCD
Chase #16                       SUN                                      (3) Sun 450 servers
Aetna 3                         STK                                         (2) 9490 - M34
Pitney Bowes 11                 IBM                                              3590
AT & T 9700430                  STK                                           9490 - M34
UFG002 (Eqty Pkg 2)             DELL                               (2) CPi300XT/256MB/10GB/24X/56K
AT & T 9700430                  STK                                           9490 - M34
ADP 1                           IBM                            (1) 3490 A20 w/ (4) 3312, (2) 3490 - B40
Great Lakes 3                  CISCO                                        Cisco Routers
Pitney Bowes 11 *               IBM                                              3590
CSC 1                           SGI                              (114) Octane/SI, R100000 195MHz/1mb
Lucent 51                       SUN                                     Enterprise 4500 server
Equitable 13                    SUN                                        Sun 6000 server
DPT 008                        CISCO                                  3640 4-slot modular router
Chrysler 93                     IBM                                 (2) 3745 - 31A, (2) 3746 - 900
AT&T 1000                       FORE                                         (1) ASX 1000
Allied Signal 78                 HP                                   (20) HP C180 WORKSTATIONS
TNC 003                          HP                            PIII 450/128MB, P111 450/64MB/8.4GB/10-1
Lucent MVE                      STK                                            9730-001
DDT 005                          HP                                          (1) ROLLO 67

Kaiser 91                      CISCO                                      (5) CATALYST 5500
GEM 079                       LEXMARK                                 20T2040-OPTRA T612N-20PPM
TCE 015                        CISCO                                          SOP SYSTEM
DEP Trust 6                     IBM                                    4 ESCON DIRECTORS - 9032
DEP Trust 7                     IBM                                    5 ESCON DIRECTORS - 9032
Avon 18                                                                  (75%): (8) 3900 - OW1
TCE 002                        EPSON                                          EOSIB EKO
PAR 008                        COMPAQ                             Armada 110Celeron/700, Armada E500
KSR 35                          IBM                                          RS 6000 H-50
KSR 36                          IBM                                          RS 6000 H-50
MFB 001                         DELL                                 4 latitude CPXP3-650GT 120MB
PLN 001                  NEC/COMPAQ/Samsung             3 Armada M700, 3 SyncMaster 17in monitor, 4 Telephones
PAR 009                        COMPAQ                     7 Armada E500, 1 Proliant DL360R, 1 Deskpro EN MT
KAI 005                      Metrix/NEC                                   3 MT P3/933 256MB
KAI 004                        Metrix                                     1MT P3/933 1287MB
PAR 009                        COMPAQ                     7 Armada E500, 1 Proliant DL360R, 1 Deskpro EN MT
EMC 007                    COMPAQ/CITRIX                              Armada E500, Metaframev1.8
GRT 003                         DELL                              1 Poweredge 4400, 1Poweredge 6400
PFH 001                        Clone                                         2 Clone P650
PITNEY BOWES                    IBM                                              3590
VEC 002                        Clone                        38 Mine Tower P3/550, 38 17in Spectrum Display
VEC 004                        Clone                       1 P3/500 256MB, 15 P3/550 64MB, 16 17in Display
KAI 006                       Toshiba                          9 Toshiba Satelite Pro 4300, 1 metrix MT
MFB 015                         DELL                                 9 latitude CPXP3-650GT 120MB
MFB 016                         DELL                                 6 latitude CPXP3-650GT 120MB
MFB 017                         DELL                                10 latitude CPXP3-650GT 120MB
MFB 020                         DELL                                 1 latitude CPXP3-650GT 120MB
MFB 023                         DELL                                 8 latitude CPXP3-650GT 120MB
MFB 024                         DELL                                 9 latitude CPXP3-650GT 120MB
MFB 025                         DELL                                 8 latitude CPXP3-650GT 120MB
MFB 026                         DELL                                 9 latitude CPXP3-650GT 120MB
MFB 030                         DELL                                 5 latitude CPXP3-650GT 120MB
MFB 031                         DELL                                12 latitude CPXP3-650GT 120MB
MFB 032                         DELL                                10 latitude CPXP3-650GT 120MB
MFB 033                         DELL                     3 Latitude CPxP3, 1 Demension 4100, 1 HP Deskjet 97
GEM 181                         Sun                       Ultra 10 mdi 440/512MB/20GB, 17in Digital Display
PLN 001                  NEC/COMPAQ/Samsung             3 Armada M700, 3 SyncMaster 17in monitor, 4 Telephones
GEM 314                        CISCO                          1-Port T1/Frac TDSU/CSU WAN Interface Card
PAR 013                        COMPAQ                (3) Evo N400c P3/850, (2) D500 ScanJet 7450C, LASERJET 1000
 Great Lakes 3                 CISCO                                        CISCO ROUTERS
 Pitney Bowes 11 *              IBM                                              3590
 CSC 1                          SGI             (1) DISK DRIVE W/CONTROLLER (2) SERVERS Octane/SI, R100000 195MHz/1mb
 Lucent 51                      SUN                                     ENTERPRISE 4500 SERVER
 DPT 019                        Dell                                           220-9029
 TCE 016                       Xerox                                8830 Printer, 32MB Hard Drive
 JCP 36                        Cisco                                           WS-C6509
 JCP 37                        Cisco                                           WS-C6509
 CCG 001                        IBM                                            Desktops
 GRT 006                       Compaq                DL380R Server,GX150 Desktops,19" CRT Monitors,PowerEdge 1400
 KGI 10                          HP                                            Printers
 KGI 09                         Dell                     (20) Optiplex GX110 Desktops, (22) 17" CRT Monitors
 MFB 38                         Dell                                         (3) 220-5526
 MFB 32                         Dell                                        (10) 220-3621
 KSR 134                        IBM                                           (1) RS6000
 Boeing 006                     Sun                       (23) Sun Blade 1000 Servers, (23) 21" CRT Monitors
 GEM 324                       Cisco                   (20) VOIP Teleohones, (1) Single Port 24-Channel Module
 MGE 17R                        Dell                17" CRT Monitors, E500 Laptops, LJ8150N Printers, ML350 Server
 AOL 021                        Sun                                          Sunfire 3800
 KAI 001                        Dell                                         (1) 220-4668
 KAC 001                        Dell                                         (1) 220-4668
 KAI 002                        Dell                                         (2) 220-4668
 KAI 003                        Dell                                         (1) 220-4590
 PAR 008                       Compaq                                        Workstations
 RTX 002                       Compaq            (1) Armada E500 laptop, (1) Armada M300 laptop, (2) 250MB Zip Drives
 KAI 006                      Toshiba                                        Workstations
 MFB 23                         Dell                                         (1) 220-3621
 MFB 24                         Dell                                         (3) 220-3621
 MFB 25                         Dell                                         (3) 220-3621
 MFB 26                         Dell                                         (1) 220-3621
 MFB 31                         Dell                                         (1) 220-3621
 GEM 324                       Cisco                   (20) VOIP Teleohones, (1) Single Port 24-Channel Module
 GAC 004                        IBM                                          (2)2628-21U
 AOL 021                        Sun                                          Sunfire 3800
 PCS 002                       Compaq            Proliant ML370 Server, (1) APC Smart UPS, (1) 3Com Superstack Switch
 MFB 038                        Dell                                         (3) 220-5526
 RTN 001                       Compaq           (2) Compaq Proliant ML350R Servers, (1) Cisco 2950, (1) Cisco Firewall
 HHC 004                        Dell                        (14) Dell Latitude Laptops, (31) HP Desktops,
                                                       (24) 17" CRT Monitors, (5) 19" CRT Monitors, (1) HP Tape
 CCG 001                        IBM                                            Desktops
 BCI 008                       Equus                 (30) Equus Clone Desktops, (30) NobleView 17" CRT Monitors,
                                                                      (1) Dell Latitude Laptop,
 GEM 289                         HP                                     (3) LJ8150DN Printers
 MFB 015                        Dell                                         (1) 220-3621
AOL 033                                                                           E450
MFB 001                         Dell                                        Latitude C640

                                                      YEAR          YEAR
                             EQUIPMENT                 OF            OF
                            DESCRIPTION            ACQUISITION    DISPOSAL
                      -----------------------      -----------   -----------
CSC # 1                      Workstation              1997          2001
Federated # 10                 Printer                1997          2001
Lucent 4                        Server                1997          2001
AT & T 2                       Printer                1997          2001
PCI 001                      Workstation              2000          2001
Chase #16                       Server                1998          2001
Aetna 3                    Drive Timerline            1998          2001
Pitney Bowes 11               Tape Drive              1998          2001
AT & T 9700430             Drive Timerline            1997          2001
UFG002 (Eqty Pkg 2)          Workstation              2000          2001
AT & T 9700430             DRIVE TIMERLINE            1997          2001
ADP 1                           Drive                 1996          2002
Great Lakes 3                  Routers                1999          2002
Pitney Bowes 11 *             Tape Drive              1998          2002
CSC 1                        Workstation              1997          2002
Lucent 51                       Server                1998          2002
Equitable 13                    Server                1998          2002
DPT 008                        Routers                2000          2002
Chrysler 93                   Controller              1997          2002
AT&T 1000                    Comm. Switch             1999          2002
Allied Signal 78             WORKSTATION              1997          2002
TNC 003                   SERVER WORKSTATION          2000          2002
Lucent MVE                   TAPE LIBRARY             1999          2002
DDT 005                   PAPER ROLL SYSTEM           2000          2003

Kaiser 91                      ROUTERS                1999          2003
GEM 079                        PRINTER                2000          2003
TCE 015                        PRINTER                2001          2003
DEP Trust 6                 ESCON DIRECTOR            1998          2003
DEP Trust 7                 ESCON DIRECTOR            1998          2003
Avon 18                        PRINTER                1997          2003
TCE 002                        DISPLAY                1999          2003
PAR 008                      WORKSTATIONS             2001          2003
KSR 35                       WORKSTATIONS             1999          2003
KSR 36                       WORKSTATIONS             1999          2003
MFB 001                      WORKSTATIONS             2000          2003
PLN 001                      WORKSTATIONS             2001          2003
PAR 009                      WORKSTATIONS             2001          2003
KAI 005                         Server                2000          2003
KAI 004                         Server                2000          2003
PAR 009                      WORKSTATIONS             2001          2003
EMC 007                      WORKSTATIONS             2001          2003
GRT 003                   Workstation/Server          2000          2003
PFH 001                      WORKSTATIONS             2000          2003
PITNEY BOWES                  TAPE DRIVE              1998          2003
VEC 002                      WORKSTATIONS             2000          2004
VEC 004                      WORKSTATIONS             2000          2004
KAI 006                   Workstation/Server          2000          2004
MFB 015                      WORKSTATIONS             2000          2004
MFB 016                      WORKSTATIONS             2000          2004
MFB 017                      WORKSTATIONS             2000          2004
MFB 020                      WORKSTATIONS             2000          2004
MFB 023                      WORKSTATIONS             2000          2004
MFB 024                      WORKSTATIONS             2000          2004
MFB 025                      WORKSTATIONS             2000          2004
MFB 026                      WORKSTATIONS             2000          2004
MFB 030                      WORKSTATIONS             2000          2004
MFB 031                      WORKSTATIONS             2000          2004
MFB 032                      WORKSTATIONS             2000          2004
MFB 033                 Workstation/Server/           2000          2004
                                Printer
GEM 181                      WORKSTATIONS             2001          2004
PLN 001                      WORKSTATIONS             2001          2004
GEM 314                      Comm. Switch             2001          2004
PAR 013                      WORKSTATIONS             2003          2004
 Great Lakes 3                 ROUTERS                1999          2004
 Pitney Bowes 11 *            TAPE DRIVE              1998          2004
 CSC 1                       WORKSTATION              1998          2004
 Lucent 51                      SERVER                1998          2004
 DPT 019                     Workstations             2001          2004
 TCE 016                   Network Printers           2001          2004
 JCP 36                        DATACOM                2002          2004
 JCP 37                        DATACOM                2002          2004
 CCG 001                     WORKSTATIONS             2001          2004
 GRT 006                Small Network Servers         2001          2004
 KGI 10                    Network Printers           2001          2004
 KGI 09                      Workstations             2001          2004
 MFB 38                      Workstations             2001          2004
 MFB 32                      Workstations             2001          2004
 KSR 134                   High End Servers           2001          2004
 Boeing 006             Small Network Servers         2001          2004
 GEM 324                       Telecom                2001          2004
 MGE 17R                     Workstations             2001          2004
 AOL 021                   High End Servers           2002          2004
 KAI 001                     Workstations             2001          2005
 KAC 001                     Workstations             2001          2005
 KAI 002                     Workstations             2001          2005
 KAI 003                     Workstations             2001          2005
 PAR 008                     Workstations             2001          2005
 RTX 002                     Workstations             2002          2005
 KAI 006                     Workstations             2001          2005
 MFB 23                      Workstations             2001          2005
 MFB 24                      Workstations             2001          2005
 MFB 25                      Workstations             2001          2005
 MFB 26                      Workstations             2001          2005
 MFB 31                      Workstations             2001          2005
 GEM 324                       Telecom                2001          2005
 GAC 004                     Workstations             2001          2005
 AOL 021                   High End Servers           2001          2005
 PCS 002                Small Network Servers         2000          2005
 MFB 038                     Workstations             2001          2005
 RTN 001                Small Network Servers         2002          2005
 HHC 004                     Workstations             2002          2005
 CCG 001                     Workstations             2001          2005
 BCI 008                    Worksatations             2002          2005
 GEM 289                   Network Printers           2001          2005
 MFB 015                     Workstations             2001          2005
AOL 033                    High End Servers           2001          2005
MFB 001                      Workstations             2000          2005

                        ORIGINAL       NET           NET           GAAP          FEDERAL
                      ACQUISITION      BOOK        PROCEEDS         NET          TAXABLE
                          COST         VALUE       RECEIVED     GAIN/(LOSS)   NET GAIN/(LOSS)
                      ------------  -----------   -----------   -----------   ---------------
CSC # 1               $    462,332  $     9,500   $    26,057   $    16,557   $       (70,108)
Federated # 10             559,566       34,843        12,969       (21,874)         (118,010)
Lucent 4                   461,207        9,609         3,880        (5,729)          (92,051)
AT & T 2                   477,466            -       104,850       104,850             2,538
PCI 001                      4,965          621           505          (115)           (3,947)
Chase #16                  244,584       30,573        10,864       (19,709)          (90,883)
Aetna 3                    194,272       24,284         7,065       (17,219)          (73,750)
Pitney Bowes 11            886,374            -       216,549       216,549          (210,530)
AT & T 9700430                   -            -        27,540        27,540            14,550
UFG002 (Eqty Pkg 2)          5,427        4,070         1,355        (2,716)           (3,161)
AT & T 9700430                   -            -        12,990        12,990                    Not on tax return
ADP 1                      178,673            -        17,019        17,019            17,019
Great Lakes 3              456,358       80,642        67,900       (12,742)         (206,685)
Pitney Bowes 11 *                -            -         4,662         4,662             4,662
CSC 1                      200,000            -         6,530         6,530            (3,870)
Lucent 51                  120,701       15,087         7,659        (7,429)          (17,446)
Equitable 13               418,332       10,625         4,064        (6,560)          (93,059)
DPT 008                     23,717       15,811         4,572       (11,239)          (12,379)
Chrysler 93                178,454            -         9,700         9,700               420
AT&T 1000                        -            -         3,751         3,751            (3,369)
Allied Signal 78            10,878            -         2,056         2,056             2,056
TNC 003                      3,265        1,633           309        (1,324)           (1,983)
Lucent MVE                  19,449        5,267         6,113           846            (2,991)
DDT 005                     19,416        8,090         2,799        (5,291)           (2,303)

Kaiser 91                   62,538        7,817        14,652         6,835            (4,922)
GEM 079                    157,500       39,375        49,850        10,475           (15,670)
TCE 015                     18,189        8,715         4,815        (3,900)           (6,536)
DEP Trust 6              1,044,784            -       159,800       159,800            25,222
DEP Trust 7              1,175,992            -       150,400       150,400            21,399
Avon 18                  1,542,482            -             -             -                 -
TCE 002                      5,813          484         2,099         1,615              (159)
PAR 008                     64,225       34,789        19,760       (15,029)          (25,111)
KSR 35                     560,621            -             -             -           (58,305)
KSR 36                     138,149            -             -             -           (14,368)
MFB 001                      2,899          785            99          (686)             (111)
PLN 001                      4,300        1,971           950        (1,049)             (425)
PAR 009                     29,371       14,685           301       (14,393)           (3,541)
KAI 005                      8,305        2,076         1,270          (844)           (1,140)
KAI 004                      2,236          559           340          (229)             (307)
PAR 009                          -            -         6,217         6,030            (1,135)
EMC 007                     24,402       11,693         6,085        (5,790)           (1,000)
GRT 003                     49,213       11,278         8,000        (3,518)           (5,836)
PFH 001                      3,018          691           600          (109)              (66)
PITNEY BOWES                     -            -       159,600       154,812            12,591
VEC 002                     31,895        6,645         5,890          (931)           (5,740)
VEC 004                     13,398        2,791         2,560          (308)             (702)
KAI 006                     27,233          333           350             7             260.8
MFB 015                     27,959        2,838         3,600           582             8,039
MFB 016                     18,639        3,032         3,600           388             5,566
MFB 017                     31,066        5,053         6,000           647             8,967
MFB 020                      3,107          505           600            65               928
MFB 023                     24,852        3,472         4,200           518             7,112
MFB 024                     31,066        6,472         4,200        (2,482)            8,862
MFB 025                     24,852        5,178         3,000        (2,328)            8,476
MFB 026                     27,959        5,825         3,600        (2,405)            8,862
MFB 030                     15,533        3,236         3,000          (386)            1,156
MFB 031                     37,279        7,766         5,850        (2,209)            8,091
MFB 032                     31,066        6,472         6,000          (772)            2,697
MFB 033                     12,084        2,517         2,700            48               385
GEM 181                      2,760        1,150           850          (326)             (539)
PLN 001                     32,951       11,670         4,760        (7,053)          (11,661)
GEM 314                      1,982          743           300          (452)             (739)
PAR 013                     32,151       15,406         9,330        (6,356)           (4,993)
 Great Lakes 3             456,358        4,657         4,915           111                 -
 Pitney Bowes 11 *               -            -           600           570                 -
 CSC 1                     200,000            -           475           461                 -
 Lucent 51                 120,701        5,706         7,955         2,010                 -
 DPT 019                    10,160        4,657         4,915           111               331
 TCE 016                    27,391        5,706         7,955         2,010            (2,256)
 JCP 36                     74,072       26,234        41,199       123,905             6,786
 JCP 37                    120,767       42,771        27,550       (16,599)          (26,578)
 CCG 001                     7,670        2,077         1,185          (928)           (2,640)
 GRT 006                    23,008        6,231         1,575        (4,704)           (9,837)
 KGI 10                     12,433          518         1,500           937            (2,100)
 KGI 09                      1,283           53           125            68              (345)
 MFB 38                      9,985        2,496         1,450        (1,090)           (3,527)
 MFB 32                      9,504        2,772         2,355          (488)           (2,410)
 KSR 134                   150,255       28,173        32,330         3,187           (23,333)
 Boeing 006                353,689       81,054        57,890       (24,900)         (118,570)
 GEM 324                     4,958        1,240         1,350            70            (1,138)
 MGE 17R                     3,643        2,851           875            57              (951)
 AOL 021                     5,757        1,919           286        (1,642)           (2,237)
 KAI 001                     2,422           50           275           216               N/A
 KAC 001                     2,731           57           300           234               N/A
 KAI 002                     9,825            -           687           666               N/A
 KAI 003                     2,604            -           300           291               N/A
 PAR 008                    16,056        2,676         2,285          (459)              N/A
 RTX 002                     3,119          975           275          (708)              N/A
 KAI 006                         -            -         1,935         1,877               N/A
 MFB 23                          -            -           175           170               N/A
 MFB 24                          -            -           600           582               N/A
 MFB 25                          -            -           550           534               N/A
 MFB 26                          -            -           600           582               N/A
 MFB 31                          -            -           200           194               N/A
 GEM 324                    10,521        1,973         3,000           937               N/A
 GAC 004                     4,741           99           500           386               N/A
 AOL 021                    44,702       13,038           880       (12,202)              N/A
 PCS 002                    19,346            -           250           243               N/A
 MFB 038                         -            -           865           839               N/A
 RTN 001                    36,696        9,174         7,250        (2,142)              N/A
 HHC 004                    57,250       11,056         9,750        (1,598)              N/A
 CCG 001                     3,398          425            98          (330)              N/A
 BCI 008                     1,518          411           400           (23)              N/A
 GEM 289                    11,241        1,171           850          (346)              N/A
 MFB 015                         -            -           750           728               N/A
AOL 033                    208,362       13,023        42,189        29,166               N/A
MFB 001                      8,135            -           800           776               N/A
                      ------------  -----------   -----------   -----------   ---------------
                      $ 12,281,602  $   749,919   $ 1,489,237   $   835,532   $    (1,188,478)
                      ------------  -----------   -----------   -----------   ---------------

                      COMMONWEALTH INCOME & GROWTH FUND III
                                EQUIPMENT SALES
                                   (Table V)

JANUARY 1, 2001 - DECEMBER 31, 2005

                                                                                                                  EQUIPMENT
                   MANUFACTURER                                  EQUIPMENT TYPE                                  DESCRIPTION
                  ---------------   ---------------------------------------------------------------------   ---------------------
                       STK                                    (5) STK 9490 - M34                               Timberline Drive
Lucent N9JL9804        SUN                                    30 Ultra30 servers                                    Server
                                          (12) Sun workstations, Ultra 30 Model 250 1-248
Lucent N9C0014         SUN                                   MHz Ultrasparc II CPU                                Workstation
Lucent N9JL9804        SUN                                    30 Ultra30 servers                                    Server
Hartford 5             IBM                                     Escon directors                                    Directors
Cendant 2              SUN                                   (1) Sun 4000 server                                    Server
GEM048                COMPAQ                                      (2) P3550                                         Server
AT&T1004               FORE                                      (1) ASX 1000                                    Comm. Switch
AT&T1005               FORE                                      (1) ASX 1000                                    Comm. Switch
AT&T1006               FORE                                      (1) ASX 1000                                    Comm. Switch
GEM 058               COMPAQ                         (1) P3 (1)3200 SMART ARRAY (1) V500                           SERVERS
Kaiser 91              CIS                                    (5) Catalyst 5500                                    ROUTERS
GEM 071               COMPAQ                              (2) 100745-003 (2) 295636                                SERVERS
CMGI 12               COMPAQ                                   Amada 110 P3/700                                    ROUTERS
KSR 34                 IBM                                       RS 6000 H-50                                    WORKSTATIONS
KSR 35                 IBM                                       RS 6000 H-50                                    WORKSTATIONS
GEM 135              Lexmark                                    Optra W810DN,                                      Printer
LNX 16             Bay Network                                Bay Network System                                   Routers
GEM 063               COMPAQ                              2 Proliant 5500R, 2 NC3131                             WORKSTATIONS
GEM 135              Lexmark                                 4 Optra Color 1200N                                   Printer
GEM 156                SUN                                    69 SUN ULTRA 5MDI                                  WORKSTATION
TCE 016               XEROX                                 1 8830 PRINTER PLOTTER                                 PRINTER
AOL 21                 SUN                                       Sunfire 3800                                  High End Servers
Lennox 16         Bay Networking                        5425,5455,5110,5000,5720,5762                              Datacom
AOL 21                 SUN                                       Sunfire 3800                                  High End Servers
VEC 044                Dell                         (30) Optiplex GX240, (30) E771 17" CRT                       WORKSTATION
GEM 074               Compaq                      Proliant Servers 100745, Smart Array 4200                 Small Network Servers
GEM 145              Lexmark                              2040 Printers, Paper Trays                           Network Printers
TRI 001                Dell                                 Poweredge 2500 server                           Small Network Servers

                     YEAR          YEAR         ORIGINAL       NET           NET           GAAP          FEDERAL
                      OF            OF        ACQUISITION      BOOK        PROCEEDS         NET          TAXABLE
                  ACQUISITION    DISPOSAL         COST         VALUE       RECEIVED     GAIN/(LOSS)   NET GAIN/(LOSS)
                  -----------   -----------   -----------   -----------   -----------   -----------   ---------------
                      1998          2000          407,908       178,461        57,864      (120,596)         (196,669)
Lucent N9JL9804       1998          2001      $   445,714   $    55,714   $       686   $   (55,028)  $      (184,421)

Lucent N9C0014        1998          2002          139,596         2,908           861        (2,047)          (28,172)
Lucent N9JL9804       1998          2002                -             -         3,116         3,116             3,116
Hartford 5            1999          2002          641,428       180,375       184,300         3,925          (129,387)
Cendant 2             1998          2002          131,470             -         4,123         4,123           (23,223)
GEM048                1999          2002           18,755         5,861         3,312        (2,549)           (8,278)
AT&T1004              1998          2002           15,229         4,759         3,751        (1,008)           (2,582)
AT&T1005              1998          2002              741           232           172           (60)             (137)
AT&T1006              1998          2002           35,580        10,005         8,849        (1,156)           (4,106)
GEM 058               1999          2003           16,739        11,762         1,995        (9,767)           (7,038)
Kaiser 91             1999          2003          133,956       114,820        35,166       (79,654)          (35,285)
GEM 071               2000          2003           45,521        35,014           776       (34,238)          (22,537)
CMGI 12               2001          2003           88,103         9,177        23,038        13,861           (13,614)
KSR 34                1999          2003          187,398             -             -             -           (38,976)
KSR 35                1999          2003          373,747             -             -             -           (77,740)
GEM 135               2000          2003            4,133        947.30        700.00          (282)             (971)
LNX 16                2000          2003            1,523        253.76        231.00           (30)             (394)
GEM 063               2000          2004           42,881             -        600.00           570            (8,349)
GEM 135               2000          2004           16,532      2,066.36      2,692.80           546              (629)
GEM 156               2001          2004          139,961        977.36      4,026.00         2,928           (53,404)
TCE 016               2001          2004           20,384      4,246.60      5,920.00         1,496            (2,737)
AOL 21                2002          2004            4,711      1,668.72        234.00        (1,446)           (1,836)
Lennox 16             2001          2005          113,055             -        420.00           407               N/A
AOL 21                2002          2005           36,574     10,667.63        720.00        (9,984)              N/A
VEC 044               2002          2005           24,412             -      6,750.00        (1,590)              N/A
GEM 074               2000          2005           44,943             -        200.00           194               N/A
GEM 145               2000          2005           31,810             -      3,500.00         1,645
TRI 001               2002          2005           11,094      1,848.81        800.00        (1,073)
                                              -----------   -----------   -----------   -----------   ---------------
                                              $ 2,765,988   $   453,304   $   296,937   $  (167,103)  $      (640,700)
                                              -----------   -----------   -----------   -----------   ---------------

                      COMMONWEALTH INCOME & GROWTH FUND IV
                                EQUIPMENT SALES
                                   (Table V)

JANUARY 1, 2001 - DECEMBER 31, 2005

                                                                                                                   EQUIPMENT
                   MANUFACTURER                           EQUIPMENT DESCRIPTION                                       TYPE
                ------------------   ---------------------------------------------------------------------   ----------------------
PFS 002               ALLTEL                                     COMMUNICATIONS                                  COMMUNICATIONS
PFS 003                DELL                   (6) OPTIPLEX GX 240, (2) DELL MINITOWER & POWEREDGE                 Workstations
PFS 005             PANISONIC                                  50ppn CIS Scanner                                 COMMUNICATIONS
MDI 001                IBM                                     8669-2RX, 3542-2RU                                SERVERS / TAPE
MYC 002                DELL                               (3) POWEREDGE 1650 (2) 2650                               SERVERS
ANT 35          Atlantic Computing                            VPN 1/50, VPN 1/250                                   Datacom
ANT 68                Nokia                                 Firewall-Remote Link 50                                 Telecom
ANT 43                Nokia                                 Firewall-1 Remotelink 50                                Telecom
Walker 1               Dell                                         (1) D500                                      Workstations
EMC 11                Konica                                        Printers                                    Network Printer
ANT 64                  HP                              (1) Visualize J5600 Workstation                      Small Network Printers
VEC 27                 Dell                        (10) Optiplex GX150, (10) 15" CRT Monitors                     Workstations
HHC 009              Toshiba                                   (2) Satellite 1730                                 Workstations
HHC 003              Toshiba            Toshiba Tecra 8100, 8200, Vectra VL400, Viewsonic 15" Flat Panel          Workstations
EMC 13                Compaq                                       470022-683                                     Audio Visual
Ant 35          Atlantic Computing                            VPN 1/50, VPN 1/250                                   Datacom
Ant 43                Nokia                                 Firewall-1 Remotelink 50                                Telecom
EMC014                  HP                                        Workstations                                    Workstations
GPC 004               Rorke                           (1) Rackmount RAID w/Dual Controller                          Storage
BCI 009                Dell                                    (3) Latitude C600                                  Workstations
EMC 016                                                              221-0214                                     Workstations
Ant 60                Mitel                             (1) Xpress Messenger 200 Upgrade                            Telecom
Ant 66               Infocus         280 Digital Projector, EMP8100i Digital Projector, Smartboard 580 72"        Audio Visual
Ant 72                Apple               PowerStor L200 Tape Drive, 800 Projector, Tektronix TDS 224             Workstations
Ant 73                  HP                                           C3600                                        Audio Visual
EMC 017                Dell                 LatitudeC400 C640, Dimension 8250 Desktops, 802 Router                Workstations
RTN 003               Qlogic              (1) Qlogic Raid Controller, (1) Compaq Proliant DL320 Server              Storage
GEM 603               NetApp                (2) DS-14, (2) 2-Channel Optical Fiber Channel Adapters                 Datacom
ANT 66               Infocus             LitePro 280, EMP8100i, 4'x6' Whiteboard, Smartboard 580 72"              Audio Visual
WTR 001               Cisco                                (2) PIX-515E, (2) PIX506E                                Datacom
EMC 18                 Dell                                      Latitude C640                                    Workstations
OHR 001               Cisco                         7500, 1700, 3600, Catalyst 4000 routers                         Datacom
OHR 004               Compaq                                         DL760                                   Small Network Servers
EMC 15                Konica                                7415 Copier, 7165 Copier                            Network Printers
EMC 19                 Dell                               Latitude C640, OfficeJetK80                             Workstations
VEC 45              FutureWare                                    Workstations                                    Workstations
VEC 46                 Dell                                      Optiplex GX240                                   Workstations
ACF 21617802          Compaq                                        EVO D500                                      Workstations
ANT 079               Cisco                                    X3500, G5483, 2950                                   Datacom
DPT 021                Dell                                      Dimension 4500                                   Workstations
EMC 013               Compaq                       Port Replicator, Digital Camera, Camcorder                     Audio Visual
JSC 039               Compaq                                         ML350                                   Small Network Servers
PBO 001               Compaq                                     Proliant ML330                              Small Network Servers
PFS 004          Boston Business                            AutoScan Complete System                            Network Printers
PFS 001                Dell                                         220-7920                                      Workstations
VEC 047                Dell                                      Optiplex GX240                                   Workstations
VEC 048                Dell                                     Optiplex GX260T                                   Workstations
ANT 76                 IBM                                         232 Series                                Small Network Servers
ANT 66              Smartboard                                     580, C3600                                     Audio Visual
EMC 014                 HP                                      1020 fax machine                                Network Printers
EMC 011               Konica                                      7415 copiers                                  Network Printers
HHC 003              Toshiba                                   Tecra 8200, VL400                                  Workstations
ANT 073               Epson                         Powerlite 800P Projector, 8150DN Printer                      Audio Visual
ANT 073             Packeteer                               Packet Shaping Software                                 Software
VEC 049                Dell                                     Optiplex GX260T                                   Workstations
VEC 050                Dell                                     Optiplex GX260T                                   Workstations
VEC 051                Dell                                     Precision 340MT                                   Workstations
VEC 052                Dell                                     Optiplex GX260T                                   Workstations
VEC 053                Dell                                     Optiplex GX260T                                   Workstations
CTC 002               Apple                                         iMac G4                                       Workstations
PFS 001                Dell                                   SCSI Controller, UPS                                Workstations
VEC 054                Dell                                     Optiplex GX260T                                   Workstations
PAR 019              Exabyte                                  110L Tape Autoloader                                    Tape
PAR 022                Sony                                     Wega Television                                   Audio Visual
WTR 002                Sony                                   Vaio C1, AOC LM-720                                 Workstations

                   YEAR          YEAR         ORIGINAL       NET           NET           GAAP          FEDERAL
                    OF            OF        ACQUISITION      BOOK        PROCEEDS         NET          TAXABLE
                ACQUISITION    DISPOSAL         COST         VALUE       RECEIVED     GAIN/(LOSS)   NET GAIN/(LOSS)
                -----------   -----------   -----------   -----------   -----------   -----------   ---------------
PFS 002             2002          2002      $    54,092   $    49,584   $    46,564   $    (3,020)  $        (9,692)
PFS 003             2002          2002           36,506        34,224        32,371        (1,853)           (5,594)
PFS 005             2002          2002           23,561        22,579        21,567        (1,012)           (2,936)
MDI 001             2003          2004           70,356        49,835        48,334        (3,280)            9,403
MYC 002             2003          2004           12,386         8,516         9,151           361             2,339
ANT 35              2002          2004            3,311         1,724            75        (1,652)           (1,453)
ANT 68              2002          2004            3,000         1,563            70        (1,495)           (1,314)
ANT 43              2002          2004            6,622         3,104           500        (2,629)           (2,578)
Walker 1            2002          2004            1,839         1,494         2,025           470             1,127
EMC 11              2003          2004           32,073        18,041         7,525       (10,742)           (9,629)
ANT 64              2002          2004           10,779         4,716           585        (4,160)           (3,826)
VEC 27              2003          2004            6,152         3,204         1,750        (1,507)           (1,550)
HHC 009             2003          2004            1,382           720           300          (429)             (438)
HHC 003             2003          2004            1,466           764           600          (182)             (192)
EMC 13              2003          2004           25,733        12,866         5,303        (7,722)           (8,437)
Ant 35              2002          2005            3,736         1,557           150        (1,411)              N/A
Ant 43              2002          2005            1,491           621           150          (476)              N/A
EMC014              2003          2005            8,902         4,451         2,615        (1,914)              N/A
GPC 004             2003          2005           17,311           232         1,250           980               N/A
BCI 009             2003          2005            4,525         2,168           900        (1,295)              N/A
EMC 016             2003          2005           34,035        11,016         8,800        (2,480)              N/A
Ant 60              2002          2005            9,410         3,529         3,160          (464)              N/A
Ant 66              2002          2005            5,970         2,114         1,100        (1,047)              N/A
Ant 72              2002          2005            3,585         1,229           950          (307)              N/A
Ant 73              2002          2005            1,710           606           150          (460)              N/A
EMC 017             2003          2005           55,345        24,213        10,700       (14,048)              N/A
RTN 003             2003          2005          104,361        47,832         4,900       (43,417)              N/A
GEM 603             2003          2005           26,520        14,365         8,600        (6,339)              N/A
ANT 66              2002          2005            1,752           620           650          (290)              N/A
WTR 001             2003          2005           13,010         5,421         2,550        (2,998)              N/A
EMC 18              2003          2005           24,565         9,212         6,405        (3,706)              N/A
OHR 001             2002          2005          254,820        74,323        69,000       (17,893)              N/A
OHR 004             2002          2005          254,554        84,851        60,000       (32,651)              N/A
EMC 15              2003          2005           21,607         7,653         6,375        (2,352)              N/A
EMC 19              2003          2005           11,291         3,999         2,460        (1,787)              N/A
VEC 45              2005          2005           56,089        12,854         9,650        (5,076)              N/A
VEC 46              2002          2005           36,756         8,423         8,925        (2,671)              N/A
ACF 21617802        2004          2005           19,854        13,236         7,123        (6,470)              N/A
ANT 079             2002          2005           14,673         3,363         3,390           (74)              N/A
DPT 021             2003          2005           17,706         5,902         3,375        (2,696)              N/A
EMC 013             2003          2005            1,333           445           256          (196)              N/A
JSC 039             2002          2005            8,431         2,284         1,700          (669)              N/A
PBO 001             2003          2005           14,535         4,845         1,575        (3,349)              N/A
PFS 004             2002          2005            5,100         1,381         2,750           439               N/A
PFS 001             2002          2005           34,748         7,963        10,166          (785)              N/A
VEC 047             2002          2005           25,054         5,741         5,610          (465)              N/A
VEC 048             2002          2005           33,465         7,669         8,160        (1,194)              N/A
ANT 76              2002          2005           25,068         6,267         5,100        (1,320)              N/A
ANT 66              2002          2005            3,443           932           300          (641)              N/A
EMC 014             2003          2005            2,295           765           300          (474)              N/A
EMC 011             2003          2005           10,444         3,481           400        (3,093)              N/A
HHC 003             2003          2005            8,999         3,000         2,500          (575)              N/A
ANT 073             2002          2005            3,128           652           525          (230)              N/A
ANT 073             2002          2005            5,162         1,076           600          (794)              N/A
VEC 049             2002          2005           14,520         3,328         3,825           (90)              N/A
VEC 050             2002          2005           18,584         4,259         4,000          (555)              N/A
VEC 051             2002          2005           13,080         2,998         2,400          (722)              N/A
VEC 052             2002          2005           23,741         5,440         6,875            71               N/A
VEC 053             2002          2005            5,773         1,323         1,375          (124)              N/A
CTC 002             2003          2005            3,393           990           650          (372)              N/A
PFS 001             2002          2005            2,043           383           669           (69)              N/A
VEC 054             2003          2005            5,361         1,452         1,500          (123)              N/A
PAR 019             2003          2005           11,379         2,845         3,970           (19)              N/A
PAR 022             2003          2005              952           238           475           213               N/A
WTR 002             2003          2005            7,345         1,989         1,850          (448)              N/A
                                            -----------   -----------   -----------   -----------   ---------------
                                            $ 1,580,213   $   628,469   $   467,579   $  (205,777)  $       (34,770)
                                            -----------   -----------   -----------   -----------   ---------------

                      COMMONWEALTH INCOME & GROWTH FUND I

            SUMMARY OF EQUIPMENT ACQUISTIONS FROM JANUARY 1, 2001 TO
                          DECEMBER 31, 2005 (TABLE VI)

                                                EQUIPMENT                                                  YEAR OF
                  MANUFACTURER                 DESCRIPTION                        EQUIPMENT TYPE         ACQUISITION      CASH
                  ------------   ----------------------------------------   --------------------------   -----------   ----------
McCleod              COMPAQ                       SERVER                              SERVER                 2001      $    3,128
TCE 011                HP                       VISUALIZE                          WORKSTATION               2001           2,277
GEM 177               IBM                3 IBM4320-001 INFOPRINT                     PRINTER                 2001          35,570
GEM 183               IBM                3 IBM4320-001 INFOPRINT                     PRINTER                 2001           7,398
GEM 196              CISCO                      ROUTERS -6                            ROUTER                 2001          22,976
TCE 015              COMPAQ                     SOP SYSTEM                           PRINTER                 2001           9,794
KAISER 134            IBM              1 MODEL #7017-S85 P680 R6000                   SERVER                 2001           4,961
BOEING 6              SUN                 10 SUN, 280R SPARCILI                       SERVER                 2001           7,428
                                      23 SUN BLADE 750, SPARC II
CAP TECH 2            DELL                     WORKSTATIONS                                                  2001          10,347
HHC002
VEC023
BCI006
TCE 017             LEXMARK                     2 PPM/MCR                            PRINTER                 2001          47,478
                                           3 ENCRYPTION UPGR
                                             1 PL4630 MICO.
                                           1 615 IMAGE SEALER
CAP TECH 3            DELL                     WORKSTATIONS                                                  2001           7,845
MFB32A-B
GEM 187
VEC015
VEC30
JOM001
AOL 33                SUN                         SERVER                              SERVER                 2001          37,064
GEM 336               IBM                3 IBM4320-001 INFOPRINT                     PRINTER                 2001           1,476

Raytheon 125         COMPAQ                       SERVER                              SERVER                 2002           6,948
ITT 31                DELL                     WORKSTATION                         WORKSTATION               2002           2,738
ITT 37                DELL                     WORKSTATION                         WORKSTATION               2002           3,064
VEC 021              INTEL                     WORKSTATION                         WORKSTATION               2002           1,650
KGI 002               DELL                     WORKSTATION                         WORKSTATION               2002             600
GEM 375              COMPAQ                       SERVER                              SERVER                 2002          10,000

XTS 001              INTEL                     WORKSTATION                         WORKSTATION               2003           5,000

                                                                                                                       $  227,742

                                                        OBLIGATION           TOTAL
                    RENT IN LIEU     DEBT ASSUMED        INCURRED        EQUIPMENT COST
                  ---------------   ---------------   ---------------   ---------------
McCleod                         -   $        53,190                 -   $        56,318
TCE 011                         -            15,427                 -            17,704
GEM 177                         -                 -                 -            35,570
GEM 183           $         1,565            49,411                 -            58,375
GEM 196                         -                                   -            22,976
TCE 015                         -                 -                 -             9,794
KAISER 134                      -                 -                 -             4,961
BOEING 6                        -            46,186                 -            53,614

CAP TECH 2                      -            65,340                 -            75,687
HHC002
VEC023
BCI006
TCE 017                         -                 -                 -            47,478



CAP TECH 3                      -            58,837                 -            66,682
MFB32A-B
GEM 187
VEC015
VEC30
JOM001
AOL 33                          -           246,003                 -           283,067
GEM 336                         -             9,723                 -            11,199

Raytheon 125                    -           147,155                 -           154,103
ITT 31                          -            13,052                 -            15,790
ITT 37                          -            26,767                 -            29,831
VEC 021                         -            12,699                 -            14,349
KGI 002                         -             3,953                 -             4,553
GEM 375                         -                 -                 -            10,000

XTS 001                         -                 -                 -             5,000

                  $         1,565   $       747,745   $             -   $       977,051

                      COMMONWEALTH INCOME & GROWTH FUND II

            SUMMARY OF EQUIPMENT ACQUISTIONS FROM JANUARY 1, 2001 TO
                          DECEMBER 31, 2005 (TABLE VI)

                                               EQUIPMENT                                                  YEAR OF
                  MANUFACTURER                 DESCRIPTION                        EQUIPMENT TYPE         ACQUISITION      CASH
                  ------------   ----------------------------------------   --------------------------   -----------   ----------
GEM 177               DELL                     Workstations                        Workstation              2001       $   69,523
TCE 009               NCR                     46 LAN ROUTERS                         ROUTERS                2001           49,106
GEM 185               IBM               15 4320-001INFOPRINT 20PPM                   PRINTER                2001            9,860
TCE 015               DELL                     Workstations                        Workstation              2001           18,189
GEM 254               IBM               15 4320-001INFOPRINT 20PPM                   PRINTER                2001           41,996
TCE 016              XEROX                1 8830 PRINTER PLOTTER                     PRINTER                2001           27,391
                       HP                1 DESIGN JET HARD DRIVE                    HARD DRIVE
KAISER 134            DELL                     Workstations                        Workstation              2001          150,255
BOEING 6              SUN                 10 SUN, 280R SPARCILI                       SERVER                2001           78,528
                                        23 SUN BLADE 750, SPARC II
CAP TECH 2001         DELL                     Workstations                        Workstation              2001           62,080
GEM 324              CISCO             1 24-PORT T-1 ACCESS SERVER                    SERVER                2001           15,479
GEM 314               DELL                     Workstations                        Workstation              2001            1,982
AOL 33                SUN                         SERVER                              SERVER                2001          109,466
CAP TECH 3            IBM               15 4320-001INFOPRINT 20PPM                   PRINTER                2001           43,379
ITT 37                DELL                     WORKSTATIONS                        WORKSTATION              2002            2,515
JC Penny 36           NCR                        ROUTERS                             ROUTERS                2002           12,414
JC Penny 37           NCR                        ROUTERS                             ROUTERS                2002           13,977
AOL 21                SUN                 4 F3800-447 W4PCU/4GB                       SERVER                2002           23,433
                                               4 CPU MEM BD
BCI 008               DELL                   1 DELL LATITUDE                       WORKSTATION              2002            5,368
                                              30 EQUIS CLONE
DPT 019               DELL         DELL LATITUDE C150 1.06GHZ, CELERON             WORKSTATION              2002            1,007
HHC 004               DELL        DELL 14 LATITUDE C610 P3/GHZ, CELERON            WORKSTATION              2002            7,214
HHC 005               DELL             2 P3/1.3GHZ POWER EDGE 2250                    SERVER                2002            2,090
PAR 013               NEC          NEC MULTISYNC 15MI DISPLAY MONITORS               MONITORS               2002            3,555
RTN 001              COMPAQ               COMPAQ PROLIANT ML350R                      SERVER                2002            3,579
RTX 002              COMPAQ             COMPAQ ARMADA E500 P3/650                                           2002            1,081
TAC 001               DELL                     Workstations                        Workstation              2002              875
GEM 375               SUN                6 SUN BLADE 2000 MODEL90                     SERVER                2002           20,000

XTS 001              INTEL                     WORKSTATION                         WORKSTATION              2003           15,000

ABC 21690801           HP         (3) Netraid 1M Controller, Surestore
                                               DLT8CI 80 GB                       SERVER/Printer            2004            4,049

                                                                                                                       $  793,388

                                                        OBLIGATION           TOTAL
                    RENT IN LIEU     DEBT ASSUMED        INCURRED        EQUIPMENT COST
                  ---------------   ---------------   ---------------   ---------------
GEM 177                         -                 -                 -   $        69,523
TCE 009                         -                 -                 -            49,106
GEM 185                         -   $        55,631                 -            65,491
TCE 015                         -                 -                 -            18,189
GEM 254                         -                 -                 -            41,996
TCE 016                         -                 -                 -            27,391

KAISER 134                      -                 -                 -           150,255
BOEING 6                        -           488,248                 -           566,776

CAP TECH 2001                   -           392,016                 -           454,096
GEM 324                         -                 -                 -            15,479
GEM 314                         -                 -                 -             1,982
AOL 33                          -           726,560                 -           836,026
CAP TECH 3                      -           304,226                 -           347,605
ITT 37                          -            21,971                 -            24,486
JC Penny 36                     -            61,658                 -            74,072
JC Penny 37                     -           106,790                 -           120,767
AOL 21                          -           111,883                 -           135,315

BCI 008                         -            42,587                 -            47,955

DPT 019                         -             9,153                 -            10,160
HHC 004                         -            58,282                 -            65,496
HHC 005                         -            16,946                 -            19,036
PAR 013                         -            28,596                 -            32,151
RTN 001                         -            33,117                 -            36,696
RTX 002                         -             5,011                 -             6,093
TAC 001                         -             7,627                 -             8,502
GEM 375                         -                 -                 -            20,000

XTS 001                         -                 -                 -            15,000

ABC 21690801                                 17,090                              21,139

                  $             -   $     2,487,395   $             -   $     3,280,783

                      COMMONWEALTH INCOME & GROWTH FUND III

            SUMMARY OF EQUIPMENT ACQUISTIONS FROM JANUARY 1, 2001 TO
                          DECEMBER 31, 2005 (TABLE VI)

                                                EQUIPMENT                                                  YEAR OF
                  MANUFACTURER                 DESCRIPTION                        EQUIPMENT TYPE         ACQUISITION      CASH
                  -------------   ---------------------------------------   --------------------------   -----------   ----------
TCE 009              CISCO                      46 ROUTERS                           ROUTERS                    2001      134,394
GEM 156               SUN                   69 SUN ULTRA 5MDI                      WORKSTATION                  2001       19,760
TCE 016              XEROX                1 8830 PRINTER PLOTTER                     PRINTER                    2001       20,384
AOL 33                SUN                       SUN SERVER                           SERVERS                    2001        2,902

TAC 001              COMPAQ         COMPAQ PROLIANT DL380R P3/1.13GHZ              WORKSTATION                  2002          446
TRI 001               DELL                     2500 P3/900                         WORKSTATION                  2002        1,366
VEC 038           DELL OPTIPLEX              GX240 P4/1.8GHZ                       WORKSTATION                  2002        6,670
VEC 039           DELL OPTIPLEX              GX240 P4/1.8GHZ                       WORKSTATION                  2002        1,395
VEC 040           DELL OPTIPLEX              GX240 P4/1.8GHZ                       WORKSTATION                  2002        2,492
VEC 044           DELL OPTIPLEX              GX240 P4/1.8GHZ                       WORKSTATION                  2002        3,449
AOL 21                SUN                (4) F3800-447 W4PCU/4GB                      SERVER                    2002       19,172
GEM 375               SUN                SUN BLADE 2000 MODEL 90                      SERVER                    2002       30,000

OSI 21839901        Toshiba              (4) 2410-S205 8/2.0 40MB                  WORKSTATION                  2004        1,006
TDI 21975601          IBM               APC Netshelter VX Base Enc                 WORKSTATION                  2004        1,243
                     Canon                     ImageRunner                       NETWORK PRINTER                2004        3,855

                                                                                                                       $  248,534

                                                         OBLIGATION          TOTAL
                    RENT IN LIEU     DEBT ASSUMED         INCURRED       EQUIPMENT COST
                  ---------------   ---------------   ---------------   ---------------
TCE 009                         -                 -                 -           134,394
GEM 156                         -           120,201                 -           139,961
TCE 016                         -                 -                 -            20,384
AOL 33                          -            19,261                 -            22,163

TAC 001                         -             3,891                 -             4,337
TRI 001                         -             9,728                 -            11,094
VEC 038                         -            53,934                 -            60,604
VEC 039                         -            11,503                 -            12,899
VEC 040                         -            20,716                 -            23,207
VEC 044                         -            29,101                 -            32,549
AOL 21                          -            91,541                 -           110,713
GEM 375                         -                 -                 -            30,000

OSI 21839901                                  6,936                               7,942
TDI 21975601                                 11,624                              12,867
                                -            38,413                              42,269

                  $             -   $       416,848   $             -   $       665,382

                      COMMONWEALTH INCOME & GROWTH FUND IV

            SUMMARY OF EQUIPMENT ACQUISTIONS FROM JANUARY 1, 2002 TO
                          DECEMBER 31, 2005 (TABLE VI)

                                                                EQUIPMENT
                             MANUFACTURER                      DESCRIPTION                          EQUIPMENT TYPE
                      --------------------------  --------------------------------------  -----------------------------------
VEC 045                          DELL                             SERVER                                SERVER
VEC 046                          DELL                             SERVER                                SERVER
PFS 001                        ALLTELL                        COMMUNICATIONS                        COMMUNICATIONS
ANT 035                         NOKIA                      VPN - 1 APPLIANCE/50                         ROUTER
ANT 043                         NOKIA                       NOKIA REMOTE LINK                           ROUTER
ANT 060                         MITEL                          (1) SX200EL                          COMMUNICATIONS
ANT 064                           HP                            (1) J5600                               SERVER
ANT 066                        INFOCUS                           280 DLP                               TERMINAL
ANT 067                         NOKIA                     (1) VPN - 1 MODULE 50                         ROUTER
ANT 068                         NOKIA                       (1) REMOTE LINK 50                          ROUTER
ANT 072                         APPLE               (1) POWERSTOR L200 AUTOLD LV                      WORKSTATION
                                                             8SLT IDSLT 200
ANT 073                        PROXIMA                          LASER JET                               PRINTER
ANT 074                         NOKIA                       IP 120 BASE SYSTEM                        TAPE DRIVE
ANT 076                      PAKARD BELL                XSERIES 232/20/40 GB TAPE                WORKSTATION / SERVER
ANT 079                         CISCO                          CON-OS C 295                     WORKSTATIONS / ROUTERS
ANT 081                          DELL                      1700 GX400 MINITOWER                      WORKSTATIONS
GEM 532                         CISCO                             ROUTER                                ROUTER
VEC 047                          DELL                     (15) OPTIPLEX 220-9766                        SERVER
VEC 048                          DELL                      (22) OPTIPLEX GX240                          SERVER
VEC 049                          DELL                  (15) DELL OPTIPLEX 221-0697                      SERVER
VEC 050                          DELL                  (20) DELL OPTIPLEX 221-0697                      SERVER
OHR 001                         CISCO                          CON-OS C 295                             ROUTER
GEM 533                         NOKIA               (2) NOKIA IP710 IP TELEPHONE BASE               COMMUNICATIONS
VEC 051                          DELL                   (5) DELL OPTIPLEX 220-0386                      SERVER
VEC 052                          DELL                  (25) DELL OPTIPLEX 220-9764                      SERVER
VEC 053                          DELL                   (5) DELL OPTIPLEX 220-9764                      SERVER
PFS 004                         NOKIA                        BBCAST AUTO SCAN                       COMMUNICATIONS
CHY 005                         VISARA                  COMMUNICATION CONTROLLERS                      PRINTERS
OHR 004                     COMPAQ / CISCO                                                         SERVERS / ROUTERS
JSC 039                         COMPAQ                      (27) WORKSTATIONS                        WORKSTATIONS

                                                                                        TOTAL
                        YEAR OF                    RENT       DEBT      OBLIGATION    EQUIPMENT
                      ACQUISITION      CASH       IN LIEU    ASSUMED     INCURRED       COST
                      -----------  ------------  --------  -----------  ----------  ------------
VEC 045                   2002     $     56,089         -            -           -  $     56,089
VEC 046                   2002           36,756         -            -           -        36,756
PFS 001                   2002           45,803         -            -           -        45,803
ANT 035                   2002            7,047         -            -           -         7,047
ANT 043                   2002            8,112         -            -           -         8,112
ANT 060                   2002            9,410         -            -           -         9,410
ANT 064                   2002           10,779         -            -           -        10,779
ANT 066                   2002           11,165         -            -           -        11,165
ANT 067                   2002           15,532         -            -           -        15,532
ANT 068                   2002           10,253         -            -           -        10,253
ANT 072                   2002           18,636         -            -           -        18,636

ANT 073                   2002           21,166         -            -           -        21,166
ANT 074                   2002            7,156         -            -           -         7,156
ANT 076                   2002           25,068         -            -           -        25,068
ANT 079                   2002           14,673         -            -           -        14,673
ANT 081                   2002           15,527         -            -           -        15,527
GEM 532                   2002           43,277         -            -           -        43,277
VEC 047                   2002           25,054         -            -           -        25,054
VEC 048                   2002           33,465         -            -           -        33,465
VEC 049                   2002           14,520         -            -           -        14,520
VEC 050                   2002           18,584         -            -           -        18,584
OHR 001                   2002          254,820         -            -           -       254,820
GEM 533                   2002           81,388         -            -           -        81,388
VEC 051                   2002           13,080         -            -           -        13,080
VEC 052                   2002           23,741         -            -           -        23,741
VEC 053                   2002            5,773         -            -           -         5,773
PFS 004                   2002            5,100         -            -           -         5,100
CHY 005                   2002          831,622         -            -           -       831,622
OHR 004                   2002          254,554         -            -           -       254,554
JSC 039                   2002          183,385         -            -           -       183,385

                                                                EQUIPMENT
                             MANUFACTURER                      DESCRIPTION                          EQUIPMENT TYPE
                      --------------------------  --------------------------------------  -----------------------------------
PFS 006                          DELL                (8)l 220-9750 Optiplex GX26OD P4                WORKSTATIONS
CBC 001                     FUJITSU / IBM            (6) E Series P4, (6) P2100, (6)                 WORKSTATIONS
                                                    Series P3 Win XP Pro, (6) ThinkPad
DPT 021                          DELL               (15) 221-0709 Dimension, (15) E772               WORKSTATIONS
EMC 011                IBM / DELL / HP/ COMPAQ     (2) 232 SERVER, DESKJET 960CXI, EVO    SERVERS / PRINTERS / COMMUNICATIONS
                                                    N400C P3/850, D500, S720, (4) 7415
                                                            DIGITAL MFP, 950EE
EMC 013                      COMPAQ / HP                  EVO N400C, D500, S720                 WORKSTATIONS / PRINTERS
EMC 014                      COMPAQ / HP                    PRINTERS, EVO N180                  WORKSTATIONS / PRINTERS
EMC 016                   COMPAQ / HP / DELL       (25) MULISYNC DISPLAY, PRINTERS, EVO     PRINTERS / PRINTERS / DISPLAYS
                                                                   N180
EMC 017               DELL / CISCO / HP / COMPAQ    IDSL ROUTER, LATITUDE C400, C640,           WORKSTATIONS / PRINTERS
                                                             X200, EVO N1000V
GPC 004
HHC 003                      TOSHIBA / HP               TECRA 8100, VECTRA VL400DT                   WORKSTATIONS
HHC 006                       HP / DELL               (9) E PC 42 P4, LATTITUDE C610            WORKSTATIONS / SERVERS
HHC 009                        TOSHIBA                      SATELITE 1730XCDS                        WORKSTATIONS
MDI 001                          IBM                        8669-2RX, 3542-2RU                      SERVERS / TAPE
MDI 002                          IBM                   (3) XSERVER 30, (3) THINKPAD             WORKSTATIONS / SERVERS
MDI 003                          IBM              NETVISTA A30P, (3) THINKPAD, PSC 2210      WORKSTATIONS / COMMUNICATIONS
                                                                 PRINTER
MYC 002                          DELL                  (3) POWEREDGE 1650 (2) 2650                      SERVERS
PAR 019                        EXABYTE                     110L PLUS ULTIUM 100                          TAPE
PAR 021                        POLYCOM                    SONY EVI DO30, VS 4000                    COMMUNICATIONS
PAR 022                        POLYCOM                        VIEWSTATION FX                        COMMUNICATIONS
PFH 009                      MICROSYSTEM              (7) CLONE P4, SERVER, DISPLAY                  WORKSTATIONS
VEC 019                         CLONE                           (20) MT P3                           WORKSTATIONS
VEC 025                          DELL                      (22) OPTIPLEX GX150                       WORKSTATIONS
VEC 027                          DELL                      (10) OPTIPLEX GX150                       WORKSTATIONS
VEC 028                          DELL                      (15) OPTIPLEX GX150                       WORKSTATIONS
VEC 033                          DELL                      (15) OPTIPLEX GX150                       WORKSTATIONS
VEC 036                          DELL                      (15) OPTIPLEX GX150                       WORKSTATIONS
VEC 041                          DELL                      (10) OPTIPLEX GX240                       WORKSTATIONS
WTR 001                         CISCO                          (4) FIREWALL                            FIREWALL
BCI 009                          DELL                       (3) LATTITUDE C600                       WORKSTATIONS
CTC 002                           HP                       COLOR LASERJET 4600                  WORKSTATIONS / PRINTERS
DPT 024                         COMPAQ                  WIN2K, (3) DISPLAY, P2/266             SERVERS / COMMUNICATIONS
DPT 028                          DELL                          (4) 4550 PF                           WORKSTATIONS
EMC 015                         KONICA                  7415, 7165 DIGITAL COPIERS                DIGITAL PRINT PRESS
EMC 018                          DELL                       (5) 221-0441 C640                   WORKSTATIONS / PRINTERS
EMC 019                          DELL                       (5) 221-0441 C640                        WORKSTATIONS
GPC 005                         COMPAQ                 (2) Galaxy-1752-B-JOD 55JBOD                 STORAGE SYSTEM
PBO 001                         COMPAQ            Int 35/70 DTL7000 Wide SCSI tape Drive                SERVERS
RTN 003                         COMPAQ            Int 35/70 DTL7000 Wide SCSI tape Drive                SERVERS
TGG 001                         COMPAQ            Int 35/70 DTL7000 Wide SCSI tape Drive                SERVERS
VEC 054                          DELL                (8) 220-9764 Optiplex GX26OT 17'                WORKSTATIONS
                                                                 Displays

                                                                                       TOTAL
                        YEAR OF                    RENT       DEBT      OBLIGATION   EQUIPMENT
                      ACQUISITION      CASH       IN LIEU    ASSUMED     INCURRED       COST
                      -----------  ------------  --------  -----------  ----------  ------------
PFS 006                   2003           88,451         -            -           -        88,451      88,451
CBC 001                   2003            4,500         -  $    45,199           -        49,699      49,699

DPT 021                   2003            1,710         -       15,996           -        17,706      17,706
EMC 011                   2003            5,160         -       37,356           -        42,516      42,516

EMC 013                   2003            2,975         -       24,091           -        27,066      27,066
EMC 014                   2003            1,180         -       10,017           -        11,197      11,197
EMC 016                   2003            4,270         -       39,765           -        44,035      44,035

EMC 017                   2003            5,340         -       55,005           -        60,345      60,345

GPC 004                   2003            3,875         -       30,075           -        33,950      33,950
HHC 003                   2003            1,335         -        9,130           -        10,465      10,465
HHC 006                   2003            2,800         -       23,864           -        26,664      26,664
HHC 009                   2003              135         -        1,247           -         1,382       1,382
MDI 001                   2003            8,225         -       62,131           -        70,356      70,356
MDI 002                   2003            1,775         -       15,970           -        17,745      17,745
MDI 003                   2003            1,330         -       14,040           -        15,370      15,370

MYC 002                   2003            1,235         -       11,151           -        12,386      12,386
PAR 019                   2003            1,000         -       10,379           -        11,379      11,379
PAR 021                   2003            1,060         -       10,956           -        12,016      12,016
PAR 022                   2003            1,765         -       18,388           -        20,153      20,153
PFH 009                   2003              995         -       10,571           -        11,566      11,566
VEC 019                   2003            1,330         -        7,217           -         8,547       8,547
VEC 025                   2003            1,660         -        9,973           -        11,633      11,633
VEC 027                   2003              850         -        5,302           -         6,152       6,152
VEC 028                   2003            1,375         -        9,266           -        10,641      10,641
VEC 033                   2003            1,220         -        8,666           -         9,886       9,886
VEC 036                   2003              875         -        6,397           -         7,272       7,272
VEC 041                   2003              815         -        6,496           -         7,311       7,311
WTR 001                   2003            1,260         -       11,750           -        13,010      13,010
BCI 009                   2003              650         -        3,875           -         4,525       4,525
CTC 002                   2003              550         -        5,127           -         5,677       5,677
DPT 024                   2003            1,100         -       26,783           -        27,883      27,883
DPT 028                   2003              800         -        7,532           -         8,332       8,332
EMC 015                   2003            2,400         -       19,607           -        22,007      22,007
EMC 018                   2003            2,600         -       24,065           -        26,665      26,665
EMC 019                   2003            1,100         -       10,191           -        11,291      11,291
GPC 005                   2003            5,200         -       48,074           -        53,274      53,274
PBO 001                   2003            1,000         -       13,535           -        14,535      14,535
RTN 003                   2003            2,200         -      102,161           -       104,361     104,361
TGG 001                   2003            1,300         -       13,393           -        14,693      14,693
VEC 054                   2003              650         -        4,711           -         5,361       5,361

                                                                EQUIPMENT
                             MANUFACTURER                      DESCRIPTION                          EQUIPMENT TYPE
                      --------------------------  --------------------------------------  -----------------------------------
VEC 055                          DELL                (5) 221-0073 Perrecision 340/P4                 WORKSTATIONS
VEC 056                          DELL                  (4) 221-1592 Precision 340MT                  WORKSTATIONS
VEC 057                       ASI CLONE                        (10) P416-12                          WORKSTATIONS
WTR 002                          SONY                          (2) Vaio C1                           WORKSTATIONS
XTS 001                          DELL                  (8) 221-1592 Precision 340MT                  WORKSTATIONS
OHR 007                         COMPAQ                         WORKSTATIONS                          WORKSTATIONS
PFS 010                       CANON / HP             Smartups 1500VA, SUPERSTACK 4400                WORKSTATIONS
Kellog                        CANON / HP             Smartups 1500VA, SUPERSTACK 4400                WORKSTATIONS
GEM 603                         NETAPP                  (27)Fiber Channel Storage                    WORKSTATIONS
TCE 019                    Christie Digital                    WORKSTATIONS                          WORKSTATIONS
HTZ 005                           HP               (52) Serial Copper PIC Servernet II,                 SERVERS
                                                           (10 S86000 PROCESSOR
XMS 001                          SUN               Sun Se9960 Data Consolodation Module             DIGITAL STORAGE
GEM 599                         COMPAQ             4 Proliant DL360R, 4 Int Lights Out               WORKSTATIONS
                                                                  Adv Pk
CMC 001                         NORTEL                         WORKSTATIONS                          WORKSTATIONS
CMC 002                         NORTEL                         WORKSTATIONS                          WORKSTATIONS
CHY 014                         QUANTA                 (9) Printers w Ethernet Opt                     PRINTERS
KH 008                           EMC                (140) Univsl Port Card, SP1004, ED                CONTROLLERS
                                                             140M, SYMMOD-US
OHR 008                      CISCO/COMPAQ         17510 Mod Acc Router, Proliant DL360,         WORKSTATIONS / PRINTERS
                                                            Laserjet printers
BFS 708                         COMPAQ                    ML370R G3 7/2.8 512 MB                        Server
BFS 710                       COMPAQ/HP             EVO N610C 40GB W2K, Proliant ML310                Workstation
                                                                40GB 256MB
NGS 01063Q7T3G                   Sun                  23 Sunblade 2000 1.2 GHz, Sun                   Workstation
                                                            XVR-1200 graphics
CHY 016                         Visara              Visara Communication Controllers/                 Workstation
                                                               Workstation
CHY 017                         Visara              Visara Communication Controllers/                 Workstation
                                                               Workstation
ASC 007                         NORTEL               Passport 7480 AC Cabinet Package               COMMUNICATIONS
Walker 001                       Dell                    221-1592 Precision 340MT                     Workstation
BOA 024                          IBM                   9406-830-8MGBPZ ISERIES CONF                     Server
DRS 006A                       Fujitsu                   Mille GS 2087A-2097A UG                        Server

KLG 052                          IBM                    176 Netvista M42, P4, 40GB                    Workstation
BFS 711                      PANASONIC/HP         Tough Book 29, Compaq Proliant BL10E,       Workstation/Printer/Server
CHY 018                         Visara              Visara Communication Controllers/                 Workstation
                                                               Workstation
Refco 1                           HP                   Proliant DL740 4X 7/2.8 4GB                    Workstation
Refco 2                           HP                   Proliant DL740 4X 7/2.8 4GB                    Workstation
ASC 006                        Gateway                  5U Server P-4, 3 2U Server                      Server
BOA 024A                         IBM                   9406-830-8MGBPZ ISERIES CONF                     Server
HTZ 007                           HP                         Rack System E33                        STORAGE SYSTEM
CHY 020                        Intermec                   Easycoder 4420 Printer                       Printers
CHY 019                        Intermec                     Freedom M plus box                         Printers
ASC 008                         Nortel                        1 Option 81 C                       Telecommunications

                                                                                       TOTAL
                        YEAR OF                    RENT       DEBT      OBLIGATION   EQUIPMENT
                      ACQUISITION      CASH       IN LIEU    ASSUMED     INCURRED       COST
                      -----------  ------------  --------  -----------  ----------  ------------
VEC 055                   2003              800         -        5,798           -         6,598       6,598
VEC 056                   2003              750         -        5,129           -         5,879       5,879
VEC 057                   2003            1,100         -        8,979           -        10,079      10,079
WTR 002                   2003              700         -        6,645           -         7,345       7,345
XTS 001                   2003           22,734         -            -           -        22,734      22,734
OHR 007                   2003          109,753         -            -           -       109,753     109,753
PFS 010                   2003           89,470         -            -           -        89,470      89,470
Kellog                    2003           80,206         -            -           -        80,206      80,206
GEM 603                   2003           26,520         -            -           -        26,520      26,520
TCE 019                   2003          433,190         -            -           -       433,190     433,190
HTZ 005                   2003          779,810         -            -           -       779,810     779,810

XMS 001                   2003          285,000         -            -           -       285,000     285,000
GEM 599                   2003           17,704         -            -           -        17,704      17,704

CMC 001                   2003           23,529         -            -           -        23,529      23,529
CMC 002                   2003           70,106         -            -           -        70,106      70,106
CHY 014                   2003           41,861         -            -           -        41,861      41,861
KH 008                    2003          718,473         -            -           -       718,473     718,473

OHR 008                   2003           28,022                                           28,022

BFS 708                   2003           92,839  $ 12,260                                105,099
BFS 710                   2003           99,028     2,975                                102,003

NGS 01063Q7T3G            2003           50,150                261,567                   311,717

CHY 016                   2003           37,778                282,025                   319,803

CHY 017                   2003            7,164                 54,541                    61,705

ASC 007                   2003          724,200                                          724,200
Walker 001                2003          135,045                                          135,045
BOA 024                   2003          151,420                580,569                   731,990
DRS 006A                  2003              706                 24,806                    25,512
KLG 052                   2003           16,727                100,774                   117,501
                                              -
BFS 711                   2004          302,639                                          302,639
CHY 018                   2004          126,466                                          126,466

Refco 1                   2004          165,329                                          165,329
Refco 2                   2004          196,949                                          196,949
ASC 006                   2004          418,200                                          418,200
BOA 024A                  2004            8,065                 47,538                    55,603
HTZ 007                   2004          186,855                                          186,855
CHY 020                   2004            4,815                                            4,815
CHY 019                   2004            4,221                                            4,221
ASC 008                   2004          418,200                                          418,200

                                                                EQUIPMENT
                             MANUFACTURER                      DESCRIPTION                          EQUIPMENT TYPE
                      --------------------------  --------------------------------------  -----------------------------------
Xerox                            Sun                         Sun Fire Servers                           Servers
NOVO                             IBM                         20 Thinkpad T40                          Workstation
L-3                             KONICA              6 7135 Copiers, 9 7115 Copiers, 7                  Printers
                                                       7022 Copiers, 4 7145 Copiers
Allen Chase                     COMPAQ                         18 EVO D500                            Workstation
Amcol                           COMPAQ                      2 Ploliant DL580R                           Server
Mitsubishi                    Panasonic                15 Toughbooks T1 7/866 40GB                    Workstation
Matsushita                    Panasonic                10 Toughbooks T1 7/866 40GB                    Workstation
Dietrich                         IBM                              TP R40                              Workstation
BFS 713                         COMPAQ                        12 8/2.0 40GB                             Server
BFS 714                         COMPAQ                     5 EVO N620C SERVERS                          Server
Xerox - A                        SUN                  Storedge 3310 SSCI Array Rack                 STORAGE SYSTEM
WW2                             Scalar               i200w/100 slots, i2000LTO Drive                 Tape Library
Pepsico 0604                    Konica              7115 Digi Multi Copier, 7130 Digi                  Printers
                                                               Multi Copier
Mitsubishi Motors 1            Toshiba                                                             Network Printers
Principal Financial            NexPress                        2100 Printer                        Network Printers
Allserve 014                    Nortel                        Passport 7480                       Telecommunications
Hollinsworth                    Xerox                        DocuColor iGen3                       Network Printers
Sprint #50                       STK                           Tape Drives                               Tape
Xerox L278-005                   Sun                          StorEdge 3310                         STORAGE SYSTEM
Xerox L278-006                   IBM                           x235 Servers                      Small Network Servers
Xerox L278-012                  NetApp                             F87                              STORAGE SYSTEM
Xerox L278-013                   IBM                    x345 Server, x225 Servers                Small Network Servers
Xerox L278-014                   Dell                         Precision 650                      Small Network Servers
Xerox L278-027                   Sun                       Sunfire V480 Server                     Midrange Servers
Xerox L278-028                   Sun                       SunFire V440 Server                   Small Network Servers
Xerox L278-029                   IBM                           x345 Servers                      Small Network Servers
Xerox L278-030                   IBM               x345 Servers, Expansion Rack Cabinet          Small Network Servers
Xerox L278-031                   IBM                           x345 Server                       Small Network Servers
Xerox L278-034                   Sun                       SunFire V480 Server                     Midrange Servers
Xerox L278-036                   Sun                       Sunfire V240 Server                   Small Network Servers
Xerox L278-037                   Sun                          StorEdge 3310                         STORAGE SYSTEM
AOL 39                           Sun                              Server                           Midrange Servers
Hershey                           HP                      Proliant DL380 Servers                 Small Network Servers
UCN 001                           HP                                                               High End Servers
Ratheon 32                        HP                      Proliant DL380 Servers                 Small Network Servers
Ratheon 33                        HP                            DC7100 CPU                         Midrange Servers
Qwest 20                       Stratus                       V Series Server                       High End Servers
JC Penny 111                      HP                      Proliant DL 760 Server                 Small Network Servers
Alcatel 7                        Sun                 SunFire V440, V240, V490 servers            Small Network Servers
Raytheon 97                       HP                              XW4200                             Workstations
Raytheon 98                       HP                              XW8200                             Workstations
Convergys L292                    HP                      RX4640, RX2620, RX1620                   Midrange Servers

                                                                                       TOTAL
                        YEAR OF                    RENT       DEBT      OBLIGATION   EQUIPMENT
                      ACQUISITION      CASH       IN LIEU    ASSUMED     INCURRED       COST
                      -----------  ------------  --------  -----------  ----------  ------------
Xerox                     2004          240,622                                          240,622
NOVO                      2004           42,495                278,031                   320,526
L-3                       2004           37,578                304,771                   342,349

Allen Chase               2004            3,749                 16,106                    19,854
Amcol                     2004            3,853                 21,102                    24,955
Mitsubishi                2004            3,343                 30,425                    33,768
Matsushita                2004            2,740                 19,460                    22,200
Dietrich                  2004            3,567                 28,283                    31,850
BFS 713                   2004           29,638                                           29,638
BFS 714                   2004           40,177                                           40,177
Xerox - A                 2004            6,499                                            6,499
WW2                       2004          110,871                                          110,871
Pepsico 0604              2004           10,989                125,001                   135,991

Mitsubishi Motors 1       2004          319,979                                          319,979
Principal Financial       2004           70,163                345,844                   416,007
Allserve 014              2004          503,778                                          503,778
Hollinsworth              2004           66,432                432,127                   498,559
Sprint #50                2005           36,073                203,324                   239,396
Xerox L278-005            2005            1,298                  6,133                     7,431
Xerox L278-006            2005            1,412                  7,077                     8,489
Xerox L278-012            2005            1,640                  8,451                    10,091
Xerox L278-013            2005            2,112                 10,797                    12,909
Xerox L278-014            2005            2,088                  9,642                    11,730
Xerox L278-027            2005            2,556                 13,760                    16,316
Xerox L278-028            2005            2,520                 15,258                    17,778
Xerox L278-029            2005            1,769                 10,714                    12,483
Xerox L278-030            2005            1,832                 11,092                    12,924
Xerox L278-031            2005            1,213                  7,347                     8,560
Xerox L278-034            2005            3,517                 21,097                    24,614
Xerox L278-036            2005              971                  5,207                     6,179
Xerox L278-037            2005            1,949                 12,279                    14,229
AOL 39                    2005           42,713                232,448                   275,161
Hershey                   2005           13,482                 95,289                   108,771
UCN 001                   2005          174,351                      -                   174,351
Ratheon 32                2005           18,860                104,190                   123,050
Ratheon 33                2005            8,122                 47,630                    55,752
Qwest 20                  2005          104,128                                          104,128
JC Penny 111              2005            7,420                 31,451                    38,871
Alcatel 7                 2005            9,350                 47,229                    56,578
Raytheon 97               2005           50,744                                           50,744
Raytheon 98               2005           56,824                                           56,824
Convergys L292            2005           15,638                 86,336                   101,974
                                                                                               -
                                   $ 10,205,161  $ 15,235  $ 4,755,725  $        -  $ 14,976,122

                      COMMONWEALTH INCOME & GROWTH FUND V

             SUMMARY OF EQUIPMENT ACQUISTIONS FROM APRIL 1, 2005 TO
                          DECEMBER 31, 2005 (TABLE VI)

                                               EQUIPMENT                                                  YEAR OF
                  MANUFACTURER                 DESCRIPTION                        EQUIPMENT TYPE         ACQUISITION      CASH
                  ------------   ----------------------------------------   --------------------------   -----------   -----------
Geico L935             HP                 Small Network Servers             (63) Proliant DL380 Servers         2005       620,002
Delphi              Toshiba       Toshiba Satellite A-60, Toshiba Tecra
                                      M2V, Sony Vaio, Sun SuperMicro
                                                  5013CT Servers                   Workstations                 2005       384,075
NBC 005               Avid           Media Composer Adrenaline System              Workstations                 2005        26,898
UGO Networks 2         HP                     E-800 Servers                   Small Network Servers             2005        34,427
                                  Latitude D610, Latitude D410, Optiplex
UGO Networks 3        Dell                    GX280 Desktops                       Workstations                 2005        11,081
Mitsubishi 3          IBM                xseries 306, 346 servers             Small Network Servers             2005       132,409
Raytheon 88           Sun                      Sunblade 150                   Small Network Servers             2005         4,445
Raytheon 84         Accunet                  ARX 1000 Switch                         Telecom                    2005         9,559
Raytheon 81           Sun                      V240 Servers                   Small Network Servers             2005         7,803
Raytheon 79           Sun                      V440 Servers                   Small Network Servers             2005        13,903
Raytheon 73           Sun                      V240 Servers                   Small Network Servers             2005        19,340
Raytheon 28            HP                     DC7100, NC6000                       Workstations                 2005        23,616
Qwest 20            Stratus                  V Series Server                     High End Servers               2005       104,128
Chy 41                 HP                Proliant DL 145 Servers              Small Network Servers             2005       558,191
Mitsubishi 4          IBM              HS20 Blade Servers, EX100 P               Midrange Servers               2005       121,559
Gernal Atomics 1-2A  NetApp               Maintenance & Software                     Storage                    2005       146,582
Gernal Atomics 2     NetApp         FAS3050, SL500, 9520 FC Disk Array               Storage                    2005       297,472
Raytheon 99            HP                         XW8200                           Workstations                 2005        65,609
Raytheon 100           HP                         XW8200                           Workstations                 2005        87,053
Raytheon 101           HP                         XW4300                           Workstations                 2005       164,049
Argenbright           EMC                     Clarion CX 500                         Storage                    2005       593,717
NBC 009               Avid           Symphony Digital Editing Systems              Workstations                 2005       246,579
Mitsubishi 5         Cisco          PIX 535, PIX 525, HS20 Bladecenter               Datacom                    2005       179,242
Grumman 11           McData               Short Wave UPM Boards                      Datacom                    2005       331,241
Grumman 12        CipherOptics      SG-1001,SG-100 Ethernet Encryptors               Datacom                    2005       148,574
Grumman 13        CipherOptics      SG-1001,SG-100 Ethernet Encryptors               Datacom                    2005       236,287
Kellogg 236           IBM                    S51 Thinkcentre                       Workstations                 2005        77,663

                                                                                                                       $ 4,645,505

                                                             OBLIGATION           TOTAL
                        RENT IN LIEU      DEBT ASSUMED        INCURRED        EQUIPMENT COST
                       ---------------   ---------------   ---------------   ---------------
Geico L935                                             -                             620,002            10,465
Delphi                                                                               384,075


NBC 005                                                                               26,898
UGO Networks 2                                                                        34,427

UGO Networks 3                                                                        11,081
Mitsubishi 3                                                                         132,409
Raytheon 88                                                         24,408            28,853
Raytheon 84                                                         51,855            61,414
Raytheon 81                                                         33,072            40,875
Raytheon 79                                                         64,658            78,561
Raytheon 73                                                         82,360           101,700
Raytheon 28                                                        122,359           145,974
Qwest 20                                                                             104,128
Chy 41                                                                               558,191
Mitsubishi 4                                                                         121,559
Gernal Atomics 1-2A                                                                  146,582
Gernal Atomics 2                                                                     297,472
Raytheon 99                                                                           65,609
Raytheon 100                                                                          87,053
Raytheon 101                                                                         164,049
Argenbright                                                                          593,717
NBC 009                                                                              246,579
Mitsubishi 5                                                                         179,242
Grumman 11                                                                           331,241
Grumman 12                                                                           148,574
Grumman 13                                                                           236,287
Kellogg 236                                                        456,076           533,739

                       $             -   $             -   $       834,787   $     5,480,291

                  ANY SUPPLEMENTS AND/OR STICKERS WHICH UPDATE
             THIS PROSPECTUS ARE CONTAINED ON THE INSIDE BACK COVER
-------------------------------------------------------------------------------
           SUPPLEMENT FOR ALABAMA, MINNESOTA, OHIO AND TEXAS INVESTORS

Although this partnership uses the word "Growth" in its title, the assets to be acquired by the partnership will not appreciate in value and will in fact lose value rapidly after acquisition. By using the term "Growth," the sponsor of this partnership means that the sponsor will purchase additional equipment with money that otherwise could be distributed to investors as a return on their investment.

Texas investors are required to subscribe for Units using the Texas Subscription Agreement, a copy of which is attached hereto.

                      SUPPLEMENT FOR PENNSYLVANIA INVESTORS

Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the program's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

Pennsylvania law generally requires that in offerings such as CIGF6, the ratio of the maximum amount offered to the minimum amount offered be no greater than 20 to 1. Because our maximum amount offered is $50,000,000, the minimum amount required to meet the ratio is $2,500,000. The minimum offering amount for CIGF6 is $1,150,000. Therefore, until a minimum of $2,500,000 is raised from investors, CIGF6 must either (i) create a separate escrow account for Pennsylvania investors, which will not release funds from escrow until a minimum of $2,500,000 has been raised, or (ii) prohibit sales in Pennsylvania until a minimum of $2,500,000 has been raised. To avoid the expense associated with a separate escrow account, CIGF6 has elected to delay selling its Units in Pennsylvania until at least $2,500,000 has been raised.

   PLEASE BE ADVISED THAT ANY INFORMATION REPRESENTED THAT IS NOT CONTAINED IN
    THIS PROSPECTUS HAS NOT BEEN AUTHORIZED BY CIGF6, THE GENERAL PARTNER OR THE DEALER MANAGER. IF ANY MATERIAL CHANGE IN THE PROSPECTUS OCCURS, THIS
      PROSPECTUS WILL BE APPROPRIATELY AMENDED OR SUPPLEMENTED. THE USE OF
       FORECASTS IN THIS OFFERING IS ALSO PROHIBITED AND NOT PERMITTED.

===================================================================================================================================
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT
CONTAINED IN THIS PROSPECTUS. YOU SHOULD CAREFULLY REVIEW AND CONSIDER THIS
INFORMATION BEFORE MAKING YOUR INVESTMENT DECISION. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN                    COMMONWEALTH
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP                          INCOME
SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS                         & GROWTH FUND VI
PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED
OR SUPPLEMENTED ACCORDINGLY.

TABLE OF CONTENTS                           PAGE NUMBER
 Investor Suitability Standards................. 1
 Prospectus Summary............................. 6
 Risk Factors.................................. 11
 Management.................................... 23
 Responsibilities of the General Partner....... 26
 Investment Objectives and Policies............ 27                                             [LOGO APPEARS HERE]
Compensation To the General
     Partner and Affiliates.................... 35
 Conflicts Of Interest......................... 38
 Prior Offerings By Affiliates................. 42                                                COMMONWEALTH
 Transferability of Units...................... 45                                          CAPITAL SECURITIES CORP.
 Distributions and Allocations................. 47                                    400 Cleveland Street, Seventh Floor
United States Federal Income                                                               Clearwater, Florida 33755
     Tax Considerations........................ 50                                               1-877-654-1500
 ERISA Considerations.......................... 67
Management's Discussion of Certain
     Financial Data............................ 70
Partnership Agreement Summary.................. 71
 Plan of Distribution.......................... 74
 Reports to Limited Partners................... 78
 Legal Matters................................. 80
 Experts....................................... 80
 Where You Can Find
      Additional Information................... 80
 Subscription Agreement.................Appendix I
 Partnership Agreement.................Appendix II
 Selected Financial Data...................Table I
 Prior Performance Tables.................Table II
Supplements......................Inside Back Cover
===================================================================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    Securities and Exchange Commission Registration Fee           $    5,350.00
    National Association of Securities Dealers, Inc. Filing Fee   $    5,500.00
    Blue Sky fees and expenses                                    $  100,000.00
    Printing Costs                                                $  300,000.00
    Accounting Costs                                              $  200,000.00
    Legal fees and expenses                                       $  200,000.00
    Sales Literature Costs                                        $  200,000.00
    Seminar Attendance                                            $  560,000.00(1)
    Miscellaneous                                                 $  260,000.00(2)
       Total                                                      $1,830,850.00


----------
         Except for the SEC Registration Fee and the NASD Filing Fee, the amounts listed above are estimates.


1. Seminar attendance represents the cost of travel to and attendance at educational workshops and conferences hosted by broker/dealers, and also the attendance of industry meetings related to regulation and the industry, which one or more employees of the sponsor attend.

2. Miscellaneous expenses include personnel costs related to management, administrative and marketing services paid for by CIGF6, as well as the cost of maintaining our escrow account.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Agreement of Limited Partnership contains certain indemnification provisions for the benefit of the General Partner and its officers, directors and employees. Reference is made to "Responsibilities of the General Partner" and "Summary of the Partnership Agreement" in the Prospectus included in this Registration Statement for a summary of such provisions and to the Restated Limited Partnership Agreement which is filed as an exhibit to this Registration Statement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         On or about January 6, 2006, the Registrant sold one unit of limited partnership interest to Kimberly A. Springsteen, the initial limited partner of the Partnership, for a purchase price of $500.00. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits


         1.1*   Form of Dealer Manager Agreement
         3.1*   Certificate of Limited Partnership
         3.2    Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus)
         5.1    Opinion of Reed Smith LLP as to legality of the Units
         8.1    Form of Opinion of Reed Smith LLP as to tax matters
         10.1*  Form of Participating Broker Agreement
         10.2*  Form of Escrow Agreement
         10.3   Promissory Note
         10.4   Promissory Note
         23.1   Consent of Independent Registered Public Accounting Firm
         23.3 Consent of Reed Smith LLP (included in Exhibit 5.1 and 8.1) 24.1* Power of Attorney


         *  Previously filed.

(b)   Financial Statements Included in the Prospectus

Commonwealth Income & Growth Fund VI

   Report of Independent Registered Public Accounting Firm
   Balance Sheet at January 31, 2006
   Notes to Financial Statement
   Balance Sheet (unaudited) as of October 31, 2006
   Notes to Financial Statement (unaudited)

Commonwealth Income & Growth Fund, Inc.

   Report of Independent Registered Public Accounting Firm
   Balance Sheet as of February 28, 2006
   Notes to Financial Statement
   Condensed Balance Sheet as of October 31, 2006 (unaudited)
   Notes to Condensed Financial Statement (unaudited)

Commonwealth Capital Corp.

   Report of Independent Registered Public Accounting Firm
   Consolidated Balance Sheets as of February 28, 2005 and February 28, 2006 Consolidated Statements of Operations and Retained Earnings for the
      Years Ended February 28, 2005 and February 28, 2006
   Consolidated Statements of Cash Flows for the Years Ended
      February 28, 2005 and February 28, 2006
   Notes to Financial Statements
   Condensed Consolidated Balance Sheet as of October 31, 2006 (unaudited) Condensed Consolidated Statement of Operations and Retained Earnings
      for the Eight Month Period Ending October 31, 2006 (unaudited) Condensed Consolidated Statement of Cash Flows for the Eight Month
      Period Ending October 31, 2006 (unaudited)
   Notes to Condensed Consolidated Financial Statements (unaudited)

ITEM 17.  UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That all such post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) To provide to the Limited Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

         (6) To send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chadds Ford, Commonwealth of Pennsylvania, on January 30, 2007.



                              COMMONWEALTH INCOME & GROWTH FUND VI
                              a Pennsylvania Limited Partnership


                              By: COMMONWEALTH INCOME & GROWTH
                                  FUND, INC., General Partner


                                  By: /s/ Kimberly A. Springsteen
                                      ------------------------------------------
                                      Kimberly A. Springsteen,
                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                 Title                            Date
---------                                 -----                            ----
  /s/ Kimberly A. Springsteen     Chairman of the Board and            January 30, 2007
------------------------------    CEO of Commonwealth
Kimberly A. Springsteen           Income & Growth Fund, Inc.
                                  (Principal Executive Officer,
                                  Principal Financial Officer and
                                  Principal Accounting Officer)

 /s/ Henry J. Abbott              President, of Commonwealth           January 30, 2007
------------------------------    Income & Growth Fund, Inc.
Henry J. Abbott

                                  EXHIBIT INDEX


         1.1*   Form of Dealer Manager Agreement
         3.1*   Certificate of Limited Partnership
         3.2    Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus)
         5.1    Opinion of Reed Smith LLP as to legality of the Units
         8.1    Form of Opinion of Reed Smith LLP as to tax matters
         10.1*  Form of Participating Broker Agreement
         10.2*  Form of Escrow Agreement
         10.3   Promissory Note
         10.4   Promissory Note
         23.1   Consent of Independent Registered Public Accounting Firm
         23.3 Consent of Reed Smith LLP (included in Exhibit 5.1 and 8.1) 24.1* Power of Attorney


         *  Previously filed.